Exhibit 10.2

EXECUTION VERSION

THIS RESTRUCTURING SUPPORT AND LOCK-UP AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AND LOCK-UP AGREEMENT

This RESTRUCTURING SUPPORT AND LOCK-UP AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 15.02, this “Agreement”) is made and entered into as of September 12, 2017 (the “Execution Date”), by and among the following parties, each in the capacity set forth on its signature page to this Agreement (each of the following described in sub-clauses (i) through (viii) of this preamble, collectively, the “Parties”):1

i.

Seadrill Limited, a company incorporated under the Laws of Bermuda with registration number 36832 (“Seadrill”); North Atlantic Drilling Limited, a company incorporated under the Laws of Bermuda with registration number 45094 (“NADL”); Sevan Drilling Limited, a company incorporated under the Laws of Bermuda with registration number 48546 (“Sevan”); and each of their respective direct and indirect subsidiaries that have executed and delivered counterpart signature pages to this Agreement or signature pages to a Joinder (as applicable) to counsel to the Consenting Stakeholders (the entities in this clause (i), collectively, the “Company Parties”);

ii.

the undersigned lenders that hold Credit Agreement Claims that have executed and delivered counterpart signature pages to this Agreement or signature pages to a Joinder or Transfer Agreement (as applicable) to counsel to the Company Parties (who shall promptly provide copies of such signature pages (with the Company Claims/Interests redacted) to counsel to the other Consenting Stakeholders) (the entities in this clause (ii), collectively, the “Consenting Lenders”);

iii.

the undersigned holders or investment advisors, sub-advisors or managers of discretionary accounts that hold Unsecured Note Claims that have executed and delivered counterpart signature pages to this Agreement or signature pages to a Joinder or Transfer Agreement (as applicable) to counsel to the Company Parties (who shall promptly provide copies of such signature pages to counsel to the other

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

iv.

the holders of commitments under the Investment Agreement that have executed and delivered counterpart signature pages to this Agreement or signature pages to a Joinder (as applicable) to counsel to the Company Parties (who shall promptly provide copies of such signature pages to counsel to the other Consenting Stakeholders), including Hemen (the entities in this clause (iv), collectively, the “Commitment Parties”);

v.

Ship Finance International Limited, a company incorporated under the Laws of Bermuda with registration number 34296, SFL Linus Ltd., SFL Hercules Ltd. and SFL Deepwater Ltd. (the entities in this clause (v), collectively, “SFL”);

vi.	any Permitted Transferee in accordance with Section 9 of this Agreement (together with the entities in the foregoing clauses (ii) through (v), collectively, the “Consenting Stakeholders”);

vii.

each applicable Agent and Trustee following the occurrence of the Agreement Effective Date and (a) the instructions set out in Section 2(b) having been provided by the Required Consenting Lenders to each applicable Agent under each of the Credit Facilities and (b) the instructions set out in Section 2(c) having been provided by the Required Consenting Noteholders to each applicable Trustee under each series of Unsecured Notes; and

viii.	solely with respect to Sections 4.06, Section 4.07, Section 13, and Section 14, the Seadrill ECAs.

RECITALS

WHEREAS, the Company Parties and the Consenting Stakeholders have in good faith and at arm’s length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and as specified in the term sheets collectively attached as Exhibit A hereto (the “Term Sheets” and, such transactions as described in this Agreement and the Term Sheets, irrespective of the Implementation Mechanism, the “Restructuring Transactions”);

WHEREAS, the Term Sheets consist of:

i.

the term sheet setting forth the terms of a comprehensive restructuring of the Company Parties, including the terms of a joint chapter 11 plan of reorganization with respect to the Filing Entities (the “Plan”), attached hereto as Annex 1 to Exhibit A (the “Restructuring Term Sheet”);

ii.	the form of proposed order setting forth the terms of the consensual use of cash collateral in the Chapter 11 Cases attached hereto as Annex 2 to Exhibit A (the “Proposed Cash Collateral Order”);

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iii.

the term sheet with respect to the proposed treatment and/or amendments or modifications of each of the Credit Facilities and each affected Finance Document attached hereto as Annex 3 to Exhibit A (the “Credit Facility Term Sheet”);

iv.	the term sheet with respect to the proposed issuance of the New Secured Notes and the Equity Securities attached hereto as Annex 4 to Exhibit A (the “New Secured Notes Term Sheet”);

v.

the term sheet with respect to certain proposed cash pooling mechanics which are intended to regulate arrangements for the Consolidated Group following the Restructuring Effective Date attached hereto as Annex 5 to Exhibit A (the “Cash Pooling Term Sheet”);

vi.	the term sheet setting forth intercreditor principles as between the amended Credit Agreement Claims and the New Secured Notes attached hereto as Annex 6 to Exhibit A (the “Intercreditor Term Sheet”);

vii.	the term sheet with respect to the treatment of the SFL Claims attached hereto as Annex 7 to Exhibit A (the “SFL Term Sheet”); and

viii.	the term sheet with respect to insulation of Seabras from the Implementation Mechanisms and Restructuring Transactions, attached hereto as Annex 8 to Exhibit A (the “Seabras Term Sheet”).

WHEREAS, by the Agreement Effective Date, the Commitment Parties and certain of the Company Parties shall have executed the investment agreement with respect to the New Secured Notes and the Equity Placement, in the form attached hereto as Exhibit B (the “Investment Agreement”);

WHEREAS, the Company Parties intend to market the transactions contemplated by the Investment Agreement pursuant to the procedures attached hereto as Exhibit C (as they may be modified from time to time by the Company Parties in their sole discretion (but in consultation with counsel to the CoCom and the Required Commitment Parties, which consultation shall not, for the avoidance of doubt, unless expressly agreed otherwise, require disclosure of the terms of any Alternative Restructuring Proposals or the identity of the Entities submitting them), the “Marketing Procedures”));

WHEREAS, the Company Parties intend to implement the Restructuring Transactions through one or more of the following implementation mechanisms, separately, successively, or in conjunction, as determined by the Company Parties in their sole discretion (but in consultation with counsel to the Consenting Stakeholders) (collectively, the “Implementation Mechanisms”):

i.

without the filing of any Chapter 11 Case or Scheme of Arrangement (an “Out-of-Court Transaction”), including by: (A) amending or otherwise modifying the Credit Agreements according to the terms thereof (the “Credit Facility Amendments”); (B) amending or otherwise modifying the NOK/SEK Bond Agreements according to the terms thereof, including by votes at bondholder meetings (the “NOK/SEK Amendments”); and (C) rights offerings to certain holders of Unsecured Notes, as set forth in the Term Sheets;

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ii.	by commencing one or more creditor or member schemes of arrangement that conform to the Term Sheets under:

a.	Part 26 of the Companies Act 2006 (United Kingdom);

b.	Section 99 of the Companies Act 1981 (Bermuda); or

c.	the Laws of any other relevant jurisdiction, as determined by the Company Parties in their sole discretion (but in consultation with counsel to the Consenting Stakeholders),

with respect to all or a subset of the Company Claims/Interests (the “Schemes of Arrangement”);

iii.

by commencing voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court on behalf of all or a subset of the Company Parties, as determined by any of the Company Parties’ managers, officers, directors, or similar governing body, in their sole discretion (but in consultation with counsel to the Consenting Stakeholders) (the full list of such Company Parties, collectively, the “Filing Entities” being those entities set out in Schedule 1 hereto and, the cases commenced on behalf of the Filing Entities, the “Chapter 11 Cases”); provided that Schedule 1 hereto may be amended by the Company Parties in their sole discretion at any time (but in consultation with counsel to the Consenting Stakeholders); and

iv.

if determined necessary or appropriate by any of the Company Parties’ managers, officers, directors, or similar governing body, in their sole discretion (but in consultation with counsel to the Consenting Stakeholders), by commencing proceedings ancillary to any Schemes of Arrangement or Chapter 11 Cases or other proceedings seeking recognition of aspects of the Schemes of Arrangement or Chapter 11 Cases, including proceedings under chapter 15 of the Bankruptcy Code, dissolution proceedings under applicable Law and joint provisional liquidations under Bermudan Law (collectively, the “Ancillary Proceedings”);

WHEREAS, the effectiveness of the Non-Consolidated Entity Amendments shall be a condition to the occurrence of the Agreement Effective Date; and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Term Sheets;

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NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Definitions and Interpretation.

1.01. Definitions. The following terms shall have the following definitions:

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Agent” means any facility agent or collateral agent under any of the Credit Facilities, including any successors thereto.

“Agents/Trustees” means, collectively, all of the Agents and Trustees.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 15.02 (including the Term Sheets and the Investment Agreement).

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party (except where a provision of this Agreement survives the Termination Date according to Section 15.19, in which case such provision shall remain in effect to the extent set forth in Section 15.19).

“All Party Matters” means the definition of “Required Consenting Lenders,” the definition of “Required Commitment Parties,” Section 9, Section 13.01(g), Section 13.02, Section 13.05, Section 13.08, and Section 14.

“Alternative Restructuring Proposal” means any inquiry, proposal, offer, bid, term sheet, or discussion with respect to a new money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that is an alternative to one or more of the Restructuring Transactions.

“Ancillary Proceedings” has the meaning set forth in the recitals to this Agreement.

“Applicable Credit Agreement Waiver Letters” means the waiver letters dated 28 April 2016 in respect of each of the Credit Agreements, as the same may be amended or supplemented from time to time.

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“AOD” means Asia Offshore Drilling Limited, a company incorporated under the Laws of Bermuda with registration number 44712.

“Archer” means Archer Limited, a company incorporated under the Laws of Bermuda, and its direct and indirect subsidiaries.

“Archer Agreement” means the US$601,750,000 facility agreement between, among others, Archer Limited, Archer Assets UK Limited, Limay Drilling Rigs Limited, Archer Well Company Inc., Archer Norge AS, Archer AS and Archer Oiltools AS, as borrowers, and the financial institutions listed therein as lenders.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, the Southern District of New York, or the Southern District of Texas, in the sole discretion of the Company Parties (but in consultation with counsel to the Required Consenting Lenders and the Required Commitment Parties).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York, Oslo, or London.

“Cash Collateral Order” means any order entered in the Chapter 11 Cases authorizing the use of cash collateral (whether interim or final).

“Cash Pooling Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Causes of Action” means any action, Claim, cause of action, controversy, demand, right, action, Lien, indemnity, Equity Interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in contract or in tort, in law or in equity, or pursuant to any other theory of law.

“Centerbridge” means Centerbridge Credit Partners, L.P. and certain Affiliates.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Chapter 11 Documents” means the Restructuring Term Sheet and Definitive Documents set forth in Section 3.01(c).

“Chosen Court” means the United States District Court for the Southern District of New York or any New York state court; provided, however, that if any of the Company Parties commence Chapter 11 Cases, then the Bankruptcy Court (or court of proper appellate jurisdiction) shall be the exclusive Chosen Court.

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“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured and calculated together with all applicable accrued interest, fees and commission due, owing or incurred from time to time by any Company Party or an applicable obligor or security provider under any applicable Finance Document or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. For the avoidance of doubt, the definition of claim as defined in this Agreement is no less broad than the definition of claim as defined in section 101(5) of the Bankruptcy Code.

“CoCom” means the members of the coordinating committee of the financial institutions appointed pursuant to the CoCom Appointment Letter that hold Credit Agreement Claims, which at the Execution Date is constituted by ABN AMRO Bank, Citibank Europe plc UK Branch, Danske Bank A/S, DNB Bank ASA, ING Bank N.V. Nordea Bank AB London Branch, Garantiinstituttet for Eksportkreditt, and Skandinaviska Enskilda Banken AB (publ).

“CoCom Appointment Letter” means the coordinator letter dated 20 April 2016 among Seadrill and each member of the CoCom (as amended, restated, supplemented or otherwise modified from time to time).

“CoCom Extension Letter” means the letter to be entered into by Seadrill and the members of the CoCom, in form and substance, and on terms reasonably acceptable to Seadrill and the CoCom in order to, among other things, amend and supplement the CoCom Appointment Letter and extend the CoCom appointment for such further period as is required in order to support and consummate the Restructuring Transactions.

“Commitment Parties” has the meaning set forth in the preamble to this Agreement. For the avoidance of doubt, the “Commitment Parties” include the Original Commitment Parties and the Select Commitment Parties.

“Company Claims/Interests” means, collectively, all Claims against, and Equity Interests in, a Company Party, including the Credit Agreement Claims, the SFL Claims, and the Unsecured Note Claims; provided, however, that when used in respect of an Entity that (i) holds Credit Agreement Claims as of the Execution Date (or a later date as agreed by the Company Parties with respect to a Permitted Transferee) or (ii) is a commercial bank that is a Permitted Transferee of a Consenting Lender, “Company Claims/Interests” shall refer exclusively to the Credit Agreement Claims, the SFL Claims, the Unsecured Note Claims, Guarantee Facility Claims (as defined in the Restructuring Term Sheet), and Equity Interests in a Company Party.

“Company Party” has the meaning set forth in the preamble to this Agreement. The “Company Parties” shall not include AOD and its wholly-owned subsidiaries unless and until they execute a signature page or Joinder to this Agreement; provided, however, that, during the Agreement Effective Period, AOD and its wholly-owned subsidiaries shall be “Company Parties” for the purposes of Section 4, the definition of “Company Claims/Interests,” and for the purposes of any other definitions necessary to give meaning to such definition, including the definition of “Credit Agreement Claims” as used in the definition of “Company Claims/Interests.”

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“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions.

“Confirmation Order” means the confirmation order with respect to the Plan.

“Consenting Lenders” has the meaning set forth in the preamble to this Agreement.

“Consenting Noteholders” has the meaning set forth in the preamble to this Agreement.

“Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement.

“Consolidated Group” means Seadrill and each of its direct and indirect subsidiaries in which Seadrill has at least a simple majority ownership or voting stake.

“Credit Agreement” means each of the following, as amended, restated, supplemented or otherwise modified from time to time including by each Applicable Credit Agreement Waiver Letter (and each secured credit facility made available thereunder, a “Credit Facility”):

(a) the US$1,350,000,000 senior secured credit facility agreement originally dated 26 August 2014 between, amongst others, Seadrill as borrower and DNB Bank ASA as agent (the “$1.35B Credit Facility”);

(b) the US$450,000,000 senior secured credit facility agreement originally dated 13 December 2013 between, amongst others, Seadrill Eminence Ltd. as borrower and Danske Bank A/S as agent (the “$450M Credit Facility (Eminence)”);

(c) the US$360,000,000 senior secured credit facility agreement originally dated 9 April 2013 between, amongst others, Asia Offshore Rig 1 Limited, Asia Offshore Rig 2 Limited and Asia Offshore Rig 3 Limited as borrowers and ABN AMRO Bank N.V. as agent (the “$360M Credit Facility”);

(d) the US$400,000,000 senior secured credit facility agreement originally dated 8 December 2011 between, amongst others, Seadrill as borrower and Nordea Bank AB (publ), filial i Norge as agent (the “$400M Credit Facility”);

(e) the US$950,000,000 senior secured credit facility agreement originally dated 26 January 2015 between, amongst others, Seadrill as borrower and Nordea Bank AB, London Branch as agent (the “$950M Credit Facility”);

(f) the US$300,000,000 senior secured credit facility agreement originally dated 16 July 2013 between, amongst others, Seadrill as borrower and DNB Bank ASA as agent (the “$300M Credit Facility”);

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(g) the US$1,500,000,000 senior secured credit facility agreement originally dated 30 July 2014 between, amongst others, Seadrill Neptune Hungary Kft, Seadrill Saturn Ltd. and Seadrill Jupiter Ltd. as borrowers and Nordea Bank AB, London Branch as agent (the “$1.5B Credit Facility”);

(h) the US$450,000,000 senior secured credit facility agreement originally dated 26 August 2015 between, amongst others, Seadrill as borrower and Nordea Bank AB, London Branch as agent (the “$450M Credit Facility (Nordea)”);

(i) the US$2,000,000,000 senior secured credit facility agreement originally dated 15 April 2011 between, amongst others, NADL as borrower and DNB Bank ASA as agent (the “$2B Credit Facility”);

(j) the US$1,750,000,000 senior secured credit facility agreement originally dated 30 September 2013 between, amongst others, various subsidiaries of Sevan as borrowers and ING Bank N.V. as agent (the “$1.75B Credit Facility”);

(k) the US$440,000,000 secured credit facility agreement, originally dated 4 December 2012 between, amongst others, Seadrill as borrower and Citibank Europe plc, UK Branch as agent (the “$440M Credit Facility (Telesto)”); and

(l) the US$1,450,000,000 senior secured credit facility agreement originally dated 20 March 2013 between, amongst others, Seadrill Tellus Ltd. as borrower and ING Bank N.V. as agent as set out in Schedule 2 (Amended and Restated Tellus Facility Agreement) of the Third Amendment and Restatement Agreement dated 16 August 2017 between, amongst others, Seadrill Tellus Ltd. and Seadrill Vela Hungary Kft as borrowers and ING Bank N.V. as agent (the “$483M Credit Facility (Tellus)”).

“Credit Agreement Claims” means, collectively, Claims against any Company Party with respect to: (a) the Credit Agreements and (b) each Finance Document entered into pursuant to or in connection with each Credit Agreement, which for the avoidance of doubt excludes the Seabras Sapura Agreements.

“Credit Agreement Finance Document” means, in respect of any Credit Agreement, a “Finance Document” as defined in such Credit Agreement, with the exception of any agreements governing the Hedging Claims.

“Definitive Documents” means the documents set forth in Section 3.01.

“Disclosure Statement” means the related disclosure statement with respect to the Plan.

“ECA Covered Lender” means each Consenting Lender that is a beneficiary of one or more Seadrill ECA Guarantees and, for the purposes of Sections 4.06 and 4.07 only, Eksportkreditt Norge AS or any of its nominees.

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“ECA Matters” means any amendment to or waiver of any provision of this Agreement that has the effect of changing or which relates to (in each case relative to what was set out in the Credit Facility Term Sheet, the Cash Pooling Term Sheet, and the Intercreditor Term Sheet as at the Agreement Effective Date) any right or discretion granted to any Seadrill ECA under any Credit Agreement Finance Document or Seadrill ECA Guarantee, solely in its capacity as a Seadrill ECA, including but not limited to:

(a) repayment, prepayment and cancellation provisions in respect of any ECA tranche under the existing Credit Agreements (including with respect to break costs);

(b) amendment and waiver and consent provisions of any Credit Agreement which require Seadrill ECA consent or provide any Seadrill ECA with a decision making, voting or consultation right under any Credit Agreement or Seadrill ECA Guarantee;

(c) any Seadrill ECA recourse, subrogation or transfer right under any Credit Agreement;

(d) any provision conferring any obligation on any finance party (however defined under the relevant Credit Agreement Finance Document) towards a Seadrill ECA; and/or

(e) any reduction in the amount of or change of terms relating to any Seadrill ECA fees and premiums (including in relation to any fee or premium increase provisions) under any Credit Agreement or Seadrill ECA Guarantee.

“Enforcement Action” means any action of any kind to:

(a) declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of any Company Claims/Interests;

(b) recover, or demand cash cover in respect of, all or any part of any Company Claims/Interests (including by exercising any set-off, save as required by law);

(c) exercise or enforce any right under any guarantee or any right in respect of any Lien (including, for the avoidance of doubt, any security interest granted under any of the Finance Documents), in each case granted in relation to (or given in support of) all or any part of any Company Claims/Interests;

(d) petition for (or take or support any other step which may lead to) any corporate action, legal process (including legal proceedings, execution, distress and diligence) or other procedure or step being taken in relation to any Company Party entering into Insolvency Proceedings; or

(e) sue, claim or institute or continue legal process (including legal proceedings, execution, distress and diligence) against any Company Party.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

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“Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).

“Equity Securities” means the new equity in Seadrill or New Seadrill (as defined in the Restructuring Term Sheet) to be issued pursuant to the terms of the Investment Agreement (excluding the NSN Securities (as defined in the Restructuring Term Sheet)).

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Filing Entities” has the meaning set forth in the recitals to this Agreement.

“Finance Documents” means, collectively, (a) the Credit Agreements, the USD Indentures, the NOK/SEK Bond Agreements, and the SFL Documents and (b) all other documents entered into pursuant to or in connection with the foregoing documents in clause (a) of this definition, including each “Finance Document” as defined in each Credit Agreement (with the exception of any agreements governing the Hedging Claims), each USD Indenture, each NOK/SEK Bond Agreement, and each SFL Document.

“First Day Pleadings” means the first-day pleadings identified on Schedule 2 attached hereto and any other customary first-day pleadings that the Company Parties determine are necessary or desirable to file.

“Guaranteed Newbuild Contract” means each of the following contracts (as amended, restated, supplemented or otherwise modified from time to time):

(a) Construction Contract between Seadrill Libra Ltd and Daewoo Shipbuilding & Marine Engineering Co., Ltd in relation to West Libra;

(b) Construction Contract between Seadrill Aquila Ltd and Daewoo Shipbuilding & Marine Engineering Co., Ltd in relation to West Aquila;

(c) Construction Contract between Seadrill Dorado Ltd and Samsung Heavy Industries Co., in relation to West Dorado; and

(d) Construction Contract between Seadrill Draco Ltd and Samsung Heavy Industries Co., in relation to West Draco.

“Hemen” means Hemen Investments Limited, a company incorporated under the Laws of Cyprus with organization number HE371665.

“Hedging Claims” means, collectively, Claims against a Company Party under International Swaps and Derivatives Association Master Agreements, or other documentation of interest rate swaps, currency swaps, or other hedging or derivative contract arrangements, entered into between a Company Party and another Entity and any document entered into in connection therewith including any guarantee thereof.

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“IHCo” has the meaning ascribed to it in the Restructuring Term Sheet.

“Implementation Mechanisms” has the meaning set forth in the recitals to this Agreement.

“Insolvency Proceeding” means any corporate action, legal proceedings or other procedure or step taken in any jurisdiction in relation to:

(a) the suspension of payments, a moratorium of any indebtedness, winding-up, bankruptcy, liquidation, dissolution, administration, receivership, administrative receivership, judicial composition or reorganisation (by way of voluntary arrangement, scheme or otherwise) of any member of the Consolidated Group, including under the Bankruptcy Code or a Scheme of Arrangement;

(b) a composition, conciliation, compromise or arrangement with the creditors generally of any member of the Consolidated Group or an assignment by any member of the Consolidated Group of its assets for the benefit of its creditors generally or any member of the Consolidated Group becoming subject to a distribution of its assets;

(c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Consolidated Group or any of its assets;

(d) enforcement of any security over any assets of any member of the Consolidated Group; or

(e) any procedure or step in any jurisdiction analogous to those set out in paragraphs (a) to (d) above.

“Investment Agreement” has the meaning set forth in the recitals to this Agreement.

“Investment Agreement Effective Date” has the meaning ascribed to it in the Investment Agreement.

“Intercreditor Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit E.

“Joinder Party” means a party that has executed and delivered a Joinder to counsel to the Company Parties or Consenting Stakeholders (as applicable).

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“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, or regulation, in each case, that is validly adopted, promulgated, or issued by a governmental authority of competent jurisdiction.

“Lender Terms” means those provisions of the Term Sheets set forth in Schedule 3 hereto.

“Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

“Marketing Procedures” has the meaning set forth in the preamble to this Agreement.

“Material Adverse Effect” has the meaning ascribed to it in the Investment Agreement.

“NADL” has the meaning set forth in the preamble to this Agreement.

“New Secured Notes” means the new secured notes to be issued as a component of the Restructuring Transactions in accordance with the New Secured Notes Term Sheet.

“New Secured Notes Term Sheet” has the meaning set forth in the recitals to this Agreement.

“NOK/SEK Amendments” has the meaning set forth in the recitals to this Agreement.

“Non-Consolidated Entities” means, collectively, Archer, SDLP, Seabras, SeaMex, and SFL.

“Non-Consolidated Entity Amendments” means, the amendments, waivers, forbearances, and/or other modifications or documents necessary or appropriate to ensure that there are no defaults or events of default under the funded debt obligations of the Non-Consolidated Entities in connection with the Restructuring Transactions, substantially on the following terms:

(a) the release and extinguishment of the guarantees provided by Seadrill with respect to the Archer Agreement and the amendment and restatement of the Archer Agreement becoming effective according to its terms;

(b) execution of the Seamex Consent Letter by the required Seamex Lenders under the Seamex Agreement;

(c) execution of the Seabras Consent Letters by (or on behalf of) the required Seabras Sapura Lenders under the Seabras Sapura Agreements;

(d) execution of the SFL Consent Letter by the required SFL Lenders under each of the SFL Credit Agreements; and

(e) execution by the required SDLP Lenders under the SDLP Agreements of the SDLP Consent Letters.

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“NSNCo” has the meaning ascribed to it in the Restructuring Term Sheet.

“Original Commitment Parties” means Hemen and Centerbridge.

“Out-of-Court Transaction” has the meaning set forth in the recitals to this Agreement.

“Outside Date” means the date that is eleven (11) months from (i) the Petition Date or (ii) if no Chapter 11 Cases have been filed, the Agreement Effective Date.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each transferee who meets the requirements of Section 9.01.

“Petition Date” means the first date any of the Filing Entities commences a Chapter 11 Case.

“Plan” has the meaning set forth in the recitals to this Agreement.

“Plan B” means an alternative plan solely as between the holders of Credit Agreement Claims and the Company Parties to be pursued in the event this Agreement terminates.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Company Parties with the Bankruptcy Court.

“Proposed Cash Collateral Order” has the meaning set forth in the recitals to this Agreement.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Released Party” means each Party, its Affiliates, and each Party’s and its Affiliates’ respective current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, partners, limited partners, general partners, principals, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

“Reorganized Company Parties” means, collectively, (a) each Company Party, as reorganized pursuant to and under the Out-of-Court Transactions, Schemes of Arrangement, or the Plan, and (b) any successor thereto.

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“Request 1” means the waiver and extension approval letters dated 28 April 2016 related to the Credit Agreements (as amended, restated, supplemented, or otherwise modified from time to time).

“Required Commitment Parties” means Commitment Parties holding at least 50.1% in principal amount of the commitments to purchase the New Secured Notes held by all such Commitment Parties at such time; provided that at all times, each of the Original Commitment Parties shall be part of the “Required Commitment Parties”; provided, further, that each Select Commitment Party shall be part of the “Required Commitment Parties” with respect to (i) material modifications to this Agreement, the Investment Agreement and the exhibits to each such document and the terms of any other Definitive Documents to the extent such modifications are adverse to such Select Commitment Party and (ii) any economic modifications to this Agreement, the Investment Agreement and the exhibits to each such document and the terms of any other Definitive Documents to the extent such economic modifications are adverse to such Select Commitment Party, without regard to materiality; provided, however, that notwithstanding the foregoing, in no event will any Commitment Party be a Required Commitment Party at any point in time that such Party is also in breach of this Agreement or the Investment Agreement.

“Required Consenting Lenders” means (i) with respect to any consent, amendment, waiver, or other modification to any Lender Terms, Consenting Lenders holding 100% of the aggregate outstanding principal amount of Credit Agreement Claims held by all Consenting Lenders at such time, (ii) with respect to any consent, amendment, waiver, or other modification to the Chapter 11 Documents, the CoCom, and (iii) for all other purposes under this Agreement, Consenting Lenders holding at least 66.67% of the aggregate outstanding principal amount of Credit Agreement Claims held by all Consenting Lenders at such time; provided, however, that, with respect to clauses (i) and (iii) above, if any Consenting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of this Agreement within ten (10) Business Days of that request being made (unless Seadrill and the CoCom agree to a longer period in relation to any such request), the outstanding principal amount of such Consenting Lender’s Credit Agreement Claims at such time shall not be included for the purpose of calculating the aggregate outstanding principal amount of Credit Agreement Claims held by all Consenting Lenders at such time when ascertaining whether any relevant percentage (including, for the avoidance of doubt, 100%) of the aggregate outstanding principal amount of Credit Agreement Claims held by all Consenting Lenders has been obtained to approve that request.

“Required Consenting Noteholders” means Consenting Stakeholders holding at least 50.1% of the aggregate outstanding principal amount of the Unsecured Note Claims held by all such Consenting Stakeholders at such time; provided that, at all times, each of the Select Commitment Parties shall be part of the “Required Consenting Noteholders” with respect to (i) material modifications to this Agreement, the Investment Agreement and the exhibits to each such document and the terms of any other Definitive Documents to the extent such modifications are adverse to such Select Commitment Party and (ii) any economic modifications to this Agreement, the Investment Agreement and the exhibits to each such document and the terms of any other Definitive Documents to the extent such economic modifications are adverse to such

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Select Commitment Party, without regard to materiality; provided, however, that notwithstanding the foregoing, in no event will any Consenting Noteholder be a Required Consenting Noteholder at any point in time that such Party is also in breach of this Agreement; provided, further, that if a matter is submitted for the consent of the Consenting Noteholders under this Agreement and any Consenting Noteholder fails to respond within five (5) Business Days, such Consenting Noteholder shall be deemed to have consented for the purpose of the threshold set forth in this definition. For the purpose of this definition, the principal amount of any Unsecured Note Claim not denominated in USD is to be converted to USD calculated in accordance with Section 15.22.

“Restricted Period” means the period commencing as of the date each Consenting Stakeholder, as applicable, executes this Agreement until the Termination Date, as to such Consenting Stakeholder.

“Restructuring Effective Date” means the latest to occur of:

(a) if an Out-of-Court Transaction has been selected by one or more Company Parties as an Implementation Mechanism, the latest of (i) the closing of the Credit Facility Amendments, (ii) the closing of the NOK/SEK Amendments, and (iii) the issuance of the New Secured Notes;

(b) if a Scheme of Arrangement has been selected by one or more Company Parties as an Implementation Mechanism, (i) a copy of the order of the relevant court sanctioning the Scheme of Arrangement under:

(A)	in the case of a Bermuda Scheme of Arrangement, section 99 of the Companies Act 1981 (Bermuda);

(B)	in the case of an United Kingdom Scheme of Arrangement, section 899 of the Companies Act 2006 (United Kingdom); or

(C)	in the case of any other Scheme of Arrangement, in accordance with local Laws together will all other actions required to give effect to a valid Scheme of Arrangement under local Law;

is filed with the relevant Registrar of Companies or other relevant person and (ii) the related Credit Facility Amendments have become effective according to their terms; or

(c) if the Chapter 11 Cases have been selected by one or more Filing Entities as an Implementation Mechanism, the occurrence of the effective date of the Plan according to its terms.

“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“RigCo” has the meaning ascribed to it in the Restructuring Term Sheet.

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“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“Schemes of Arrangement” has the meaning set forth in the recitals to this Agreement.

“Scheme Meeting” means each meeting convened by the relevant Company Party of its Scheme Stakeholders in order to vote on the relevant Scheme of Arrangement, or in the event such meeting is adjourned, the date of such reconvened meeting.

“Scheme Stakeholder” means a Consenting Stakeholder, in its capacity as a creditor (whether actual or contingent) of the Company Party, who is entitled to consider and cast its vote in relation to a relevant Scheme of Arrangement.

“SDLP” means Seadrill Partners LLC, a company incorporated under the Laws of the Republic of the Marshall Islands, and its direct and indirect subsidiaries.

“SDLP Consent Letters” means the consent request letters submitted by SDLP on May 3, 2017 to the SDLP Lenders, and any amendments thereto, requesting certain amendments to the SDLP Agreements.

“SDLP Agreements” means the (a) US$1,450,000,000 senior secured credit facility agreement originally dated 20 March 2013 between, amongst others, Seadrill Vela Hungary Kft as borrower and ING Bank N.V. as agent as set out in Schedule 3 (Amended and Restated Vela Facility Agreement) of the Third Amendment and Restatement Agreement dated 16 August 2017 between, amongst others, Seadrill Tellus Ltd. and Seadrill Vela Hungary Kft as borrowers and ING Bank N.V. as agent (as amended, restated, supplemented or otherwise modified from time to time); (b) US$119,100,000 secured credit facility agreement originally dated 16 August 2017 (as amended, restated, supplemented or otherwise modified from time to time) between, amongst others, Seadrill T-15 Ltd. and Seadrill T-16 Ltd., as borrowers, and Citibank Europe plc, UK Branch as agent; and (c) US$420,000,000 term loan and revolving credit facilities agreement originally dated 28 December 2012 (as amended, restated, supplemented or otherwise modified from time to time) between, amongst others, Seadrill Polaris Ltd. (previously SFL West Polaris Limited) as borrower and DNB Bank ASA as agent.

“SDLP Lenders” means the beneficial holders or owners of, or holders or owners of the ultimate economic interest in, any exposure under any of the SDLP Agreements.

“Seabras” means Seabras Sapura Holding GmbH, a company incorporated under the Laws of the Republic of Austria, Seabras Sapura PLSV Holding GmbH, a company incorporated under the Laws of the Republic of Austria, Seabras Servicos de Petroleo SA, a company incorporated under the Laws of the Federative Republic of Brazil, and their direct and indirect subsidiaries.

“Seabras Sapura Agreements” means the (a) US $543,000,000 secured facilities agreement dated 31 December 2013 between, among others, Sapura Diamante GmbH, Sapura Topazio GmbH and ING Bank N.V., (b) US $780,000,000 secured facilities agreement dated 10 April 2015 between, among others, Sapura Onix GmbH, Sapura Jade GmbH, Sapura Rubi GmbH and ING Bank N.V., and (c) guarantees and undertakings granted by each of Seadrill and Sapura Energy Berhad (formerly SapuraKencana Petroleum Berhand) in connection with (a) and (b), in each case as amended, restated, supplemented or otherwise modified through the date hereof.

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“Seabras Sapura Lenders” means the beneficial holders or owners of, or holders or owners of the ultimate economic interest in, any exposure under any of the Seabras Sapura Agreements.

“Seabras Consent Letters” means the waiver approval letters executed (or to be executed on or about the date of this Agreement) by, among others, Seabras and the agent under each of the Seabras Sapura Agreements (on behalf of certain of the Seabras Sapura Lenders) temporarily waiving events of default arising as a result of the commencement of the Chapter 11 Cases.

“Seabras Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Seadrill” has the meaning set forth in the preamble to this Agreement.

“Seadrill ECA” means each of:

(a)	Garantiinstituttet for eksportkreditt or any of its nominees;

(b)	Eksportkreditt Norge AS or any of its nominees;

(c)	the Export-Import Bank of Korea;

(d)	Korea Trade Insurance Corporation;

(e)	DNB Bank ASA; and

(f)	Standard Chartered Bank.

and any affiliate thereof, in each case in its capacity solely as a provider, or in respect of Eksportkreditt Norge AS or any of its nominees only as a recipient, of a Seadrill ECA Guarantee, (including, for the avoidance of doubt, in circumstances where the Credit Agreement Claims of one or more ECA Covered Lenders have been transferred to such provider in accordance with the terms of such Seadrill ECA Guarantee and this Agreement), provided that for the purposes of Sections 4.06 and 4.07 only, the term “Seadrill ECA” shall not include Eksportkreditt Norge AS or any of its nominees.

“Seadrill ECA Guarantee” means any guarantee granted or insurance policy issued by a Seadrill ECA under which such Seadrill ECA has agreed to provide cover to an ECA Covered Lender under and in connection with each relevant obligor’s obligations under one or more Credit Agreements, in each case, in accordance with the general terms and conditions of that guarantee or insurance policy.

“Seadrill Entity” means, collectively, Seadrill and each of its direct and indirect wholly- and partially-owned subsidiaries.

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“SeaMex” means SeaMex Ltd., a company incorporated under the Laws of Bermuda, and its direct and indirect subsidiaries.

“SeaMex Agreement” means the US$750,000,000 senior secured credit facility dated 20 March 2015 between, amongst others, Seamex Ltd. and ING Bank N.V.

“SeaMex Consent Letter” means the consent letter to be executed pursuant to “Request A” in the request letter issued by SeaMex to the SeaMex Lenders on 2 June 2017.

“SeaMex Lenders” means the beneficial holders or owners of, or holders or owners of the ultimate economic interest in, any exposure under the Seamex Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Select Commitment Parties” means certain funds and/or accounts holding Unsecured Notes that are managed, advised or sub-advised by Aristeia Capital L.L.C., GLG Partners LP, Saba Capital Management LP and Whitebox Advisors LLC and their respective Affiliates.

“Sevan” has the meaning set forth in the preamble to this Agreement.

“SFL” has the meaning set forth in the preamble to this Agreement.

“SFL Credit Agreements” means each of the following, as amended, restated, supplemented or otherwise modified from time to time:

(a) the US$475,000,000 secured term loan and revolving credit facility agreement originally dated 17 October 2013 between, amongst others, SFL Linus Ltd. as borrower and Nordea Bank AB (publ), filial i Norge as agent;

(b) the US$390,000,000 secured term loan and revolving credit facility agreement originally dated 31 October 2013 between, amongst others, SFL Deepwater Ltd. as borrower and ABN Amro Bank N.V. as agent; and

(c) the US$375,000,000 secured term loan and revolving credit facility agreement originally dated 24 May 2013 between, amongst others, SFL Hercules Ltd. as borrower and Nordea Bank AB (publ), filial i Norge as agent.

“SFL Charter Agreements” means, collectively:

(a) the head-charter agreement originally dated 7 October 2008 (as amended, restated, supplemented or otherwise modified from time to time) made between SFL Hercules Ltd as owner, Seadrill Offshore AS as charterer and Seadrill as charter guarantor;

(b) the head-charter agreement originally dated 7 October 2008 (as amended, restated, supplemented, or otherwise modified from time to time) made between SFL Deepwater Ltd as owner, Seadrill Deepwater Charterer Ltd as charterer and Seadrill as charter guarantor;

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(c) the head-charter agreement originally dated 30 June 2013 (as amended, restated, supplemented or otherwise modified from time to time) made between SFL Linus Ltd as owner, North Atlantic Linus Charterer Ltd as charterer and Seadrill as charter guarantor; and

(d) the sub-charter agreement originally dated 30 June 2013 (as amended, restated, supplemented or otherwise modified from time to time) made between North Atlantic Linus Charterer Ltd as owner, North Atlantic Norway Ltd. as charterer and Seadrill as charter guarantor.

“SFL Claims” means, collectively, each Claim against a Company Party under an SFL Charter Agreement.

“SFL Consent Letter” means, collectively, the consent letters, amendments, waivers, forbearances, or other documents reasonably necessary to avoid the occurrence or continuation of any defaults or events of default under the SFL Credit Agreements as a direct consequence of the Implementation Mechanisms and Restructuring Transactions, including the commencement of the Chapter 11 Cases.

“SFL Documents” means, collectively, the SFL Charter Agreements and all other documents entered into pursuant to or in connection therewith, including the applicable guarantee and collateral agreements for the same.

“SFL Entity” means Ship Finance International Limited, SFL Linus Ltd, SFL Hercules Ltd and SFL Deepwater Ltd.

“SFL Lenders” means the beneficial holders or owners of, or holders or owners of the ultimate economic interest in, any exposure under any of the SFL Credit Agreements.

“SFL Schemes” means any scheme(s) of arrangement under section 99 of the Companies Act 1981 (Bermuda) proposed by one or more of the SFL Entities in order to obtain, among other things, the requisite consent under the SFL Credit Agreements to amend the SFL Documents in accordance with the terms of the SFL Term Sheet.

“SFL Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Solicitation Materials” means solicitation materials with respect to the Plan together with the Disclosure Statement.

“Structural Flex” means the making of any amendment to this Agreement (including the exhibits, annexes and schedules hereto):

(a) that amends the proposed allocation of New Seadrill Common Shares (as defined in the Restructuring Term Sheet), New Secured Notes, or rights to purchase either, provided that any such amendment would not result in (a) a breach of the change of control provision set forth in the Credit Facility Term Sheet; or (b) the Equity Placement being for less than an amount equal to $200 million; and

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(b) that increases the initial principal amount of the New Secured Notes from that contemplated by this Agreement (including the Term Sheets); provided, however, that (i) in no event shall the initial principal amount of the New Secured Notes exceed US $1,000,000,000 and (ii) the proceeds of any additional New Secured Notes, net of any additional NSN Escrow Amount (as defined in the New Secured Notes Term Sheet) at existing proportions, shall be funded into RigCo.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 13.01, 13.02, 13.03, 13.04, 13.05, 13.06, or 13.07.

“Term Sheets” has the meaning set forth in the recitals to this Agreement.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions); provided, however, that holding securities attesting ownership of Company Claims/Interests in an account with a broker-dealer where the broker-dealer holds a security interest or other encumbrance over property in the account generally, which security interest or other encumbrance is released upon transfer of such securities, shall not constitute a “Transfer” for purposes hereof.

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit D.

“Trustee” means any indenture trustee, collateral trustee, or other trustee or similar entity under any series of the Unsecured Notes.

“Unsecured Notes” means, collectively, each of the following series:

(a) the following series of United States dollar-denominated notes (the indentures governing clauses (a)(i) through (iii) and the other Finance Documents entered into pursuant thereto, collectively, the “USD Indentures”):

(i) US$1,000,000,000 5 5⁄8% Senior Notes issued by Seadrill due 2017 (“Seadrill 2017 Notes”);

(ii) US$500,000,000 6 1⁄8% Senior Notes issued by Seadrill due 2020 (“Seadrill 2020 Notes”); and

(iii) US$600,000,000 6.25% Senior Notes issued by NADL due 2019 (“NADL 2019 Notes”); and

(b) the following series of Norwegian or Swedish krone-denominated notes (the bond agreements governing clauses (b)(i) through (iii) and the other Finance Documents entered into pursuant thereto, each as amended, restated, supplemented or otherwise modified from time to time, the “NOK/SEK Bond Agreements”):

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(i) the FRN Seadrill Senior Unsecured Bond Issue 2013/2018 dated 11 March 2013 (ISIN NO 001 067314.8) (“Seadrill NOK Notes”);

(ii) the FRN Seadrill Senior Unsecured Bond Issue 2013/2019 dated 17 March 2014 (ISIN NO 001 070579.1) (“Seadrill SEK Notes”); and

(iii) the FRN North Atlantic Drilling Limited Bond Issue 2013/2018 dated 13 February 2015 (ISIN NO 001 069241.1), guaranteed by Seadrill. (“NADL NOK Notes”).

“Unsecured Note Claims” means Claims under the Unsecured Notes.

1.02. Interpretation. For purposes of this Agreement:

(a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i) the use of “include” or “including” is without limitation, whether stated or not;

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(j) the phrase “counsel to the Consenting Stakeholders” refers in this Agreement to each counsel specified in Section 15.10 other than counsel to the Company Parties; and

(k) for the avoidance of doubt, the Consenting Lenders that are members of the CoCom act in their individual capacities and not as agent, trustee, or in any other fiduciary capacity with respect to any other Consenting Lender or any other Party.

Section 2. Effectiveness of this Agreement.

(a) This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(i) each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Consenting Stakeholders;

(ii) each of Seadrill, NADL, and Sevan shall have provided to counsel to each of the Consenting Stakeholders a copy of the resolutions, minutes, or written consents of its board of directors, board of managers, or such similar governing body (A) approving the terms of this Agreement and (B) authorizing a specified person or persons to execute this Agreement on its behalf;

(iii) the following parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Consenting Stakeholders and counsel to the Company Parties: (A) the Commitment Parties; (B) SFL; and (C) the Seadrill ECAs;

(iv) the CoCom Extension Letter shall have been executed and become effective according to its terms;

(v) the conditions to the occurrence of the Investment Agreement Effective Date shall have been satisfied (other than the occurrence of the Agreement Effective Date);

(vi) the Non-Consolidated Entity Amendments shall have occurred and become effective according to their terms;

(vii) holders of at least two thirds of the aggregate outstanding principal amount of Credit Agreement Claims under each individual Credit Facility shall have executed and delivered counterpart signature pages of this Agreement or signature pages to a Joinder (as applicable) to counsel to the Company Parties (who shall promptly provide copies of such signature pages (with the Company Claims/Interests redacted) to counsel to each of the Consenting Stakeholders; provided, however, that the requirement in this Section 2(a)(vii) may be waived by written agreement of the Company Parties, the Required Commitment Parties, and the CoCom;

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(viii) holders of at least 40% of the aggregate outstanding principal amount of Unsecured Note Claims shall have executed and delivered counterpart signature pages of this Agreement or signature pages to a Joinder (as applicable) to counsel to the Company Parties and each of the other Consenting Stakeholders; provided, however, that the requirement in this Section 2(a)(viii) may be waived by written agreement of the Company Parties, the Required Commitment Parties, and the CoCom; and

(ix) counsel to Seadrill shall have given notice to counsel to the Consenting Stakeholders in the manner set forth in Section 15.10 hereof that the other conditions to the Agreement Effective Date set forth in this Section 2(a) have occurred.

(b) On the date upon which holders of at least two thirds of the outstanding principal amount of Credit Agreement Claims under a Credit Facility have executed and delivered counterpart signature pages of this Agreement or signature pages to a Joinder (as applicable) to counsel to the Company Parties, automatically and without the need for any further instruction under any applicable Finance Document, the Consenting Lenders under such Credit Facility hereby direct and authorize the applicable Agent to (A) promptly execute a Joinder to become a party to this Agreement and (B) perform its obligations under this Agreement and in all cases such actions and responsibilities of such Agent shall be subject to the protections applicable to such Agent under the applicable Credit Agreement and by entering into this Agreement, the Consenting Lenders party to such Credit Agreement acknowledge and confirm that such protections apply to any actions which such Agent may be required to take upon becoming a party to this Agreement.

(c) On the date upon which holders of at least two thirds of the outstanding principal amount of Unsecured Note Claims under the USD Indenture and/or the NOK/SEK Bond Agreement have executed and delivered counterpart signature pages to this Agreement or signature pages to a Joinder (as applicable) to counsel to the Company Parties, automatically and without the need for any further instruction under any applicable Finance Document, the applicable Consenting Noteholders under such USD Indenture or NOK/SEK Bond Agreement hereby direct and authorize the applicable Trustee to (A) promptly execute a Joinder to become a party to this Agreement and (B) perform its obligations under this Agreement in all cases the actions and responsibilities of such Trustee to be subject to the protections applicable to such Trustee under the USD Indentures or NOK/SEK Bond Agreement and by entering into this Agreement, the Consenting Noteholders party to such USD Indenture or NOK/SEK Bond Agreement acknowledge and confirm that such protections apply to any actions which such Trustee may be required to take upon becoming a party to this Agreement.

Section 3. Definitive Documents.

3.01. The Definitive Documents governing the Restructuring Transactions shall consist of the following:

(a) irrespective of Implementation Mechanism:

(i) the Investment Agreement;

(ii) the Non-Consolidated Entity Amendments;

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(iii) the following documents, in each case consistent with the Credit Facility Term Sheet: (A) amended, or amended and restated, Credit Agreements; (B) new, amended, or amended and restated guarantees and security documents and agreements; (C) amendments to the Credit Agreements and related documents effectuating the foregoing documents; and (D) all opinions, certificates, filings and other deliverables required to satisfy the conditions precedent to the effectiveness of the foregoing documents and agreements;

(iv) the indenture and first and second ranking guarantee and security documents to effectuate the issuance of the New Secured Notes, in each case, consistent with the New Secured Notes Term Sheet;

(v) an intercreditor agreement with respect to the amended Credit Facilities, the New Secured Notes and the amended SFL Charter Agreement consistent with the Intercreditor Term Sheet;

(vi) the Contribution Agreement (as defined in the Cash Pooling Term Sheet); and

(vii) any organizational documents of the Reorganized Company Parties;

(viii) the amended SFL Documents, consistent with the SFL Term Sheet, including any amendment to the SFL Charter Agreements necessary or desirable to implement the IHCo-RigCo-NSNCo structure as contemplated in Section G1 of the SFL Term Sheet (but irrespective of that section excluding any such amendments to the SFL Credit Agreements which shall be a matter solely for SFL and its lenders);

(b) if the Schemes of Arrangement are commenced and not discontinued;

(i) a practice statement letter (to the extent applicable) and an explanatory statement (including for the avoidance of doubt, the scheme document itself);

(ii) an order of the relevant court in which the Scheme of Arrangement has been filed, giving orders for directions with respect to, among other things, the convening of creditor and/or member meetings to vote on the Scheme of Arrangement;

(iii) an order of the relevant court in which the Scheme of Arrangement has been filed sanctioning the Scheme of Arrangement; and

(iv) any other document, deed, agreement, filing, notification, letter or instrument necessary or desirable (in the opinion of the proponent of the Scheme of Arrangement, acting reasonably) entered into by a Company Party or Consenting Stakeholder in connection with the relevant Scheme of Arrangement and referred to in the explanatory statement described in paragraph (b)(i) above (including, for the avoidance of doubt, documents referred to in the scheme of arrangement described in the explanatory statement); and

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(c) if the Chapter 11 Cases are commenced:

(i) the following documents: (A) the Plan; (B) the Confirmation Order; (C) the Disclosure Statement; (D) the Solicitation Materials; and (E) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials (including the rights offering procedures attached thereto);

(ii) the Proposed Cash Collateral Order and any other Cash Collateral Order;

(iii) the First Day Pleadings and all orders sought pursuant thereto;

(iv) the registration statement in relation to the Equity Securities and the offering memorandum in connection with the issuance of the New Secured Notes; and

(v) the Plan Supplement.

3.02. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, including the Term Sheets, as they may be modified, amended, or supplemented in accordance with Section 14. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance reasonably acceptable to the Company Parties, the Required Consenting Lenders, the Required Consenting Noteholders, and the Required Commitment Parties; provided, however, that, with respect to any Scheme of Arrangement, only the approval of the Required Consenting Lenders and Required Consenting Noteholders with Company Claims/Interests against the Company Parties subject to such Scheme of Arrangement is required.

3.03. The following Definitive Documents shall be consistent with the SFL Term Sheet and otherwise in form and substance reasonably acceptable to SFL: (a) the amended SFL Documents (including, for the avoidance of doubt, the amended guarantee and collateral documents entered into in connection with the amended SFL Charter Agreements) and (b) the other Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date to the extent they materially affect SFL.

Section 4. Commitments of the Consenting Stakeholders.

4.01. General Commitments, Forbearances, and Waivers.

(a) During the Agreement Effective Period, each Consenting Stakeholder agrees in respect of all of its Company Claims/Interests pursuant to this Agreement to:

(i) support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions;

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(ii) (with respect to Consenting Lenders, solely as to those that are members of the CoCom in their collective capacity therein) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;

(iii) give any notice, order, instruction, or direction to the applicable Agents/Trustees necessary to give effect to the Restructuring Transactions; and

(iv) negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party.

(b) During the Agreement Effective Period, each Consenting Stakeholder agrees in respect of all of its Company Claims/Interests pursuant to this Agreement that it shall not directly or indirectly:

(i) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(ii) either itself or through any representatives or agents solicit, initiate, encourage (including by furnishing information), induce, negotiate, facilitate, continue or respond to Alternative Restructuring Proposals from or with any Entity or propose, file, support, consent to, seek formal or informal credit committee approval of, or vote for Alternative Restructuring Proposals (and shall immediately inform the other Consenting Stakeholders of any notification of an Alternative Restructuring Proposal); provided, further, that at the request of the Company Parties, the Consenting Lenders or their advisors may consult with the Company Parties at the time the Company Parties are making the determination whether to exercise their fiduciary duties to accept and enter into (or seek authorization from the Bankruptcy Court to enter into) a commitment supported by the board of directors, board of managers, or such similar governing body of any Company Party with respect to an Alternative Restructuring Proposal in respect of which the offeror has paid the Company Parties a refundable advance deposit, in the same form and aggregate amount and on equivalent terms as the deposit paid by the Commitment Parties under the Investment Agreement; provided, however, that this clause (ii) shall not apply to a Plan B;

(iii) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Schemes of Arrangement, the Chapter 11 Cases, this Agreement, the Ancillary Proceedings, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

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(iv) (A) take (directly or indirectly) any Enforcement Actions; (B) direct or encourage any other person to take any Enforcement Action; or (C) vote or direct any proxy appointed by it to vote in favor of any Enforcement Action, in each case except as contemplated by this Agreement or the Definitive Documents or as otherwise agreed in writing to be necessary or desirable for the implementation of the Restructuring Transactions by the Company Parties, the Required Commitment Parties, and the CoCom; provided that nothing herein shall impact the automatic acceleration of a Filing Entity’s indebtedness that may occur under the Finance Documents or Applicable Credit Agreement Waiver Letters, in each case due to the filing of the Chapter 11 Cases or Schemes of Arrangement; or

(v) directly or indirectly object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; provided, however, that nothing in this Agreement shall limit the right of any Party to exercise any right or remedy provided under the Cash Collateral Order, the Confirmation Order or any other Definitive Document.

(c) Each Consenting Stakeholder, during the Agreement Effective Period, hereby temporarily waives any breach by any Company Party of, and any default or event of default (howsoever described) under, any Finance Document which shall or may arise as a result of or is related to, directly or indirectly, the commencement of any Chapter 11 Cases, Schemes of Arrangement or other Implementation Mechanisms or any of the steps, actions or transactions required by, specified or contemplated in and/or implemented by or undertaken pursuant to this Agreement (but excluding, for the avoidance of doubt, any breach of this Agreement or any of the Definitive Documents), including:

(i) any of the Company Parties that are not Filing Entities failing to make any payment of principal, amortization, interest, or other amounts due under the Finance Documents to any Agent or Consenting Lender so long as the Company Parties make any such payments to the extent that would be required by the Cash Collateral Order if such Company Party were a Filing Entity (but excluding, for the avoidance of doubt, any breach of this Agreement (except any breach occurring solely as a result of a default or event of default under the Finance Documents) or any of the Definitive Documents); and

(ii) any of the Company Parties that are not Filing Entities failing to comply with any of the financial covenants under their respective Credit Agreements.

(d) (i) Upon the occurrence of the Restructuring Effective Date, without prejudice to any consents, waivers, releases or discharges contained in any Implementation Mechanism, each Consenting Stakeholder hereby permanently waives any default or event of default (howsoever described and howsoever occurring) by a Company Party under the Finance Documents to which it is a party (whether or not occurring as a result of the steps and actions contemplated by this Agreement or the Restructuring Transactions).

(ii) Nothing in this Agreement shall be construed as a waiver of any default or event of default (howsoever described and howsoever occurring) under any Definitive Document arising on or after the occurrence of the Restructuring Effective Date and nothing in this Agreement shall impair, restrict or reduce any right or remedy that any Party may have as a result of or related to any such default or event of default.

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(e) Notwithstanding any provision of any document to the contrary, but subject to Section 15.26, no Party shall exercise any contractual right against any other Party under the terms of any agreement existing immediately prior to the Agreement Effective Date, where such right arises as a result of any action to be taken in accordance with the terms of this Agreement or any of the Definitive Documents (or as otherwise consented to by the Company Parties, the Required Commitment Parties and the CoCom to be necessary or desirable for the consummation or implementation of the Restructuring Transactions), unless such exercise of right is contemplated by the terms of this Agreement.

(f) On the date upon which holders of at least two thirds of the aggregate outstanding principal amount of Credit Agreement Claims under a Credit Facility have executed and delivered counterpart signature pages of this Agreement or signature pages to a Joinder (as applicable) to counsel to the Company Parties, then in each case automatically and without the need for any further request or instruction under any applicable Finance Document, the applicable Agent is hereby instructed by Consenting Lenders who comprise the requisite lenders under each Credit Agreement to acknowledge and otherwise comply with this Section 4.01, noting that nothing in this Section 4.01 shall operate to override the Agent’s rights and obligations under the Credit Agreements solely in its role as Agent.

(g) On the date upon which holders of at least two thirds of the aggregate outstanding principal amount of Unsecured Note Claims under the USD Indenture and/or the NOK/SEK Bond Agreement have executed and delivered counterpart signature pages to this Agreement or signature pages to a Joinder (as applicable) to counsel to the Company Parties, then in each case automatically and without the need for any further request or instruction under any applicable Finance Document, the applicable Trustee is hereby directed to acknowledge and otherwise comply with this Section 4.01.

(h) The Consenting Lenders hereby agree to the maturity and amortization schedule set forth on Part I of Annex 2 to the Credit Facilities Term Sheet; provided, however, that the Consenting Lenders that are members of the CoCom agree to consent to an amendment to the Credit Facilities Term Sheet to reflect the maturity and amortization schedule set forth on Part II of Annex 2 to the Credit Facilities Term Sheet and to use commercially reasonable efforts to obtain the support of the Required Consenting Lenders to amend this Agreement to reflect such modified schedule within 30 days after the Petition Date.

4.02. Non-Consolidated Entity Amendments. During the Agreement Effective Period, each Consenting Stakeholder agrees in respect of each of its Company Claims/Interests pursuant to this Agreement:

(a) to support, and not object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Non-Consolidated Entity Amendments; and

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(b) to the extent it holds or beneficially owns Claims against a Non-Consolidated Entity that are subject to the Non-Consolidated Entity Amendments, to (i) consent to and execute all documentation necessary to effectuate the Non-Consolidated Entity Amendments; and (ii) take all actions necessary or reasonably requested by the Company Parties to authorize and direct a consent to or execute any document necessary to consent to and support the Non-Consolidated Entity Amendments, provided that nothing in this Section 4.02 shall require any Consenting Stakeholder to take any action to effectuate a Non-Consolidated Entity Amendment in respect of the Seabras Sapura Agreements (and any actions, authorizations or other consents shall be separately procured by Seabras from the Seabras Sapura Lenders, which shall be in form and substance consistent with the Seabras Term Sheet).

4.03. Locked-Up Company Claim/Interest Confirmations. During the Agreement Effective Period, each Consenting Stakeholder must notify counsel to the Company Parties as soon as reasonably practicable of any change to that Consenting Stakeholder’s Company Claims/Interests (which, for the avoidance of doubt, shall comply with Section 9).

4.04. Commitments with Respect to Schemes of Arrangement. During the Agreement Effective Period, each Consenting Stakeholder agrees in respect of each of its Company Claims/Interests pursuant to this Agreement:

(a) to use commercially reasonable efforts to (i) take all necessary steps, and (ii) execute all necessary documents, in order to authorize and direct a vote on such Consenting Stakeholder’s behalf in favor of the Schemes of Arrangement proposed by a Company Party in respect of each of its Company Claims/Interests against the Company Party that is subject to that Scheme of Arrangement pursuant to this Agreement;

(b) without limiting the binding nature of any Scheme of Arrangement, to comply with the terms of each Scheme of Arrangement that it is subject to and to take all commercially reasonable actions and steps (including executing any document) to give effect to the terms of each Scheme of Arrangement that it is subject to;

(c) to the extent a class of Company Claims/Interests is permitted to vote to accept or reject the Scheme of Arrangement, to attend (in person or by proxy) any relevant Scheme Meeting and vote (or cause the relevant person to vote, to the extent it is legally entitled to cause that person to vote) each of its Company Claims/Interests, in favor of any matter necessary to facilitate, implement and/or consummate the Scheme of Arrangement on terms consistent with the Term Sheets, including promptly instructing any relevant Agent/Trustee to take any step to facilitate, implement and/or consummate the Scheme of Arrangement and to vote with respect to any amendment or modification to the Scheme of Arrangement or adjournment to a Scheme Meeting in each case to the extent as contemplated by or which is required in accordance with the Term Sheets;

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(d) to not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote referred to in clause (c) above; provided, however, that nothing in this Agreement shall prevent any Party from withholding, amending, or revoking (or causing the same) its timely consent or vote with respect to the Scheme of Arrangement if this Agreement is terminated with respect to such Party; and

(e) to otherwise support and take all commercially reasonable actions necessary or reasonably requested by Seadrill or the relevant Company Party to give effect to the Scheme of Arrangement.

4.05. Commitments with Respect to Chapter 11 Cases.

(a) During the Agreement Effective Period, each Consenting Stakeholder that is entitled to vote to accept or reject the Plan pursuant to its terms agrees that it shall, subject to receipt by such Consenting Stakeholder, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials:

(i) vote each of its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

(ii) to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election; provided that such Plan releases are materially consistent with those set forth in the Restructuring Term Sheet; and

(iii) not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (a)(i) and (ii) above; provided, however, that nothing in this Agreement shall prevent any Party from changing, withholding, amending, or revoking (or causing the same) its timely consent or vote with respect to the Plan if this Agreement has been terminated with respect to such Party.

(b) During the Agreement Effective Period, each Consenting Stakeholder, in respect of each of its Company Claims/Interests, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Filing Entity in the Bankruptcy Court that is consistent with this Agreement; provided that no Consenting Stakeholder shall be required to take action in support of such pleading or document unless such motion or other pleading is shared, where reasonably practicable, with counsel to such Consenting Stakeholder with a sufficient opportunity to consult with the Consenting Stakeholder and the relevant Filing Entities regarding such motion or other pleading.

4.06. Seadrill ECA Confirmations. On and from the date it becomes party to this Agreement, and at all times during the Agreement Effective Period, each Seadrill ECA agrees for the benefit of each applicable ECA Covered Lender that:

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(a) the applicable Seadrill ECA Guarantee shall remain in full force and effect, notwithstanding the entry into and performance of this Agreement by any Company Party or ECA Covered Lender, nor the fact that the Seadrill ECA Guarantee has not been called in accordance with its terms, nor the implementation of the Restructuring Transactions in accordance with the Term Sheets (including, without limitation, the execution of any amendments to and the granting of any consents and waivers in respect of any Credit Agreement contemplated by the Term Sheets);

(b) subject to each relevant ECA Covered Lender complying with the terms of this Agreement, each Seadrill ECA Guarantee that it has granted or issued as the case may be, shall, following the implementation of the Restructuring Transactions, remain enforceable by the relevant ECA Covered Lenders in accordance with the same terms and conditions of such Seadrill ECA Guarantee as of the Agreement Effective Date (save for any amendments to such Seadrill ECA Guarantee expressly agreed by the relevant ECA Covered Lenders, the relevant Seadrill ECA and Seadrill (if applicable) outside the terms of this Section 4.06 and Section 4.07); and

(c) automatically and without further need for any further instruction other than instructions required in accordance with Section 4.07, each applicable ECA Covered Lender is authorized and directed to comply with and perform its obligations under this Agreement as a Consenting Lender, including, without limitation, executing any amendments to and granting any consents and waivers in respect of any Credit Agreement and any Definitive Document contemplated by the Term Sheets.

4.07. Seadrill ECA Standstill.

(a) On and from the date it becomes party to this Agreement unless otherwise agreed by the relevant Seadrill ECA and the relevant ECA Covered Lenders from the Agreement Effective Date until the date that is eleven (11) months from the Petition Date, subject to Section 4.06, each ECA Covered Lender agrees not to make any claim under any Seadrill ECA Guarantee of which it is a beneficiary or exercise any other rights and remedies available to it under the terms thereof (unless otherwise separately agreed with the applicable Seadrill ECA).

(b) On and from the date it becomes party to this Agreement, and at all times during the Agreement Effective Period, subject to Section 4.06, each ECA Covered Lender agrees not to: (i) agree to or implement any amendment to any Definitive Document if such amendment would be inconsistent with this Agreement (including the Term Sheets) or any ECA Matter, (ii) grant any consent or waive of any term hereof or exercise any right, power or discretion in relation to this Agreement, or (iii) agree to the termination of this Agreement or any term hereof, without the prior written consent of each Seadrill ECA that has granted or issued the relevant Seadrill ECA Guarantee of which it is a beneficiary.

(c) Upon receipt of any request from a Company Party to amend or grant a consent or waiver of any term of this Agreement, each Seadrill ECA shall promptly notify the relevant ECA Covered Lender of its acceptance or refusal (as the case may be) of such request. No ECA Covered Lender shall be obliged to respond to any such request from a Company Party, or be in breach of this Agreement for failing to do so, unless and until the relevant ECA Covered Lender has received instructions in respect of such request from the relevant Seadrill ECA.

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(d) Upon the termination of this Agreement in accordance with Section 13, any rights and remedies of the ECA Covered Lenders under any Seadrill ECA Guarantee shall be fully and freely exercisable by such ECA Covered Lenders.

Section 5. Additional Provisions Regarding the Consenting Stakeholders’ Commitments. Notwithstanding anything contained in this Agreement, and notwithstanding any delivery of a consent or vote to accept the Schemes of Arrangement or Plan, as applicable, by any Consenting Stakeholder, or any acceptance of the Schemes of Arrangement or Plan, as applicable, by any class of creditors, but subject to Section 15.26 and 15.27, nothing in this Agreement shall:

(a) be construed to prohibit any Consenting Stakeholder from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement;

(b) be construed to prohibit any Consenting Stakeholder from appearing as a party-in-interest in any matter to be adjudicated in a Chapter 11 Case or any Scheme of Arrangement, so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of delaying, interfering with, impeding, or taking any other action to delay, interfere with or impede, directly or indirectly, the Restructuring Transactions;

(c) subject to the terms of Section 4.01(b)(ii), affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee) or any Scheme of Arrangement;

(d) impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions;

(e) prevent any Consenting Stakeholder from enforcing this Agreement;

(f) require any Consenting Stakeholder to incur any material financial or other material liability other than as expressly described in this Agreement;

(g) obligate a Consenting Stakeholder to deliver a vote to support the Schemes of Arrangement or Plan, as applicable, or prohibit a Consenting Stakeholder from withdrawing such vote, in each case upon the Termination Date (other than as a result of the occurrence of the Restructuring Effective Date); provided that upon the withdrawal of any such vote on or after the Termination Date (other than as a result of the occurrence of the Restructuring Effective Date), such vote shall be deemed void ab initio and such Consenting Stakeholder shall have the opportunity to change its vote;

(h) require any Consenting Stakeholder to take any action which is prohibited by applicable Law or to waive or forego the benefit of any applicable legal professional privilege;

(i) prevent any Consenting Stakeholder from taking any action which is required by applicable Law;

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(j) prevent any Consenting Stakeholder by reason of this Agreement or the Restructuring Transactions from making, seeking, or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like;

(k) subject to the terms of Section 4, prevent any Consenting Stakeholder from exercising any right under any Finance Document, nor shall anything contained in this Agreement be deemed to constitute a waiver or amendment of any provision of any Finance Document other than as expressly set forth herein;

(l) prevent any Consenting Stakeholder from taking any customary perfection step or other action as is necessary to preserve or defend the validity, existence or priority of its Company Claims/Interests in accordance with the terms of the relevant Finance Documents (including, without limitation, the filing of a proof of claim against any Filing Entity); provided that, for the avoidance of doubt, nothing in this Section 5(l) shall permit any Consenting Stakeholder to enforce any security interest, or exercise any foreclosure or other contractual or legal remedy, in respect of any asset of any Company Party that would otherwise not be permitted pursuant to Section 4; or

(m) prohibit any Consenting Stakeholder from taking any action that is not inconsistent with this Agreement.

Section 6. Commitments of the Company Parties.

6.01. Affirmative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, the Company Parties agree to:

(a) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement, including by complying with Section 4 and Section 5 to the extent they hold or otherwise control any Company Claims/Interests;

(b) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, support and take all steps reasonably necessary and desirable to address any such impediment;

(c) make commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;

(d) make commercially reasonable efforts to actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the timely filing of objections or written responses in a Scheme of Arrangement or Chapter 11 Case) to the extent such opposition or objection is reasonably necessary or desirable to facilitate implementation of the Restructuring Transactions;

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(e) negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(f) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent and to the extent the Company Parties receive any Joinders, notify the Consenting Stakeholders of such Joinders;

(g) consult with the advisors to the Consenting Stakeholders regarding the implementation of the Restructuring Transactions, including with respect to:

(i) the Implementation Mechanisms to be used in order to implement and consummate the Restructuring Transactions, including whether to terminate or not initiate an Implementation Mechanism;

(ii) with respect to any Schemes of Arrangement of the Credit Agreement Claims, the jurisdiction and steps for the launch of each such Schemes of Arrangement;

(iii) the identity of the Filing Entities in any Chapter 11 Cases; and

(iv) whether it is necessary or desirable for the Company Parties to seek any Ancillary Proceedings;

(h) upon reasonable request of the Consenting Stakeholders, inform the advisors to the Consenting Stakeholders as to: (i) the material business and financial (including liquidity) performance of the Consolidated Group; (ii) the status and progress of the Restructuring Transactions, including progress in relation to the negotiations of the Definitive Documents; and (iii) the status of obtaining any necessary or desirable authorizations (including any consents) from each Consenting Stakeholder, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

(i) inform counsel to the Consenting Stakeholders as soon as reasonably practicable after becoming aware of: (i) any event or circumstance that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any Party to terminate, or would result in the termination of, this Agreement; (ii) any matter or circumstance which they know, or suspect is likely, to be a material impediment to the implementation or consummation of the Restructuring Transactions; (iii) any notice of any commencement of any material involuntary Insolvency Proceedings, legal suit for payment of debt or securement of security from or by any person in respect of any Company Party; (iv) a breach of this Agreement (including a breach by any Company Party) and (v) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been materially incorrect or misleading in any respect when made or deemed to be made;

(j) comply with their obligations under the CoCom Appointment Letter, as amended by the CoCom Extension Letter, and not terminate it (or seek to reject it in any Chapter 11 Case) other than in accordance with its terms;

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(k) participate in weekly (or as may otherwise be agreed to between the Company Parties and counsel to the CoCom) calls with the advisors to the CoCom regarding the status and progress of the implementation of the Restructuring Transactions, including the Chapter 11 Cases and the Company Parties’ efforts with respect to confirmation of the Plan;

(l) make commercially reasonable efforts to maintain their good standing under the Laws of the state or other jurisdiction in which they are incorporated or organized;

(m) make commercially reasonable efforts to operate their business in the ordinary course, taking into account the Restructuring Transactions;

(n) (i) provide counsel for the Consenting Lenders, Consenting Noteholders, and Commitment Parties a reasonable opportunity to review draft copies of all First Day Pleadings and, (ii) to the extent reasonably practicable, provide a reasonable opportunity to counsel to any Consenting Stakeholders materially affected by such filing to review draft copies of other documents that the Company Parties intend to file with the court sanctioning the Schemes of Arrangement or the Bankruptcy Court, as applicable;

(o) comply in all respects with the provisions of Request 1 (including but not limited to, the provisions of Request 1 relating to equal treatment of the Lenders under (and as defined in) the Credit Agreements), other than any amendments, or derogations from, the terms of Request 1:

(i) necessary to implement the Non-Consolidated Entity Amendments;

(ii) necessary to comply with the Bankruptcy Code or implement any other arrangement described in this Agreement (including the exhibits, annexes, and schedules hereto) that is to become effective before the Restructuring Effective Date;

(iii) necessary to permit the making of Permitted Newbuild Contract Payments (as defined in Request 1) pursuant to any Guaranteed Newbuild Contract up to US$200,000,000 in the aggregate, only to the extent the payment is funded from cash flows of the Company Parties; or

(iv) which may otherwise be agreed in writing by the Required Lenders, Majority Lenders, or Required Majority (as the case may be) under (and as defined in) each Credit Agreement; and

(p) perform their obligations under the SFL Charter Agreements, including their timely payment of the respective charter hire in accordance with the terms thereof, until the Restructuring Effective Date.

6.02. Negative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:

(a) (i) object to or otherwise commence any proceeding opposing any of the terms of this Agreement (including the Term Sheets) or (ii) commence any proceeding or prosecute, join in, or otherwise support any action to oppose, object to, or delay entry of the Confirmation Order or an order approving the Investment Agreement;

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(b) take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in, this Agreement (including the Term Sheets) or the Plan;

(c) modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement (including the Term Sheets) in all material respects;

(d) file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement (including the Term Sheets) or the Plan; provided, however, that notwithstanding anything to the contrary in this Agreement, the filing by a Company Party of a motion or other pleading with the Bankruptcy Court or any other court to authorize or facilitate the acceptance or return of deposits in connection with Alternative Restructuring Proposals shall not constitute a breach of this Agreement; or

(e) initiate any Implementation Mechanism that does not comply with this Agreement (including with respect to the consultation rights of the Consenting Lenders and the Commitment Parties).

Section 7. Additional Provisions Regarding Company Parties’ Commitments.

7.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to such exercise of fiduciary duties shall not be deemed to constitute a breach of this Agreement.

7.02. Notwithstanding anything to the contrary in this Agreement, each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives:

(a) from the Execution Date until the entry of the Confirmation Order (but, for the avoidance of doubt, not thereafter):

(i) shall not solicit, initiate, encourage, or induce Alternative Restructuring Proposals except as set forth in the Investment Agreement or this Agreement; and

(ii) shall have the rights to (1) consider, respond to, and facilitate Alternative Restructuring Proposals; (2) provide access to non-public information concerning any Company Party to any Entity or enter into confidentiality agreements or nondisclosure agreements with any Entity; (3) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals, including those received pursuant to clause (b) of this Section 7.02;

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(4) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals; and (5) enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party regarding the Restructuring Transactions or Alternative Restructuring Proposals; and

(b) from the Investment Agreement Effective Date until 90 days after the Petition Date, shall have the rights to solicit, initiate, encourage, or induce Alternative Restructuring Proposals from any Entity.

7.03. Nothing in this Agreement shall (a) be construed to prohibit any Company Party from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement, (b) be construed to prohibit any Company Party from appearing as a party-in-interest in any matter to be adjudicated in a Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of delaying, interfering, impeding, or taking any other action to delay, interfere or impede, directly or indirectly, with the Restructuring Transactions, (c) affect the ability of any Company Party to consult with any Consenting Stakeholder, (d) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions, (e) prevent any Company Party from enforcing this Agreement, (f) require any Company Party to incur any material financial or other material liability other than as expressly described in this Agreement, or (g) prohibit any Company Party from taking any action that is not inconsistent with this Agreement.

Section 8. Limited Releases.

8.01. For good and valuable consideration, effective upon the occurrence of the Agreement Effective Date, each Party hereby releases and discharges each Released Party from any and all Causes of Action, whether known or unknown, asserted on behalf of such releasing Party or that such releasing Party would have been legally entitled to assert (whether individually or collectively), arising on or before the Agreement Effective Date and arising from any Released Party’s negotiation of and/or entry into this Agreement, the Investment Agreement, or the other Definitive Documents.

8.02. Notwithstanding anything to the contrary in Section 8.01, the releases set forth in Section 8.01 do not release: (a) any post-Agreement Effective Date obligations of any Party or Entity under this Agreement, the Investment Agreement, any Restructuring Transaction, or any other document, instrument, or agreement (including the Definitive Documents) executed to implement this Agreement or the Restructuring Transactions; (b) any Claims against the Company Parties for principal, interest, or other amounts owing under the Finance Documents or any Equity Interests; or (c) any Causes of Action (i) arising before the commencement of the negotiation of this Agreement and the Investment Agreement, (ii) unrelated to the negotiation of or entry into this Agreement, the Investment Agreement, or the other Definitive Documents, (iii) between one Company Party and another Company Party, (iv) between any Party and that Party’s own Affiliates, or between any Party and/or that Party’s Affiliates and their own respective current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries,

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partners, limited partners, general partners, principals, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; or (v) solely to the extent any such Cause of Action, as determined by a final order of a court of competent jurisdiction, arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence. The releases in Section 8 are in addition to, and not in lieu of, the releases to be included in the Plan or other Definitive Documents.

Section 9. Transfer of Interests and Securities.

9.01. During the Restricted Period, no Consenting Stakeholder shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:

(a) in the case of any Company Claims/Interests other than Credit Agreement Claims, the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional accredited investor (as defined in the Rules), or (4) a Consenting Stakeholder; and

(b) either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Stakeholder.

For the avoidance of doubt, the Company Parties acknowledge and agree that, to the extent a Seadrill ECA, by complying with this Section 9.01, becomes or agrees to become a Consenting Lender in respect of any Credit Agreement Claims that are the subject of such cover arrangements, no consent of any Company Party shall be required for such Seadrill ECA to become a Consenting Lender hereunder.

9.02. Upon compliance with the requirements of Section 9.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 9.01 shall be void ab initio. A Consenting Stakeholder that makes a Transfer pursuant to Section 9.01(b)(ii) shall provide notice of such Transfer to the Company Parties as soon as reasonably practicable after such Transfer.

9.03. This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Company Claims/Interests; provided, however, that (a) any Consenting Stakeholder that acquires additional Company Claims/Interests must comply with Section 4.03 hereof and (b) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Stakeholders).

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9.04. This Section 9 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

9.05. Notwithstanding Section 9.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (i) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 9.01; and (iii) the transfer otherwise is a permitted transfer under Section 9.01. To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee.

9.06. Notwithstanding anything to the contrary in this Section 9, the restrictions on Transfer set forth in this Section 9 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

Section 10. Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the date such Consenting Stakeholder executes and delivers this Agreement, on each date of a Scheme Meeting and on the Restructuring Effective Date:

(a) it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Stakeholder’s signature page to this Agreement or a Joinder or a Transfer Agreement, as applicable (as may be updated pursuant to Section 4.03);

(b) it has the full power and authority to act on behalf of, vote and consent to matters concerning such Company Claims/Interests;

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(c) such Company Claims/Interests are free and clear of any pledge, Lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d) it has the full power to vote, approve changes to, and transfer all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to the terms and conditions of the Finance Documents and applicable Law;

(e) solely with respect to holders of Company Claims/Interests other than Credit Agreement Claims, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act), and (ii) any securities acquired by the Consenting Stakeholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act; and

(f) except as contemplated by this Agreement, it is not party to any restructuring support or similar agreement in respect of the Seadrill Entities between (i) any of the Consenting Lenders or Consenting Noteholders and (ii) any of the Commitment Parties which has not been disclosed to the Company Parties.

Section 11. Representations and Warranties of Company Parties. Each Company Party severally, and not jointly, represents and warrants that, as of the date such Company Party executes and delivers this Agreement, on each date of a Scheme Meeting and on the Restructuring Effective Date:

(a) to the best of its knowledge having made all reasonable inquiries, no order has been made, petition presented or resolution passed for the winding up of or appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of it or any other Company Party or other member of the Consolidated Group, and no analogous procedure has been commenced in any jurisdiction; provided, however, that this Section 11 does not apply to the commencement of any Implementation Mechanism; and

(b) it has not, and no member of the Consolidated Group has, entered into any arrangement in respect of any of the Finance Documents (including with any individual lender thereunder, irrespective of whether it is or is to become a Consenting Lender) on terms that are not reflected in the Term Sheets; provided, however, that this Section 11 does not apply to the previously sanctioned scheme of arrangement with respect to the $450M Credit Facility (Eminence) or any other previously sanctioned scheme of arrangement with respect to any Credit Facility.

Section 12. Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, on each date of a Scheme Meeting and on the Restructuring Effective Date:

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(a) it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b) except as expressly provided in this Agreement (including the Term Sheets), the Plan and the Bankruptcy Code or as expressly contemplated by the Implementation Mechanisms, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c) the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;

(d) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e) except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.

Section 13. Termination Events.

13.01. Consenting Stakeholder Termination Events. This Agreement may be terminated (a) with respect to the Consenting Lenders by the Required Consenting Lenders, (b) with respect to the Consenting Noteholders by the Required Consenting Noteholders, (c) with respect to the Commitment Parties by the Required Commitment Parties, and (d) with respect to SFL (solely with respect to Sections 13.01(a), 13.01(c), 13.01(e), and 13.01(f) through 13.01(j)) by SFL, in each case, by the delivery to the Company Parties of a written notice in accordance with Section 15.10 hereof upon the occurrence and continuation of any of the following events:

(a) the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) is adverse to the Consenting Stakeholders seeking termination pursuant to this provision and (ii) remains uncured (to the extent curable) for ten (10) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 15.10 hereof detailing any such breach;

(b) the economic substance or the legal rights, remedies, or benefits of the Restructuring Transactions is materially and adversely affected in a manner that (i) is a result of fraud, bad faith, or willful misconduct by any of the Company Parties or their applicable boards of directors or officers and (ii) remains uncured for ten (10) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 15.10 hereof detailing any such occurrence;

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(c) the Company Parties (i) withdraw the Plan or (ii) publicly announce their intention not to support the Restructuring Transactions;

(d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 15.10 hereof detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(e) the failure by the Company Parties to have commenced one or more of the Chapter 11 Cases or Schemes of Arrangement by 11:59 p.m. prevailing Eastern time on September 12, 2017;

(f) the Bankruptcy Court enters an order denying confirmation of the Plan;

(g) the Investment Agreement is terminated according to its terms (other than as a result of a breach by the Consenting Stakeholder seeking termination under this Agreement);

(h) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Lenders and the Required Commitment Parties) (i) converting one or more of the Chapter 11 Cases of a Filing Entity that is obligated under the Finance Documents to a case under chapter 7 of the Bankruptcy Code, (ii) dismissing one or more of the Chapter 11 Cases of a Filing Entity that is obligated under the Finance Documents, (iii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Filing Entity that is obligated under the Finance Documents, (iv) vacating the (interim or final, as applicable) Cash Collateral Order, or (v) rejecting this Agreement;

(i) a termination of the Filing Entities’ right to consensually use cash collateral following the occurrence of a Termination Event as defined in the (interim or final, as applicable) Cash Collateral Order; or

(j) other than for the purpose of implementing the Restructuring Transactions in accordance with the terms of this Agreement, one or more Insolvency Proceedings are opened in respect of any Company Party that is an Obligor under (and as defined in) the Finance Documents that have not been dismissed within forty-five (45) days of the commencement thereof; provided that this termination right shall not apply to or be exercised by any Party that initiated or supported the initiation of the Insolvency Proceedings in question in contravention of any contrary obligation or restriction set out in this Agreement.

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13.02. Individual Consenting Lender’s Termination Events. Each Consenting Lender may terminate this Agreement, with respect to itself only, upon prior written notice to the other Parties delivered in accordance with Section 15.10 hereof, upon the occurrence and continuation of any of the following events:

(a) if any terms of the Investment Agreement are amended, waived or otherwise modified without the prior written consent of the Required Consenting Lenders, with the effect of decreasing the amount of the new money investment provided thereunder, or

(b) any Definitive Document being executed or filed by a Company Party that includes terms (by amendment or otherwise) that are inconsistent in any material respect with this Agreement (including the Term Sheets) in a manner adverse to such Consenting Lender, unless such inconsistency has been approved in writing by such Consenting Lender; provided, that this termination right shall only apply if such event remains uncured for fifteen (15) Business Days after such terminating Consenting Lender transmits a written notice in accordance with Section 15.10 hereof detailing any such inconsistent and adverse terms; provided, further, that this termination right shall not apply if such Definitive Document is executed or filed according to the terms of Section 3.02, as applicable, or is amended, modified, or supplemented according to Section 14 or the terms of the applicable Definitive Documents.

13.03. Commitment Party Termination Events. Upon the termination of the Investment Agreement, either (i) in relation to the Commitment Parties pursuant to section 8.1 or 8.3 of the Investment Agreement or (ii) in relation to a Commitment Party pursuant to section 8.2 of the Investment Agreement, this Agreement shall terminate as to such affected Commitment Party or the affected Commitment Parties as applicable, in all respects (other than any surviving provisions as set forth herein), without any further action or notice.

13.04. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 15.10 hereof upon the occurrence of any of the following events:

(a) the breach in any material respect by one or more of the Consenting Stakeholders of any provision set forth in this Agreement that remains uncured for a period of ten (10) Business Days after the receipt by the Consenting Stakeholders of notice of such breach;

(b) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal;

(c) the disinterested directors of any of the Company Parties conclude following their investigation that granting the releases set forth in the Restructuring Term Sheet on behalf of any of the Company Parties would be inconsistent with the exercise of their fiduciary duties or applicable Law;

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(d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after such terminating Company Party transmits a written notice in accordance with Section 15.10 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or

(e) the Bankruptcy Court enters an order denying confirmation of the Plan.

13.05. Scheme of Arrangement Termination. The obligations set forth in Section 4.04 of this Agreement may be terminated (a) with respect to the Consenting Lenders by the Required Consenting Lenders, (b) with respect to the Consenting Noteholders by the Required Consenting Noteholders, (c) with respect to the Commitment Parties by the Required Commitment Parties, and (d) with respect to SFL, by SFL, in each case, by the delivery to the Company Parties of a written notice in accordance with Section 15.10 hereof by, as applicable, the Required Consenting Lenders, the Required Consenting Noteholders, the Required Commitment Parties, or SFL (as applicable) upon the occurrence and continuation of a Material Adverse Effect.

13.06. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Lenders; (b) the Required Consenting Noteholders; (c) the Required Commitment Parties; and (d) each Company Party.

13.07. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice on the earlier of (i) the Outside Date and (ii) the Restructuring Effective Date.

13.08. Effect of Termination. Except as set forth in Section 15.19, upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. To the extent that a grace period has expired in relation to any events of default (howsoever described) under the Finance Documents after the Agreement Effective Date, that grace period shall remain expired following a Termination Date except as otherwise set forth in this Agreement. Unless the Restructuring Effective Date has occurred, any grace period continuing on the Termination Date shall be treated as expired on the Termination Date except as otherwise set forth in this Agreement. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, however, any Consenting Stakeholder

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withdrawing or changing its vote pursuant to Section 5(h) shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Stakeholder. No purported termination of this Agreement shall be effective under this Section 13.08 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 13.04(b) or Section 13.04(c). Nothing in this Section 13.08 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 13.04(b) or Section 13.04(c).

13.09. Notwithstanding Section 13.08, if this Agreement is terminated pursuant to Section 13.01(g) or is otherwise terminated by the Required Commitment Parties, for the period commencing on the Termination Date and ending on the earlier of (a) the Outside Date and (b) the ninetieth (90th) day following the Termination Date, the Consenting Lenders agree to not support any chapter 11 plan filed in the Chapter 11 Cases that is not proposed by Seadrill so long as (i) the Company Parties have, since the Agreement Effective Date, reasonably cooperated (and only if requested in writing) with the CoCom and its advisors regarding a Plan B, (ii) the Company Parties complied, and during such period continue to comply, with Section 6 and Section 7 of this Agreement, to the extent applicable, (iii) a written agreement in principal (which may be in the form of a term sheet) on an alternative reorganization plan that, among other things, restructures Credit Agreement Claims (and which may or may not involve an alternative source of new capital) is reached between the Consenting Lenders and the Company Parties within thirty (30) days after the Termination Date and (iv) a plan and disclosure statement in respect of such alternative plan is filed within forty-five (45) days after the Termination Date, it being understood that no Consenting Lender is under any obligation or commitment to agree to any alternative plan (or any related restructuring transaction), which shall in all cases be subject to all internal approvals regarding such alternative plan and restructuring transactions and all definitive documentation; provided that nothing in this Section 13.09 shall be construed as an extension of the Termination Date.

Section 14. Amendments and Waivers.

(a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 14.

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(b) Other than the All Party Matters, the Lender Terms, the ECA Matters, and Section 13.03 of this Agreement, this Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by: (a) each Company Party and (b) the following Parties, solely with respect to any modification, amendment, waiver or supplement that materially and adversely affects the rights of such Parties and unless otherwise specified in this Agreement: (i) the Required Consenting Lenders; (ii) the Required Consenting Noteholders (to the extent Section 2(a)(viii) is satisfied); (iii) the Required Commitment Parties; and (iv) SFL; provided, however, that if the proposed modification, amendment, waiver or supplement has a material, disproportionate (as compared to other Consenting Stakeholders holding claims within the same class as provided for in the Restructuring Term Sheet) and adverse effect on any of the Company Claims/Interests held by such Consenting Stakeholders (including, without limitation, any disparate treatment with respect to the releases set forth in Section 8.01), then the consent of each such affected Consenting Stakeholder shall also be required to effectuate such modification, amendment, waiver or supplement; provided, further, any exercise of the Structural Flex shall not require the consent of the Consenting Lenders or the Consenting Noteholders.

(c) The All Party Matters may not be modified, amended, waived or supplemented in any manner except in writing signed by: (i) each Consenting Lender; (ii) each Commitment Party; (iii) each Company Party; and (iv) SFL.

(d) The Lender Terms may not be modified, amended, waived or supplemented in any manner except in writing signed by: (i) each Company Party and (ii) each Consenting Lender.

(e) The ECA Matters may not be affected except where agreed by (i) each Company Party; (ii) the Required Consenting Lenders and (iii) each affected Seadrill ECA.

(f) Section 13.03 may not be modified, amended or supplemented in any manner except in a writing signed by each affected Commitment Party and each Company Party.

(g) Any proposed modification, amendment, waiver or supplement that does not comply with this Section 14 shall be ineffective and void ab initio.

(h) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

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(i) For the avoidance of doubt, Sections 4.06, 4.07, and 14.01(e) are solely for the benefit of each Seadrill ECA and each ECA Covered Lender that has executed and delivered a counterpart signature page to this Agreement or signature page to a Joinder or a Transfer Agreement (as applicable) to counsel to the Company Parties in its capacity as such. Notwithstanding any provision of this Agreement to the contrary, such sections may only be amended or waived with the consent of each Seadrill ECA and each ECA Covered Lender that has executed and delivered a counterpart signature page to this Agreement or a signature page to a Joinder or a Transfer Agreement (as applicable) to counsel to the Company Parties in its capacity as such.

Section 15. Miscellaneous.

15.01. Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

15.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits (other than Exhibit B, the Investment Agreement), annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern; provided, however, that, notwithstanding the foregoing, for the avoidance of doubt nothing herein is intended to, and nothing herein shall, affect or modify the rights and obligations of the relevant Company Parties and the Commitment Parties under the Investment Agreement. Further, each of the Commitment Parties’ obligations to fund the Debt Commitment and/or Equity Commitment (as applicable, and as defined in the Investment Agreement) shall be subject solely to the terms and conditions of the Investment Agreement.

15.03. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

15.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

15.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING

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EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Chosen Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court; and (c) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

15.06. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.07. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

15.08. Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

15.09. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

15.10. Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(a) if a Company Party, to:

Seadrill Limited

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM 08, Bermuda

Attention: Georgina Sousa

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with copies for information only (which shall not constitute notice) to:

Seadrill Management Ltd.

(Corporate Headquarters)

2nd Floor

Building 11

Chiswick Business Park

566 Chiswick High Road

London W4 5YS

United Kingdom

Attention: Chris Edwards

E-mail addresses: Chris.Edwards@seadrill.com

and:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Anup Sathy and Ross Kwasteniet

E-mail address: asathy@kirkland.com, rkwasteniet@kirkland.com, and

KE_ProjectEagle@kirkland.com

and

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77006

Attention: Brian E. Schartz

E-mail addresses: bschartz@kirkland.com

and

Slaughter and May

One Bunhill Row

London EC1Y 8YY

United Kingdom

Attention: Philip Snell and Ian Johnson

E-mail addresses: philip.snell@slaughterandmay.com,

ian.johnson@slaughterandmay.com, and sm_eagle_2016@slaughterandmay.com

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(b) if to a Consenting Lender, to the notice details identified on that Consenting Lender’s signature page to this Agreement or its Joinder or its Transfer Agreement, with a copy (which shall not constitute notice unless otherwise specified herein) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Scott Greissman

E-mail addresses: sgreissman@whitecase.com and

WCProjectEagle@whitecase.com

and

White & Case LLP

5 Old Broad Street

London EC2N 1DW

United Kingdom

Attention: David Manson

E-mail addresses: dmanson@whitecase.com and

WCProjectEagle@whitecase.com

(c) if to a Commitment Party, to the notice details identified on the Commitment Party’s signature page to this Agreement or its Joinder or its Transfer Agreement, with a copy (which shall not constitute notice unless otherwise specified herein) to:

(i) If to an Original Commitment Party:

Cadwalader, Wickersham & Taft LLP

Dashwood House, 69 Old Broad Street,

London EC2M 1QS

United Kingdom

Attention: Gregory Petrick and Yushan Ng

E-mail addresses: Gregory.Petrick@cwt.com; Yushan.Ng@cwt.com;

projecteagle@cwt.com

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Brad E. Scheler and Jennifer L. Rodburg

Email: Brad.Scheler@friedfrank.com; Jennifer.Rodburg@friedfrank.com

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(ii) If to a Select Commitment Party:

Akin Gump LLP

10 Bishops Square

Eighth Floor

London E1 6EG

United Kingdom

Attention: James Terry and Liz Osborne

Email: james.terry@akingump.com; liz.osborne@akingump.com;

SEADRILLAKIN@akingump.com

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention: Ira Dizengoff and Philip Dublin

Email: idizengoff@akingump.com; pdublin@akingump.com;

SEADRILLAKIN@akingump.com

(iii) If to ARCM Master Fund III, Ltd.:

ARCM Master Fund III, Ltd.,

c/o Asia Research & Capital Management Ltd

21/F, SCB Tower

12 Queens Road Central

Hong Kong

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Facsimile: (212) 373-0524

Attention: Andrew Rosenberg, Elizabeth McColm, and Catherine Goodall

Email: arosenberg@paulweiss.com; emccolm@paulweiss.com;

cgoodall@paulweiss.com

(iv) If to Fintech Investments Ltd.:

Fintech Investments Ltd.

C/O KENDRIS Ltd.

Steinengraben 5

CH-4002 Basel

Switzerland

52

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Facsimile: (212) 373-0524

Attention: Andrew Rosenberg, Elizabeth McColm, and Catherine Goodall

Email: arosenberg@paulweiss.com; emccolm@paulweiss.com;

cgoodall@paulweiss.com

(d) if to SFL, to:

Ship Finance International Limited

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM 08, Bermuda

Attention: Georgina Sousa

with copies for information only (which shall not constitute notice) to:

Ship Finance Management AS

Bryggegata 3

P.O. Box 1327 Vika

N-0112 Oslo, Norway

Email: harald.gurvin@shipfinance.no

Any notice given by delivery, mail, or courier shall be effective when received.

15.11. Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms that its decision to execute this agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

15.12. Role of Agents/Trustees. For the avoidance of doubt and on and from the date on which any Agent/Trustee executes a Joinder, the Parties acknowledge and agree that such Agent/Trustee is not and shall not be responsible for the adequacy, accuracy, or completeness of any statement or information (whether written or oral) made in or supplied in connection with this Agreement and such Agent/Trustee is not responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of this Agreement or any other document. No Party may take any proceedings against any officers, employees or agents of the Agent/Trustee in respect of any claim it might have against the Agent/Trustee or in respect of any act or omission of any kind by that officer, employee or agent in connection with this Agreement. Any officer, employee or agent of the Agent/Trustee may rely on this paragraph and enforce its terms. Nothing in this Agreement is intended to amend or modify any of the rights, powers, protections and discretions of the Agents/Trustees under the Finance Documents, which remain in full force and effect.

53

15.13. Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

15.14. Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

15.15. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

15.16. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

15.17. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

15.18. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

15.19. Survival. Notwithstanding (a) any Transfer of any Company Claims/Interests in accordance with Section 9 or (b) the termination of this Agreement in accordance with its terms:

(i) the agreements and obligations of the Parties in Section 8, Section 15 and the Confidentiality Agreements shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof; and

54

(ii) Sections 4.01(b)(iv), 4.01(b)(v), 4.01(c), 4.01(d), and 4.01(e) shall survive such termination until thirty (30) days after the Termination Date solely to the extent consistent with the terms and conditions of the Cash Collateral Order and as limited by Section 5.

15.20. Cash Collateral Order Notices. The Consenting Lenders hereby grant the CoCom the authority to deliver notices under, and as set forth in, the Cash Collateral Order.

15.21. Capacities of Consenting Stakeholders. Each Consenting Stakeholder has entered into this agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests. To the extent that a Party holds Credit Agreement Claims, Unsecured Note Claims, and/or commitments under the Investment Agreement (as indicated on its signature page to this Agreement, Joinder, or Transfer Agreement), it shall be considered a Consenting Lender, Consenting Noteholder, and/or Commitment Party, respectively, for the purposes of all rights and obligations of such Parties under this Agreement.

15.22. Conversion of Currency. For the purpose of converting NOK to USD or SEK to USD or any other currency that a Company Party owes a Consenting Stakeholder to USD, the applicable amount, in USD, will be the amount of USD obtained by converting such foreign currency involved in such computation into USD at the spot rate for the purchase of USD with the applicable foreign currency as published under “Currency Rates” in the section of the Financial Times entitled “Currencies, Bonds & Interest Rates” the date that is 2 Business Days prior to such determination.

15.23. Seadrill As Company Parties’ Agent. Each Company Party by its execution of this Agreement hereby irrevocably authorizes Seadrill to give all notices and instructions and make such agreements (including, without limitation, in relation to Section 14) expressed to be capable of being given or made by Seadrill or that Company Party, notwithstanding that they may affect that Company Party, without further reference to or the consent of that Company Party and that Company Party shall, as regards the other Parties, be bound thereby as though that Company Party had agreed that change, given that notice or made that agreement.

15.24. Consents and Acceptances. Where a written consent, acceptance, or approval is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 14, or otherwise, including a written approval by the Company Parties, the Required Consenting Lenders, the Required Consenting Noteholders, or the Required Commitment Parties, such written consent, acceptance, or approval shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, or approval, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

55

15.25. Certain SFL Matters. The representations and undertakings given by SFL under this Agreement related to the implementation of the terms of the SFL Term Sheet and entry into the applicable Definitive Documents are subject to the SFL Lenders consenting to the implementation of the terms of the SFL Term Sheet, or the sanctioning by the relevant court of the SFL Schemes or a combination of both. SFL agrees to use commercially reasonable efforts to obtain such agreement or sanctioning of the SFL Schemes. Notwithstanding anything to the contrary in this Agreement, (a) the Plan and Confirmation Order shall provide for the assumption of the SFL Charter Agreements as amended consistent with the SFL Term Sheet and for authorization and approval of the other amended SFL Documents to which one or more of the Company Parties will be party to or otherwise bound by and (b) any amendment, modification, or supplement to the SFL Term Sheet shall be in form and substance reasonably acceptable to SFL.

15.26. Hedging Claims. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall (i) apply to, affect, modify or limit in any way the rights of holders of Hedging Claims in respect of such Hedging Claims, including the rights of any holder of Hedging Claims who is a Consenting Stakeholder, or (ii) prohibit any holder of Hedging Claims, in respect of such Hedging Claims, from taking any action in or in connection with the Chapter 11 Cases, any Schemes of Arrangement, or otherwise, including without limitation exercising any right in respect of Hedging Claims, interposing any objection to the relief sought therein or voting against the Plan. Notwithstanding anything herein to the contrary in this Agreement, any amendment to the definition of “Hedging Claims” or the provisions that reference the Hedging Claims shall require the consent of the Consenting Stakeholders holding such Hedging Claims

15.27. Seabras Claims. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall (i) apply to, waive, release, affect, modify or limit in any way the rights, powers or remedies of the Seabras Sapura Lenders under or in respect of any of the Seabras Sapura Agreements, including the rights of any Consenting Stakeholder who is also a Seabras Sapura Lender, or (ii) prohibit any Seabras Sapura Lender, in respect of any Seabras Sapura Agreements, from taking any action in or in connection with the Chapter 11 Cases, any Schemes of Arrangement, or otherwise, including without limitation exercising any right in respect of the Seabras Sapura Agreements, interposing any objection to the relief sought therein or voting against the Plan.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

56

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEADRILL LIMITED

EASTERN DRILLING AS

SCORPION COURAGEOUS LTD.

SCORPION DEEPWATER LTD.

SCORPION DRILLING LTD.

SCORPION FREEDOM LTD.

SCORPION INTERNATIONAL LTD.

SCORPION INTREPID LTD.

SCORPION OFFSHORE, INC.

SCORPION USA EXPATS INC.

SCORPION VIGILANT LTD.

SDS DRILLING LTD.

SEA DRAGON DE MEXICO S. DE R.L. DE C.V

SEABRAS RIG HOLDCO LTD.

SEADRILL ABU DHABI OPERATIONS LIMITED

SEADRILL AMA OPERATIONS LTD.

SEADRILL AMERICAS, INC.

SEADRILL AQUILA LTD.

SEADRILL ARIEL LTD.

SEADRILL AURIGA LTD.

SEADRILL BRUNEI LTD.

SEADRILL CALLISTO LTD.

SEADRILL CAPITAL SPARES POOL AS

SEADRILL CAPRICORN LTD.

SEADRILL CARINA LTD.

SEADRILL CASTOR PTE LTD.

SEADRILL COMMON HOLDINGS LTD.

SEADRILL CRESSIDA LTD.

SEADRILL DEEPWATER CHARTERER LTD.

SEADRILL DEEPWATER CONTRACTING LTD.

SEADRILL DEEPWATER CREWING LTD.

SEADRILL DEEPWATER HOLDINGS LTD.

SEADRILL DIONE LTD.

SEADRILL DORADO LTD.

SEADRILL DRACO LTD.

SEADRILL ECLIPSE LTD.

SEADRILL EGYPT OPERATIONS LTD.

SEADRILL EMINENCE LTD.

SEADRILL EQUATORIAL GUINEA LTD.

SEADRILL FREEDOM LTD.

SEADRILL GCC OPERATIONS LTD.

SEADRILL GEMINI LTD.

SEADRILL GLOBAL SERVICES LTD.

SEADRILL GULF OPERATIONS NEPTUNE LLC

SEADRILL HYPERION LTD.

SEADRILL INDONESIA LTD.

SEADRILL INSURANCE LTD.

SEADRILL INTERNATIONAL RESOURCING DMCC

SEADRILL INVEST I LTD.

SEADRILL IVORY COAST OPERATIONS LTD.

SEADRILL JACK UP HOLDING LTD.

SEADRILL JACK-UPS CONTRACTING LTD.

SEADRILL JANUS LTD.

SEADRILL JUPITER LTD.

SEADRILL JV GHANA LTD.

SEADRILL LABUAN LTD.

SEADRILL LIBRA LTD.

SEADRILL LIMITED

SEADRILL MANAGEMENT AME LTD.

SEADRILL MANAGEMENT AS

SEADRILL MANAGEMENT LTD.

SEADRILL MANAGEMENT SERVICES LTD.

SEADRILL MIMAS LTD.

SEADRILL MIRA LTD.

SEADRILL NEPTUNE LTD.

SEADRILL NEWFOUNDLAND OPERATIONS LIMITED

SEADRILL NIGERIA DEEPWATER CONTRACTING LTD.

SEADRILL OBERON LTD.

SEADRILL OFFSHORE AS

SEADRILL OFFSHORE MALAYSIA SDN. BHD

SEADRILL OPERATIONS DE MEXICO, S. DE R.L. DE C.V

SEADRILL ORION LTD.

SEADRILL PAYROLL LTD.

SEADRILL PROSPERO LTD.

SEADRILL PROTEUS LTD.

SEADRILL RHEA LTD.

SEADRILL SATURN LTD.

SEADRILL TELESTO LTD.

SEADRILL TELLUS LTD.

SEADRILL TETHYS LTD.

SEADRILL TITAN LTD.

SEADRILL TITANIA SARL

SEADRILL TUCANA LTD.

SEADRILL UK LTD.

SEADRILL UMBRIEL LTD.

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEADRILL VELA LIMITED

SEADRILL VIETNAM LTD.

By:	/s/ Georgina E. Sousa
Name:	Georgina E. Sousa
Title:	Authorized Signatory

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEADRILL NIGERIA OPERATIONS LTD.

By: /s/ Thompson Tatua
Name: Thompson Tatua
Title: Director

By: /s/ Grant Creed
Name: Grant Creed
Title: Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SOAS SERVICOS DE PETROLEO LTDA.

By: Eastern Drilling AS

Its: Shareholder

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Authorized Director

By: Seadrill Offshore AS

Its: Shareholder

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Authorized Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEADRILL SERVICOS DE PETROLEO LTDA.

By: Eastern Drilling AS

Its: Shareholder

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Authorized Director

By: Seadrill Offshore AS

Its: Shareholder

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Authorized Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEABRAS SERVICOS DE PETROLEO SA

By: Seadrill UK Ltd.

Its: Shareholder

By: /s/ David Sneddon
Name: David Sneddon
Title: Authorized Director

By: Seadrill Common Holdings Ltd.

Its: Shareholder

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Authorized Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SCORPION SERVICOS OFFSHORE LTDA.

By: Scorpion International Ltd.

Its: Shareholder

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Authorized Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEADRILL JACK UP I BV

SEADRILL SAUDI I BV

SEADRILL SAUDI II BV

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Director

By: /s/ Ieva Zigmantaite
Name: Ieva Zigmantaite
Title: Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEADRILL JACK UP II BV

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Director

By: /s/ Johannes Maria Anonius
Name: Johannes Maria Anonius
Title: Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SCORPION DEEPWATER BV
SCORPION NEDERLANDSE BV

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEABRAS HOLDINGS GMBH

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Authorized Signatory

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEABRAS RIG HOLDING GMBH

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Authorized Signatory

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEADRILL ANGOLA LTDA.

By: /s/ Roger Aserød
Name: Roger Aserød
Title: Director

By: /s/ Alok Jha
Name: Alok Jha
Title: Director

By: /s/ Renato Moure
Name: Renato Moure
Title: Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

GOLDEN DREAM SHIPPING COMPANY LIMITED

SEADRILL AUSTRALIA PTE LTD.

SEADRILL CASTOR LTD.

SEADRILL DEEPWATER UNITS PTE LTD.

SEADRILL FAR EAST LTD.

SEADRILL HOLDINGS SINGAPORE PTE LTD

SEADRILL JANUS LIMITED

SEADRILL MANAGEMENT (S) PTE LTD.

SEADRILL OFFSHORE SINGAPORE PTE LTD.

SEADRILL PEGASUS PTE. LTD.

SEADRILL LARISSA LIMITED

SEADRILL (DALIAN) CONSULTING LTD.

By: /s/ Lee Geok Hiang
Name: Lee Geok Hiang
Title: Authorized Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SUBSEA DRILLING (III) LIMITED

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Authorized Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEADRILL MIRA HUNGARY KFT.

SEADRILL NEPTUNE HUNGARY KFT.

By: /s/ Jon Olav Østhus
Name: Jon Olav Østhus
Title: Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SUBSEA DRILLING (IV) LIMITED

By: /s/ Livar Voll
Name: Livar Voll
Title: Authorized Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEADRILL OFFSHORE NIGERIA LTD.

By: Seadrill UK Ltd.

Its: Shareholder

By: /s/ David Sneddon
Name: David Sneddon
Title: Authorized Director

By: Seadrill Limited

Its: Shareholder

By: /s/ Georgina E. Sousa
Name: Georgina E. Sousa
Title: Authorized Signatory

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

NORTH ATLANTIC DRILLING LTD.

NORTH ATLANTIC ALPHA LTD.

NORTH ATLANTIC CREW AS

NORTH ATLANTIC CREWING LTD.

NORTH ATLANTIC DRILLING LTD.

NORTH ATLANTIC DRILLING UK LTD.

NORTH ATLANTIC ELARA LTD.

NORTH ATLANTIC EPSILON LTD.

NORTH ATLANTIC HELENE LTD.

NORTH ATLANTIC KARI LTD.

NORTH ATLANTIC LINUS CHARTERER LTD.

NORTH ATLANTIC MANAGEMENT AS

NORTH ATLANTIC NAVIGATOR LTD.

NORTH ATLANTIC NORWAY LTD.

NORTH ATLANTIC PHOENIX LTD.

NORTH ATLANTIC RIGEL LTD.

NORTH ATLANTIC SUPPORT SERVICES LTD.

NORTH ATLANTIC VENTURE LTD.

By: /s/ Georgina E. Sousa
Name: Georgina E. Sousa
Title: Authorized Signatory

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

NORTH ATLANTIC MANAGEMENT LLC

By: /s/ Alf Løvdal
Name: Alf Ragnar Løvdal
Title: Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEVAN DRILLING LIMITED

SEVAN BRASIL LTD.

SEVAN DEVELOPER LTD.

SEVAN DRILLER LTD.

SEVAN DRILLING ASA

SEVAN DRILLING LIMITED (UK)

SEVAN DRILLING LTD. (BERMUDA)

SEVAN DRILLING MANAGEMENT AS

SEVAN DRILLING NORTH AMERICA LLC

SEVAN DRILLING RIG II AS

SEVAN DRILLING RIG V AS

SEVAN DRILLING RIG VI AS

By: /s/ Georgina E. Sousa
Name: Georgina E. Sousa
Title: Authorized Signatory

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEVAN MARINE SERVICOS DE PERFURACAO LTDA

By: Sevan Drilling Rig IX Pte.

Its: Shareholder

By: Sevan Drilling Limited

Its: Shareholder

By: /s/ Georgina E. Sousa
Name: Georgina E. Sousa
Title: Authorized Signatory

By: Sevan Investimentos do Brasil Ltda

Its: Shareholder

By: Sevan Drilling Limited

Its: Shareholder

By: /s/ Georgina E. Sousa
Name: Georgina E. Sousa
Title: Authorized Signatory

By: Sevan Drilling Rig IX Pte.

Its: Shareholder

By: Sevan Drilling Limited

Its: Shareholder

By:	/s/ Georgina E. Sousa
Name:	Georgina E. Sousa
Title:	Authorized Signatory

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEVAN INVESTIMENTOS DO BRASIL LTDA

By: Sevan Drilling Limited

Its: Shareholder

By:	/s/ Georgina E. Sousa
Name:	Georgina E. Sousa
Title:	Authorized Signatory

By: Sevan Drilling Rig IX Pte.

Its: Shareholder

By: Sevan Drilling Limited

Its: Shareholder

By:	/s/ Georgina E. Sousa
Name:	Georgina E. Sousa
Title:	Authorized Signatory

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEVAN LOUISIANA HUNGARY KFT.

By:	/s/ Scott Mcreaken
Name:	Scott Mcreaken
Title:	Director

Company Parties’ Signature Page to

the Restructuring Support and Lock-Up Agreement

SEVAN DRILLING PTE LTD.

SEVAN DRILLING RIG II PTE LTD.

SEVAN DRILLING RIG IX PTE LTD.

SEVAN DRILLING RIG V PTE LTD.

SEVAN DRILLING RIG VI PTE. LTD.

By:	/s/ Lee Geok Hiang
Name:	Lee Geok Hiang
Title:	Authorized Director

Consenting Stakeholder Signature Page to

the Restructuring Support and Lock-Up Agreement

[CONSENTING STAKEHOLDER]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Credit Agreement Claims (principal amount)
- $1.35B Credit Facility	US$
- $450M Credit Facility (Eminence)	US$
- $360M Credit Facility	US$
- $400M Credit Facility	US$
- $950M Credit Facility	US$
- $300M Credit Facility	US$
- $1.5B Credit Facility	US$
- $450M Credit Facility (Nordea)	US$
- $2B Credit Facility	US$
- $1.75B Credit Facility	US$
- $440M Credit Facility (Telesto)	US$
- $483M Credit Facility (Tellus)	US$
SFL Claims (principal amount)	US$
Unsecured Note Claims (principal amount)
- Seadrill 2017 Notes	US$
- Seadrill 2020 Notes	US$
- NADL 2019 Notes	US$
- Seadrill NOK Notes	NOK
- Seadrill SEK Notes	SEK
- NADL NOK Notes	NOK
Commitment under the Investment Agreement	US$
Equity Interests in Seadrill
Equity Interests in NADL
Equity Interests in any other Company Party other than Seadrill and NADL (please specify)

Seadrill ECA Signature Page to

the Restructuring Support and Lock-Up Agreement

[SEADRILL ECA]

signing solely with respect to Section 4.06, Section 4.07, Section 13 and Section 14 of the Restructuring Support and Lock-Up Agreement

Name:

Title:

Address:

E-mail address(es):

EXHIBIT A

Term Sheets

ANNEX 1 to EXHIBIT A

Restructuring Term Sheet

SEADRILL LIMITED

RESTRUCTURING TERM SHEET1

September 12, 2017

THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED IN THE RSA, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

This term sheet (this “Restructuring Term Sheet”) describes certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structures (the “Restructuring Transactions”) on the terms set forth in the restructuring support and lock-up agreement (the “RSA”) to which this Restructuring Term Sheet is attached as Annex 1 to Exhibit A.

Summary of Restructuring Transactions

Organizational Restructuring

The Company Parties will undergo an organizational restructuring in accordance with the Description of Transaction Steps, the Credit Facility Term Sheet, the New Secured Notes Term Sheet, and the RSA and its other attachments, in which:

•       A new holding company (“New Seadrill”) will be established for the purposes of carrying out the Restructuring Transactions;

•       New Seadrill will form a new wholly-owned intermediate holding company (“IHCo”);

•       IHCo will form a new wholly-owned intermediate holding company for the purpose of issuing the New Secured Notes (“NSNCo”);

•       NSNCo may form certain new wholly-owned intermediate holding companies for the purpose of owning Seadrill’s prepetition Interests in certain of the Non-Consolidated Entities (each, an “NSN HoldCo”); and

•       IHCo will form a new wholly-owned intermediate holding company (“RigCo”) for the purposes of (a) guaranteeing the Amended Credit Facilities (as defined below) and (b) owning Seadrill’s prepetition Interests in NADL, Sevan, AOD, and Seadrill’s direct or indirect wholly-owned rig-owning entities and intra-group charterers.

The organizational restructuring will be described in greater detail in the Description of Transaction Steps to be included in the Plan Supplement.

[1]	Capitalized terms used but not defined in this Restructuring Term Sheet have the meanings given to such terms in the RSA or the Investment Agreement, as applicable.

Credit Facility Amendments	The Credit Facilities will be amended substantially on the terms set forth in the Credit Facility Term Sheet. Each Credit Facility amended as such shall be referred to as an “Amended Credit Facility.”

SFL Amendments

The charter agreements giving rise to the SFL Claims will be amended substantially on the terms set forth in the SFL Term Sheet (such prepetition charters, the “SFL Charters” and, such charters as amended, the “Amended SFL Charters”). On the Plan Effective Date, the Debtors shall enter into the Amended SFL Charters, which shall replace and supersede the SFL Charters, and shall be deemed assumed without cure under section 365 of the Bankruptcy Code.

New Secured Notes

NSNCo will issue $860 million in principal amount of New Secured Notes, substantially on the terms set forth in the New Secured Notes Term Sheet and the Investment Agreement. New Seadrill will issue 57.5% of the New Seadrill Common Shares, subject to dilution by the Employee Incentive Plan and the Primary Structuring Fee (such New Seadrill Common Shares, together with the New Secured Notes, the “NSN Securities”), on a pro rata basis to the purchasers of the New Secured Notes. Pursuant and subject to the Investment Agreement, the Commitment Parties shall commit to purchase the full amount of the NSN Securities for $860 million in cash, which shall be allocated as follows: (i) $462 million to the Original Commitment Parties; (ii) $358 million to the Select Commitment Parties; and (iii) $40 million to the other Commitment Parties.

Equity Placement

New Seadrill will issue 25% of the New Seadrill Common Shares, plus any Excess New Seadrill Common Stock, in exchange for $200 million in cash pursuant to the Investment Agreement, which shall be allocated as follows: (i) $150 million for 18.75% of the New Seadrill Common Shares (prior to accounting for any Excess New Seadrill Common Stock) to Hemen and Centerbridge (the “HCB Equity Placement”); and (ii) $50 million for 6.25% of the New Seadrill Common Shares (prior to accounting for any Excess New Seadrill Common Stock) to the Select Commitment Parties (the “Select Commitment Parties Equity Placement, and together with the HCB Equity Placement, the “Equity Placement”), in each case subject to dilution by the Employee Incentive Plan and the Primary Structuring Fee.

Rights Offerings

Subject to the acceptance of certain classes of Claims as set forth in this Restructuring Term Sheet and the Plan and pursuant to the Rights Offering Procedures, the opportunity to participate in the issuance of $85 million in principal amount of the New Secured Notes, including the corresponding New Seadrill Common Shares (the “Note Rights”), and $25 million of Hemen’s portion of the HCB Equity Placement (the “Equity Rights”) will be offered to certain eligible holders of allowed General Unsecured Claims against Seadrill, NADL, and Sevan; provided, however, that the Commitment Parties, and any Permitted Transferee of Company Claims/Interests held by a Commitment Party as of the Agreement Effective Date, have agreed not to receive the Note Rights and Equity Rights on account of their General Unsecured Claims against Seadrill, NADL, and Sevan as of the Agreement Effective Date. The NSN Securities and the New Seadrill Common Shares to be acquired by the Commitment Parties under the Investment Agreement will be reduced to the extent the Note Rights and Equity Rights are exercised as set forth in the Investment Agreement.

If Note Rights or Equity Rights are not offered to a class of Claims or Interests as set forth in this Restructuring Term Sheet because the applicable class does not vote to accept the Plan, the Note Rights and Equity Rights that were otherwise to be offered to that class will be canceled and the corresponding NSN Securities and Equity Securities will be acquired by the Commitment Parties as set forth in the Investment Agreement.

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General Unsecured Claims

If Classes B3, D3, and F3 (General Unsecured Claims against Seadrill, NADL, and Sevan) vote to accept the Plan:

•       The holders of allowed General Unsecured Claims will receive in the aggregate 15% of the New Seadrill Common Shares, subject to dilution by the Employee Incentive Plan and the Primary Structuring Fee (the “Unsecured Pool Equity”), plus the Note Rights and Equity Rights, as set forth in the Investment Agreement.

•       Holders of allowed General Unsecured Claims against NADL and Sevan shall receive 70% of the recovery received by allowed General Unsecured Claims against or guaranteed by Seadrill.

•       General Unsecured Claims against AOD shall be Reinstated or repaid in full in cash.

If Classes B3, D3, and F3 vote to reject the Plan:

•       holders of Claims in such Classes will receive the Liquidation Recovery, unless otherwise determined by the Bankruptcy Court; and

•       the Excess New Seadrill Common Stock will be distributed to the Equity Commitment Parties, pro rata, based on their respective allocations of the Equity Placement.

For the avoidance of doubt, the forgoing describes the aggregate recovery if each of Classes B3, D3, and F3 vote to accept, or each votes to reject, the Plan. As more fully set forth below, the recoveries such classes receive will be on a class-by-class basis and will depend only on whether the applicable class votes to accept or reject the Plan.

General Unsecured Claims against Other Seadrill Debtors, Other NADL Debtors, Other Sevan Debtors, and AOD Debtors shall, at the election of the applicable Debtor, be (a) Reinstated or (b) paid in full in cash.

Interests in Seadrill

If Class B3 (General Unsecured Claims Against Seadrill) votes to accept the Plan, holders of Interests in Seadrill will receive their pro rata share of 2% of the New Seadrill Common Shares, subject to dilution by the Employee Incentive Plan and the Primary Structuring Fee (the “Equity Recovery”).

If Class B3 votes to reject the Plan, holders of Interests in Seadrill will receive no recovery.

Non-Consolidated Entities

The Non-Consolidated Entity Amendments will be effectuated before the Petition Date to insulate the Non-Consolidated Entities from the Chapter 11 Cases and, where applicable, to effectuate certain other commercial amendments, substantially on the terms described in the RSA. The Non-Consolidated Entities will not commence Chapter 11 Cases.

Tax Matters

The Parties will work together in good faith and will use commercially reasonable efforts to structure and implement the Restructuring Transactions in a tax efficient and cost-effective manner for the Company.

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Class	Claim/Interest	Treatment	Status
Treatment of Claims Against and Interests in the Debtors Under the Plan

On the Plan Effective Date, each holder of an allowed Claim or Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s allowed Claim or Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the holder of such allowed Claim or Interest, as applicable.

The Plan will constitute a separate chapter 11 plan of reorganization for each Debtor and the classifications set forth below shall be deemed to apply to each Debtor.

With respect to Entities that do not file Chapter 11 Cases, the treatment described below for allowed Claims or Interests, as applicable to each such Entity, shall be effectuated through other Implementation Mechanisms on the terms set forth in the Term Sheets.

Unclassified Non-Voting Claims

N/A	Administrative Claims	On the Plan Effective Date, each holder of an allowed Administrative Claim shall receive payment in full in cash.	N/A

N/A	Priority Tax Claims	On the Plan Effective Date, each holder of an allowed Priority Tax Claim shall receive payments in cash in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.	N/A

Other Claims

A1	Other Secured Claims

On the Plan Effective Date, each holder of an allowed Other Secured Claim shall receive, at the election of the applicable Debtor: (a) payment in full in cash; (b) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (c) Reinstatement of such Other Secured Claim; or (d) other treatment rendering such Claim unimpaired.

Unimpaired; deemed to accept.

A2	Other Priority Claims

On the Plan Effective Date, each holder of an allowed Other Priority Claim against a Debtor shall receive payment in full in cash or other treatment rendering such Claim unimpaired at the election of the Debtors.

Unimpaired; deemed to accept.

A3	Intercompany Claims

On the Plan Effective Date, Claims between Debtors will be Reinstated or released at the election of the Debtors (other than NADL Revolving Loan Claim and the Sevan Second Lien Claim, which shall be treated as set forth in the applicable classes).

Impaired/ unimpaired; deemed to reject/accept.

Seadrill

B1	Credit Agreement Claims Against Seadrill

On the Plan Effective Date, each holder of an allowed Credit Agreement Secured Claim against Seadrill shall receive its pro rata share of participation in the Amended Credit Facility that corresponds to the Credit Facility under which such Credit Agreement Claim arose, as set forth in the Credit Facility Term Sheet.

Impaired; entitled to vote.

B2	Guarantee Facility Claims	On the Plan Effective Date, each holder of an allowed Guarantee Facility Claim against Seadrill shall receive its pro rata share of participation in the Amended Guarantee Facility.	Impaired; entitled to vote.

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Class	Claim/Interest	Treatment	Status

B3	General Unsecured Claims Against Seadrill

On the Plan Effective Date:

•       if Class B3 votes to accept the Plan, each holder of an allowed General Unsecured Claim against Seadrill (including allowed Seadrill Unsecured Note Claims, Seadrill Interest Rate Swap Claims, Seadrill Currency Swap Claims, and NADL Guaranteed Unsecured Note Claims against Seadrill) shall receive 100% of its pro rata share (measured by reference to the Unsecured Pool Denominator) of (a) the Unsecured Pool Equity; (b) the Note Rights; and (c) the Equity Rights; provided, however, that the Commitment Parties, and any Permitted Transferee of Company Claims/Interests held by a Commitment Party as of the Agreement Effective Date, have agreed not to receive the Note Rights and Equity Rights on account of their General Unsecured Claims against Seadrill as of the Agreement Effective Date; and

•       if Class B3 votes to reject the Plan, each holder of an allowed General Unsecured Claim against Seadrill shall receive the Liquidation Recovery, unless otherwise ordered by the Bankruptcy Court;

provided, however, that the holders of Credit Agreement Unsecured Claims have agreed to forgo their right to receive their pro rata share of any recovery on account of General Unsecured Claims against Seadrill under the Plan (but not, for the avoidance of doubt, under any other plan of reorganization or alternative restructuring); provided, further, that, for the avoidance of doubt, holders of Credit Agreement Unsecured Claims shall be entitled to vote to accept or reject the Plan on account of such Claims.

Impaired; entitled to vote.

B4	Seadrill 510(b) Claims

On the Plan Effective Date:

•       if Class B3 votes to accept the Plan, each holder of an allowed Seadrill 510(b) Claim shall receive its pro rata share of the Equity Recovery; and

•       if Class B3 votes to reject the Plan, each holder of an allowed Seadrill 510(b) Claim will be extinguished and shall not receive or retain any distribution, property, or other value on account of their Seadrill 510(b) Claims.

To be determined.

B5	Interests in Seadrill

On the Plan Effective Date:

•       if Class B3 votes to accept the Plan, each holder of an allowed Interest in Seadrill shall receive its pro rata share of the Equity Recovery; and

•       if Class B3 votes to reject the Plan, each Interest in Seadrill will be extinguished in accordance with the Description of the Transaction Steps and the holder of such Interest in Seadrill shall not receive or retain any distribution, property, or other value on account of its Interest in Seadrill.

To be determined.

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Class	Claim/Interest	Treatment	Status
Other Seadrill Debtors

C1	Credit Agreement Claims Against Other Seadrill Debtors

On the Plan Effective Date, each holder of an allowed Credit Agreement Claim against an Other Seadrill Debtor shall receive its pro rata share of participation in the Amended Credit Facility that corresponds to the Credit Facility under which such Credit Agreement Claim arose, as set forth in the Credit Facility Term Sheet.

Impaired; entitled to vote.

C2	General Unsecured Claims Against Other Seadrill Debtors

On the Plan Effective Date, each holder of an allowed General Unsecured Claim against an Other Seadrill Debtor shall, at the election of the applicable Debtor, be (a) Reinstated or (b) paid in full in cash.

Unimpaired; deemed to accept.

C3	Interests in Other Seadrill Debtors	On the Plan Effective Date, each holder of an allowed Interest in an Other Seadrill Debtor shall be Reinstated.	Unimpaired; deemed to accept.

NADL

D1	Credit Agreement Claims Against NADL	On the Plan Effective Date, each holder of an allowed Credit Agreement Secured Claim against NADL shall receive its pro rata participation in the Amended NADL Credit Facility.	Impaired; entitled to vote.

D2	NADL Revolving Loan Claim	On the Plan Effective Date, the holder of the NADL Revolving Loan Claim, at the election of the Debtors, shall be (a) Reinstated or (b) canceled and released without recovery.	Impaired; entitled to vote.

D3	General Unsecured Claims Against NADL

On the Plan Effective Date:

•       if Class D3 votes to accept the Plan, each holder of an allowed General Unsecured Claim against NADL (including NADL Guaranteed Unsecured Note Claims and NADL Non-Guaranteed Unsecured Note Claims) shall receive 70% of its pro rata share (measured by reference to the Unsecured Pool Denominator) of (a) the Unsecured Pool Equity; (b) the Note Rights; and (c) the Equity Rights; provided, however, that the Commitment Parties, and any Permitted Transferee of Company Claims/Interests held by a Commitment Party as of the Agreement Effective Date, have agreed not to receive the Note Rights and Equity Rights on account of their General Unsecured Claims against NADL as of the Agreement Effective Date; and

•       if Class D3 votes to reject the Plan, each holder of an allowed General Unsecured Claim against NADL shall receive the Liquidation Recovery, unless otherwise ordered by the Bankruptcy Court;

Impaired; entitled to vote.

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Class	Claim/Interest	Treatment	Status

provided, however, that the holders of Credit Agreement Unsecured Claims against NADL have agreed to forgo their right to receive their pro rata share of any recovery on account of General Unsecured Claims against NADL under the Plan (but not, for the avoidance of doubt, under any other plan of reorganization or alternative restructuring); provided, further, that, for the avoidance of doubt, holders of Credit Agreement Unsecured Claims shall be entitled to vote to accept or reject the Plan on account of such Claims.

D4	NADL 510(b) Claims

On the Plan Effective Date, each holder of an allowed NADL 510(b) Claim will be extinguished and shall not receive or retain any distribution, property, or other value on account of their Seadrill 510(b) Claims.

Impaired; deemed to reject.

D5	Interests in NADL

On the Plan Effective Date, each Interest in NADL will be extinguished in accordance with the Description of the Transaction Steps and the holder of such Interest in NADL shall not receive or retain any distribution, property, or other value on account of its Interest in NADL.

Impaired; deemed to reject.

Other NADL Debtors

E1	Credit Agreement Claims Against Other NADL Debtors	On the Plan Effective Date, each holder of an allowed Credit Agreement Claim against an Other NADL Debtor shall receive its pro rata participation in the Amended NADL Credit Facility.	Impaired; entitled to vote.

E2	General Unsecured Claims Against Other NADL Debtors

On the Plan Effective Date, each holder of an allowed General Unsecured Claim against an Other NADL Debtor shall, at the election of the applicable Debtor, be (a) Reinstated or (b) paid in full in cash.

Unimpaired; deemed to accept.

E3	Interests in Other NADL Debtors	On the Plan Effective Date, each allowed Interest in an Other NADL Debtor shall be Reinstated.	Unimpaired; deemed to accept.

Sevan

F1	Credit Agreement Claims Against Sevan	On the Plan Effective Date, each holder of an allowed Credit Agreement Secured Claim against Sevan shall receive its pro rata participation in the Amended Sevan Credit Facility.	Impaired; entitled to vote.

F2	Sevan Second Lien Claim	On the Plan Effective Date, the Sevan Second Lien Claim shall, at the election of the Debtors, be (a) Reinstated or (b) canceled and released without recovery.	Impaired; entitled to vote.

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Class	Claim/Interest	Treatment	Status

F3	General Unsecured Claims Against Sevan

On the Plan Effective Date,

•       if Class F3 votes to accept the Plan, each holder of an allowed General Unsecured Claim against Sevan shall receive 70% of its pro rata share (measured by reference to the Unsecured Pool Denominator) of (a) the Unsecured Pool Equity; (b) the Note Rights; and (c) the Equity Rights; provided, however, that the Commitment Parties, and any Permitted Transferee of Company Claims/Interests held by a Commitment Party as of the Agreement Effective Date, have agreed not to receive the Note Rights and Equity Rights on account of their General Unsecured Claims against Sevan as of the Agreement Effective Date; and

•       if Class F3 votes to reject the Plan, each holder of an allowed General Unsecured Claim against NADL shall receive the Liquidation Recovery, unless otherwise ordered by the Bankruptcy Court;

provided, however, that the holders of Credit Agreement Unsecured Claims against Sevan have agreed to forgo their right to receive their pro rata share of any recovery on account of General Unsecured Claims against Sevan under the Plan (but not, for the avoidance of doubt, under any other plan of reorganization or alternative restructuring); provided, further, that, for the avoidance of doubt, holders of Credit Agreement Unsecured Claims shall be entitled to vote to accept or reject the Plan on account of such Claims.

Impaired; entitled to vote.

F4	Sevan 510(b) Claims	On the Plan Effective Date, each allowed Sevan 510(b) Claim will be extinguished and shall not receive or retain any distribution, property, or other value on account of their Seadrill 510(b) Claims.	Impaired; deemed to reject.

F5	Interests in Sevan

On the Plan Effective Date, each Interest in Sevan will be extinguished in accordance with the Description of the Transaction Steps and the holder of such Interest in Sevan shall not receive or retain any distribution, property, or other value on account of its Interest in Sevan.

Impaired; deemed to reject.

Other Sevan Debtors

G1	Sevan Credit Agreement Subsidiary Claims	On the Plan Effective Date, each holder of an allowed Credit Agreement Claim against an Other Sevan Debtor shall receive its pro rata participation in the Amended Sevan Credit Facility.	Impaired; deemed to reject.

G2	General Unsecured Claims Against Other Sevan Debtors

On the Plan Effective Date, each holder of an allowed General Unsecured Claim against an Other Sevan Debtor shall, at the election of the applicable Debtor, be (a) Reinstated or (b) paid in full in cash.

Unimpaired; deemed to accept.

G3	Interests in Other Sevan Debtors	On the Plan Effective Date, each allowed Interest in an Other Sevan Debtor shall be Reinstated.	Unimpaired; deemed to accept.

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Class	Claim/Interest	Treatment	Status
AOD Debtors

H1	AOD Credit Agreement Claims	On the Plan Effective Date, each holder of an allowed Credit Agreement Claim against an AOD Debtor shall receive pro rata participation in the Amended AOD Credit Facility.	Impaired; entitled to vote.

H2	General Unsecured Claims Against AOD Debtors	On the Plan Effective Date, each holder of an allowed General Unsecured Claim against an AOD Debtor shall, at the election of the applicable Debtor, be (a) Reinstated or (b) paid in full in cash.	Unimpaired; deemed to accept.

H3	Existing Interests in AOD	On the Plan Effective Date, each Interest in AOD shall be Reinstated.	Unimpaired; deemed to accept.

Other Chapter 11 Provisions

Chapter 11 Debtors

The Chapter 11 Cases will be commenced on account of the Entities identified in Schedule 1 to the RSA, subject to modification in accordance with the RSA.

With respect to such entities that do not file Chapter 11 Cases on the Petition Date, the Restructuring Transactions would be implemented by:

•       execution of the Credit Facility Amendments by 100% of the lenders under the applicable Credit Facility; or

•       absent such execution, filing Chapter 11 Cases on account of such entities after the Petition Date, but before the Restructuring Effective Date.

Foreign proceedings ancillary to the applicable Chapter 11 Case or other proceedings seeking recognition of aspects of the Chapter 11 Case, including dissolution proceedings under applicable law, may be commenced if determined necessary or appropriate by any of the Company Parties in their sole discretion (but in consultation with counsel to the Consenting Stakeholders).

New NADL and Sevan Common Shares

On the Plan Effective Date, 100% of the New NADL Common Shares and New Sevan Common Shares shall be issued to the Reorganized Debtors in accordance with the Description of Transaction Steps. For administrative convenience, the holders of Credit Agreement Claims against NADL and the Other NADL Debtors and Sevan and the Other Sevan Debtors have agreed to accept participation in the Amended NADL Credit Facility and Amended Sevan Credit Facility, as applicable, in lieu of any entitlement to receive the New NADL Common Shares and New Sevan Shares and consent to the issuance of such shares to the Reorganized Debtors in accordance with the Description of Transaction Steps.

Credit Agreement Claim Allowance	Each Credit Agreement Claim shall be deemed allowed by the Plan in amounts to be specified in the Plan.

NADL Guaranteed Unsecured Note Claims

For the avoidance of doubt, holders of NADL Guaranteed Unsecured Note Claims shall receive one recovery on account of their General Unsecured Claims against Seadrill and an additional recovery on account of their General Unsecured Claims against NADL.

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Bermuda Dissolution Proceedings

On the Plan Effective Date, three new holding companies will be established for the purpose of carrying out certain transactions under the Plan with respect to each of Seadrill (such holding company, “New Seadrill”), NADL (such holding company, “New NADL”), and Sevan (such holding company, “New Sevan”). Substantially all the assets owned by Seadrill, NADL, and Sevan immediately before the Plan Effective Date and not transferred to IHCo, NSNCo, or RigCo shall be transferred to New Seadrill, New NADL, and New Sevan, respectively, on the Plan Effective Date.

Within a reasonable time after the Plan Effective Date, Reorganized Seadrill, Reorganized NADL, and Reorganized Sevan shall be dissolved through liquidation proceedings under Bermuda law, resulting in Interests in Reorganized Seadrill with no value (the “Bermuda Dissolution Proceedings”). Recognition of the Plan will be sought through the Bermuda Dissolution Proceedings and is a condition precedent to the occurrence of the Restructuring Effective Date, and an injunction, similar in scope to the releases and exculpations set forth in the Plan, will be sought through the Bermuda Dissolution Proceedings and is a condition precedent to the occurrence of the Restructuring Effective Date.

The Bermuda Dissolution Proceedings and the formation of New Seadrill, New NADL, and New Sevan will be described in greater detail in the Description of Transaction Steps to be included in the Plan Supplement.

Use of Cash Collateral	The Parties will support the Debtors’ consensual use of cash collateral during the Chapter 11 Cases on the terms and conditions set forth in the Proposed Cash Collateral Order.

Customer Contracts and Performance Guarantees

The Debtors’ drilling contracts and other agreements with customers, including guarantees by Debtors’ of other Entities’ performance under such contracts (the “Customer Contracts”), shall be assumed on or before the Restructuring Effective Date.

Rights Offerings

The offerings of the Notes Rights, if any, and Equity Rights, if any, shall be carried out in accordance with the rights offering procedures to be attached to the Investment Agreement (the “Rights Offering Procedures”).

Disputed Claims Reserve

On the Plan Effective Date, the Debtors may establish one or more reserves for alleged General Unsecured Claims that have not yet been allowed, in an estimated amount or amounts determined by the applicable Debtors, consisting of Unsecured Pool Equity, Notes Rights, Equity Rights, and/or Liquidation Recovery in the same proportions and amounts as provided for in the Plan.

Employee Matters

Pursuant to the RSA and this Restructuring Term Sheet, the Consenting Stakeholders consent to (i) the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices, including executive compensation programs, and (ii) any motions in the Bankruptcy Court for approval thereof.

On the Restructuring Effective Date, the Debtors shall (a) assume all employment agreements, indemnification agreements, or other agreements entered into with current and former employees or (b) enter into new agreements with such employees on terms and conditions acceptable to the Debtor and such employee.

Employee Incentive Plan

On the Restructuring Effective Date, an employee incentive plan shall be implemented at the Reorganized Debtors (the “Employee Incentive Plan”), which will (a) reserve an aggregate of 10% of the New Seadrill Common Shares, on a fully diluted, fully distributed basis, for grants made from time to time to employees of the reorganized Debtors; and (b) otherwise contain terms and conditions (including with respect to participants, allocation, structure, and timing of issuance) generally consistent with those prevailing in the market at the discretion of the board of directors of New Seadrill. Unless otherwise agreed between the Debtors and the Required Commitment Parties, such terms and conditions shall be set forth in a term sheet for the Employee Incentive Plan, in form and substance reasonably satisfactory to the Debtors and the Required Commitment Parties, to be included in the Plan Supplement.

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Indemnification Obligations

The Debtors’ indemnification obligations in place as of the Petition Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise, for the directors, officers, or employees that are currently employed by, or serving on the board of directors or like body of, any of the Company Parties, as of the Petition Date, shall be assumed pursuant to the Plan.

Debtor Releases, Third-Party Releases, and Exculpation

The exculpation provisions, the Debtor releases, and the “third-party” releases to be included in the Plan will be as set forth below in all material respects. The Consenting Stakeholders will, pursuant to the RSA, agree not to “opt out” of the consensual “third-party” releases, including those granted to the Debtors’ current and former officers, directors, and employees. To the extent any Company Party is not a Debtor as of the Plan Effective Date, releases among the Parties and their Related Parties substantially consistent with the following shall be included in the Definitive Documents with respect to such Company Party.

Releases by the Debtors. Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Plan Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, the Disclosure Statement, the Investment Agreement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Plan Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Releases by Holders of Claims and Interests. As of the Plan Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, the Disclosure Statement, the Investment Agreement, the Plan, or any

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Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the Investment Agreement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Plan Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Exculpation. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Conditions Precedent to Emergence

The occurrence of the Restructuring Effective Date will be subject to the following conditions precedent:

•       the RSA and Investment Agreement shall not have been terminated and shall remain in full force and effect;

•       entry of the Confirmation Order and no stay of the Confirmation Order shall then be in effect;

•       entry into the Amended Credit Facilities (with all conditions precedent thereto having been satisfied or waived);

•       issuance of the New Secured Notes and the Equity Securities (with all conditions precedent thereto having been satisfied or waived);

•       the effectiveness of all other applicable Definitive Documents, subject to the consent and approval rights set forth in the RSA;

•       establishment of a professional fee escrow funded in the amount of estimated accrued but unpaid professional fees incurred by the Debtors during the Chapter 11 Cases;

•       payment of the CoCom and Agents’ reasonable and documented unpaid professional fees and expenses;

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•       payment of the Commitment Parties’ reasonable and documented unpaid professional fees and expenses;

•       all requisite governmental authorities and third parties will have approved or consented to the Restructuring Transactions, to the extent required;

•       recognition of the Plan through the Bermuda Dissolution Proceedings; and

•       granting of an injunction, similar in scope to the release and exculpations set forth in the Plan, under the Bermuda Dissolution Proceedings.

Definitions

“Administrative Claim” means a Claim incurred by a Debtor on or after the Petition Date and before the Plan Effective Date for a cost or expense of administration of the Chapter 11 Cases entitled to priority under sections 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code.

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

“Agreement Effective Date” has the meaning set forth in the Restructuring Support and Lock-Up Agreement.

“Amended AOD Credit Facility” means the credit facility under the AOD Credit Agreement as amended substantially consistent with the Credit Facility Term Sheet.

“Amended Credit Facility” has the meaning set forth in this Restructuring Term Sheet.

“Amended Guarantee Facility” means the Guarantee Facility after the Restructuring Effective Date, as modified by (a) taking any steps or executing any documentation required to (i) release all non-cash collateral securing the Guarantee Facility, including pledges of shares in Archer and NADL held by Seadrill, and (ii) increase the existing cash collateral to meet the requirement for security valued at least 150% of the MOF+ Overdraft Limited, as set out in clause 7.2 of the Prepetition Cash Management Agreement; (b) making other amendments thereto that are (i) reasonably necessary to implement the Restructuring Transactions or (ii) otherwise agreed between New Seadrill and Danske Bank; and (c) continuing all issued guarantees, both bid and performance bonds, after the Plan Effective Date.

“Amended NADL Credit Facility” means the Credit Facility under the NADL Credit Agreement as amended substantially consistent with the Credit Facility Term Sheet.

“Amended Sevan Credit Facility” means the Credit Facility under the Sevan Credit Agreement as amended substantially consistent with the Credit Facility Term Sheet.

“Amended SFL Charters” has the meaning set forth in this Restructuring Term Sheet.

“AOD Credit Agreement” means the US$360,000,000 senior secured credit facility agreement originally dated 9 April 2013 between, amongst others, Asia Offshore Rig 1 Limited, Asia Offshore Rig 2 Limited and Asia Offshore Rig 3 Limited as borrowers and ABN AMRO Bank N.V. as agent.

“AOD Debtors” means, collectively, each Debtor that is AOD and its direct or indirect wholly-owned subsidiaries.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532.

“Bermuda Dissolution Proceedings” has the meaning set forth in this Restructuring Term Sheet.

“Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable,

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directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

“Centerbridge” has the meaning set forth in the Investment Agreement.

“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

“Commitment Party” has the meaning set forth in the Investment Agreement.

“Company Groups” means each of the following groups of Company Parties, respectively: (a) Seadrill and its wholly-owned direct and indirect subsidiaries; (b) NADL and its wholly-owned direct and indirect subsidiaries; (c) Sevan and its wholly-owned direct and indirect subsidiaries; and (d) AOD and its wholly-owned direct and indirect subsidiaries.

“Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases.

“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Consummation” means the occurrence of the Plan Effective Date.

“Credit Agreement Secured Claim” means a Credit Agreement Claim that is Secured.

“Credit Agreement Unsecured Claim” means a Credit Agreement Claim that is not Secured.

“Credit Facility Lenders” means the lenders that hold Credit Agreement Claims.

“Currency Swaps” means the interest rate swaps entered into by a Company Party.

“Currency Swap Claim” means any Claim under or derived from a Currency Swap.

“Customer Contracts” has the meaning set forth in this Restructuring Term Sheet.

“Debtor” means “Filing Entity” as defined in the RSA.

“Description of Transaction Steps” means the description of the steps to be carried out to effectuate the Restructuring Transactions set forth in the Plan Supplement.

“Employee Incentive Plan” has the meaning set forth in this Term Sheet.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Commitment Parties” means the parties to the Investment Agreement that committed to purchase the Equity Placement.

“Equity Placement” has the meaning set forth in this Restructuring Term Sheet.

“Equity Recovery” has the meaning set forth in this Restructuring Term Sheet.

“Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code and includes, for the avoidance of doubt, membership interests.

“Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

“Excess New Seadrill Common Stock” means an amount of New Seadrill Common Shares consisting of (a) the New Seadrill Common Shares that (i) constitute the Unsecured Pool Equity and the Equity Recovery and (ii) will not otherwise be distributed to holders of Claims and Interests under the Plan, less (b) the New Seadrill Common Shares that will otherwise be distributed to holders of Claims under the Plan on account of the Liquidation Recovery.

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“Exculpated Party” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) any official committees appointed in the Chapter 11 Cases and each of their respective members; and (c) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

“General Unsecured Claim” means any Unsecured Claim against a Debtor that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, including: (a) Unsecured Note Claims; (b) Currency Swap Claims; and (c) Interest Rate Swap Claims. For the avoidance of doubt, any Credit Agreement Unsecured Claim shall constitute a General Unsecured Claim.

“Guarantee Facility” means the $90 million guarantee facility under the Prepetition Cash Management Agreement.

“Guarantee Facility Claim” means any Claim against a Debtor under the Guarantee Facility.

“HCB Equity Placement” has the meaning set forth in this Restructuring Term Sheet.

“Hemen” has the meaning set forth in the Investment Agreement.

“Interest” means any Equity Security in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

“Interest Rate Swaps” means the interest rate swaps entered into by a Company Party.

“Interest Rate Swap Claim” means any Claim under or derived from an Interest Rate Swap.

“Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

“Liquidation Recovery” means an amount of New Seadrill Common Shares and/or other consideration (including new unsecured debt) equal in value (in the case of New Seadrill Common Shares, based on the valuation analysis attached to the Disclosure Statement) to the amount such Claim or Interest would so receive or retain if the applicable Debtor were liquidated under chapter 7 of the Bankruptcy Code as of the Plan Effective Date, as set forth in the liquidation analysis attached to the Disclosure Statement. The form and amount of consideration included in the Liquidation Recovery shall be specified in the solicitation version of the Plan and Disclosure Statement.

“NADL 510(b) Claim” means any Claim arising from rescission of a purchase or sale of an equity security of NADL or its wholly-owned direct or indirect Debtors for damages arising from the purchase or sale of such an equity security or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

“NADL Currency Swap Claim” means a Currency Swap Claim against NADL.

“NADL Guaranteed Unsecured Note Claim” means, collectively, any Claim arising under the NADL NOK Notes.

“NADL Revolving Loan Claim” means the Claims, held by Seadrill as of the Petition Date, under the revolving credit facility agreement, dated 30 January 2017, between North Atlantic Drilling Ltd., as borrower, and Seadrill Limited, as lender.

“NADL Interest Rate Swap Claim” means an Interest Rate Swap Claim against NADL.

“NADL Non-Guaranteed Unsecured Note Claim” means, collectively, any Claim arising under the NADL 2019 Notes.

“New NADL” has the meaning set forth in this Restructuring Term Sheet.

“New NADL Common Shares” means the new common shares in New NADL issued pursuant to the Plan on the Plan Effective Date.

“New Seadrill” has the meaning set forth in this Restructuring Term Sheet.

“New Seadrill Common Shares” means the new common shares in New Seadrill issued pursuant to the Plan on the Plan Effective Date.

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“New Sevan” has the meaning set forth in this Restructuring Term Sheet.

“New Sevan Common Shares” means the new common shares in New Sevan issued pursuant to the Plan on the Plan Effective Date.

“Notes Rights Offering” means the rights offering for New Secured Notes of NSNCo, in an amount equal to the Notes Rights Offering Amount, backstopped by the Debt Commitment Parties as contemplated by the Investment Agreement and this Restructuring Term Sheet.

“Notes Rights Offering Amount” means the amount of the Notes Rights Offering, which shall be $85 million and shall be deposited in an escrow account prior to the Plan Effective Date, for New Secured Notes.

“NSNCo” has the meaning set forth in this Restructuring Term Sheet.

“NSN HoldCo” has the meaning set forth in this Restructuring Term Sheet.

“Original Commitment Parties” means Hemen and Centerbridge.

“Other NADL Debtors” means, collectively, each Debtor that is a direct or indirect wholly-owned subsidiary of NADL.

“Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

“Other Seadrill Debtors” means, collectively, each Debtor that is a direct or indirect wholly-owned subsidiary of Seadrill.

“Other Secured Claim” means any Secured Claim against any of the Debtors, other than a Credit Agreement Claim, the NADL Revolving Loan Claim, or the Sevan Second Lien Claim.

“Other Sevan Debtors” means, collectively, each Debtor that is a direct or indirect wholly-owned subsidiary of Sevan.

“Petition Date” means the earliest date on which a Company Party files a voluntary petition for relief under chapter 11 of the Bankruptcy Code.

“Plan Effective Date” means, with respect to the Plan, the date selected by the Debtors on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in the Plan have been satisfied or waived; and (c) the Plan is declared effective.

“Prepetition Cash Management Agreement” means the Amended and Restated Group Cash Management Agreement, dated March 6, 2013, between Seadrill Limited, as customer, and Danske Bank, as bank.

“Primary Structuring Fee” means a fee equal to 5% of the New Seadrill Common Shares issued to Hemen on the Plan Effective Date pursuant to the Investment Agreement, subject to dilution by the Employee Incentive Plan.

“Priority Tax Claim” means Claims of governmental units of the type described in section 507(a)(8) of the Bankruptcy Code.

“Reinstated” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

“Related Party” means, collectively, current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, partners, limited partners, general partners, principals, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

“Released Party” means, collectively, and in each case in its capacity as such: (a) each Company Party; (b) each Reorganized Company Party; (c) each Non-Consolidated Entity; (d) each Consenting Lender; (e) the CoCom and each member of the CoCom; (f) each Consenting Noteholder; (g) each Commitment Party; (h) Hemen; (i) SFL; (j) each current and former Affiliate of each Entity in clause (a) through (k); and (k) each Related Party of each Entity in clause (a) through (k).

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“Releasing Parties” means, collectively, and in each case in its capacity as such: (a) each Company Party; (b) each Reorganized Company Party; (c) each Non-Consolidated Entity; (d) each Consenting Lender; (e) the CoCom and each member of the CoCom; (f) each Consenting Noteholder; (g) each Commitment Party; (h) Hemen; (i) SFL; (j) all holders of Claims; (k) all holders of Interests; (l) each current and former Affiliate of each Entity in clause (a) through (m); and (m) each Related Party of each Entity in clause (a) through (m).

“Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Plan Effective Date, including New Seadrill, New NADL, and New Sevan and, before their dissolution pursuant to the Bermuda Dissolution Proceedings, Reorganized Seadrill, Reorganized NADL, and Reorganized Sevan.

“Reorganized NADL” means NADL, or any successor or assign thereto, by merger, consolidation or otherwise on and after the Plan Effective Date, excluding New NADL, and before dissolution pursuant to the Bermuda Dissolution Proceedings.

“Reorganized Seadrill” means Seadrill, or any successor or assign thereto, by merger, consolidation or otherwise on and after the Plan Effective Date, excluding New Seadrill, and before dissolution pursuant to the Bermuda Dissolution Proceedings.

“Reorganized Sevan” means Sevan, or any successor or assign thereto, by merger, consolidation or otherwise on and after the Plan Effective Date, excluding New Sevan, and before dissolution pursuant to the Bermuda Dissolution Proceedings.

“Required Commitment Parties” has the meaning ascribed to it in the Investment Agreement.

“Rights Offering Procedures” has the meaning ascribed to it in this Restructuring Term Sheet.

“Seadrill 510(b) Claim” means any Claim, other than the NADL 510(b) Claims, the Sevan 510(b) Claims, and the AOD 510(b) Claims, arising from rescission of a purchase or sale of an equity security of the Debtors or an Affiliate of the Debtors for damages arising from the purchase or sale of such an equity security or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

“Seadrill Currency Swap Claim” means a Currency Swap Claim against Seadrill.

“Seadrill Interest Rate Swap Claim” means an Interest Rate Swap Claim against Seadrill.

“Seadrill Unsecured Note Claim” means, collectively, any Claim arising under the Seadrill 2017 Notes, Seadrill 2020 Notes, Seadrill NOK Notes, and Seadrill SEK Notes.

“Secured” means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan or separate order of the Bankruptcy Court as a secured claim.

“Select Commitment Equity Placement” has the meaning set forth in this Restructuring Term Sheet.

“Select Commitment Parties” has the meaning set forth in the Investment Agreement.

“Sevan 510(b) Claim” means any Claim arising from rescission of a purchase or sale of an equity security of Sevan or its wholly-owned direct or indirect Debtors for damages arising from the purchase or sale of such an equity security or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

“Sevan Credit Agreement” means the US$1,750,000,000 senior secured credit facility agreement originally dated 30 September 2013 between, amongst others, various Subsidiaries of Sevan as borrowers and ING Bank N.V. as agent.

“Sevan Second Lien Claim” means the Claims, held by Seadrill as of the Petition Date, against the Sevan Debtors under the amended and restated subordinated revolving credit facility agreement, dated December 2014, between certain Sevan Debtors, as borrowers, and Seadrill, as lender.

“Unsecured Claim” means any Claim that is not a Secured Claim.

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“Unsecured Pool Denominator” means an amount equal to the sum of:

(a)	100% of the aggregate allowed General Unsecured Claims against or guaranteed by Seadrill; and

(b)

70% of the aggregate allowed General Unsecured Claims not against or guaranteed by Seadrill (including the NADL Non-Guaranteed Unsecured Note Claims but excluding General Unsecured Claims against AOD).

“Unsecured Pool Equity” has the meaning set forth in this Restructuring Term Sheet.

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ANNEX 2 to EXHIBIT A

Proposed Cash Collateral Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

VICTORIA DIVISION

)
In re:	)	Chapter 11
)
SEADRILL LIMITED, et al.,[1]	)	Case No. 17-[ ] ( )
)
Debtors.	)	(Joint Administration Requested)
	)	Re: Docket No.

INTERIM ORDER (I) AUTHORIZING USE

OF CASH COLLATERAL, (II) GRANTING ADEQUATE

PROTECTION, (III) MODIFYING THE AUTOMATIC STAY,

(IV) SCHEDULING A FINAL HEARING, AND (V) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)2 of the above-captioned debtors (the “Debtors”) for entry of interim and final orders seeking, among other things:

(i) authorization for the Debtors to use “cash collateral” as that term is defined in section 363 of title 11 of the United States Code (the “Bankruptcy Code”) (which shall include, but not be limited to, all proceeds of the Prepetition Collateral and any and all cash of any kind, whether in reserved accounts, blocked accounts or otherwise, including, without limitation, any prepetition and postpetition cash and cash equivalents), in which the Prepetition Facility Secured Parties have Prepetition Liens or other interests (the “Cash Collateral”); provided that the cash held by Seadrill Limited in the Administrative Cash Account (as defined in the Cash

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Due to the large number of Debtors in these chapter 11 cases, for which the Debtors have requested joint administration, a complete list of the Debtors and the last four digits of their tax identification, registration, or like numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/Seadrill. The location of Debtor Seadrill Americas Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 11025 Equity Drive, Suite 150, Houston, Texas 75201.

[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Annex A or Annex B hereto, as applicable.

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Management Order (as defined below)) in the amount of approximately $300 million as of the Petition Date (such cash, the “Administrative Cash”) has been agreed by the Debtors and the Prepetition Facility Secured Parties to not constitute Cash Collateral (including with respect to any setoff, offset or recoupment rights of the applicable depository related to prepetition obligations), solely for purposes of the consensual use of Cash Collateral (including the grant of adequate protection and other rights) in accordance with this Interim Order; provided, further, that (x) if this Interim Order or the Final Order (each as defined below) is terminated pursuant to paragraph 4 hereof or otherwise, the Prepetition Facility Secured Parties reserve the right to assert that the Administrative Cash constituted Cash Collateral (including for the purpose of calculating any Diminution in Value (as defined below)) and the Debtors reserve their rights to contest such assertion, in each case, on any basis and (y) the Prepetition Facility Secured Parties agree that, solely for the purposes of the consensual use of Cash Collateral in accordance with this Interim Order, Diminution in Value shall not include the use of the Administrative Cash from the Petition Date to the Termination Date (as defined below);

(ii) authorization for the Debtors to grant, as of the Petition Date, certain adequate protection to the Prepetition Facility Secured Parties which has been negotiated at arms’ length as a critical and integrated global compromise on the consensual use of Cash Collateral, to protect against any aggregate diminution in the value of their respective interests in their collateral (including their Cash Collateral), as a result of, inter alia, the imposition of the automatic stay and the use of their Prepetition Collateral (including their Cash Collateral), as required by the Bankruptcy Code;

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(iii) modification of the automatic stay imposed by section 362 of the Bankruptcy Code solely to the extent necessary to permit the Debtors and the Prepetition Facility Secured Parties to implement and effectuate the terms and provisions of this order (together with all annexes and exhibits hereto, this “Interim Order”);

(iv) approval of certain stipulations by the Debtors as set forth in Annex B to this Interim Order with respect to the Prepetition Facilities, and the liens and security interests arising therefrom;

(v) subject to entry of the Final Order (as defined below), the waiver of any right to surcharge the Prepetition Collateral pursuant to section 506(c) of the Bankruptcy Code or other applicable law pursuant to the terms and subject to the conditions and limitations provided for herein and in the Final Order (as defined below);

(vi) the scheduling of a hearing (the “Final Hearing”) to be held before this Court to consider entry of a final order in form and substance acceptable to the Prepetition Facility Secured Parties (the “Final Order”) approving the use of the Cash Collateral, and the grant of adequate protection to the Prepetition Facility Secured Parties on a final basis;

(vii) the waiver of any applicable stay (including under Rule 6004 of the Federal Rules of Bankruptcy Procedure (as amended, the “Bankruptcy Rules”)) and providing for immediate effectiveness of this Interim Order; and

(viii) authorization for Seadrill Limited, as of the Petition Date, to perform and comply with all obligations under that certain Equitable Mortgage Over Shares in Seadrill Deepwater Drillship Ltd. (the “Deepwater Share Pledge”);

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and due, proper and sufficient notice of the Motion and the hearing to approve this Interim Order (the “Interim Hearing”) having been given under the circumstances and the opportunity for objection having been provided; and the Interim Hearing having been held before the Court on September 13, 2017; and it appearing that no other or further notice is necessary with respect to the Court’s entry of this Interim Order; and upon the Mosley Declaration, the evidence submitted and the record of the Interim Hearing held on the Motion to approve this Interim Order; and any and all objections to the entry of this Interim Order having been withdrawn, overruled or otherwise resolved; and that this Court may enter this Interim Order consistent with Article III of the United States Constitution; and it appearing that the relief requested in the Motion and granted herein is in the best interests of the Debtors, their estates, their creditors, and other parties-in-interest; and after due deliberation thereon; and good and sufficient cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:3

A. Commencement of the Chapter 11 Cases: On September 12, 2017 (the “Petition Date”), each of the Debtors filed a voluntary petition under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Court”), thereby commencing these chapter 11 cases (the “Chapter 11 Cases”).

B. Debtors in Possession; No Committee: Since the Petition Date, the Debtors have been managing and operating their business and properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. As of the date hereof, no official committee of unsecured creditors (any such committee, the “Committee”) has been appointed in the Chapter 11 Cases.

[3]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Bankruptcy Rule 7052.

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C. Jurisdiction and Venue: This Court has jurisdiction over these Chapter 11 Cases, the Motion, and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157(a) and 1334(b). Consideration of the Motion constitutes a core proceeding pursuant to 28 U.S.C. §157(b)(2). The predicates for relief sought herein are sections 105, 361, 362, 363, 507(b) and 552 of the Bankruptcy Code, Bankruptcy Rules 2002, 4001, 6003, 6004 and 9014, and Rule 4001-1 of the Local Rules of Bankruptcy Practice and Procedure for the Southern District of Texas (the “Local Rules”). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Notice. Notice of the hearing on this Interim Order and the relief requested in the Motion has been provided by the Debtors in accordance and compliance with Bankruptcy Rules 4001 and 9014, as well as the Local Rules, and is sufficient under the circumstances. Without limiting the forgoing, due notice was afforded, whether by facsimile, electronic mail, overnight courier or hand delivery, to parties-in-interest, including (a) the Office of the U.S. Trustee for Southern District of Texas (the “U.S. Trustee”); (b) entities listed as holding the 30 largest unsecured claims against the Debtors (on a consolidated basis); (c) the agents for each of the Debtors’ secured credit facilities; (d) counsel to the CoCom (as defined below); (e) the indenture trustee for each of the Debtors’ unsecured notes; (f) counsel to the Select Commitment Parties (as defined in the chapter 11 plan filed on the Petition Date); (g) counsel to Hemen Holding Ltd. and Centerbridge Credit Partners L.P.; (h) counsel to the counterparties to the Debtors’ swap transactions and Seabras lenders; (i) the Office of the United States Attorney for the Southern District of Texas; (j) the state attorneys general for states in which the Debtors conduct business; (k) the Internal Revenue Service; (l) the Securities and Exchange Commission; (m) the Environmental Protection Agency and similar state environmental agencies for states in which the Debtors conduct business; and (n) any party that has requested notice pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”).

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E. Prepetition Facility Obligations. Seadrill Limited and certain affiliated Debtors are party to thirteen separate secured credit facilities, each with a separate lender group and its own distinct collateral package (including certain collateral that is shared by multiple credit facilities). A detailed description of such Prepetition Facilities and Prepetition Collateral is set forth in Annex A hereto.

F. Stipulations as to Prepetition Facility Obligations. Without limiting the rights of any Committee or any other party-in-interest that has standing as, and solely to the extent set forth in paragraph 11 below, the Debtors permanently, immediately, and irrevocably acknowledge, represent, stipulate and agree to the statements set forth in Annex B hereto (the “Stipulations”).

G. Necessity of Relief Requested. The Debtors have requested immediate entry of this Interim Order pursuant to Bankruptcy Rule 4001(b)(2) and Local Rules 4001-1, 4002-1, and 9013-1, and good cause has been shown for entry of this Interim Order. The Debtors would not have sufficient available sources of working capital to operate their business in the ordinary course or to maintain their property without the use of the Cash Collateral. Without access to, and the ability to use, the Prepetition Collateral, which includes the Rigs (as defined below) and the Cash Collateral, the Debtors’ ability to manage, administer and preserve their estates would be immediately and irreparably harmed, thereby materially impairing their respective estates and creditors and the likelihood of a successful outcome in these Chapter 11 Cases. The terms of the use of Cash Collateral, including the grant of adequate protection and the other rights and

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benefits of the parties set forth in this Interim Order, are fair and reasonable, and the product of arms’ length negotiations, and reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties. Accordingly, entry of this Interim Order is in the best interests of the Debtors, their respective estates and their creditors and other parties-in-interest.

H. Adequate Protection. The Prepetition Facility Secured Parties are entitled, pursuant to sections 361 and 363(e) of the Bankruptcy Code, and as a condition for the use of their Prepetition Collateral, including the Cash Collateral, to the adequate protection of their respective interests in the Prepetition Collateral, including the Cash Collateral. The Prepetition Facility Secured Parties have negotiated in good faith regarding the Debtors’ use of the Cash Collateral to fund the administration of the Debtors’ estates and continued operation of their business, in accordance with the terms hereof. The Prepetition Facility Secured Parties have agreed to permit the Debtors to use the Cash Collateral, in accordance with this Interim Order, including the Budget (as defined below) (subject to Permitted Variance (as defined below)), and subject to the other terms and conditions set forth herein, including the protections afforded parties in “good faith” under section 363(m) of the Bankruptcy Code. Based on the Motion and on the record presented to the Court at the Interim Hearing, the terms of the proposed adequate protection arrangements and of the use of the Prepetition Collateral, including the Cash Collateral, are fair and reasonable, reflect the Debtors’ prudent business judgment, and constitute reasonably equivalent value and fair consideration for the Prepetition Facility Secured Parties’ consent thereto.

Based upon the foregoing, and upon the record made before this Court with respect to the Motion, including the record made at the Interim Hearing, and good and sufficient cause appearing therefor,

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NOW THEREFORE, IT IS HEREBY ORDERED THAT:

1. Motion Granted. The Motion is granted on an interim basis as herein provided and the use of Cash Collateral is authorized for each Debtor, subject and pursuant to the terms and conditions set forth in this Interim Order. Any objections to the Motion with respect to the entry of this Interim Order that have not previously been withdrawn, waived or otherwise resolved are hereby denied and overruled.

2. Authorization to Use Cash Collateral. The Debtors are authorized to use Cash Collateral during the period beginning on the Petition Date until the occurrence of the Termination Date (as defined below), subject to the terms and conditions of this Interim Order and to the adequate protection granted to or for the benefit of the Prepetition Facility Secured Parties as set forth herein, and in accordance with the 13-week cash disbursements and receipts budget attached as Exhibit A to this Interim Order (as such budget may be modified from time to time by the Debtors with the prior written consent of the CoCom (as defined below), the “Budget”); provided that (i) beginning on the date the first updated 13-week cash flow forecast of the Debtors is issued pursuant to paragraph 5(j) hereof, there shall be a permitted percentage variance between the total operating cash flow set forth in the Budget and the actual total operating cash flow for the six-week period ended the last business day of the immediately preceding week (excluding, for purposes of determining Budget compliance and calculation of the Permitted Variance, (A) Professional Fees (as defined below), (B) Adequate Protection Payments (as defined below) and (C) up to $175,000,000 in the aggregate of “Other Non-Operating Activities” (as used in the Budget), consisting of up to $75,000,000 on account of

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hedging arrangements (the “Hedging Basket”) and up to $100,000,000 on account of agreements pursuant to which delivery of a newbuild is deferred (the “Newbuild Basket”) (provided, for the avoidance of doubt, that the remaining $100,000,000 (or up to $150,000,000 to the extent applicable in accordance with clause (ii) below) of “Other Non-Operating Activities” amounts to be used by the Debtors for expenditures (the “Remaining Other Non-Operating Activities Basket”) shall be included for purposes of determining Budget compliance and calculation of the Permitted Variance)), which shall not exceed the greater of (x) 20% of the total operating cash flow from the preceding six-week period and (y) $25,000,000 (the “Permitted Variance”), (ii) to the extent any portion of the Hedging Basket or the Newbuild Basket remains unused, such unused amount up to $25,000,000 for each of the Hedging Basket and the Newbuild Basket (for a potential aggregate amount of $50,000,000) may be applied to the Remaining Other Non-Operating Activities Basket and (iii) solely with respect to the Hedging Basket, the Newbuild Basket and the Remaining Other Non-Operating Activities Basket, any amounts or expenses listed in the line item in the Budget that are unused in the six-week period used to test the Permitted Variance may be carried over and used by the Debtors in any subsequent four-week period for such line item. For the avoidance of doubt, the Debtors shall first use Administrative Cash to pay the fees and expenses of Professional Persons (as defined below), any ordinary course professionals retained pursuant to Court order, and the Clerk and UST Fees (as defined below) and, to the extent the Administrative Cash is insufficient pay such fees and expenses, the Debtors may thereafter use Cash Collateral for purposes of satisfying such claims, in each case in accordance with the terms of this Interim Order.

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3. Termination. The occurrence of any of the following events set forth in clauses (a) through (s) below shall constitute a “Termination Event,” unless waived in writing by the CoCom:

(a) this Interim Order shall cease to be in full force and effect for any reason;

(b) any of these Chapter 11 Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code, a chapter 11 trustee or examiner with expanded powers pursuant to section 1106(b) of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases or the Court shall abstain from hearing any of these Chapter 11 Cases, or any of the Debtors shall file a motion or other pleading with the Court seeking any of the foregoing relief;

(c) the Final Order shall not have been entered by this Court on or before 45 days following entry of this Interim Order, unless an extension is otherwise agreed to in writing by the CoCom;

(d) an order shall have been entered (or any of the Debtors shall seek an order) reversing, amending, supplementing, extending, staying, vacating, or otherwise modifying this Interim Order without the prior written consent of the CoCom;

(e) the Debtors shall file or the Court shall grant any application, motion or borrowing request seeking to: (i) incur indebtedness from any party secured by a lien on, or otherwise having a claim against or recourse to, as the case may be, the Debtors, the Prepetition Collateral or the Adequate Protection Collateral (as defined below), unless such liens or claims are junior and subordinated in all respects to the Prepetition Liens, the Prepetition Facility Obligations, the Adequate Protection Liens (as defined below) and the Adequate Protection Superpriority Claims (as defined below) without the consent the CoCom; or (ii) use Cash Collateral on a nonconsensual basis;

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(f) the Court shall grant any application by any party seeking payment of any claim on a superpriority administrative claim basis pari passu, or senior, to the Adequate Protection Superpriority Claims without the consent of the CoCom;

(g) the entry of an order by this Court or any other court having jurisdiction to do so granting relief from or modifying the automatic stay applicable under section 362 of the Bankruptcy Code to allow a holder or holders of any lien or security interest to foreclose or otherwise realize upon their liens or security interests in respect of a Rig;

(h) the Debtors’ exclusive right to file and solicit acceptance of a plan of reorganization is terminated or terminates, unless such exclusivity expires after the Debtors have filed a plan of reorganization with the Court that is in form and substance satisfactory to the Prepetition Facility Secured Parties (for the avoidance of doubt, the RSA Plan (as defined below) shall be considered in a form and substance satisfactory to the Prepetition Facility Secured Parties), and are proceeding in good faith toward confirmation and consummation of such plan;

(i) any Debtor breaches any material covenant or undertaking (after any applicable cure period) in any of the Prepetition Facility Documents relating to the insurance, operation, management and maintenance of any drilling rig that constitutes Prepetition Collateral (each, a “Rig”), including without limitation a breach in connection with expropriation, arrest, detention, capture, condemnation, confiscation, requisition, purchase, seizure, or forfeiture of, or any taking of title to, the applicable Rig;

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(j) the entry of an order by this Court or any other court having jurisdiction to do so (i) authorizing the sale of all or substantially all of a Debtor’s assets, or (ii) authorizing any other sale or disposition of any of the Prepetition Collateral outside the ordinary course of business without the prior written consent of the CoCom;

(k) any Debtor shall make any material payment (including “adequate protection” payments) on or in respect of any prepetition indebtedness other than in accordance with the Budget or otherwise pursuant to this Interim Order or any other interim or final order entered with respect to the Debtors’ “first day” motions (so long as such motions and orders are in form and substance reasonably acceptable to the CoCom);

(l) subject to a five (5) day grace period, the Debtors shall fail to make any Adequate Protection Payment when due;

(m) the entry of an order of this Court avoiding, disgorging, or requiring repayment of any portion of the Adequate Protection Payments made by the Debtors hereunder;

(n) the entry of an order of this Court approving any claims for recovery of amounts under section 506(c) of the Bankruptcy Code or otherwise arising from the preservation or disposition of any Prepetition Collateral;

(o) the Adequate Protection Liens or the Adequate Protection Superpriority Claims granted to the Prepetition Facility Secured Parties shall cease to be valid, perfected and enforceable in all respects, or any Debtor shall assert the invalidity, non-perfection or unenforceability of any of the Adequate Protections Liens or the invalidity or unenforceability of the Adequate Protection Superpriority Claims;

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(p) any Debtor shall seek, or shall support (in any such case by way of, inter alia, any motion or other pleading filed with this Court or any other writing to another party-in-interest executed by or on behalf of any Debtor) any other person’s motion, to disallow or subordinate in whole or in part any Prepetition Facility Secured Party’s claim in respect of Prepetition Facility Obligations or to challenge the validity, enforceability, perfection or priority of the liens in favor of any Prepetition Facility Secured Party (including, without limitation, any Prepetition Liens);

(q) the termination of the prepetition restructuring support agreement entered into by the Debtors and certain consenting creditors dated on or about [•], 2017 (as amended, restated, supplemented or otherwise modified in accordance with its terms, the “Restructuring Support Agreement”), subject to the tail period, if applicable, set forth in Section 13.09 of the Restructuring Support Agreement;

(r) the Debtors shall fail to adhere to the Budget (subject to the Permitted Variance); provided that it shall not constitute a Termination Event if the Debtors exceed the Permitted Variance by no more than $25,000,000 for a period of two weeks, so long as the Debtors are back in compliance with the Budget (subject to the Permitted Variance) within three weeks of the initial date of the noncompliance or

(s) the Debtors shall fail to comply with any other provision of this Interim Order in a material respect.

4. Remedies Upon the Termination Date.

(a) Notwithstanding anything contained herein, the Debtors’ authorization to use Cash Collateral hereunder shall automatically terminate (except for payment of the Carve-Out, as provided in paragraph 7 below) on the date (such date, the “Termination Date”), which is the

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earlier to occur of (x) June 12, 2018 and (y) seven (7) business days from the date (the “Termination Notice Date”) on which written notice of the occurrence of a Termination Event is given (which may be done electronically) by the CoCom to counsel to the Debtors, the U.S. Trustee, and counsel to any Committee appointed in the Chapter 11 Cases (the “Termination Notice,” and such period commencing on the Termination Notice Date and ending seven (7) business days later, the “Termination Notice Period”); provided that, if a hearing to consider relief from the automatic stay, any other appropriate relief in connection with delivery of the Termination Notice, or continued use of Cash Collateral (as may be held on an expedited basis as set forth in paragraph 4(b) below) is requested to be heard within such seven (7) business day period but is scheduled for a later date by the Court, the Termination Notice Period shall be automatically extended to the date of such hearing.

(b) Upon and after the delivery of the Termination Notice, the Debtors and each of the Prepetition Facility Agents and the CoCom consent to a hearing on an expedited basis to consider whether the automatic stay may be lifted so that the Prepetition Facility Secured Parties may exercise any and all of their respective rights and remedies in respect of the Adequate Protection Collateral in accordance with this Interim Order, the applicable Prepetition Facility Documents, or applicable law, or to consider any other appropriate relief (including the Debtors’ use of Cash Collateral on a nonconsensual basis); provided that the rights of the Debtors to oppose any relief requested by the Prepetition Facility Secured Parties and/or the CoCom (and the rights of any Prepetition Facility Secured Party or the CoCom to oppose any request for relief by the Debtors, including for the use of Cash Collateral on a nonconsensual basis) are, in each case, fully reserved.

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(c) During the Termination Notice Period, the Debtors’ right to use Cash Collateral pursuant to this Interim Order shall be limited to payment of: (x) any expenses set forth in the Budget that were incurred prior to, and remain unpaid as of, the Termination Notice Date and (y) solely as determined by the Debtors in their reasonable discretion and in good faith, any other critical business-related expenses necessary to operate the Debtors’ business or preserve the Prepetition Collateral including payments in respect of health or human safety, in each case with prior notice to the CoCom (to the extent reasonably possible) and subject in all respects to the Budget. Following the Termination Date, the Debtors may use Cash Collateral to pay any remaining expenses set forth in the Budget that were incurred (in the ordinary course of business consistent with past practice) prior to, and remain unpaid as of, the Termination Date.

(d) The delay or failure to exercise rights and remedies under this Interim Order or any Prepetition Facility Document shall not constitute a waiver of the Prepetition Facility Secured Parties’ rights hereunder, thereunder or otherwise. The occurrence of the Termination Date or a Termination Event shall not affect the validity, priority or enforceability of any and all rights, remedies, benefits and protections provided to the Prepetition Facility Secured Parties under this Interim Order, which rights, remedies, benefits and protections shall survive the Termination Date.

(e) The automatic stay imposed under Bankruptcy Code section 362(a) is hereby modified as necessary to (i) permit the Debtors to grant the Adequate Protection Liens and Adequate Protection Superpriority Claims and to incur all liabilities and obligations to the Prepetition Facility Secured Parties under this Interim Order, and (ii) authorize the Prepetition Facility Secured Parties to retain and apply any applicable payments hereunder.

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(f) Without limiting any obligations under the Restructuring Support Agreement (to the extent in effect at such time), nothing included herein shall prejudice, impair, or otherwise affect any Prepetition Facility Secured Party’s rights to seek any other or supplemental relief in respect of the Debtors (including any other or additional adequate protection); provided that each Prepetition Facility Secured Party’s right to seek any rights or adequate protection with respect to the Administrative Cash is subject to the express reservation set forth in clause (i) of the preamble of this Interim Order. The rights of the Debtors and all other parties in interest to oppose any such request on any grounds are fully reserved.

5. Adequate Protection. As adequate protection for the respective interests of the Prepetition Facility Secured Parties in the Prepetition Collateral (including the Cash Collateral), pursuant to sections 361 and 363(e) of the Bankruptcy Code, and as a condition for the use of their Prepetition Collateral, including any Cash Collateral, each of the Prepetition Facility Secured Parties are hereby granted the following (collectively, the “Adequate Protection”), effective from the Petition Date:

(a) Adequate Protection Liens. Solely to the extent of, and in an aggregate amount equal to, any diminution in value of any Prepetition Facility Secured Party’s interests in its respective Prepetition Collateral, including on a dollar-for-dollar basis in respect of any Cash Collateral, from and after the Petition Date, arising from the imposition and enforcement of the automatic stay and the Debtors’ use, sale or lease of such Prepetition Collateral, including any Cash Collateral (any such diminution, a “Diminution in Value”), and in each case subject and subordinate to the Carve-Out, each Prepetition Facility Secured Party (or the applicable Prepetition Facility Agent on its behalf) is hereby granted the following security interests and liens (collectively, the “Adequate Protection Liens”):

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(i) pursuant to sections 361(2) and 363(c)(2) of the Bankruptcy Code, valid, binding, continuing, enforceable, fully-perfected, non-avoidable first priority replacement liens on, and security interests in, the Adequate Protection Collateral of each borrower and obligor under the applicable Prepetition Facility under which such Prepetition Facility Secured Party is a party that is not subject to (x) valid, perfected, non-avoidable and enforceable liens in existence on or as of the Petition Date or (y) valid and non-avoidable liens in existence as of the Petition Date that are perfected after the Petition Date as permitted by section 546(b) of the Bankruptcy Code; and

(ii) pursuant to sections 361(2) and 363(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected non-avoidable senior priming replacement liens on, and security interest in, all other Adequate Protection Collateral of each borrower and obligor under the applicable Prepetition Facility under which such Prepetition Facility Secured Party is a party, which replacement liens and security interests shall be (x) junior to the Prepetition Liens, and any (1) valid, perfected and non-avoidable liens in existence as of the Petition Date and (2) valid and non-avoidable liens in existence as of the Petition Date that are perfected after the Petition Date as permitted by section 546(b) of the Bankruptcy Code, which in each case are senior in priority to the Prepetition Liens and are permitted by the terms of the Prepetition Facility Documents and (y) senior to all other liens on and security interests of any third parties that were junior to the Prepetition Liens as of the Petition Date.

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(b) Adequate Protection Collateral. “Adequate Protection Collateral” shall mean, collectively, all of the Debtors’ property and assets (whether now owned or after-acquired, and whether real or personal, tangible or intangible), including, without limitation, all Prepetition Collateral, Rigs, postpetition revenues, insurance, bank accounts and other security or deposit accounts of the Debtors (including, for the avoidance of doubt, any accounts opened prior to, on and/or after the Petition Date), all equity interests, all intercompany claims, accounts and receivables (and all rights associated therewith), and any and all proceeds, products, rents and profits of all of the foregoing; provided that Adequate Protection Collateral shall not include (i) the Administrative Cash (subject to the reservation in clause (i) of the preamble of this Interim Order), (ii) assets or property (other than the Prepetition Collateral, including Cash Collateral) upon which, and solely to the extent that, the grant of an Adequate Protection Lien as contemplated in this Interim Order, would constitute a default or event of default, under (a) that certain $1,450,000,000 senior secured credit facility agreement originally dated 20 March 2013 between, amongst others, Seadrill Vela Hungary Kft as borrower and ING Bank N.V. as agent as set out in Schedule 3 (Amended and Restated Vela Facility Agreement) of the Third Amendment and Restatement Agreement dated 16 August 2017 between, amongst others, Seadrill Tellus Ltd. and Seadrill Vela Hungary Kft as borrowers and ING Bank N.V. as agent (as amended, restated, supplemented or otherwise modified from time to time), (b) that certain $119,100,000 secured credit

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facility agreement originally dated 16 August 2017 (as amended, restated, supplemented or otherwise modified from time to time) between, amongst others, Seadrill T-15 Ltd. and Seadrill T-16 Ltd., as borrowers, and Citibank Europe plc, UK Branch as agent, and (c) that certain $420,000,000 term loan and revolving credit facilities agreement originally dated 28 December 2012 (as amended, restated, supplemented or otherwise modified from time to time) between, amongst others, Seadrill Polaris Ltd. (previously SFL West Polaris Limited) as borrower and DNB Bank ASA as agent, (iii) any receivables, collateral, or other assets pledged, assigned, or otherwise granted by a Debtor to secure the Senior Secured Credit Facility Agreement, dated March 20, 2015, as amended from time to time, between SeaMex Ltd. and the other parties thereto, including under the Intra-Group Credit Assignment, dated March 20, 2015, as amended from time to time, between Seadrill Limited and the other parties thereto, (iv) the Mortgaged Shares (as defined under the Deepwater Share Pledge), or (v) any of the Debtors’ claims and causes of action for preferences, fraudulent conveyances, and other avoidance power claims under sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code (collectively, the “Avoidance Actions”); and provided, further, that subject only to, and effective upon, entry of the Final Order, Adequate Protection Collateral shall include any and all proceeds or other property that is recovered or becomes unencumbered, whether by judgment, settlement, or otherwise, or is otherwise the subject of any successful Avoidance Actions.

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(c) Adequate Protection Superpriority Claims. To the extent of, and in an aggregate amount equal to, any Diminution in Value in respect of the Prepetition Collateral securing its respective Prepetition Facility, and subject only to the Carve-Out, each Prepetition Facility Secured Party is hereby granted an allowed superpriority administrative expense claim against each borrower and obligor under the applicable Prepetition Facility under which such Prepetition Facility Secured Party is a party (collectively, the “Adequate Protection Superpriority Claims”), which Adequate Protection Superpriority Claims shall, subject to the Carve-Out, have priority over any and all administrative expenses, adequate protection claims and other claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under the Bankruptcy Code.

(d) Scope of Adequate Protection Liens and Adequate Protection Superpriority Claims. Notwithstanding anything to the contrary herein, solely prior to the entry of the Final Order, (i) the Adequate Protection Liens granted to each Prepetition Facility Secured Party hereunder shall be limited to (x) Adequate Protection Collateral consisting of such Prepetition Facility Secured Party’s Prepetition Collateral and (y) any other Adequate Protection Collateral owned by a borrower or obligor under the applicable Prepetition Facility but only to the extent of the Diminution in Value of the collateral owned by such borrower or obligor; and (ii) the Adequate Protection Superpriority Claims granted to each Prepetition Facility Secured Party hereunder (x) shall be limited to claims against the borrowers and obligors under the applicable Prepetition Facility under which such Prepetition Facility Secured Party is a party and (y) shall be limited to the extent of the Diminution in Value of the collateral owned by such borrower or obligor.

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(e) Status of the Adequate Protection Liens and Adequate Protection Superpriority Claims. The Adequate Protection Liens shall not be (i) subject or subordinate to (A) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code or (B) any lien or security interest arising after the Petition Date, subject only to the Carve-Out, or (ii) except as expressly set forth in clauses (i) or (ii) of paragraph 5(a) above, subordinated to or made pari passu with any other lien or security interest under sections 363 or 364 of the Bankruptcy Code or otherwise. The Adequate Protection Liens shall be in addition to all valid and enforceable liens and security interests now existing in favor of the Prepetition Facility Agents for the benefit of the Prepetition Facility Secured Parties and not in substitution therefor. Notwithstanding anything to the contrary in this Interim Order, (i) if the Plan (as defined in the Restructuring Support Agreement, the “RSA Plan”) is confirmed in accordance with the terms of the Restructuring Support Agreement, any Adequate Protection Liens and Adequate Protection Superpriority Claims granted to any Prepetition Facility Secured Lender (or the applicable Prepetition Facility Agent on its behalf) will be deemed satisfied (including for purposes of satisfying section 1129(a)(9) of the Bankruptcy Code) by the treatment provided to such Prepetition Facility Secured Parties under the RSA Plan or (ii) in the case of any plan of reorganization or liquidation other than the RSA Plan (such plan, a “Non-RSA Plan”), the Adequate Protection Liens and Adequate Protection Superpriority Claims granted to any

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Prepetition Facility Secured Lender (or the applicable Prepetition Facility Agent on its behalf) shall be, under such Non-RSA Plan, either (1) paid in full in cash or (2) provided with any other treatment that has been accepted by the Prepetition Facility Secured Parties holding claims under the applicable Prepetition Facility under which such Prepetition Facility Secured Lender is a party in numbers and amounts sufficient to satisfy the requirements of section 1126(c) of the Bankruptcy Code, so long as such treatment complies with the requirements of section 1129(b) of the Bankruptcy Code (it being agreed that, if all requirements of section 1129(b) are satisfied, then in such case the requirements of section 1129(a)(9) may be deemed satisfied by treatment other than payment in full in cash). Solely for purposes of the consensual use of Cash Collateral in accordance with this Interim Order and solely with respect to Adequate Protection Superpriority Claims and Adequate Protection Liens shall not include any expenditure or transfer of Cash Collateral consistent with the Budget and the Cash Management Order during the period from the Petition Date until the earlier of (x) the effective date of the RSA Plan and (y) the Termination Date. Notwithstanding anything to the contrary herein, each Prepetition Facility Secured Party is hereby granted and shall have replacement liens in all postpetition revenues deposited into Earnings Accounts (as defined in the Cash Management Order) owned by each borrower and obligor under the applicable Prepetition Facility under which such Prepetition Facility Secured Party is a party.

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(f) Adequate Protection Payments. The Prepetition Facility Agents (on behalf of the respective Prepetition Facility Secured Parties) shall each receive from the Debtors (using reasonable efforts where practicable to pay the following payments from Earnings Accounts (as defined in the Cash Management Order)) (i) within five (5) business days following the entry of this Interim Order, cash payment of all accrued and unpaid interest (whether accrued prior to or after the Petition Date) on the applicable Prepetition Facility Obligations at the non-default rates provided for in the respective Prepetition Facility Documents (it being understood that interest shall accrue at the default rate to the fullest extent permitted under the Bankruptcy Code, with all rights to object thereto fully preserved), and all accrued and unpaid fees and costs (whether accrued prior to or after the Petition Date) owing to the Prepetition Facility Secured Parties under the respective Prepetition Facility Documents, and (ii) on the last business day of each month thereafter, cash payment of all accrued and unpaid interest, at the applicable non-default rates provided in the respective Prepetition Facility Documents (it being understood that interest shall accrue at the default rate to the fullest extent permitted under the Bankruptcy Code, with all rights to object thereto fully preserved; provided, that the difference between the applicable non-default and default interest rate shall be waived pursuant to, and on the effective date of, the RSA Plan), and any fees and costs due and payable under the respective Prepetition Facilities, including, without limitation, any accrued fees owing to the Prepetition Facility Secured Parties under the respective Prepetition Facility Documents; provided that, solely in the event that a Non-RSA Plan is confirmed under section 1129 of the Bankruptcy Code and there is a final determination that any Prepetition Facility Secured Parties were undersecured as of the Petition Date, payments received by such Prepetition Facility Secured Parties pursuant to this paragraph 5(f) may be recharacterized and applied as payments of principal attributable to the applicable Prepetition Facility.

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(g) ECA Payments. The Debtors shall pay all interest, premiums and/or other fees (whether incurred prior to or after the Petition Date) due and payable to any Seadrill ECA (as defined in the Restructuring Support Agreement) under, and in accordance with, such Seadrill ECA’s respective Seadrill ECA Guarantee (as defined in the Restructuring Support Agreement) and the Prepetition Facility Documents.

(h) Fees and Expenses. The Debtors shall pay in full, in cash and in immediately available funds all reasonable and documented fees, costs and expenses (whether incurred prior to, on or after the Petition Date), without duplication, of (i) the Prepetition Facility Agents and (ii) the Committee of Coordinators appointed under and as defined in that certain appointment letter dated April 20, 2016 among Seadrill Limited and each member thereof, as amended, restated, supplemented, or otherwise modified from time to time (the “CoCom”), on the terms set forth in each work fee letter entered into between any Debtor and each member of the CoCom (the “CoCom Work Fee Letters”), including all reasonable and documented professional and advisory fees, costs and expenses of their legal, financial and other professionals, including White & Case LLP, Advolatfirmaet BA-HR and Lazard Frères & Co. LLC (which, for the avoidance of doubt, includes the monthly fee, transaction (or similar back-ended) fee and any expenses owed to Lazard Frères & Co. LLC in accordance with the terms of its retention agreement), and including any other local, foreign or regulatory counsel as may at any time be necessary (collectively, the “Prepetition Facility Professionals”), (x) promptly

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upon entry of this Interim Order in the full amounts set forth in any outstanding invoices from the Prepetition Facility Agents and Prepetition Facility Professionals received by the Debtors at least five (5) business days prior to the entry of this Interim Order and outstanding amounts owed to the CoCom outstanding under the CoCom Work Fee Letters (as invoiced to the Debtors) and (y) thereafter, within ten (10) business days after (A) the presentment of any such invoices to the Debtors and the U.S. Trustee (which shall include reasonable supporting detail in the form of standard detailed invoices, which may be redacted to protect privileged, confidential, or commercially or strategically sensitive information) or (B) in the case of the CoCom fees owed to the CoCom under the CoCom Work Fee Letters, such payments coming due pursuant to the terms of the CoCom Work Fee Letters, as invoiced to the Debtors (the payment obligations set forth in this paragraph 5(h), together with the payment obligations set forth in paragraphs 5(f) and 5(g) above, the “Adequate Protection Payments”). The Prepetition Facility Agents, the CoCom and the Prepetition Facility Professionals shall not be required to comply with the U.S. Trustee fee guidelines or file any fee applications with the Court, but shall provide copies of their invoices as set forth above to the U.S. Trustee.

(i) Reservation of Rights. Nothing in this Interim Order shall be construed to limit the Prepetition Facility Agents’ or the CoCom’s respective rights and remedies under the Prepetition Facility Documents, the CoCom Work Fee Letters or applicable law regarding engagement and reimbursement of expenses of professionals and advisors.

(j) Reporting. The Debtors shall comply with the reporting requirements set forth in the Prepetition Facility Documents, and shall provide the following additional reporting to the Prepetition Facility Agents and the CoCom:

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(i) No later than Friday of the fourth week covered by the then existing Budget, an updated 13-week cash flow forecast of the Debtors, substantially in the form of the Budget, which updated Budget shall be in form and substance satisfactory to the Prepetition Facility Agents and the CoCom (but shall not be required to be filed with the Court); provided, however, that if the Prepetition Facility Agents and the CoCom do not agree to an updated Budget, the Budget shall be the then existing Budget or such Budget as may be approved by the Court.

(ii) On Friday of each calendar week, commencing on Friday, September 29, 2017, a variance report comparing, on a line item basis, actual results for the previous individual week and cumulative weeks to the amounts set forth in the Budget for such previous week and since the Petition Date. Such variance report shall provide itemized detail on the utilization of the Hedging Basket, the Newbuild Basket, and the Remaining Other Non-Operating Activities Basket. Each material variance shall be accompanied by a qualitative explanation.

(iii) No later than the date that the monthly operating report is issued, a copy of the unaudited consolidated balance sheet of the Debtors as at the end of such month and the related statements of income and cash flows for such month and the portion of the fiscal year through the end of such month.

(iv) A monthly fleet status report on all drilling rigs.

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(v) Written notice to the CoCom of any drilling contract early termination notices provided by the Debtors’ customers pursuant to the relevant drilling contract.

(vi) The monthly information updates required to be delivered under paragraph 4(w) of each of the waiver and extension approval letters, dated 28 April 2016, related to the Prepetition Facility Loan Documents (as amended, restated, supplemented, or otherwise modified from time to time), to be provided as soon as available, but in any event within forty-five (45) calendar days after the last day of each month.

(vii) The Debtors shall promptly provide notice to each of the Prepetition Facility Agents and the CoCom (with a copy to their counsel), when any Debtor has any knowledge of the occurrence of any Termination Event.

(k) Access to Records. In addition to, and without limiting, any rights to access that the Prepetition Facility Secured Parties have under their respective Prepetition Facility Documents, upon reasonable notice and at reasonable times, the Debtors shall permit representatives, agents and employees of the Prepetition Facility Agents and the CoCom (i) to have access to and inspect the Debtors’ properties, (ii) to examine the Debtors’ books and records, and (iii) to discuss (no less than once per calendar month) the Debtors’ affairs, finances, and condition with the Debtors’ officers and financial advisors, including the status of any pending tax settlements or other contingent liabilities.

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(l) Modifications for Adverse Consequences of Granting Adequate Protection Liens or Adequate Protection Superpriority Claims. If the Debtors determine in good faith (in consultation with any affected Prepetition Facility Agent and the CoCom) that the grant of any Adequate Protection Lien on any asset or Adequate Protection Superpriority Claim of any Debtor (or any direct or indirect non-Debtor subsidiary or affiliate of a Debtor) (i) results, or would result, in a material adverse tax consequence to any Debtor (or any direct or indirect non-Debtor subsidiary or affiliate of a Debtor), (ii) is otherwise prohibited or restricted by applicable law, or (iii) is determined by the Debtors, acting in good faith, to have a reasonable likelihood of giving rise to termination and/or acceleration of any material customer contract, then such Adequate Protection Lien shall not attach to any such asset or such Adequate Protection Superpriority Claim shall be reduced or limited or (solely in the case of clause (i) or (ii) above) void ab initio, as applicable (without further action of the Court, the Debtors, the Prepetition Facility Agents, or the CoCom), solely to the extent necessary to avoid such material adverse consequence, such prohibition, restriction, or such termination or acceleration; provided, however, that the Debtors shall use commercially reasonable efforts to minimize any such material adverse tax consequences, prohibitions, restrictions, terminations, or accelerations, as applicable, and to preserve, to the extent possible, the Adequate Protection Lien or Adequate Protection Superpriority Claim; and provided, further, that to the extent any such asset or claims is excluded pursuant to this paragraph 5(l), such asset or claim shall cease to be so excluded at the time that the condition causing such exclusion no longer exists and, to the extent severable, the Adequate Protection Lien shall attach immediately to such asset and such Adequate Protection Superpriority Claim shall be restored.

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6. Subordination of the Debtors’ Intercompany, Affiliate Liens. All intercompany or affiliate claims (and, to the extent secured, all such liens) of the Debtors (other than any liens granted to the Prepetition Facility Secured Parties), will be tracked and documented, and will be contractually subordinated to the Prepetition Facility Obligations, the Adequate Protection Liens, the Adequate Protection Superpriority Claims, and the liens granted to the Prepetition Facility Secured Parties (but not, for the avoidance of doubt, any other liens or claims except as otherwise ordered by the Court), on terms that are satisfactory to the CoCom.

7. Carve-Out.

(a) Carve-Out. As used in this Interim Order, the “Carve-Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in clause (iii) below) (the “Clerk and UST Fees”); (ii) all reasonable fees and expenses up to $100,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in clause (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Committee (if any) pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the CoCom of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to

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or after delivery of the Carve-Out Trigger Notice, subject (as applicable) to the Investigation Budget Cap; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $50,000,000 incurred after the first business day following delivery by the CoCom of a Carve-Out Trigger Notice (provided that such amount may only be used to pay any Allowed Professional Fees that remain outstanding after first applying to such Allowed Professional Fees any Administrative Cash), to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post Carve-Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by e-mail (or other electronic means) by the CoCom to the Debtors’ lead restructuring counsel, the U.S. Trustee, and counsel to any Committee appointed in the Chapter 11 Cases, which notice may be delivered following the occurrence of a Termination Event (and may be delivered together with, and as a part of, the Termination Notice), stating that the Post Carve-Out Trigger Notice Cap has been invoked.

(b) Carve Out Reserves. On the day on which a Carve Out Trigger Notice is given by the CoCom to the Debtors with a copy to counsel to the Committee (if any) (the “Termination Declaration Date”), the Debtors shall utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Debtors shall deposit and hold such amounts in a segregated account in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims. The Debtors shall also deposit and hold cash in an amount equal to the Post Carve-Out Trigger Notice Cap in a segregated account in trust to pay such Allowed Professional Fees benefiting from the Post Carve-Out

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Trigger Notice Cap (the “Post Carve-Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post Carve-Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the Prepetition Facility Agents for the benefit of the Prepetition Facility Secured Parties, unless the Prepetition Facility Obligations (including, to the extent required pursuant to this Interim Order or the Final Order, any amounts owed on account of the adequate protection granted to the Prepetition Facility Secured Parties pursuant to this Interim Order and the Final Order) have been indefeasibly paid in full, in cash, in which case any such excess shall be paid to the Debtors’ creditors in accordance with their rights and priorities as of the Petition Date. All funds in the Post Carve-Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the Prepetition Facility Agents for the benefit of the Prepetition Facility Secured Parties, unless the Prepetition Facility Secured Obligations (including, to the extent required pursuant to this Interim Order or the Final Order, any amounts owed on account of the adequate protection granted to the Prepetition Facility Secured Parties pursuant to this Interim Order and the Final Order) have been indefeasibly paid in full, in cash, in which case any such excess shall be paid to the Debtors’ creditors in accordance with their rights and priorities as of the Petition Date. Notwithstanding anything to the contrary in the Prepetition Facility

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Documents, this Interim Order, or the Final Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this paragraph 7, then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively, shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in this paragraph 7, prior to making any payments to the Prepetition Facility Agents or any of the Debtors’ creditors, as applicable. Notwithstanding anything to the contrary in the Prepetition Facility Documents, this Interim Order, or the Final Order, following delivery of a Carve Out Trigger Notice, the Prepetition Facility Agents shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the Prepetition Facility Agents for application in accordance with the Prepetition Facility Documents and this Interim Order or the Final Order. Further, notwithstanding anything to the contrary in this Interim Order, (i) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out and (ii) in no way shall the Budget, Carve Out, Post Carve-Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary herein or in the Final Order, or in the Prepetition Facility Documents, the Carve Out shall be senior to all liens and claims securing the Prepetition Collateral, including the Cash Collateral, the Adequate Protection Liens, the Adequate Protection Superpriority Claims, and any liens or claims securing the Prepetition Facility Obligations.

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(c) No Cap; Priority. Notwithstanding anything to the contrary in this Interim Order, in no way shall the Budget, the Carve-Out, the Post Carve-Out Trigger Notice Cap or the Carve-Out Reserves be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt, and notwithstanding anything to the contrary herein or in the Prepetition Facility Documents, the Carve-Out shall be senior to all liens and claims securing the Prepetition Collateral, including the Cash Collateral, the Adequate Protection Liens and the Adequate Protection Superpriority Claims.

(d) Payment of Allowed Professional Fees Prior to the Carve-Out Trigger Notice Date. Any payment or reimbursement made prior to the occurrence of the Carve-Out Trigger Notice Date in respect of any Allowed Professional Fees shall not reduce the Carve-Out.

(e) Payment of Carve-Out On or After the Carve-Out Trigger Notice Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve-Out on a dollar-for-dollar basis.

8. Reservation of Rights. The Prepetition Facility Agents, the other Prepetition Facility Secured Parties and the CoCom reserve the right to object to the allowance of any fees and expenses, whether or not such fees and expenses were incurred in accordance with the Budget. The payment of any Allowed Professional Fees pursuant to the Carve-Out shall not, and shall not be deemed to (i) reduce any Debtor’s obligations owed to any of the Prepetition Facility Secured Parties (whether under this Interim Order or otherwise) or (ii) modify, alter or otherwise affect any of the liens and security interests of such parties (whether granted under this Interim Order or otherwise) in the Prepetition Collateral or the Adequate Protection Collateral (or their

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respective claims against the Debtors). The Prepetition Facility Secured Parties shall not be responsible for the direct payment or reimbursement of any Allowed Professional Fees, or any fees or expenses of the U.S. Trustee or Clerk of the Court (or of any other entity) incurred in connection with the Chapter 11 Cases or any successor case, and nothing in this Interim Order or otherwise shall be construed to obligate such parties in any way to pay such compensation or to reimburse such expenses; provided that, if any such party has received a payment or distribution in violation of this Interim Order at a time when the Carve-Out has not been fully honored or funded, any and all such payments or distributions received in violation of this Interim Order may be subject to disgorgement to the extent necessary to fund the Carve-Out.

9. Insurance on Assets. The Debtors shall provide continued maintenance of and appropriate insurance on the Debtors’ assets (including the Rigs), in amounts consistent with the Debtors’ prepetition practices and as set forth in the applicable Prepetition Facility Documents.

10. Effectiveness of Adequate Protection Liens. This Interim Order shall be sufficient and conclusive evidence of the validity, perfection, enforceability and priority of the Adequate Protection Liens without the necessity of filing or recording any financing statement, deed of trust, mortgage, security agreement, notice of liens, or other similar instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the Adequate Protection Liens or to entitle the Adequate Protection Liens to the priorities granted herein. Notwithstanding the foregoing, any Prepetition Facility Agent may, in its sole discretion, file such financing statements, deeds of trust, mortgages, security agreements, notices of liens and other similar instruments or documents, and is hereby granted relief from the automatic stay of section 362 of the Bankruptcy Code in order

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to do so, and all such financing statements, deeds of trust, mortgages, security agreements, notices and other agreements or documents shall be deemed to have been filed or recorded at the time and on the date of the commencement of the Chapter 11 Cases. The Debtors shall execute and deliver to the Prepetition Facility Agents all such financing statements, mortgages, security agreements, notices and other documents as the Prepetition Facility Agents may reasonably request to evidence, confirm, validate or perfect, or to insure the contemplated priority of the Adequate Protection Liens. Each Prepetition Facility Agent, in its sole discretion, may file a photocopy of this Interim Order as a financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which the Debtors have real or personal property and, in such event, the subject filing or recording officer shall be authorized to file or record such copy of this Interim Order.

11. Challenges and Claims. The stipulations, admissions, agreements, releases and waivers contained in this Interim Order, including the Stipulations in Annex B of this Interim Order, are and shall be binding upon the Debtors and any of the Debtors’ successors, including, without limitation, any chapter 7 or chapter 11 trustee, responsible person, examiner with expanded powers, or other estate representative and all parties-in-interest and all of their successors-in-interest and assigns, including, without limitation, any Committee, unless, and solely to the extent that, a party-in-interest with requisite standing (subject in all respects to any agreement or applicable law which may limit or affect such entity’s right or ability to do so) (i) has timely filed the proper pleadings, and timely commenced the appropriate proceedings under the Bankruptcy Code and Bankruptcy Rules, including, without limitation, as required pursuant to Part VII of the Bankruptcy Rules (in each case subject to the limitations set forth in

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paragraph 12 below), challenging the Stipulations regarding: (a) the validity, enforceability, extent, priority, or perfection of the mortgages, security interests, and liens of any Prepetition Facility Agent or other Prepetition Facility Secured Party; or (b) the validity, enforceability, allowability, priority, secured status, or amount of the Prepetition Facility Obligations (each such proceeding or appropriate pleading commencing a proceeding or other contested matter, a “Challenge”), by no later than sixty (60) calendar days from the date of entry of the Final Order (the “Challenge Period Termination Date”), as such date may be extended in the sole discretion of the applicable Prepetition Facility Agents and any applicable individual Prepetition Facility Secured Party that is the subject of a Challenge (as defined below) and (ii) this Court enters judgment in favor of the plaintiff or movant in any such timely and properly commenced Challenge proceeding, and any such judgment has become final and is not subject to any further review or appeal. To the extent the Stipulations (or any of them), in each case, as with respect to any Prepetition Facility, any Prepetition Facility Agent or any other Prepetition Facility Secured Party, are (x) not subject to a Challenge timely and properly commenced prior to the expiration of the Challenge Period Termination Date or (y) subject to a Challenge timely and properly commenced prior to the expiration of the Challenge Period Termination Date, to the extent any such Challenge does not result in a final and non-appealable judgment or order of the Court that is inconsistent with such Stipulations, then, in each case, without further notice, motion or application to, or order of, or hearing before, this Court and without the need or requirement to file any proof of claim: (a) any and all such Challenges by any party shall be deemed to be forever waived, released, and barred; and (b) all of the Stipulations and all other waivers, releases and affirmations set forth in this Interim Order (or any not properly and timely

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challenged) shall be of full force and effect and shall be binding, conclusive and final on any person, entity or party-in-interest, including any Committee, in the Chapter 11 Cases, and their successors and assigns, and in any Successor Case for all purposes and shall not be subject to challenge or objection by the Committee or any other party-in-interest, including, without limitation, any trustee, responsible individual, examiner with expanded powers or other representative of the Debtors’ estates. If any such Challenge is timely and properly filed, the stipulations and admissions contained in this Interim Order, including the Stipulations, shall nonetheless remain binding and preclusive on the Committee (if any) and any other person or entity except, and solely to the extent, that such stipulations and admissions were expressly challenged in such timely and properly filed Challenge and determined by final order of the Court to be disallowed. Notwithstanding anything to the contrary herein, the right to commence any Challenge under this Interim Order is only preserved as against any particular Prepetition Facility Obligation or Prepetition Collateral and/or against each particular Prepetition Facility Agent and each other Prepetition Facility Secured Party to the extent such Challenge is commenced timely and properly, prior to the Challenge Period Termination Date and in respect of such Prepetition Facility Obligations or Prepetition Collateral, such Prepetition Facility Agent, and/or such other Prepetition Facility Secured Party, and is otherwise waived as set forth in this paragraph 11. All remedies or defenses of any party with respect to any Challenge are hereby preserved. Nothing in this Interim Order vests or confers on any person, including the Committee (if any) appointed in these Chapter 11 Cases, standing or authority to pursue any cause of action belonging to the Debtors or their estates, including, without limitation, any Challenges with respect to the Prepetition Facility Obligations, and an order of the Court (or any

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other court of competent jurisdiction) conferring such standing on a Committee or other party-in-interest shall be a prerequisite for the prosecution of a Challenge by the Committee or such other party-in-interest. To the extent any Challenge Proceeding is timely and properly commenced, the Prepetition Facility Secured Parties and the CoCom shall be entitled to reimbursement or payment of the related costs and expenses, including but not limited to reasonable attorneys’ fees, incurred in defending themselves in any such proceeding, consistent with the terms of paragraph 5(h) above.

12. Limitations on Use of Cash Collateral. Notwithstanding anything herein to the contrary, no portion of the proceeds of the Prepetition Collateral, including Cash Collateral, the Administrative Cash or the Carve-Out, and no disbursements set forth in the Budget, may be used for the payment of professional fees, disbursements, costs, or expenses incurred by any person in connection with (a) incurring indebtedness other than as expressly provided in this Interim Order, (b) preventing, hindering, impeding, or delaying any of the Prepetition Facility Agents’ or any other Prepetition Facility Secured Parties’ enforcement or realization upon, or exercise of rights in respect of, any of the Prepetition Collateral or Adequate Protection Collateral (except as provided in paragraph 4 above), (c) seeking to amend or modify any of the rights or interests granted to any Prepetition Facility Agent or any other Prepetition Facility Secured Party under this Interim Order or their respective Prepetition Facility Documents, including seeking to use Cash Collateral on a contested basis, (d) asserting, commencing, or prosecuting any claims or causes of action, including, without limitation, any Challenge or any other actions under chapter 5 of the Bankruptcy Code (or any similar law), against any of the Prepetition First Lien Agents or any other Prepetition Facility Secured Party, or any of their

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respective affiliates, agents, attorneys, advisors, professionals, officers, directors, or employees, or (e) asserting, joining, commencing, supporting, investigating, or prosecuting any Challenge, or any other action for any claim, counterclaim, action, cause of action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination, or similar relief against, or adverse to the material interests of the Prepetition Facility Secured Parties, arising out of, in connection with, or relating to the Prepetition Facility Documents, or the transactions contemplated thereunder, including, without limitation, (i) any action arising under the Bankruptcy Code, (ii) any so-called “lender liability” claims and causes of action, (iii) any action with respect to the validity and extent of the Prepetition Facility Obligations or the validity, extent, perfection and priority of the Prepetition Liens, (iv) any action seeking to invalidate, set aside, avoid, reduce, set off, offset, recharacterize, subordinate (whether equitable, contractual, or otherwise), recoup against, disallow, impair, raise any defenses, cross-claims, or counterclaims, or raise any other challenges under the Bankruptcy Code or any other applicable domestic or foreign law or regulation against, or with respect to, the Prepetition Liens, in whole or in part, (v) appeal or otherwise challenge this Interim Order or the Final Order or (vi) any action that has the effect of preventing, hindering, impeding or delaying (whether directly or indirectly) the Prepetition Facility Agents or Prepetition Facility Secured Parties in respect of their Prepetition Liens, Prepetition Claims, Adequate Protection Liens or Adequate Protection Superpriority Claims or any of their rights, powers, or benefits hereunder or in the Prepetition Facility Documents anywhere in the world; provided that no more than $75,000 in the aggregate of the proceeds of the Prepetition Collateral, the Cash Collateral, the Administrative Cash and the Carve-Out may be used by any Committee to investigate (but not prosecute or Challenge) the Stipulations (the “Investigation Budget Cap”).

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13. Continuing Effect of Order. Any dismissal, conversion, or substantive consolidation of these Chapter 11 Cases shall not affect the rights of the Prepetition Facility Secured Parties or the CoCom under this Interim Order, and all of their rights and remedies hereunder shall remain in full force and effect as if the Chapter 11 Cases had not been dismissed, converted, or substantively consolidated. Any order dismissing any of the Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise shall provide or be deemed to provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that (x) the Prepetition Liens, the Adequate Protection Superpriority Claims and the Adequate Protection Liens shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order (and that such Adequate Protection Superpriority Claims and the Adequate Protection Liens shall, notwithstanding such dismissal, remain binding on all persons), and (y) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in clause (x) above.

14. Proofs of Claim. None of the Prepetition Facility Agents and the other Prepetition Facility Secured Parties shall be required to file proofs of claim in any of the Chapter 11 Cases or Successor Cases (as defined below) and the Debtors’ Stipulations on Annex B hereto, together with Annex A hereto, shall be deemed to constitute a timely filed proof of claim against each of the applicable Debtors in the Chapter 11 Cases. Any order entered by the Court in relation to the establishment of a bar date for any claim (including, without limitation, administrative claims) in any of the Chapter 11 Cases or Successor Cases shall not apply to the Prepetition Facility Agents or the other Prepetition Facility Secured Parties with respect to all claims and interest, including,

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without limitation, claims arising under or related to the Prepetition Facilities. Notwithstanding the foregoing, or any order entered by the Court in relation to the establishment of a bar date in any of the Chapter 11 Cases or Successor Cases to the contrary, each of the Prepetition Facility Agents (in respect of the applicable Prepetition Secured Facilities) on behalf of themselves and the applicable Prepetition Facility Secured Parties, respectively, is hereby authorized and entitled, in each case in its respective sole discretion, but not required, to file (and amend and/or supplement, as such respective Prepetition Facility Agents and Prepetition Facility Secured Parties see fit) a master proof of claim and/or aggregate proofs of claim in each of the Chapter 11 Cases or Successor Cases for any claim allowed herein. Any proof of claim filed by a Prepetition Facility Agent shall be deemed to be in addition to and not in lieu of any other proof of claim that may be filed by any of the Prepetition Facility Secured Parties.

15. No Marshaling/Applications of Proceeds. The Prepetition Facility Agents and the other Prepetition Facility Secured Parties shall not be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the Prepetition Collateral or Adequate Protection Collateral, as the case may be, and proceeds shall be received and applied in accordance with this Interim Order and the Prepetition Facility Documents notwithstanding any other agreement or provision to the contrary.

16. Section 552(b). The Prepetition Facility Agents and the other Prepetition Facility Secured Parties shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, including, for the avoidance of doubt, in respect of postpetition revenues and payments in connection with (and as proceeds of) any Prepetition Collateral, including postpetition payments under drilling contracts in effect on and after the Petition Date and, upon

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entry of the Final Order, the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to any of the Prepetition Facility Agents or the Prepetition Facility Secured Parties with respect to proceeds, product, offspring or profits of any of the Prepetition Collateral.

17. Section 507(b) Reservation. Nothing herein shall impair or modify the application of section 507(b) of the Bankruptcy Code in the event that the adequate protection provided to the Prepetition Facility Agents or the Prepetition Facility Secured Parties hereunder is insufficient to compensate for any Diminution in Value of their respective interests in the Prepetition Collateral (including Cash Collateral) during the Chapter 11 Cases or any successor cases to the Chapter 11 Cases including, but not limited to, any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Chapter 11 Cases, or in any other proceedings superseding or related to any of the Chapter 11 Cases (collectively, “Successor Cases”).

18. Section 506(c) Waiver. Subject to the entry of the Final Order, no costs or expenses of administration that have been or may be incurred in any of the Chapter 11 Cases or any Successor Cases at any time shall be charged against any Prepetition Facility Secured Party, any of their respective claims, any Prepetition Facility Obligations, any Adequate Protection Liens, any Adequate Protection Superpriority Claims, any Prepetition Liens or any Prepetition Collateral, including any Cash Collateral, pursuant to sections 506(c) or 105(a) of the Bankruptcy Code, or otherwise, without the prior written consent of the affected Prepetition Facility Agent. Nothing contained in this Interim Order shall be deemed a consent by any Prepetition Facility Secured Party to any charge, lien, assessment or claim against, or in respect

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of, the Prepetition Collateral, including Cash Collateral, under section 506(c) or 105(a) of the Bankruptcy Code, or otherwise. Notwithstanding anything to the contrary in this paragraph 18, if the Final Order is terminated pursuant to paragraph 4 above or otherwise, the Debtors reserve their rights under section 506(c) of the Bankruptcy Code solely with respect to costs and expenses incurred after the Termination Date, and the Prepetition Facility Secured Parties reserve their rights to contest any such assertion on any basis.

19. Credit Bid. Subject in all respects to the terms of the applicable Prepetition Facility, each Prepetition Facility Agent on behalf of and at the direction of the applicable Prepetition Facility Secured Parties shall have the right to credit bid under section 363(k) of the Bankruptcy Code, all of their respective claims in connection with a sale of the Debtors’ assets under section 363 of the Bankruptcy Code or under a chapter 11 plan.

20. Cash Management. The Debtors shall maintain their cash management arrangement in a manner consistent with that described in the Interim Order (I) Authorizing the Debtors to (A) Continue to Operate their Cash Management System and Maintain Existing Bank Accounts and (B) Continue to Perform Intercompany Transactions, and (II) Granting Related Relief [Dkt. No. __] (the “Cash Management Order”) and, for the avoidance of doubt, as provided in the Cash Management Order, the Debtors shall not transfer any funds (including, without limitation, any Cash Collateral) to any non-Debtor affiliates, including foreign affiliates, during the Chapter 11 Cases except in accordance with the Budget.

21. Collateral Accounts. None of the cash deposited in the Citibank Collateral Account or the Danske Collateral Account (each as defined in the Cash Management Order), shall constitute Cash Collateral or Administrative Cash for purposes of this Interim Order, and the Debtors are not authorized to use such cash pursuant to this Interim Order.

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22. Administrative Cash Account. The Administrative Cash Account (as defined in the Cash Management Order) shall be maintained at Danske, and, subject to clause (i) of the preamble hereof, Danske shall retain all rights that it had with respect to the Administrative Cash before it was transferred from other accounts maintained at Danske to the Administrative Cash Account, including any right to set off, offset or recoup such funds; provided that this paragraph 22 shall survive the Termination Date.

23. Good Faith. Each of the Prepetition Facility Secured Parties have acted in good faith (including, without limitation, for the purposes of section 363(m) of the Bankruptcy Code) in connection with this Interim Order and their reliance on this Interim Order has been and is in good faith.

24. No Release of Guarantors. Nothing contained in this Interim Order shall be deemed to terminate, modify or release any obligations of any non-Debtor guarantor to any Prepetition Facility Secured Party with respect to their respective obligations under any of the Prepetition Facilities.

25. No Waiver by Failure to Seek Relief; Right to Seek Additional Adequate Protection. The failure of any Prepetition Facility Secured Party to seek relief or otherwise exercise its rights and remedies under this Interim Order, the applicable Prepetition Facility Documents, or applicable law, as the case may be, shall not constitute a waiver of any of the rights hereunder, thereunder, or otherwise of any Prepetition Facility Secured Party. This Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, the rights of the Prepetition Facility Secured Parties to request additional forms of adequate protection at any time or the rights of the Debtors or any other party to contest such request.

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26. The Deepwater Share Pledge. Seadrill Limited is hereby authorized, as of the Petition Date, to perform and comply with all obligations under the Deepwater Share Pledge.

27. Danske Facility. Beginning on the Petition Date, no additional extensions of credit shall be made under the existing Danske Facility. Any remaining availability under the Danske Facility shall be available to the Debtors on a postpetition basis subject to the terms and conditions of the Danske Cash Management Agreement and such postpetition obligations shall be administrative expense claims. Danske is hereby authorized to withdraw funds from the Danske Collateral Account upon a default of the Debtors’ or their non-Debtors affiliates’ obligations (including obligations to pay due and payable amounts) under the Danske Cash Management Agreement notwithstanding the automatic stay set forth in section 362 of the Bankruptcy Code. Further, the Debtors are hereby authorized and directed to reimburse amounts in the Danske Collateral Account as necessary to comply with the Danske Cash Management Agreement.

28. Modification of Automatic Stay. The automatic stay under Bankruptcy Code section 362(a) is hereby modified as necessary to effectuate all of the terms and provisions of this Interim Order, including, without limitation, to: (a) permit the Debtors to grant the Adequate Protection Liens and incur the Adequate Protection Superpriority Claims; (b) permit the Debtors to perform such acts as may be needed to assure the perfection and priority of the liens granted herein; (c) permit the Debtors to incur all liabilities and obligations under the terms of this Interim Order; (d) authorize the Debtors to pay, and the respective Prepetition Facility Agents to

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retain and apply, any payments made in accordance with the terms of this Interim Order; (e) permit the Prepetition Facility Secured Parties, upon occurrence of the Termination Date, to terminate the use of Cash Collateral in accordance with this Interim Order; and (f) permit the Debtors to perform and comply with all obligations under the Deepwater Share Pledge.

29. No Third Party Rights. Except as explicitly provided for herein, this Interim Order does not create any rights for the benefit of any third party, creditor, equity holder or any direct, indirect, or incidental beneficiary.

30. Binding Effect of Interim Order. Immediately upon entry by the Court (notwithstanding any applicable law or rule to the contrary), the terms and provisions of this Interim Order shall become valid and binding upon the Debtors, the Prepetition Facility Secured Parties, all other creditors of any of the Debtors, and all other parties-in-interest and their respective successors and assigns, including any trustee or other fiduciary hereafter appointed in any of these Chapter 11 Cases, or upon dismissal of any of these Chapter 11 Cases.

31. Survival. The provisions of this Interim Order and any actions taken pursuant hereto shall survive the entry of any order: (i) confirming any plan of reorganization in any of the Chapter 11 Cases, (ii) converting any of the Chapter 11 Cases to a chapter 7 case, or (iii) dismissing any of the Chapter 11 Cases, and, with respect to the entry of any order as set forth in clause (ii) or (iii) of this paragraph 31, the terms and provisions of this Interim Order as well as the Adequate Protection Liens and Adequate Protection Superpriority Claims shall continue in full force and effect notwithstanding the entry of any such order.

32. Effect of this Interim Order. This Interim Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 and shall take effect and be enforceable nunc pro tunc to the Petition Date immediately upon entry. To the extent that such findings may constitute conclusions, and vice versa, they hereby are deemed as such.

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33. Amendments. Except as otherwise provided herein, no waiver, modification, or amendment of any of the provisions hereof shall be effective unless set forth in writing, signed by, or on behalf of, the Debtors and the CoCom, and approved by the Court after notice to parties-in-interest.

34. Actions Under Restructuring Support Agreement. Actions required or contemplated to be taken by the CoCom, any member of the CoCom, or any of the CoCom’s advisors under, or consistent with, the Restructuring Support Agreement (including, without limitation, coordinating with the broader group of Prepetition Facility Secured Parties, responding to inquiries from Prepetition Facility Secured Parties and collecting signature pages from Prepetition Facility Secured Parties) are hereby authorized as part of the consensual use of Cash Collateral and any such actions are hereby determined to not be a solicitation of acceptances of a chapter 11 plan within the meaning of section 1125 of the Bankruptcy Code.

35. Notice. The Debtors shall, within three business days of entry of this Interim Order, mail copies of a notice of entry of this Interim Order and the Final Hearing, together with a copy of this Interim Order, by first class mail, postage prepaid, facsimile, electronic mail or overnight mail upon the Notice Parties. In addition, all parties who have requested electronic notice of filings in these cases through the Court’s ECF system will automatically receive notice of this Interim Order no later than the day after its entry on the docket. Moreover, a copy of this Interim Order will be made available on the Debtors’ restructuring website located at http://cases.primeclerk.com/Seadrill. The notice of the entry of this Interim Order and the Final

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Hearing shall state that the objections to the entry of the Final Order shall be filed with the Court, together with proof of service thereon, and served on the counsel for the Debtors and the Notice Parties with a copy to the Court’s chambers so as to be actually received no later than 5:00 p.m. (prevailing eastern time) on [•], 2017.

36. Compliance with Local Bankruptcy Rule 9013-1(b). The requirements set forth in Local Bankruptcy Rule 9013-1(b) are satisfied by the contents of the Motion.

37. Debtors’ Authorization. The Debtors are authorized and empowered to take all actions necessary to implement the relief granted in this Interim Order.

38. Retention of Jurisdiction. This Court hereby retains jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation and/or enforcement of this Interim Order.

39. Final Hearing. The Court shall hold the Final Hearing to consider the relief requested in the Motion, including any objection filed in accordance with this Interim Order, on [•], 2017 (prevailing Central Time).

40. Controlling Effect of Interim Order. To the extent any provision of this Interim Order conflicts or is inconsistent with any provision of the Motion, the Cash Management Order, or any other order of this Court, the provisions of this Interim Order shall control to the extent of such conflict.

Victoria, Texas
Dated : , 2017

UNITED STATES BANKRUPTCY JUDGE

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Annex A

Prepetition Facilities

1. $1.350 Billion 4 UDW Senior Secured Facility

Seadrill Limited (Bermuda), as borrower, the lenders party thereto from time to time (the “$1.35 Billion 4 UDW Facility Lenders”), and DNB Bank ASA, as bookrunner, facility agent and security agent (the “$1.35 Billion 4 UDW Facility Agent”, and together with the $1.35 Billion 4 UDW Facility Lenders, the “$1.35 Billion 4 UDW Facility Secured Parties”), are parties to that certain Senior Secured Credit Facility Agreement, dated as of August 26, 2014 (as amended, restated, supplemented and/or modified through the Petition Date, the “$1.35 Billion 4 UDW Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $1.35 Billion 4 UDW Facility Credit Agreement, the “$1.35 Billion 4 UDW Facility Loan Documents”).

The $1.35 Billion 4 UDW Facility Credit Agreement provided for a $675 million Term Loan Facility and $675 million Revolving Facility (each as defined in the $1.35 Billion 4 UDW Facility Credit Agreement). Seadrill Offshore AS (Norway), Seadrill Pegasus (S) Pte. Ltd. (Singapore), Seadrill Gemini Ltd. (Bermuda), Seadrill Orion Ltd. (Bermuda), and Sea Dragon de Mexico S. de R.L. de C.V. (Mexico) have each provided, pursuant to clause 18 of the $1.35 Billion 4 UDW Facility Credit Agreement, an unconditional joint and several guaranty of the Guaranteed Obligations (as defined in the $1.35 Billion 4 UDW Facility Credit Agreement).

Pursuant to the $1.35 Billion 4 UDW Facility Credit Loan Documents, the $1.35 Billion 4 UDW Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rigs West Pegasus, West Gemini, and West Orion, (b) assignments of earnings, earnings accounts, charterparties, and insurance policies with respect to West Pegasus, West Gemini and

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West Orion, (c) floating liens over all rights and movable assets of Sea Dragon de Mexico S. de R.L. de C.V. (Mexico) and (d) share charges or equity interest pledges over the shares in each drilling unit owner and intra-group charterer (collectively, the “$1.35 Billion 4 UDW Facility Collateral”).

2. $440 Million China ECA Senior Secured Facility

Seadrill Limited (Bermuda), as borrower, the lenders party thereto from time to time (the “$440 Million China ECA Facility Lenders”), The Export-Import Bank of China and Citibank, N.A., London Branch, as bookrunners and mandated lead arrangers, Citibank Europe plc, UK Branch, as facility agent (the “$440 Million China ECA Facility Agent”, and together with the $440 Million China ECA Facility Lenders, the “$440 Million China ECA Facility Secured Parties”), and Citibank N.A., London Branch, as security agent, are parties to that certain Secured Credit Facility Agreement, dated as of December 4, 2012 (as amended, restated, supplemented and/or modified through the Petition Date, the “$440 Million China ECA Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $440 Million China ECA Facility Credit Agreement, the “$440 Million China ECA Facility Loan Documents”).

The $440 Million China ECA Facility Credit Agreement provided for a $308 million CEXIM Facility and $132 million Commercial Facility (each as defined in the $440 Million China ECA Facility Credit Agreement). Seadrill UK Ltd. (England) and Seadrill Telesto Ltd. (Bermuda) have each provided, pursuant to clause 18 of the $440 Million China ECA Facility Credit Agreement, an unconditional joint and several guaranty of the Guarantee Obligations (as defined in the $440 Million China ECA Facility Credit Agreement).

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Pursuant to the $440 Million China ECA Facility Loan Documents, the $440 Million China ECA Facility Secured Parties were granted (a) a first priority lien on, and security interest in, the Rig West Telesto, (b) assignments of earnings, earnings accounts, charterparties and insurance policies with respect to West Telesto and (c) and a share charge over the shares of the drilling unit owner. The $440 Million China ECA Facility Secured Parties also benefit from (a) second priority liens on and security interests in Rigs T-15 and T-16 and (b) assignment of earnings, earnings accounts, charterparties and insurance policies with respect to Rigs T-15 and T-16 (collectively, the “$440 Million China ECA Facility Collateral”).

3. $450 Million Eminence Senior Secured Facility

Seadrill Eminence Ltd. (Bermuda), as borrower, the lenders party thereto from time to time (the “$450 Million Eminence Facility Lenders”), and Danske Bank A/S, as agent (the “$450 Million Eminence Facility Agent”, and together with the $450 Million Eminence Facility Lenders, the “$450 Million Eminence Facility Secured Parties”), are parties to that certain Senior Secured Credit Facility Agreement, dated as of December 13, 2013 (as amended, restated, supplemented and/or modified through the Petition Date, the “$450 Million Eminence Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $450 Million Eminence Facility Credit Agreement, the “$450 Million Eminence Facility Loan Documents”).

The $450 Million Eminence Facility Credit Agreement provided for a $450 million Senior Secured Facility (as defined in the $450 Million Eminence Facility Credit Agreement). Seadrill Limited (Bermuda) and Seadrill Offshore AS (Norway) have each provided, pursuant to clause 18 of the $450 Million Eminence Facility Credit Agreement, an unconditional joint and several guaranty of the Guarantee Obligations (as defined in the $450 Million Eminence Facility Credit Agreement).

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Pursuant to the $450 Million Eminence Facility Loan Documents, the $450 Million Eminence Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rig West Eminence, (b) assignments of earnings, earnings accounts and insurance policies with respect to West Eminence and (c) and a share charge over shares of Seadrill Eminence Ltd. (collectively, the “$450 Million Eminence Facility Collateral”).

4. $360 Million AOD Senior Secured Facility

Asia Offshore Rig 1 Limited (Bermuda), Asia Offshore Rig 2 Limited (Bermuda) and Asia Offshore Rig 3 Limited (Bermuda), as borrowers, the lenders party thereto from time to time (the “$360 Million AOD Facility Lenders”), and ABN AMRO Bank, N.V., Oslo Branch, as agent, coordinating bank and bookrunner (the “$360 Million AOD Facility Agent” and, together with the $360 Million AOD Facility Lenders, the “$360 Million AOD Facility Secured Parties”) are parties to that certain Senior Secured Credit Facility Agreement, dated as of April 9, 2013 (as amended, restated, supplemented and/or modified through the Petition Date, the “$360 Million AOD Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $360 Million AOD Facility Credit Agreement, the “$360 Million AOD Facility Loan Documents”).

The $360 Million AOD Facility Credit Agreement provided for three senior secured term loan tranches of up to $120 million each. Seadrill Limited (Bermuda), Seadrill GCC Operations Ltd. (Bermuda) and Asia Offshore Drilling Limited (Bermuda) have each provided, pursuant to clause 18 of the $360 Million AOD Facility Credit Agreement, an unconditional joint and several guaranty of the Guarantee Obligations (as defined in the $360 Million AOD Facility Credit Agreement).

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Pursuant to the $360 Million AOD Facility Loan Documents, the $360 Million AOD Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rigs AOD I, AOD II and AOD III, (b) assignments of earnings, earnings accounts and insurance policies with respect to AOD I, AOD II and AOD III and (c) share charges over shares of each borrower (collectively, the “$360 Million AOD Facility Collateral”).

5. $400 Million Nordea Senior Secured Facility

Seadrill Limited (Bermuda), as borrower, the lenders party thereto from time to time (the “$400 Million Nordea Facility Lenders”), and Nordea Bank Norge ASA, as agent (the “$400 Million Nordea Facility Agent” and, together with the $400 Million Nordea Facility Lenders, the “$400 Million Nordea Facility Secured Parties”), are parties to that certain Senior Secured Credit Facility Agreement, dated as of December 8, 2011 (as amended, restated, supplemented and/or modified through the Petition Date, the “$400 Million Nordea Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $400 Million Nordea Facility Credit Agreement, the “$400 Million Nordea Facility Loan Documents”).

The $400 Million Nordea Facility Credit Agreement provided for a $200 Term Loan Facility and $200 million Revolving Facility (each as defined in the $400 Million Nordea Facility Credit Agreement). Seadrill GCC Operations Ltd. (Bermuda), Seadrill UK Ltd. (England), Seadrill Callisto Ltd. (Bermuda), Seadrill Indonesia Ltd. (Bermuda), Seadrill Triton Ltd. (Bermuda), Seadrill Cressida Ltd. (Bermuda), Seadrill Far East Limited (Hong Kong) have each provided, pursuant to clause 18 of the $400 Million Nordea Facility Credit Agreement, an unconditional joint and several guaranty of the of the obligations thereunder.

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Pursuant to the $400 Million Nordea Facility Loan Documents, the $400 Million Nordea Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rigs West Leda, West Cressida, West Callisto and West Triton, (b) assignments of earnings, earnings accounts and insurance policies with respect to West Leda, West Cressida, West Callisto and West Triton and (c) share charges over shares of each drilling unit owner (collectively, the “$400 Million Nordea Facility Collateral”).

6. $950 Million Eclipse/Carina Senior Secured Facility

Seadrill Limited (Bermuda), as borrower, the lenders party thereto from time to time (the “$950 Million Eclipse/Carina Facility Lenders”), Eksportkreditt Norge ASA, as GIEK lender and Nordea Bank AB, London Branch, as bookrunner, coordinator, facility agent and security agent (the “$950 Million Eclipse/Carina Facility Agent” and, together with the $950 Million Eclipse/Carina Facility Lenders, the “$950 Million Eclipse/Carina Facility Secured Parties”), are parties to that certain Senior Secured Credit Facility Agreement, dated as of January 26, 2015 (as amended, restated, supplemented and/or modified through the Petition Date, the “$950 Million Eclipse/Carina Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $950 Million Eclipse/Carina Facility Credit Agreement, the “$950 Million Eclipse/Carina Facility Loan Documents”).

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The $950 Million Eclipse/Carina Facility Credit Agreement provided for the $190 million Carina ECA Facility, $60 million Carina Term Loan Facility, $250 million Carina Revolving Facility, $225 million Eclipse Term Loan Facility and $225 million Eclipse Revolving Facility (each as defined in the $950 Million Eclipse/Carina Facility Credit Agreement). Seadrill Offshore AS (Norway), Seadrill Carina Ltd. (Bermuda) and Seadrill Eclipse Ltd. (Bermuda) have each provided, pursuant to clause 18 of the $950 Million Eclipse/Carina Facility Credit Agreement, an unconditional joint and several guaranty of the Guarantee Obligations (as defined in the $950 Million Eclipse/Carina Facility Credit Agreement).

Pursuant to the $950 Million Eclipse/Carina Facility Loan Documents, the $950 Million Eclipse/Carina Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rigs West Carina and West Eclipse, (b) assignments of earnings, earnings accounts and insurance policies with respect to West Carina and West Eclipse and (c) share charges over shares of each drilling unit owner (collectively, the “$950 Million Eclipse/Carina Facility Collateral”).

7. $300 Million DNB Senior Secured Facility

Seadrill Limited (Bermuda), as borrower, the lenders party thereto from time to time (the “$300 Million DNB Facility Lenders”) and DNB Bank ASA, as agent (the “$300 Million DNB Facility Agent” and, together with the $300 Million DNB Facility Lenders, the “$300 Million DNB Facility Secured Parties”), are parties to that certain Senior Secured Credit Facility Agreement, dated as of July 16, 2013 (as amended, restated, supplemented and/or modified through the Petition Date, the “$300 Million DNB Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $300 Million DNB Facility Credit Agreement, the “$300 Million DNB Facility Loan Documents”).

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The $300 Million DNB Facility Credit Agreement provided for the $60 million Eksportkreditt GIEK Facility, $90 million Eksportkreditt Commercial Facility, $90 million DNB Liv GIEK Facility and $60 million Contract Facility (each as defined in the $300 Million DNB Facility Credit Agreement). Seadrill UK Ltd. (England), Seadrill Castor Ltd. (Bermuda) and Seadrill Tucana Ltd. (Bermuda) have each provided, pursuant to clause 20 of the $300 Million DNB Facility Credit Agreement, an unconditional joint and several guaranty of the of the Guarantee Obligations (as defined in the $300 Million DNB Facility Credit Agreement).

Pursuant to the $300 Million DNB Facility Loan Documents, the $300 Million DNB Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rigs West Castor and West Tucana, (b) assignments of earnings, earnings accounts, and insurance policies with respect to West Castor and West Tucana and (c) share charges over shares of each drilling unit owner (collectively, the “$300 Million DNB Facility Collateral”).

8. $1,450,000,000 Tellus Senior Secured Credit Facility

Seadrill Tellus Ltd. (Bermuda), as borrower, the lenders party thereto from time to time (the “Tellus Credit Facility Lenders”), ING Bank N.V., as facility agent, security agent, documentation agent, commercial coordinator commercial and bookrunner (the “Tellus Credit Facility Agent”, and together with the Tellus Credit Facility Lenders, the “Tellus Credit Facility Secured Parties”) and HSBC Bank plc, as ECA Coordinator and ECA bookrunner are parties to that certain Senior Secured Credit Facility Agreement, dated as of March 20, 2013 as set out in Schedule 2 (Amended and Restated Tellus Facility Agreement) of the Third Amendment and Restated Agreement, dated 16 August 2017 between, amongst others, Seadrill Tellus Ltd. And Seadrill Vela Hungary Kft, as borrowers, and ING Bank N.V., as agent (as amended, restated, supplemented and/or modified through the Petition Date, the “Tellus Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the Tellus Credit Agreement, the “Tellus Facility Loan Documents”).

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The Tellus Credit Agreement provided for the $67,666,666.67 Commercial Facility, $191,666,666.67 GIEK Lender Facility, $112,000,000 KEXIM Facility and $112,000,000 K-sure Facility (each as defined in the Tellus Credit Agreement). Seadrill Limited (Bermuda), Seadrill Tellus Ltd. (Bermuda) and Seadrill Offshore AS have each provided, pursuant to clause 18 of the Tellus Credit Agreement, an unconditional joint and several guaranty of the Guarantee Obligations (as defined in the Tellus Credit Agreement).

Pursuant to the Tellus Facility Loan Documents, the Tellus Credit Facility Secured Parties were granted (a) a first priority lien on, and security interest in, the Rig West Tellus, (b) assignment of earnings, earnings accounts, charterparties and insurance policies with respect to West Tellus and (c) a share charge over shares of the borrower (collectively, the “Tellus Credit Facility Collateral”).

9. $1.5 Billion ECA II Senior Secured Facility

Seadrill Saturn Ltd. (Bermuda), Seadrill Neptune Hungary Kft (Hungary) and Seadrill Jupiter Ltd (Bermuda), as borrowers, the lenders party thereto from time to time (the “$1.50 Billion ECA II Facility Lenders”), DNB Bank ASA, HSBC Bank plc, ING Bank N.V. and Nordea Bank Norge ASA, as bookrunners, Nordea Bank Finland Plc, London Branch, as global coordinator, facility agent, security agent and ECA agent (the “$1.50 Billion ECA II Facility Agent” and, together with the $1.50 Billion ECA II Facility Lenders, the “$1.50 Billion ECA II Facility Secured Parties”), HSBC Bank plc and DNB Bank ASA, as ECA coordinators, and ING Bank N.V., as commercial lenders coordinator and documentation agent, are parties to that

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certain Senior Secured Credit Facility Agreement, dated as of July 30, 2014 (as amended, restated, supplemented and/or modified through the Petition Date, the “$1.50 Billion ECA II Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $1.50 Billion ECA II Facility Credit Agreement, the “$1.50 Billion ECA II Facility Loan Documents”).

The $1.50 Billion ECA II Facility Credit Agreement provided for the $400 million GIEK Facility, $220 million KEXIM Facility, $180 million KEXIM Guarantee Facility, $400 million K-Sure Facility and $300 million Commercial Facility (each as defined in the $1.50 Billion ECA II Facility Credit Agreement). Seadrill Limited (Bermuda), Seadrill Gulf Operations Neptune LLC (USA) (Delaware), Seadrill Nigeria Operations Limited (Nigeria) and Seadrill Offshore Nigeria Limited (Nigeria) have each provided, pursuant to clause 18 of the $1.50 Billion ECA II Facility Credit Agreement, an unconditional joint and several guaranty of the of the Guarantee Obligations (as defined in the $1.50 Billion ECA II Facility Credit Agreement).

Pursuant to the $1.50 Billion ECA II Facility Loan Documents, the $1.50 Billion ECA II Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rigs West Neptune, West Jupiter and West Saturn, (b) assignments of earnings, earnings accounts, charterparties and insurance policies with respect to West Neptune, West Jupiter and West Saturn and (c) share charges over shares of each borrower and intra-group charterer (collectively, the “$1.50 Billion ECA II Facility Collateral”).

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10. $2 Billion NADL Senior Secured Facility

North Atlantic Drilling Ltd. (Bermuda), as borrower, the lenders party thereto from time to time (the “$2 Billion NADL Facility Lenders”) and DNB Bank ASA, as agent (the “$2 Billion NADL Facility Agent” and, together with the $2 Billion NADL Facility Lenders, the “$2 Billion NADL Facility Secured Parties”) are parties to that certain Senior Secured Credit Facility Agreement, dated as of April 15, 2011 (as amended, restated, supplemented and/or modified through the Petition Date, the “$2.0 Billion NADL Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $2.0 Billion NADL Facility Credit Agreement, the “$2.0 Billion NADL Facility Loan Documents”).

The $2.0 Billion NADL Facility Credit Agreement provided for the $1 billion Term Loan Facility and $1 billion Revolving Facility (each as defined in the $2.0 Billion NADL Facility Credit Agreement). Seadrill Limited, North Atlantic Alpha Ltd. (Bermuda), North Atlantic Norway Ltd., Norwegian branch (Norway), North Atlantic Elara Ltd (Bermuda), North Atlantic Epsilon Ltd. (Bermuda), North Atlantic Navigator Ltd. (Bermuda), North Atlantic Venture Ltd. (Bermuda), North Atlantic Phoenix Ltd. (Bermuda) and North Atlantic Drilling UK Ltd (Scotland) have each provided, pursuant to clause 18 of the $2.0 Billion NADL Facility Credit Agreement, unconditional joint and several Guarantees (as defined in the $2.0 Billion NADL Facility Credit Agreement).

Pursuant to the $2.0 Billion NADL Facility Loan Documents, the $2.0 Billion NADL Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rigs West Alpha, West Elara, West Epsilon, West Navigator, West Phoenix and West Venture, (b) assignments of earnings, earnings accounts, charterparties and insurance policies with respect to West Alpha, West Elara, West Epsilon, West Navigator, West Phoenix and West Venture and (c) share charges over shares of each drilling owner (collectively, the “$2.0 Billion NADL Facility Collateral”).

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11. $1.75 Billion Sevan Senior Secured Facility

Sevan Brasil Ltd. (Bermuda), Sevan Driller Ltd. (Bermuda), Sevan Drilling Rig VI Pte. Ltd. (Singapore) and Sevan Louisiana Hungary Kft (Hungary), as borrowers, the lenders party thereto from time to time (the “$1.75 Billion Sevan Facility Lenders”) and ING Bank N.V., as agent, GIEK agent and coordinator (the “$1.75 Billion Sevan Facility Agent” and, together with the $1.75 Billion Sevan Facility Lenders, the “$1.75 Billion Sevan Facility Secured Parties”) are parties to that certain Senior Secured Credit Facility Agreement, dated as of September 30, 2013 (as amended, restated, supplemented and/or modified through the Petition Date, the “$1.75 Billion Sevan Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $1.75 Billion Sevan Facility Credit Agreement, the “$1.75 Billion Sevan Facility Loan Documents”).

The $1.75 Billion Sevan Facility Credit Agreement provided for Commercial Facilities and GIEK Facilities (each as defined in the $1.75 Billion Sevan Facility Credit Agreement). Seadrill Limited (Bermuda), Sevan Drilling Rig II AS (Norway), Sevan Drilling Limited (Scotland), Sevan Drilling North America LLC (Texas), Sevan Brasil Ltd. (Bermuda), Sevan Driller Ltd. (Bermuda) and Sevan Louisiana Hungary Kft. (Hungary) have each provided, pursuant to clause 18 of the $1.75 Billion Sevan Facility Credit Agreement, an unconditional joint and several guaranty of the Guarantee Obligations (as defined in the $1.75 Billion Sevan Facility Credit Agreement).

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Pursuant to the $1.75 Billion Sevan Facility Loan Documents, the $1.75 Billion Sevan Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rigs Sevan Brazil, Sevan Driller, Sevan Louisiana and Sevan Developer, (b) assignments of earnings, earnings accounts, charterparties and insurance policies with respect to Sevan Brazil, Sevan Driller, Sevan Louisiana and Sevan Developer and (c) share charges or equity interest pledges over the shares of the borrowers and intra-group charterers (collectively, the “$1.75 Billion Sevan Facility Collateral”).

12. $450 Million Jackup Senior Secured Facility

Seadrill Limited (Bermuda), as borrower, the lenders party thereto from time to time (the “$450 Million Jackup Facility Lenders”) and Nordea Bank AB, London Branch, as bookrunner and agent (the “$450 Million Jackup Facility Agent” and, together with the $450 Million Jackup Facility Lenders, the “$450 Million Jackup Facility Secured Parties”) are parties to that certain Senior Secured Credit Facility Agreement, dated as of August 26, 2015 (as amended, restated, supplemented and/or modified through the Petition Date, the “$450 Million Jackup Facility Credit Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the $450 Million Jackup Facility Credit Agreement, the “$450 Million Jackup Facility Loan Documents”).

The $450 Million Jackup Facility Credit Agreement provided for the $225 million Term Loan Facility and $225 million Revolving Facility (each as defined in the $450 Million Jackup Facility Credit Agreement). Seadrill Freedom Ltd. (Bermuda), Scorpion Rigs Ltd. (Bermuda), Scorpion Vigilant Ltd. (Bermuda), Scorpion Resolute Ltd. (Bermuda), Seadrill Prospero Ltd. (Bermuda), Seadrill Abu Dhabi Operations Ltd. (Bermuda), Seadrill Ariel Ltd. (Liberia), Seadrill Jack Up I BV (Netherlands), Seadrill Jack Up II BV, Seadrill Labuan Ltd. (Labuan) and Seadrill Offshore Malaysia Sdn. Bhd. have each provided, pursuant to clause 18 of the $450 Million Jackup Facility Credit Agreement, an unconditional joint and several guaranty of the of the Guarantee Obligations (as defined in the $450 Million Jackup Facility Credit Agreement).

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Pursuant to the $450 Million Jackup Facility Loan Documents, the $450 Million Jackup Facility Secured Parties were granted (a) first priority liens on, and security interests in, the Rigs West Freedom, West Ariel, West Prospero, West Mischief, West Vigilant and West Resolute, (b) assignments of earnings, earnings accounts and insurance policies with respect to West Freedom, West Ariel, West Prospero, West Mischief, West Vigilant and West Resolute and (c) share charges or equity interest pledges over the shares of each drilling unit owner and intra-group charterer (collectively, the “$450 Million Jackup Facility Collateral”).

13. $90 Million Danske Facility

Seadrill Limited (Bermuda), as customer, and Danske Bank, Norwegian branch, as bank (“Danske”), are parties to that certain Group Cash Management Agreement, dated as of March 6, 2013 (as amended, restated, supplemented and/or modified through the Petition Date, the “Danske Cash Management Agreement” and, together with each of the Finance Documents and Security Documents, each as defined in the Danske Cash Management Agreement, the “Danske Facility Loan Documents”).

Pursuant to the Danske Facility Loan Documents, Danske was granted (a) a first priority pledge over Seadrill’s shares in Archer Limited, Bermuda, with Bermuda registration number 40612, registered in a Norwegian securities account held with Danske and (b) a first priority security interest in the Danske Collateral Account (as defined in the Cash Management Order) (collectively, the “Danske Facility Collateral”).

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14. Related Defined Terms

(a) The $1.35 Billion 4 UDW Facility Agent, $440 Million China ECA Facility Agent, $450 Million Eminence Facility Agent, $360 Million AOD Facility Agent, $400 Million Nordea Facility Agent, $950 Million Eclipse/Carina Facility Agent, $300 Million DNB Facility Agent, Tellus Facility Agent, $1.50 Billion ECA II Facility Agent, $2 Billion NADL Facility Agent, $1.75 Billion Sevan Facility Agent and $450 Million Jackup Facility Agent are collectively referred to herein as the “Prepetition Facility Agents.”

(b) The $1.35 Billion 4 UDW Facility Secured Parties, $440 Million China ECA Facility Secured Parties, $450 Million Eminence Facility Secured Parties, $360 Million AOD Facility Secured Parties, $400 Million Nordea Facility Secured Parties, $950 Million Eclipse/Carina Facility Secured Parties, $300 Million DNB Facility Secured Parties, Tellus Facility Secured Parties, $1.50 Billion ECA II Facility Secured Parties, $2 Billion NADL Facility Secured Parties, $1.75 Billion Sevan Facility Secured Parties, $450 Million Jackup Facility Secured Parties, and Danske, in its capacity as bank under the Danske Cash Management Agreement, are collectively referred to herein as the “Prepetition Facility Secured Parties.”

(c) The $1.35 Billion 4 UDW Facility Loan Documents, $440 Million China ECA Facility Loan Documents, $450 Million Eminence Facility Loan Documents, $360 Million AOD Facility Loan Documents, $400 Million Nordea Facility Loan Documents, $950 Million Eclipse/Carina Facility Loan Documents, $300 Million DNB Facility Loan Documents, Tellus Facility Loan Documents, $1.50 Billion ECA II Facility Loan Documents, $2.0 Billion NADL Facility Loan Documents, $1.75 Billion Sevan Facility Loan Documents, $450 Million Jackup Facility Loan Documents, and Danske Facility Loan Documents are collectively referred to herein as the “Prepetition Facility Documents” and the facilities contemplated thereby, the “Prepetition Facilities.”

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(d) The $1.35 Billion 4 UDW Facility Collateral, $440 Million China ECA Facility Collateral, $450 Million Eminence Facility Collateral, $360 Million AOD Facility Collateral, $400 Million Nordea Facility Collateral, $950 Million Eclipse/Carina Facility Collateral, $300 Million DNB Facility Collateral, Tellus Facility Collateral, $1.50 Billion ECA II Facility Collateral, $2 Billion NADL Facility Collateral, $1.75 Billion Sevan Facility Collateral, $450 Million Jackup Facility Collateral, and Danske Facility Collateral are collectively referred to herein as the “Prepetition Collateral.”

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Annex B

Stipulations

As of the Petition Date, the Debtors permanently, immediately, and irrevocably acknowledge, represent stipulate and agree as follows, and make the releases and waivers set forth below:

1. Secured Obligations. As of the Petition Date, the Debtors were indebted and liable to the following parties, without objection, defense, counterclaim or offset of any kind:

(a) the $1.35 Billion 4 UDW Facility Secured Parties, in the aggregate principal amount of not less than $945,000,000, with respect to the $1.35 Billion 4 UDW Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $1.35 Billion 4 UDW Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $1.35 Billion 4 UDW Facility Loan Documents (collectively, the “$1.35 Billion 4 UDW Facility Obligations”);

(b) the $440 Million China ECA Facility Secured Parties, in the aggregate principal amount of not less than $67,261,765, with respect to the $440 Million China ECA Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $440 Million China ECA Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $440 Million China ECA Facility Loan Documents (collectively, the “$440 Million China ECA Facility Obligations”);

(c) the $450 Million Eminence Facility Secured Parties, in the aggregate principal amount of not less than $264,705,800, with respect to the $450 Million Eminence Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $450 Million Eminence Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $450 Million Eminence Facility Loan Documents (collectively, the “$450 Million Eminence Facility Obligations”);

(d) the $360 Million AOD Facility Secured Parties, in the aggregate principal amount of not less than $210,000,004, with respect to the $360 Million AOD Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $360 Million AOD Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $360 Million AOD Facility Loan Documents (collectively, the “$360 Million AOD Facility Obligations”);

(e) the $400 Million Nordea Facility Secured Parties, in the aggregate principal amount of not less than $135,107,913, with respect to the $400 Million Nordea Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $400 Million Nordea Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $400 Million Nordea Facility Loan Documents (collectively, the “$400 Million Nordea Facility Obligations”);

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(f) the $950 Million Eclipse/Carina Facility Secured Parties, in the aggregate principal amount of not less than $566,056,341, with respect to the $950 Million Eclipse/Carina Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $950 Million Eclipse/Carina Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $950 Million Eclipse/Carina Facility Loan Documents (collectively, the “$950 Million Eclipse/Carina Facility Obligations”);

(g) the $300 Million DNB Facility Secured Parties, in the aggregate principal amount of not less than $288,000,000, with respect to the $300 Million DNB Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $300 Million DNB Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $300 Million DNB Facility Loan Documents (collectively, the “$300 Million DNB Facility Obligations”);

(h) the Tellus Facility Secured Parties, in the aggregate principal amount of not less than $322,222,229, with respect to the Tellus Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the Tellus Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the Tellus Facility Loan Documents (collectively, the “Tellus Facility Obligations”);

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(i) the $1.50 Billion ECA II Facility Secured Parties, in the aggregate principal amount of not less than $1,124,999,999, with respect to the $1.50 Billion ECA II Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $1.50 Billion ECA II Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $1.50 Billion ECA II Facility Loan Documents (collectively, the “$1.50 Billion ECA II Facility Obligations”);

(j) the $2 Billion NADL Facility Secured Parties, in the aggregate principal amount of not less than $908,333,333, with respect to the $2.0 Billion NADL Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $2.0 Billion NADL Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $2 Billion NADL Facility Loan Documents (collectively, the “$2.0 Billion NADL Facility Obligations”);

(k) the $1.75 Billion Sevan Facility Secured Parties, in the aggregate principal amount of not less than $874,999,999, with respect to the $1.75 Billion Sevan Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid

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interest thereon, and fees, expenses and all other obligations under the $1.75 Billion Sevan Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $1.75 Billion Sevan Facility Loan Documents (collectively, the “$1.75 Billion Sevan Facility Obligations”);

(l) the $450 Million Jackup Facility Secured Parties, in the aggregate principal amount of not less than $106,409,004, with respect to the $450 Million Jackup Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the $450 Million Jackup Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the $450 Million Jackup Facility Loan Documents (collectively, the “$450 Million Jackup Facility Obligations”);

(m) Danske, in the aggregate principal amount of not less than $54 million, with respect to the Danske Facility Loan Documents, plus accrued (both before and after the Petition Date) and unpaid interest thereon, and fees, expenses and all other obligations under the Danske Facility Loan Documents, including any attorneys’, accountants’, consultants’, appraisers’ and financial and other advisors’ fees that are chargeable or reimbursable under the Danske Facility Loan Documents (collectively, the “Danske Facility Obligations”); and

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(n) The $1.35 Billion 4 UDW Facility Obligations, $440 Million China ECA Facility Obligations, $450 Million Eminence Facility Obligations, $360 Million AOD Facility Obligations, $400 Million Nordea Facility Obligations, $950 Million Eclipse/Carina Facility Obligations, $300 Million DNB Facility Obligations, Tellus Facility Obligations, $1.50 Billion ECA II Facility Obligations, $2 Billion NADL Facility Obligations, $1.75 Billion Sevan Facility Obligations, $450 Million Jackup Facility Obligations, and Danske Facility Obligations are collectively referred to herein as the “Prepetition Facility Obligations.”

2. Enforceability, etc. of the Secured Facility Obligations. The Prepetition Facility Documents and the Prepetition Facility Obligations are (a) legal, valid, binding, and enforceable against the applicable Debtors in accordance with the terms of the respective Prepetition Facility Documents, and are hereby deemed by the Debtors to be allowed claims of the applicable Prepetition Facility Secured Parties, and (b) not subject to any contest, attack, objection, recoupment, defense, counterclaim, offset, subordination, re-characterization, avoidance or other claim, cause of action or other challenge of any kind or nature under the Bankruptcy Code, under applicable non-bankruptcy law or otherwise.

3. Enforceability, etc. of Liens. The liens and security interests (collectively, the “Prepetition Liens”) granted by the Debtors under the Prepetition Facility Documents to or for the benefit of the Prepetition Facility Secured Parties as security for the Prepetition Facility Obligations are legal, valid, binding, enforceable, non-avoidable and properly perfected liens on and security interests in the Prepetition Collateral and are not subject to contest, avoidance, attack, offset, re-characterization, subordination or other challenge of any kind or nature under the Bankruptcy Code, under applicable non-bankruptcy law or otherwise. As of the Petition Date, and without giving effect to this Interim Order, the Debtors are not aware of any liens or

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security interests having priority over the Prepetition Liens. The Prepetition Liens were granted to or for the benefit of the Prepetition Facility Secured Parties for fair consideration and reasonably equivalent value, and were granted contemporaneously with the making of the loans and/or commitments and other financial accommodations secured thereby.

4. Indemnity. The Prepetition Facility Secured Parties have acted in good faith, and without negligence or violation of public policy or law, in respect of all actions taken by them in connection with or related in any way to negotiating, implementing, documenting or obtaining requisite approvals of the use of Cash Collateral, including in respect of the granting of the Adequate Protection Liens and all documents related to and all transactions contemplated by the foregoing. Accordingly, the Prepetition Facility Secured Parties shall be and hereby are indemnified and held harmless by the Debtors in respect of any claim or liability incurred in respect thereof or in any way related thereto; provided that no such parties will be indemnified for any cost, expense or liability to the extent determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from such parties’ gross negligence or willful misconduct. No exception or defense in contract, law or equity exists as to any obligation set forth in this paragraph [4] or in the Prepetition Facility Documents to indemnify and/or hold harmless the Prepetition Facility Secured Parties and any such defenses are hereby waived.

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5. No Liability to Third Parties. Neither the CoCom nor any of the Prepetition Facility Secured Parties shall (i) have liability to any third party or be deemed to be in control of the operation of any of the Debtors or to be acting as a “controlling person,” “responsible person,” “owner or operator,” or “participant” with respect to the operation or management of any of the Debtors (as such term, or any similar terms, are used in the Internal Revenue Code, the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended, or any other Federal, state, or applicable international statute or regulation) or (ii) owe any fiduciary duty to any of the Debtors, their creditors or estates, or shall constitute or deemed to constitute a joint venture ore partnership with any of the Debtors.

6. No Claims, Causes of Action. As of the date hereof, there exist no claims or causes of action against the CoCom or any of the Prepetition Facility Secured Parties with respect to, in connection with, related to, or arising from the Prepetition Facility Documents that may be asserted by the Debtors or any other person or entity.

7. Release. The Debtors forever and irrevocably release, discharge, and acquit all former, current and future members of the CoCom, Prepetition Facility Agents and any other Prepetition Facility Secured Parties, and each of their respective former, current and future officers, employees, directors, agents, representatives, owners, members, partners, financial and other advisors and consultants, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates, and predecessors and successors in interest of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description, arising out of, in connection with, or relating to Prepetition Facility Documents and/or the

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transactions contemplated hereunder or thereunder including, without limitation, (w) any so-called “lender liability” or equitable subordination claims or defenses, (x) any and all claims and causes of action arising under the Bankruptcy Code, (y) any and all claims and causes of action with respect to the validity, priority, perfection or avoidability of the liens or claims of the Prepetition Facility Secured Parties and (z) any and all claims and causes of action related to actions described in paragraph 34 of the Interim Order.

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ANNEX 3 to EXHIBIT A

Credit Facility Term Sheet

PROJECT EAGLE

SECURED CREDIT FACILITIES

RESTRUCTURING TERM SHEET

PROPOSED CAPITAL STRUCTURE FOLLOWING IMPLEMENTATION OF RECAPITALISATION PLAN

KEY COMMERCIAL TERMS FOR SECURED FACILITY AGREEMENTS AND STRUCTURE

This document (together with its annexes, the “Term Sheet”) sets out the terms and conditions for the amendment of the Secured Credit Facilities under the recapitalisation plan for Seadrill Ltd (the “Company”) and its subsidiaries (the “Group”) (the “Recapitalisation Plan”) pursuant to the restructuring support and lock-up agreement (the “RSA”) to which this Term Sheet is attached.

Further details relating to the intercreditor principles, cash pooling arrangements, the arrangements for the Existing Bonds and the amendments to the Ship Finance Agreements are set out in Exhibit A of the RSA.

Capitalised terms used in this Term Sheet and not otherwise defined herein or in Annex 1 (Definitions) have the meanings given to them in the relevant Secured Facility Agreement.

A. STRUCTURE

1.	IHCo	A new intermediate holding company, IHCo, to be put in place as a direct wholly-owned subsidiary of the Company. Please refer to the structure diagram on page 2 for further detail.

2.	NSNCo

A second new intermediate holding company, NSNCo, to be put in place as a direct wholly-owned subsidiary of IHCo.

The Company’s interests in SDLP, Seadrill Capricorn Holdings LLC and Seadrill Operating LP to be moved down to sit below new individual holding companies put in place as direct wholly-owned subsidiaries of NSNCo. Other assets to be moved under NSNCo as set out in the New Secured Notes Term Sheet set out in Annex 4 to Exhibit A of the RSA (the “New Secured Notes Term Sheet”).

Please refer to the structure diagram on page 2 for further detail.

3.	RigCo

A third new intermediate holding company, RigCo, to be put in place as a direct wholly-owned subsidiary of IHCo.

Rig-owners and intra-group charterers to be moved down to sit below RigCo, together with the Group’s interests in NADL, Sevan and AOD.

Seadrill Global Services Limited (owner of the Seadrill shared capital equipment pool) and Seadrill Management Ltd to be moved down to sit below RigCo. For the avoidance of doubt, Seadrill Global Services Limited and Seadrill Management Ltd shall not be subject to any new security arrangements and shall continue to operate on the basis on which they currently operate.

Please refer to the structure diagram on page 2 for further detail.

B. AMENDMENTS AND EXTENSION

1.	Tenor Extension

The tenor of each Secured Facility Agreement to be extended as further detailed in the amortisation schedule in Part I of Annex 2 (Amortisation), such extension to become effective on the Refinancing Closing Date.

ECA tranches which already extend to or beyond the extended maturities will be excluded from the tenor extension. All ECA tranches will retain existing termination rights subject to paragraph G.16 (ECA related matters) below.

The Secured Credit Facilities maturities will commence from March 2022 and will have maturity priority over the New Secured Notes, provided that the last occurring maturity date in respect of the Secured Credit Facilities falls not less than 6 months prior to the maturity of the New Secured Notes and the maturity of the New Secured Notes does not extend beyond the seventh anniversary of the Refinancing Closing Date.

For the avoidance of doubt, maturities under the Secured Credit Facilities will be extended by approximately 9 months versus the maturities agreed with the Company in October. As a result, maturities will be between March 2022 and September 2024.

With effect from the Refinancing Closing Date:

•    all drawn revolving loans under the Secured Facility Agreements will be termed out; and

•    the final maturity dates of each of the Secured Facility Agreements will be extended as described in Annex 2 (Amortisation).

Lenders under the Secured Credit Facilities will be asked to consent within 30 days of the Petition Date (as defined in the RSA) to extend the maturities of the Secured Credit Facilities by a further three months so that they fall between June 2022 and December 2024 as set out in Part II of Annex 2 (Amortisation).

2.	Amortisation Amendment

Amended amortisation payments to commence from 1 January 2020 and going out to the extended maturity dates as per the amortisation schedule for the relevant Secured Facility Agreement set out in Part I of Annex 2 (Amortisation).

Quarterly amortisation and interest payment dates to be harmonised across all Secured Facility Agreements.

ECA tranches to be included in amortisation amendment.

Part I of Annex 2 (Amortisation) is prepared on the basis that amortisation payments are made up to an assumed filing date of 12 September 2017 and that the following aggregate annual amortisation payments are made thereafter (excluding final bullet payments on extended maturity dates):

•    2017: US$0m, provided that where any amortisation payments are made in the period from 1 August 2017 to the filing date, the amount of amortisation in 2020 set out below shall be reduced to ensure there is a full recovery of any such amortisation payments (as reflected in Annex 2 (Amortisation))

•    2018: US$0m

•    2019: US$0m

•    2020: US$445m (less the amount of any amortisation payments made in the period from 1 August 2017 to the filing date)

•    Post 2020: US$521m (as reduced to reflect maturities of the Secured Credit Facilities from March 2022)

Lenders under the Secured Credit Facilities will be asked to consent within 30 days of the Petition Date (as defined in the RSA) to adjust the amortisation payments profile so that it reflects Part II of Annex 2 (Amortisation).

3.	Amortisation Conversion Election

Subject to the conditions described below, the Company may elect in respect of each quarter to convert a specified amount of scheduled principal amortisation into a new secured tranche under each of the Secured Facility Agreements, with 550bps cash margin over LIBOR and a bullet payment on the extended maturity date under each respective Secured Facility Agreement (the “Amortisation Conversion Election”). Where Senior Secured Lenders are backed by ECA or commercial lender guarantees, the ECAs, the covered lenders and the relevant commercial lenders in respect of each such Secured Credit Facility shall agree the allocation of the cash margin in respect of Amortisation Conversion Elections as between themselves.

The initial conversion may occur at any time beginning with the first quarterly amortisation after 1 January 2020. For the avoidance of doubt, the first election notice may be delivered prior to this date (subject to compliance with the notice requirements set out below).

The Amortisation Conversion Election may be made on consecutive election dates. The Company may reborrow any part of the new secured tranche created as a result of the exercise of the Amortisation Conversion Election which has been repaid or prepaid. For the avoidance of doubt, IHCo shall not be required to contribute cash to RigCo in respect of any such reborrowing.

Notice of each Amortisation Conversion Election (including the intended quantum) must be made not less than 90 nor more than 120 days prior to the amortisation payment date on which the amortisation conversion is to take effect.

Each Amortisation Conversion Election must be for the lower of (i) the full amount of the amortisation due on the relevant amortisation payment date and (ii) the unutilised amount of the Maximum Conversion Amount (as defined below). If the Company makes an Amortisation Conversion Election for an amount which is less than the full amount of the amortisation due on the relevant payment date, scheduled amortisations on the relevant amortisation payment date reduce on a pro rata basis across all Secured Credit Facilities.

The Company may make Amortisation Conversion Elections from 1 January 2020 so long as (x) the total cumulative amortisation conversion amount does not exceed US$500 million at any time (“Maximum Conversion Amount”) and (y) the following conditions are met:

(a)    with respect to the first US$250m of the Amortisation Conversion Elections:

•    if the election is exercised in 2020, LTM Consolidated EBITDA when tested at the most recent quarterly testing date is not more than projected consolidated EBITDA under the Delayed Day Rate Case on such date; and

•    if the election is exercised after 2020, LTM Consolidated EBITDA when tested at the most recent quarterly testing date is less than US$1.55 billion on such quarter date; and

(b)    with respect to the remaining US$250m of the Amortisation Conversion Elections:

•    if the election is exercised in 2020, LTM Consolidated EBITDA when tested at the most recent quarterly testing date is less than 80% of projected consolidated EBITDA under the Delayed Day Rate Case on such date; and

•    if the election is exercised after 2020, LTM Consolidated EBITDA when tested at the most recent quarterly testing date is less than US$1.25 billion on such quarter date.

With respect to the first US$250m of Amortisation Conversion Elections, there will be a mechanism whereby in the event of an Amortisation Conversion Election, IHCo will be required to contribute additional cash to RigCo equal to the lesser of:

•    such amount that equates to a proportion of 40 cents for every dollar of Amortisation Conversion Elections; and

•    the residual cash balance at IHCo excluding any IHCo Excluded Cash (as defined in the Cash Pooling Term Sheet set out at Annex 5 to Exhibit A of the RSA (the “Cash Pooling Term Sheet”)).

For the avoidance of doubt, the Company shall be able to exercise Amortisation Conversion Elections notwithstanding the cash balance at IHCo being zero.

Mechanics of Amortisation Conversion Election to be introduced to each of the Secured Facility Agreements with effect from the Refinancing Closing Date.

Existing security documents to be re-confirmed / adjusted on local counsel advice in order to ensure that new secured tranches resulting from exercise of the Amortisation Conversion Election benefit from the same security as existing secured debt.

12 month cash forecasts are required as a condition precedent to exercise of the Amortisation Conversion Election mechanism, to be updated on a quarterly basis together with the option of a quarterly call with management for so long as any of the secured tranches created as a result of the exercise of the Amortisation Conversion Election remain outstanding. For the avoidance of doubt, the provision of cash forecasts and holding of calls with management shall not give rise to any consent/approval rights for the banks or be capable of triggering any defaults.

4.	Derivative Arrangements	Approach to hedging to be discussed further within Chapter 11.

5.	Ship Finance	See the term sheet at Annex 7 to Exhibit A of the RSA.

6.	Seabras Sapura	See the term sheet at Annex 8 to Exhibit A of the RSA.

C. KEY TERMS

1.	Financial Covenants

All existing financial covenants in the Secured Credit Facilities will be deleted or waived permanently.

The Secured Credit Facilities shall benefit from the following financial tests at the times and on the terms specified below:

RigCo Minimum Liquidity Covenant

•    RigCo Group Minimum Liquidity of US$650 million to 31 December 2017, US$525 million from 1 January 2018 to 31 December 2018 and US$400 million thereafter. This must be satisfied at all times (subject to a cure period of not more than 5 Business Days between quarterly testing dates for intra period variations in the event that cash within the RigCo Group is no more than US$50 million below the applicable RigCo Group Minimum Liquidity requirement on such days) and will be tested by way of a compliance certificate provided to the lenders on a quarterly basis in respect of quarterly dates to be agreed.

DSCR and Net Leverage

•    Debt Service Cover Ratio: Adjusted EBITDA to Debt Service (measured quarterly on a trailing 12 month basis).

•    Net Leverage: Net Funded Debt to Adjusted EBITDA (measured quarterly on the basis of Net Funded Debt on the measurement date and on a trailing 12 months basis for Adjusted EBITDA).

•    DSCR/Net Leverage Testing: DSCR and Net Leverage will not be tested until the financial quarter ending on 31 March 2021.

•    Margin Increase Trigger: DSCR and Net Leverage will be tested on the last day of each financial quarter beginning with the financial quarter ending on 31 March 2021 and until (and including) the financial quarter ending on 31 December 2021 only for the purpose of determining whether a Margin Increase Trigger (as defined below) has occurred. If, on any such testing date:

(x)    DSCR is less than 0.8x; or

(y)    Net Leverage is greater than the level set at the same implied headroom as DSCR of 0.8x,

(the events described in either (x) or (y) (or both occurring on the same test date) being a “Margin Increase Trigger”), the “Applicable Margin” under each Secured Facility Agreement shall be increased by 25 basis points with effect from the testing date of such quarter in which a Margin Increase Trigger occurred.

The additional Applicable Margin will be PIK (and, for the avoidance of doubt, shall be excluded from any DSCR calculation).

Within 5 Business Days after the occurrence of a Margin Increase Trigger, IHCo shall be required to contribute cash to RigCo in an amount equal to the lesser of:

•    an amount that reduces cash held by IHCo, excluding any IHCo Excluded Cash (as defined in the Cash Pooling Term Sheet), to zero; and

•    an amount that, when added to Adjusted EBITDA, is sufficient to eliminate the Margin Increase Trigger,

it being understood that (i) cash may be contributed into IHCo and IHCo Excluded Cash may (but shall not be required to) be used for this purpose and (ii) IHCo shall be under no obligation to downstream cash to RigCo greater than the lesser of (x) the cash it holds excluding any IHCo Excluded Cash (as defined in the Cash Pooling Term Sheet) and (y) the cash required to ‘cure’ the Margin Increase Trigger. If the Margin Increase Trigger is ‘cured’ as a result of the contribution to RigCo the margin increase described above shall not apply. For the avoidance of doubt, if sufficient cash to cure the Margin Increase Trigger is not contributed to RigCo then, unless IHCo had sufficient cash to cure the Margin Increase Trigger, the only consequence shall be the imposition of the additional margin described above.

In circumstances where the Margin Increase Trigger has occurred the senior banks will have consultation rights with Seadrill Limited, IHCo and RigCo (to be agreed). For the avoidance of doubt, the occurrence of a Margin Increase Trigger during these first four testing periods will not be a default or an event of default.

•    Covenant Reinstatement: Commencing with the financial quarter ending on 31 March 2022 and each financial quarter thereafter through the final maturity of the Secured Credit Facilities, DSCR and Net Leverage covenants will be reinstated and RigCo will have to comply, as of the last day of each such financial quarter, with DSCR being not less than 1.0x and Net Leverage being no greater than the level set at the same implied headroom as DSCR of 1.0x.

Equity Cure: Breach of the DSCR or Net Leverage subject to equity cure rights (in addition to those specified above) on the following terms:

•    equity or subordinated debt injection via IHCo cash or cash available to Seadrill Limited and its subsidiaries (other than the RigCo Group) subject to agreed intercreditor restrictions or via the proceeds of a SDRL Equity Issue or SDRL Debt Issue (each as defined in Annex 4 (Group Wide Restrictive Covenants));

•    cure amounts will be paid into the excess sales proceeds escrow account (but without the requirement for Group liquidity to be less than US$750 million before such amounts may be applied to meet upcoming amortisations) and will be applied in payment (i) firstly, of outstanding amounts under the Amortisation Conversion Election; and (ii) secondly, of upcoming amortisations under the Secured Facility Agreements on a pro-rata basis;

•    5 Business Days grace period for exercise of cure if funded from equity or subordinated debt injection via IHCo cash or cash available to Seadrill Limited and its subsidiaries (other than the RigCo Group);

•    30 Business Days grace period for exercise of cure if funded from the proceeds of a SDRL Equity Issue or SDRL Debt Issue which has not yet occurred as of the date of breach of the DSCR or Net Leverage; and

•    ability to exercise 4 times during the period starting with the financial quarter ending on 31 March 2022 through the last final maturity date under the Secured Credit Facilities, provided that (A) in the event of an overcure in respect of a testing period, equity cure may not be exercised in respect of the immediately following testing period and (B) where there is no overcure in respect of a testing period, equity cure may be exercised on consecutive testing periods, provided that:.

•    equity cure rights may not be exercised on consecutive testing periods more than twice during the life of the Secured Credit Facilities; and

•    there shall be no more than two equity cures in any given calendar year.

Financial covenant definitions set out in Annex 5 (Financial Covenant Definitions).

The provisions described in this “Financial Covenants” section (including the cure mechanics and the amount of the margin increase) will be a common term provision applicable to all Secured Facility Agreements and may be amended or waived with the consent of the Supra Majority Lenders.

2.	Cash Sweep

Semi-annual cash sweep (with the first cash sweep in respect of the semi-annual period ending 30 June 2021) until the last final maturity date under the Secured Facility Agreements (each, a “Cash Sweep Calculation Date”) on which RigCo cash (cash calculation to be agreed but to exclude excess sale proceeds, any portion of cash held by AOD and its subsidiaries which is reserved or available for distribution to AOD’s minority shareholder in accordance with the cash pooling arrangements described in the Cash Pooling Term Sheet and other restricted amounts and cash which is committed to be applied within a specified period in accordance with the agreed covenant package, and to be calculated only after all principal and interest payments due to be made on such date (if any) have been made) exceeds US$1.25 billion (the amount by which RigCo cash exceeds US$1.25 billion on such Cash Sweep Calculation Date being the “Cash Sweep Amount”).

The Cash Sweep Amount shall be paid as follows:

•    an amount equal to 75% of such Cash Sweep Amount shall be applied within 5 Business Days of such Cash Sweep Calculation Date in prepayment of amounts outstanding under the Secured Facility Agreements; and

•    an amount equal to 25% of such Cash Sweep Amount shall be upstreamed within 5 Business Days of such Cash Sweep Calculation Date through the RigCo Restricted Payments Membrane (as described in the Cash Pooling Term Sheet) from RigCo to IHCo provided that cash at IHCo (excluding any IHCo Excluded Cash (as defined in the Cash Pooling Term Sheet)) does not exceed US$250 million at the time of or immediately following the making of such payment (it being understood that a percentage less than 25% may be upstreamed to ensure compliance with this condition). Any amount of the 25% of the Cash Sweep Amount which is not capable of being upstreamed as a result of this condition shall remain at RigCo.

The Cash Sweep Amounts applied in prepayment of the amounts outstanding under the Secured Facility Agreements shall be applied:

•    firstly, if the Amortisation Conversion Election has been exercised, in prepayment of the secured tranches created as a result of the exercise of the Amortisation Conversion Election (on a pro rata basis across all Secured Facility Agreements) to the extent required to repay such secured tranches in full; and

•    secondly, in repayment of PIK interest (if any) accrued under the Secured Facility Agreements (on a pro rata basis across all Secured Facility Agreements); and

•    thirdly, in prepayment of the Secured Credit Facilities (on a pro rata basis across all Secured Facility Agreements, and applied in inverse chronological order against future amortisation payments).

3.	Minimum Market Value Covenant

Minimum market value covenant and associated mandatory prepayment event to be temporarily waived until extended maturity dates.

The Group will continue to provide market valuations of rigs on a semi-annual basis for informational purposes only.

4.	Voluntary Prepayment

Voluntary prepayment to be permitted:

•    in accordance with the refinancing parameters set out in the Intercreditor Term Sheet set out in Annex 6 to Exhibit A of the RSA (the “Intercreditor Term Sheet”);

•    as a condition to the use of certain baskets as detailed in Annex 4 (Group Wide Restrictive Covenants);

•    as a condition to the making of IHCo Top-up Payments (as that term is defined in the Cash Pooling Term Sheet) in accordance with the procedure set out in the Cash Pooling Term Sheet; and

•    from the excess sale proceeds escrow account(s) in accordance with the conditions set out in the Cash Pooling Term Sheet.

For the avoidance of doubt, there shall be no restriction on voluntary prepayment of the secured tranches created as a result of the exercise of the Amortisation Conversion Election.

5.	Insulation

Cross-default, insolvency related events of default, material adverse change and similar events of default, and the representations and covenants and definition of Material Subsidiary in each Secured Facility Agreement to be amended so that they exclude:

(i)     the following entities:

(a)    any non-100% owned Subsidiaries or investments of Seadrill Ltd from time to time (other than NADL, Sevan and AOD and their Subsidiaries from time to time); and

(b)    each Non-Consolidated Entity,

and each Subsidiary of each of them; and

(ii)    any default or similar event or any consequences of the same under any Financial Indebtedness of (a) any non-100% owned Subsidiaries or investments of Seadrill Ltd from time to time (other than under the NADL Facility Agreement, the Sevan Facility Agreement, the AOD Facility Agreement or any other Financial Indebtedness of NADL, Sevan, AOD or any of their Subsidiaries from time to time) or (b) any Non-Consolidated Entity or any Subsidiary of any of them in each case in respect of which Seadrill Ltd or any other member of the Group has any liability (whether actual or contingent), provided that none of the above shall apply to exclude any Obligor or Security Provider under the Secured Facility Agreements.

Any acceleration of the New Secured Notes shall give rise to an event of default under the Secured Facility Agreements.

6.	Seadrill Ltd Deficiency Claims

Guarantees and similar financial support arrangements provided by Seadrill Ltd for the Secured Facility Agreements will continue. Seadrill Ltd’s obligations as borrower under any Secured Facility Agreement will be novated to another Obligor under that Secured Facility Agreement which is a member of the RigCo Group and Seadrill Ltd will provide a guarantee.

D. CONDITIONS TO AMENDMENTS AND EXTENSION

1.	Refinancing Conditions

The amendments and the extensions set out in Parts B and C above to be subject to satisfaction of the conditions to the Restructuring Effective Date (as defined in the RSA) other than the effectiveness of the Credit Facility Amendments (as defined in the RSA) on or prior to the Outside Date (as defined in the RSA).

2.	Initial Conditions Precedent to Amendments

The amendments to each Secured Facility Agreement set out in this Term Sheet will be subject to the following conditions precedent delivered in form and substance satisfactory to the Agents under the Secured Facility Agreements and (other than the legal opinions, KYC under paragraph (b) of “Other Documents and Evidence” below and any conditions precedent under paragraph (j) of “Other Documents and Evidence” below) the Required Commitment Parties (as defined in the RSA) (certified, notarised and/or apostilled as required) and in the case of the Required Commitment Parties acting reasonably and in accordance with section 5.9 of the Investment Agreement (as defined in the RSA):

Corporate Authorisations

In respect of each relevant Obligor or Security Provider:

(a)    Company Certificate (or similar);

(b)    Articles of Association, Certificate of Incorporation and By-laws (or equivalent);

(c)    Updated Good Standing Certificate / Certificate of Continuing Registration / Extract Issued by the Board of Trade / Deed of Foundation (or similar);

(d)    Resolutions passed at a board meeting of the relevant Obligor or Security Provider evidencing:

(i)     the approval of the terms of the relevant amendment, transaction and other finance documents; and

(ii)    the authorisation of its appropriate officer or officers or other representatives to execute the relevant amendment, transaction and other finance documents and any other documents necessary for the transactions contemplated by the amendment, transaction and other finance documents, on its behalf;

(e)    Certified true copies of valid proof of identity in respect of the persons signing on behalf of the relevant Obligor or Security Provider;

(f)     If applicable, a copy of resolutions signed by the holders of the issued shares in the relevant Obligor or Security Provider (other than Seadrill Ltd.), approving the terms of the relevant amendment, transaction and other finance documents;

(g)    If applicable, a copy of any relevant power of attorney granted by any relevant Obligor or Security Provider; and

(h)    Officer’s certificate, including, but not limited to, certification of the relevant corporate documents, up-to-date company registry extracts, specimen signatures of each person signing on behalf of the relevant Obligor or Security Provider and confirmations on solvency.

Finance Documents

(a)    The relevant amendment and restatement agreements countersigned by each of the Obligors and, where relevant, Security Providers;

(b)    Global intercreditor agreement in respect of all Secured Facility Agreements substantially in accordance with the Intercreditor Term Sheet and countersigned by each party to it;

(c)    The relevant fee letter(s);

(d)    New Security: First ranking and second ranking security documents necessary to give effect to the new security arrangements outlined below and in the Intercreditor Term Sheet;

(e)    Existing Security: Copies of all required amendments to the Senior Secured Lenders’ existing security and guarantee documentation (to be provided in accordance with the relevant local counsel advice and input). If required, any release documents in respect of the existing security; and

(f)     Signed copies of other relevant finance documents, Ship Finance documents, New Secured Notes purchase agreement, etc. (to be further specified in due course).

Legal opinions

(a)    Executed legal opinion from Norwegian or English law counsel to the Senior Secured Lenders (depending on whether the relevant Secured Facility Agreement is governed by Norwegian law or English law) relating to Norwegian/English law matters in respect of the relevant amendment and restatement agreements and related finance documents;

(b)    Executed legal opinion from counsel to the Senior Secured Lenders in each jurisdiction of governing law of any other security document or finance document; and

(c)    Executed legal opinion from counsel to the Senior Secured Lenders in each jurisdiction in which Obligors and Security Providers under the relevant Secured Facility Agreement are incorporated in respect of the relevant Obligor’s or Security Provider’s capacity to enter into the relevant amendment, transaction and finance documents.

Other Documents and Evidence

(a)    Fees: Evidence that all fees and expenses due under or in connection with the transaction and finance documents have been paid or will be paid;

(b)    KYC: Copies of all the documentation and other evidence or information required by the Senior Secured Lenders and delivered by the relevant Obligor or Security Provider in respect of whom such information is sought;

(c)    A copy of the most recent audited accounts of the Company, relevant Obligor and relevant Security Provider;

(d)    A copy of the Base Case Model as at the signing of the RSA together with any updates thereto (if any);

(e)    A copy of the Group structure chart;

(f)     A copy of the Structure Memorandum (as defined in Annex 4 (Group Wide Restrictive Covenants)), accompanied by executed reliance letters;

(g)    A copy of the most recent offshore drilling market study prepared by Fearnley Offshore for Seadrill Limited, provided on a non-reliance basis;

(h)    Consents and Filings: Copies of all required corporate, regulatory (including competition clearances), shareholder and other approvals required to be obtained as a condition of completion of the transaction (but excluding any shareholder approvals of Seadrill Ltd.) and notified to the Company by the Senior Secured Lenders;

(i)     Evidence of contributions to RigCo from new capital on the Refinancing Closing Date as required by the cash pooling arrangements described in the Cash Pooling Term Sheet; and

(j)     A copy of any other Authorisation or other document, opinion or assurance which the Senior Secured Lenders notify the Company is necessary in connection with the entry into and performance of the transactions contemplated by any transaction / finance document or for the validity and enforceability of any transaction / finance document.

3.	Request 1 Provisions

The Company undertakings and provisions of Request 1 (including, but not limited to, the provisions relating to equal treatment of lenders) will continue in effect until the Refinancing Closing Date, save for:

(a)    any amendments necessary to implement the restructuring of the Non-Consolidated Entities, including those described in section B5 and in the RSA;

(b)    any amendments necessary to implement any other arrangement described in this Term Sheet or in the RSA (including the annexes to Exhibit A of the RSA and the other Exhibits of the RSA) and which is to become effective before the Refinancing Closing Date;

(c)    any payments made in respect of any Newbuild Contract (as defined under Request 1) up to US$200m in aggregate; and

(d)    as may otherwise be agreed with the Required Lenders under each Secured Facility Agreement.

E. ECONOMICS

1.	Consent Fees

50bps calculated on the funded amounts under the relevant Secured Facility Agreement on the Refinancing Closing Date but subject to credit for, in the case of any Secured Facility Agreement extended as part of Request 1, 50% of the Request 1 extension fees paid in respect of such Secured Facility Agreement.

The consent fees will be payable to the Agent under the relevant Secured Facility Agreement (for the account of each Senior Secured Lender and ECA under that Secured Facility Agreement) within five Business Days after the Refinancing Closing Date, subject to receipt by the Company of an invoice for the relevant fees (such invoice to include such information as is reasonably required by the Company) prior to the Refinancing Closing Date. Where Senior Secured Lenders are backed by ECA or commercial lender guarantees, the relevant consent fees will be shared among such Senior Secured Lenders, ECAs and commercial lenders in such manner as they may agree among themselves.

2.	Margin

The “Applicable Margin” under each Secured Facility Agreement shall apply but shall be increased by 100 bps as compared to the post R1 applicable cash margin level, from the Refinancing Closing Date for the remaining term of the relevant Secured Facility Agreement. No return to margin grid.

Where Senior Secured Lenders are backed by ECA or commercial lender guarantees, the ECAs, the covered lenders and the relevant commercial lenders in respect of each such Secured Credit Facility shall agree the allocation of margin as between themselves.

F. COVENANTS

1.	Group Wide Restrictive Covenants

Restrictive covenants in respect of the RigCo Group, the NSNCo Group and on a Group-wide basis as set out in Annex 4 (Group Wide Restrictive Covenants) to be included in each Secured Facility Agreement. These will replace the restrictive covenants agreed as part of Request 1 and the existing equivalent covenants in the Secured Facility Agreements to the extent that those existing equivalent covenants currently apply on a Group-wide basis. Subject to the Intercreditor Term Sheet, amendments and waivers to, and consents under, these covenants to be subject to Supra Majority Lenders consent.

Disenfranchisement of shareholders and their affiliates that purchase debt to be introduced into the Secured Facility Agreements.

2.	Rig Disposals and Disposals of Rig Owners

No Obligor shall enter into a transaction to sell or otherwise dispose of any rig or rig-owner without the prior written consent of the Required Lenders under the relevant Secured Facility Agreement (whose first lien collateral is proposed to be sold or otherwise disposed of), except where the debt allocated to the relevant rig is prepaid in full at par.

Where the aggregate consideration received for the disposal is not less than 90% of the aggregate amount required to be prepaid under the relevant Secured Facility Agreement, the Group will be permitted to top up the difference from cashflow (including, without limitation, the proceeds of any equity raise by Seadrill Ltd, the proceeds of any permitted debt instruments or loan facilities and the proceeds of any other permitted disposal which are not restricted and are permitted to be transferred to the RigCo Group, in each case after the Refinancing Closing Date) provided that:

•    at the time of the disposal, there is no continuing event of default; and

•    cash in an amount at least equal to the then applicable RigCo Minimum Liquidity Requirement plus US$250 million remains within the RigCo Group (and calculated on the same basis as for compliance with the RigCo Minimum Liquidity Requirement) at the time of and immediately following the making of the relevant payment on a pro forma basis and the Parent provides evidence of this to the Agents under the Secured Facility Agreements.

Each Secured Facility Agreement to be amended to permit resignation of any rig-owner sold in accordance with the terms above and to permit any release of security required as a result of a disposal in accordance with the terms above. More generally, all lender consent provisions in each Secured Facility Agreement to be amended to make clear that replacement and/or release of Obligors and Guarantors and release of security will require all lender consent only when done otherwise than in accordance with the provisions of the relevant Secured Facility Agreement.

3.	Rig refinancings

A refinancing of the debt allocated to a particular rig or rigs shall be permitted where such debt allocated to the relevant rigs is prepaid in full at par as part of that refinancing.

Where the aggregate refinancing proceeds are not less than 90% of the aggregate amount required to be prepaid under the relevant Secured Facility Agreement, the Group will be permitted to top up the difference from cashflow (including, without limitation, the proceeds of any equity raise by Seadrill Ltd, the proceeds of any permitted debt instruments or loan facilities and the proceeds of any other permitted disposal which are not restricted and are permitted to be transferred to the RigCo Group, in each case after the Refinancing Closing Date) provided that:

•    at the time of the refinancing, there is no continuing event of default; and

•    cash in an amount at least equal to the then applicable RigCo Minimum Liquidity Requirement plus US$250 million remains within the RigCo Group (and calculated on the same basis as for compliance with the RigCo Minimum Liquidity Requirement) at the time of and immediately following the making of the relevant payment on a pro forma basis and the Parent provides evidence of this to the Agents under the Secured Facility Agreements.

Each Secured Facility Agreement to be amended to permit resignation of any rig-owner and any other Obligors and Guarantors and release of all security relating to the refinanced in accordance with the terms above.

4.	Amendments to Drilling Contracts

As part of the regularising changes across all Secured Facility Agreements, covenants, representations, mandatory prepayment provisions, conditions precedent and events of default to be amended to bring them into line with the majority of the Secured Facility Agreements such that none of the Secured Facility Agreements shall put any constraint on, or impose any prepayment requirement, drawstop or other adverse consequence in relation to, any amendment, variation, termination or supplement to any drilling contract agreed by any member of the Group, including but not limited to any amendment to the duration of such contract or the day rates chargeable under such contract.

5.	Restricted Payments	Refer to the Cash Pooling Term Sheet for the RigCo Restricted Payments Membrane.

G. OTHER PROVISIONS

1.	Implementation of IHCo – RigCo - NSNCo Structure

All amendments/consents/confirmations required to implement the IHCo – RigCo - NSNCo structure substantially as contemplated by the proposed IHCo - RigCo – NSNCo structure to be given, including:

(a)    confirmation and agreement that implementation of the IHCo–RigCo-NSNCo structure, including the transfer of all or substantially all of the assets of the Company to a new holding company and/or any wholly owned subsidiaries of such holding company (and any subsequent liquidation of the Company) does not amount to a ‘reorganisation’, ‘corporate restructuring’ or ‘transaction with an Affiliate’ in breach of the provisions of any Secured Facility Agreement;

(b)    consent under each Secured Facility Agreement and related security documents to the transfer by the Company and/or its Subsidiaries of the shares which it holds in other entities (including its Subsidiaries) to a new holding company, IHCo, RigCo, or NSNCo (as applicable), such transfer to be made, to the extent possible, subject to existing security over such shares; and

(c)    consent to implementation through any of the Implementation Mechanisms (as defined in the RSA).

Certain amendments to the Secured Facility Agreements and Request 1 waiver approval letters giving flexibility to achieve the IHCo – RigCo - NSNCo structure may need to be effective before the Refinancing Closing Date.

2.	Guarantees

Secured Facility Agreements to retain existing guarantees from Seadrill Ltd, rig-owners and intra-group charterers (in each case, where applicable).

In addition, Secured Facility Agreements to receive a first ranking guarantee from RigCo (shared with a second ranking guarantee in favour of New Secured Noteholders (detailed in the New Secured Notes Term Sheet) and third ranking guarantees in favour of SFL Hercules Ltd., SFL Deepwater Ltd. and SFL Linus Ltd. as set out in Annex 7 to Exhibit A of the RSA and the Intercreditor Term Sheet).

3.	Security for Senior Secured Lenders

The Senior Secured Lenders will be secured by:

•    the existing security which has been granted in favour of the Senior Secured Lenders under the respective Secured Facility Agreements to secure the Senior Debt over assets held by members of the Group including, without limitation, security over rigs and vessels and related assets, earnings accounts, shares and receivables, which security will remain in place on its current terms without modification, subject to any adjustments required to reflect the change of ownership of shares in connection with the existing share security granted by Seadrill Ltd pursuant to the IHCo – RigCo – NSNCo hive down (the “Existing Security”);

•    security to be granted in favour of the Senior Secured Lenders under the respective Secured Facility Agreements over any intercompany liability owed to RigCo by a subsidiary of RigCo whose shares are subject to the Existing Security, on a first ranking basis (together with the Existing Security, the “First Ranking Asset Level Security”);

•    security to be granted over upstream intercompany loans made by RigCo to IHCo, on a first priority basis;

•    security to be granted over excess sales proceeds escrow account, the bank account into which IHCo funds contributions and the RigCo periodic cash sweep accounts established by RigCo, on a first priority basis;

•    security to be granted over the shares and any other equity interests in RigCo (including any equity interest arising from an equity contribution made by IHCo to RigCo), on a first priority basis;

•    security to be granted over any intercompany loans advanced by IHCo to RigCo, on a first priority basis; and

•    security to be granted over the shares in any Guaranteed Newbuild (as defined in Annex 4 (Group Wide Restrictive Covenants)) entity or a holding company of that entity, on a first ranking basis but limited in recourse to the amount of Group cash (pre-Refinancing Closing Date) or RigCo cash (post-Refinancing Closing Date) used pursuant to the relevant basket in Annex 4 (Group Wide Restrictive Covenants) in respect of those Guaranteed Newbuilds. Such share security to be released and retaken at a level high enough in the ownership structure so as to not prejudice the financing in respect of the relevant Guaranteed Newbuild at the time of such financing.

4.	Implementation of New Security

All amendments/consents/confirmations required to grant security for the Secured Facility Agreements as contemplated above and by the Intercreditor Term Sheet, and for the New Secured Notes as contemplated in the New Secured Notes Term Sheet and by the Intercreditor Term Sheet, to be given.

5.	Extension of Letters of Credit/Bank Guarantees

The Group-wide covenants set out in Annex 4 (Group Wide Restrictive Covenants) will permit facilities for letters of credit and other forms of payment assurance within permitted exceptions and baskets, whether by way of extensions of existing facilities or entering into new facilities.

6.	Intercompany Loan Balances

Subject to Seadrill Ltd confirming the tax, accounting and legal implications of this as a due diligence matter, intercompany loan balances to be adjusted and rationalised on a Group wide basis with effect from the Refinancing Closing Date as set out in the Cash Pooling Term Sheet.

7.	Subordination of Intercompany Loans	Subordination of intercompany loans addressed in the Intercreditor Term Sheet and loans subordinated pursuant to such terms shall be permitted under the Secured Facility Agreements.

8.	Subsidiary definition	Definition of Subsidiary to be amended in accordance with Annex 3 (Common Terms and Definitions and Regularising Amendments for Secured Facility Agreements).

9.	Documentation	Definitive documentation to be agreed but amendments to the Secured Facility Agreements to be implemented by way of amendment and restatement agreements.

10.	Change of Control

Change of control provisions in each of the Secured Facility Agreements to be amended such that it is a change of control if John Fredriksen or any of his investment vehicles (including Hemen Holding Limited) owns less than the Applicable Percentage of the voting shares in Seadrill Ltd. and ceases to have the director appointment rights set out at Exhibit B (Board Governance Term Sheet) of the Investment Agreement for this percentage of voting shares, provided that, in the event of John Fredriksen’s death or permanent disability, these provisions will fall away six months after such event.

“Applicable Percentage” means:

(a)    until the date falling 12 months after the Restructuring Effective Date, 20%;

(b)    between the date falling 12 months after the Restructuring Effective Date and the date falling 24 months after the Restructuring Effective Date, 10%; and

(c)    from the date falling 24 months after the Restructuring Effective Date, 5%.

In addition to the above, it will be a change of control if a third party (i.e. a person who is not Hemen or a John Fredriksen investment vehicle) acquires (i) 50.1% of the voting shares in Seadrill Ltd. or (ii) the ability to appoint a majority of the board of directors of Seadrill Ltd.

11.	Insurance Covenants

Requisite insurance thresholds to be reset as provided for in Annex 3 (Common Terms and Definitions and Regularising Amendments for Secured Facility Agreements). Appropriate provisions for captive insurance as currently included in certain Secured Facility Agreements to be included for all Secured Facility Agreements as set out in Annex 3 (Common Terms and Definitions and Regularising Amendments for Secured Facility Agreements).

12.	Repetition of representations and warranties	Certain representations to be carved out of repeating representations as set out in Annex 3 (Common Terms and Definitions and Regularising Amendments for Secured Facility Agreements).

13.	Financial Reporting

Financial reporting requirements to be amended across Secured Facility Agreements such that a requirement for RigCo consolidated financial statements is included, all dates and time periods for delivery of consolidated financial statements are the same and any requirement for solus financial statements for any individual obligor other than Seadrill Ltd and RigCo be deleted.

14.	Secured Facility Agreements to be Regularised

Certain representations, covenants, events of default and related definitions are to be regularised across all Secured Facility Agreements.

The principles of certain amendments to be made to specific Secured Facility Agreements or generally across all Secured Facility Agreements to achieve this are set out in Annex 3 (Common Terms and Definitions and Regularising Amendments for Secured Facility Agreements).

15.	ECA related matters

Break Cost provisions for fixed interest/CIRR loans shall continue to apply as set out in the existing Secured Facility Agreements subject to technical or administrative changes (if any) required to reflect the amendments to the Secured Facility Agreements to be made pursuant to this term sheet.

Loans with “fixed margin periods” expiring prior to the extended Final Maturity Date contemplated in this term sheet are to continue on the currently applicable margins until such extended Final Maturity Date and will not be subject to any renegotiation of interest rates until such extended Final Maturity Date. This is without prejudice to any increase in the Applicable Margin specified in paragraph E.2 (Margin) of this term sheet. Any prepayment requirements related to renegotiation of the fixed margins or expiry of the fixed margin periods to be deleted or permanently waived.

Sharing of economics under any Amortisation Conversion Election tranche shall, for amounts relating to an ECA backed portion of a facility, be agreed between the relevant ECA and ECA backed lenders. Any Amortisation Conversion Election tranche shall be subject to a 550bps cash margin over LIBOR as set out in paragraph B.3 (Amortisation Conversion Election).

The following shall be a precondition for ECA consent under the US$300,000,000 senior secured credit facility agreement originally dated 16 July 2013 between, amongst others, Seadrill Ltd as borrower and DNB Bank ASA as agent, in addition to other Conditions Precedent:

•    Extension of the commercial lenders’ guarantee under the facility until the Final Maturity Date and otherwise on the existing terms, subject only to any sharing of the increase in the Applicable Margin specified in paragraph E.2 (Margin) of this term sheet to be agreed between the relevant lenders and the commercial lenders

Additional logical, administrative and technical amendments on ECA-related matters, to the extent required by the relevant ECAs, to be agreed.

ANNEX 1

DEFINITIONS

2020 Bonds	The US$500,000,000 6 1⁄8% Senior Notes due 2020 issued by Seadrill Ltd.

AOD	Asia Offshore Drilling Limited.

AOD Facility Agreement

The US$360,000,000 senior secured credit facility agreement originally dated 9 April 2013 between, amongst others, Asia Offshore Rig 1 Limited, Asia Offshore Rig 2 Limited and Asia Offshore Rig 3 Limited as borrowers and ABN AMRO Bank N.V. as agent.

Company or Seadrill Ltd.

Seadrill Ltd., any successor of Seadrill Ltd. or any entity in each case to which all or substantially all of Seadrill Ltd.’s material assets are directly or indirectly transferred and which becomes the holding company for IHCo and its Subsidiaries including the NSNCo Group and the RigCo Group (whereafter Seadrill Limited shall no longer constitute the Company).

Existing Bonds	The Existing Seadrill USD Bonds, the Existing NADL USD Bonds, the Seadrill NOK/SEK Bond Issues and the NADL NOK Bond Issue.

Existing NADL USD Bonds	As defined in Annex 1 to Exhibit A of the RSA.

Existing Seadrill USD Bonds	As defined in Annex 1 to Exhibit A of the RSA.

Existing USD Bonds	The Existing Seadrill USD Bonds and the Existing NADL USD Bonds.

Group	Seadrill Ltd and its Subsidiaries (as defined in Annex 3 (Common Terms and Definitions and Regularising Amendments for Secured Facility Agreements)).

IHCo	The new intermediate holding company to be put in place as a direct wholly-owned subsidiary of Seadrill Ltd.

NADL	North Atlantic Drilling Ltd.

NADL Facility Agreement	The US$2,000,000,000 senior secured credit facility agreement originally dated 15 April 2011 between, amongst others, NADL as borrower and DNB Bank ASA as agent.

NADL NOK Bond Issue	As defined in Annex 1 to Exhibit A of the RSA.

New Secured Notes	The new secured notes substantially on the terms set out in Annex 4 to Exhibit A of the RSA.

NOK/SEK Bonds	The NADL NOK Bond Issue and the Seadrill NOK/SEK Bond Issues.

Non-Consolidated Entity

(a)    Seadrill Partners LLC;

(b)    Archer Limited;

(c)    SeaMex Ltd.;

(d)    Seabras Sapura Participacoes Limitida;

(e)    Seabras Sapura Holding GmbH;

(f)     Camburi Drilling BV;

(g)    Itaunas Drilling BV; and

(h)    Sahy Drilling BV,

and each of their respective Subsidiaries from time to time.

NSNCo	The new holding company to be in place as a direct and wholly-owned special purpose subsidiary of IHCo

NSNCo Group	NSNCo and its Subsidiaries (as defined in Annex 3 (Common Terms and Definitions and Regularising Amendments for Secured Facility Agreements)).

Refinancing Condition	Each of the conditions described as such in the “Refinancing Conditions” section of this Term Sheet.

Refinancing Closing Date	The earliest date on which all the Refinancing Conditions have been satisfied.

Request 1	The amendments made pursuant to the waiver and extension approval letters relating to the Secured Facility Agreements dated 28 April 2016 and as amended and/or supplemented.

Required Lenders	Has the meaning given to the term “Required Majority”, “Required Lenders” or “Majority Lenders”, as the case may be, in each Secured Facility Agreement.

RigCo	The new intermediate holding company to be put in place as a direct wholly-owned subsidiary of IHCo.

RigCo Group	RigCo and its Subsidiaries (as defined in Annex 3 (Common Terms and Definitions and Regularising Amendments for Secured Facility Agreements)).

SDLP	Seadrill Partners LLC.

Seadrill NOK/ SEK Bond Issues	As defined in Annex 1 to Exhibit A of the RSA.

Secured Facility Agreements

(a)    The US$1,350,000,000 senior secured credit facility agreement originally dated 26 August 2014 between, amongst others, Seadrill Ltd as borrower and DNB Bank ASA as agent;

(b)    the US$450,000,000 senior secured credit facility agreement originally dated 13 December 2013 between, amongst others, Seadrill Eminence Ltd as borrower and Danske Bank A/S as agent;

(c)    the AOD Facility Agreement;

(d)    the US$400,000,000 senior secured credit facility agreement originally dated 8 December 2011 between, amongst others, Seadrill Ltd as borrower and Nordea Bank Norge ASA as agent;

(e)    the US$950,000,000 senior secured credit facility agreement originally dated 26 January 2015 between, amongst others, Seadrill Ltd as borrower and Nordea Bank AB, London Branch as agent;

(f)     the US$300,000,000 senior secured credit facility agreement originally dated 16 July 2013 between, amongst others, Seadrill Ltd as borrower and DNB Bank ASA as agent;

(g)    the US$1,500,000,000 senior secured credit facility agreement originally dated 30 July 2014 between, amongst others, Seadrill Neptune Hungary Kft, Seadrill Saturn Ltd and Seadrill Jupiter Ltd as borrowers and Nordea Bank Finland Plc, London Branch as agent;

(h)    the US$450,000,000 senior secured credit facility agreement originally dated 26 August 2015 between, amongst others, Seadrill Ltd as borrower and Nordea Bank AB, London Branch as agent;

(i)     the NADL Facility Agreement;

(j)     the Sevan Facility Agreement;

(k)    the US$440,000,000 senior secured credit facility agreement originally dated 4 December 2012 between, amongst others, Seadrill Ltd. as borrower and Citibank Europe plc, UK Branch as agent; and

(l)     the US$483,333,333.34 senior secured credit facility agreement between, amongst others, Seadrill Tellus Ltd. as borrower and ING Bank N.V. as agent, pursuant to an amendment and restatement agreement dated 16 August 2017,

“Secured Facility Agreement” means any one of them and “Secured Credit Facility” or “Secured Credit Facilities” means the facilities made available thereunder.

Sevan	Sevan Drilling Limited.

Senior Debt	Has the meaning given to such term in the Intercreditor Term Sheet.

Senior Secured Lender	A lender under any one of the Secured Credit Facilities.

Sevan Facility Agreement	The US$1,750,000,000 senior secured credit facility agreement originally dated 30 September 2013 between, amongst others, various Subsidiaries of Sevan as borrowers and ING Bank N.V. as agent.

Ship Finance Agreements	The West Hercules Ship Finance Agreement, the West Taurus Ship Finance Agreement and the West Linus Ship Finance Agreement, each as defined in Annex 7 to Exhibit A of the RSA.

Supra Majority Lenders	A two third majority of the lenders under the Secured Facility Agreements with reference to total outstanding commitments across the Secured Facility Agreements.

ANNEX 2

AMORTISATION

PART I

Assumes Post-31-Aug-2017 Chapter 11 Filing Date and 31-Mar-2018 Emergence Date

All payment dates post-Emergence Date harmonised to be annually 31 March, 30 June, 30 September and 31 December

Facility	New Maturity	Outst. Amount at Emergence Date ($)	Annual Debt Service Payment Dates	Amortisation paid from Emergence Date to 31- Dec-2018 (included) ($)	Amortisation paid from 1-Jan-2019 to 31-Dec- 2019 (included) ($)	Amortisation paid from 1-Jan-2020 to 31-Dec- 2020 (included) ($)	Amortisation paid from 1-Jan-2021 to 31-Dec- 2021 (included) ($)	Amortisation paid from 1-Jan-2022 to 31-Dec- 2022 (included) ($)	Amortisation paid from 1-Jan-2023 to 31-Dec- 2023 (included) ($)	Amortisation paid from 1-Jan-2024 to 31-Dec- 2024 (included) ($)	Balloons at Maturity ($)
SDRL $450 MM Eminence Facility Total	19-Mar-22	264,705,800.0	4	—	—	24,154,514.3	28,407,453.7	—	—	—	212,143,832.0
SDRL $400 MM Facility Total	24-Jul-22	135,107,913.7	4	—	—	16,569,713.1	19,487,179.5	9,743,589.7	—	—	89,307,431.4
SDRL $400 MM Facility—Term Loan	24-Jul-22	—	4	—	—	—	—	—	—	—	—
SDRL $400 MM Facility—RCF	24-Jul-22	135,107,913.7	4	—	—	16,569,713.1	19,487,179.5	9,743,589.7	—	—	89,307,431.4
NADL $2,000 MM Facility Total	27-Oct-22	908,333,333.0	4	—	—	79,875,530.7	93,939,393.9	70,454,545.5	—	—	664,063,862.9
NADL $2,000 MM Facility—Term Loan	27-Oct-22	—	4	—	—	—	—	—	—	—	—
NADL $2,000 MM Facility—RCF	27-Oct-22	908,333,333.0	4	—	—	79,875,530.7	93,939,393.9	70,454,545.5	—	—	664,063,862.9
SDRL $440 MM Facility—Telesto(1)	30-Apr-23	64,058,823.9	4	—	—	6,207,230.0	7,300,150.9	7,300,150.9	1,825,037.7	—	41,426,254.4
SDRL $1,450 MM West Tellus Facility Total	15-Jul-23	322,222,229.0	4	—	—	12,981,897.6	27,110,042.8	27,110,042.8	13,555,021.4	—	241,465,224.3
West Tellus Facility—GIEK(2)	15-Jul-23	127,777,770.6	4	—	—	5,147,993.5	10,750,533.4	10,750,533.4	5,375,266.7	—	95,753,443.6
West Tellus Facility—Kexim(2)	15-Jul-23	74,666,671.8	4	—	—	3,008,219.2	6,282,051.6	6,282,051.6	3,141,025.8	—	55,953,323.6
West Tellus Facility—K-sure(2)	15-Jul-23	74,666,671.8	4	—	—	3,008,219.2	6,282,051.6	6,282,051.6	3,141,025.8	—	55,953,323.6
West Tellus Facility—Commercial	15-Jul-23	45,111,114.9	4	—	—	1,817,465.8	3,795,406.2	3,795,406.2	1,897,703.1	—	33,805,133.5
AOD $360 MM Facility Total	25-Jul-23	210,000,000.0	4	—	—	18,319,839.5	21,545,454.5	21,545,454.5	10,772,727.3	—	137,816,524.2
SDRL $300 MM Facility Total	29-Oct-23	144,000,000.0	4	—	—	5,977,968.8	14,086,956.5	14,086,956.5	10,565,217.4	—	99,282,900.8
Eksportkredit GIEK Facility—West Tucana Sub Tranche	29-Oct-23	18,000,000.0	4	—	—	747,246.1	1,760,869.6	1,760,869.6	1,320,652.2	—	12,410,362.6
Eksportkredit Commercial Facility—West Tucana Sub Tranche	29-Oct-23	27,000,000.0	4	—	—	1,120,869.1	2,641,304.3	2,641,304.3	1,980,978.3	—	18,615,543.9
DNB Liv GIEK Facility—West Tucana Sub Tranche	29-Oct-23	27,000,000.0	4	—	—	1,120,869.1	2,641,304.3	2,641,304.3	1,980,978.3	—	18,615,543.9
Eksportkredit GIEK Facility—West Castor Sub Tranche	29-Oct-23	18,000,000.0	4	—	—	747,246.1	1,760,869.6	1,760,869.6	1,320,652.2	—	12,410,362.6
Eksportkredit Commercial Facility—West Castor Sub Tranche	29-Oct-23	27,000,000.0	4	—	—	1,120,869.1	2,641,304.3	2,641,304.3	1,980,978.3	—	18,615,543.9
DNB Liv GIEK Facility—West Castor Sub Tranche	29-Oct-23	27,000,000.0	4	—	—	1,120,869.1	2,641,304.3	2,641,304.3	1,980,978.3	—	18,615,543.9
Sevan $1,750 MM Facility Total	26-Nov-23	875,000,000.0	4	—	—	69,871,484.7	82,173,913.2	82,173,913.2	61,630,434.9	—	579,150,254.1
Sevan $1,750 MM Facility—Tranche A1	26-Nov-23	118,749,999.9	4	—	—	9,581,142.7	11,268,115.9	11,268,115.9	8,451,087.0	—	78,181,538.3
Sevan $1,750 MM Facility—Tranche A2	26-Nov-23	756,250,000.1	4	—	—	60,290,342.0	70,905,797.2	70,905,797.2	53,179,347.9	—	500,968,715.7
SDRL $1,350 MM Facility Total	31-Jul-24	945,000,000.0	4	—	—	37,419,097.9	83,700,000.0	83,700,000.0	83,700,000.0	41,850,000.0	614,630,902.1
SDRL $1,500 MM Facility Total	20-Jul-24	1,124,999,999.9	4	—	—	40,218,164.7	84,051,724.1	84,051,724.1	84,051,724.1	42,025,862.1	790,600,800.7
SDRL $1,500 MM Facility—West Jupiter Commercial Tranche	20-Jul-24	75,000,000.0	4	—	—	2,681,211.0	5,603,448.3	5,603,448.3	5,603,448.3	2,801,724.1	52,706,720.1
SDRL $1,500 MM Facility—West Jupiter GIEK Facility(2)	20-Jul-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	3,735,632.2	70,275,626.7
SDRL $1,500 MM Facility—West Jupiter Kexim Facility(2)	20-Jul-24	55,000,000.0	4	—	—	1,966,221.4	4,109,195.4	4,109,195.4	4,109,195.4	2,054,597.7	38,651,594.7
SDRL $1,500 MM Facility—West Jupiter Kexim Guarantee Facility(2)	20-Jul-24	45,000,000.0	4	—	—	1,608,726.6	3,362,069.0	3,362,069.0	3,362,069.0	1,681,034.5	31,624,032.0
SDRL $1,500 MM Facility—West Jupiter K-Sure Facility(2)	20-Jul-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	3,735,632.2	70,275,626.7
SDRL $1,500 MM Facility—West Neptune Commercial Tranche	20-Jul-24	75,000,000.0	4	—	—	2,681,211.0	5,603,448.3	5,603,448.3	5,603,448.3	2,801,724.1	52,706,720.1
SDRL $1,500 MM Facility—West Neptune GIEK Facility(2)	20-Jul-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	3,735,632.2	70,275,626.7
SDRL $1,500 MM Facility—West Neptune Kexim Facility(2)	20-Jul-24	55,000,000.0	4	—	—	1,966,221.4	4,109,195.4	4,109,195.4	4,109,195.4	2,054,597.7	38,651,594.7
SDRL $1,500 MM Facility—West Neptune Kexim Guarantee Facility(2)	20-Jul-24	45,000,000.0	4	—	—	1,608,726.6	3,362,069.0	3,362,069.0	3,362,069.0	1,681,034.5	31,624,032.0
SDRL $1,500 MM Facility—West Neptune K-Sure Facility(2)	20-Jul-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	3,735,632.2	70,275,626.7
SDRL $1,500 MM Facility—West Saturn Commercial Tranche	20-Jul-24	75,000,000.0	4	—	—	2,681,211.0	5,603,448.3	5,603,448.3	5,603,448.3	2,801,724.1	52,706,720.1
SDRL $1,500 MM Facility—West Saturn GIEK Facility(2)	20-Jul-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	3,735,632.2	70,275,626.7
SDRL $1,500 MM Facility—West Saturn Kexim Facility(2)	20-Jul-24	55,000,000.0	4	—	—	1,966,221.4	4,109,195.4	4,109,195.4	4,109,195.4	2,054,597.7	38,651,594.7
SDRL $1,500 MM Facility—West Saturn Kexim Guarantee Facility(2)	20-Jul-24	45,000,000.0	4	—	—	1,608,726.6	3,362,069.0	3,362,069.0	3,362,069.0	1,681,034.5	31,624,032.0
SDRL $1,500 MM Facility—West Saturn K-Sure Facility(2)	20-Jul-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	3,735,632.2	70,275,626.7
SDRL $950 MM Facility Total	30-Aug-24	566,056,341.4	4	—	—	38,326,720.7	45,074,992.1	45,074,992.1	45,074,992.1	22,537,496.1	369,967,148.3
SDRL $950 MM Facility—Carina ECA Tranche(2)	30-Aug-24	150,416,666.4	4	—	—	9,355,568.9	11,002,824.9	11,002,824.9	11,002,824.9	5,501,412.4	102,551,210.3
SDRL $950 MM Facility—Carina Term Loan	30-Aug-24	47,500,000.0	4	—	—	2,954,390.2	3,474,576.3	3,474,576.3	3,474,576.3	1,737,288.1	32,384,592.9
SDRL $950 MM Facility—Carina RCF	30-Aug-24	130,639,675.0	4	—	—	7,927,303.2	9,323,081.2	9,323,081.2	9,323,081.2	4,661,540.6	90,081,587.8
SDRL $950 MM Facility—Eclipse Term Loan	30-Aug-24	112,500,000.0	4	—	—	18,089,458.4	21,274,509.8	21,274,509.8	21,274,509.8	10,637,254.9	19,949,757.3
SDRL $950 MM Facility—Eclipse RCF	30-Aug-24	125,000,000.0	4	—	—	—	—	—	—	—	125,000,000.0
SDRL $450 MM Facility Total (3)	30-Sep-24	102,532,294.4	4	—	—	8,523,322.0	14,583,333.3	14,583,333.3	14,583,333.3	7,291,666.7	42,967,305.7
SDRL $450 MM Facility—Term Loan (3)	30-Sep-24	102,532,294.4	4	—	—	8,523,322.0	14,583,333.3	14,583,333.3	14,583,333.3	7,291,666.7	42,967,305.7

Total Credit Facilities		5,662,016,735.1		—	—	358,445,484.1	521,460,594.6	459,824,702.7	325,758,488.3	113,705,024.8	3,882,822,440.7

(1)	Instalments paid semi annually pre-filing and quarterly post-emergence
(2)	The ECA facility is 12 years but it matures after 5 years if the commercial facility is not refinanced on acceptable terms
(3)	Includes $26.6m modelled of debt balance reduction related the sale of West M ischief expected pre-emergence

1	SDRL $450 MM Eminence Facility Total

New Maturity 19-Mar-22

# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			264,705,800.0
1	31-Mar-18	2018			264,705,800.0
2	30-Jun-18	2018	—	—	264,705,800.0
3	30-Sep-18	2018	—	—	264,705,800.0
4	31-Dec-18	2018	—	—	264,705,800.0
5	31-Mar-19	2019	—	—	264,705,800.0
6	30-Jun-19	2019	—	—	264,705,800.0
7	30-Sep-19	2019	—	—	264,705,800.0
8	31-Dec-19	2019	—	—	264,705,800.0
9	31-Mar-20	2020	6,043,546.5	—	258,662,253.5
10	30-Jun-20	2020	6,043,546.5	—	252,618,707.0
11	30-Sep-20	2020	6,043,546.5	—	246,575,160.5
12	31-Dec-20	2020	6,043,546.5	—	240,531,613.9
13	31-Mar-21	2021	7,101,863.4	—	233,429,750.5
14	30-Jun-21	2021	7,101,863.4	—	226,327,887.1
15	30-Sep-21	2021	7,101,863.4	—	219,226,023.7
16	31-Dec-21	2021	7,101,863.4	—	212,124,160.3
17	19-Mar-22	2022	—	212,124,160.3	—

1	SDRL $450 MM Eminence Facility Total

New Maturity 19-Mar-22

# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			264,705,800.0
1	31-Mar-18	2018			264,705,800.0
2	30-Jun-18	2018	—	—	264,705,800.0
3	30-Sep-18	2018	—	—	264,705,800.0
4	31-Dec-18	2018	—	—	264,705,800.0
5	31-Mar-19	2019	—	—	264,705,800.0
6	30-Jun-19	2019	—	—	264,705,800.0
7	30-Sep-19	2019	—	—	264,705,800.0
8	31-Dec-19	2019	—	—	264,705,800.0
9	31-Mar-20	2020	6,038,628.6	—	258,667,171.4
10	30-Jun-20	2020	6,038,628.6	—	252,628,542.8
11	30-Sep-20	2020	6,038,628.6	—	246,589,914.2
12	31-Dec-20	2020	6,038,628.6	—	240,551,285.7
13	31-Mar-21	2021	7,101,863.4	—	233,449,422.2
14	30-Jun-21	2021	7,101,863.4	—	226,347,558.8
15	30-Sep-21	2021	7,101,863.4	—	219,245,695.4
16	31-Dec-21	2021	7,101,863.4	—	212,143,832.0
17	19-Mar-22	2022	—	212,143,832.0	—

2	SDRL $400 MM Facility—Term Loan

New Maturity 24-Jul-22

			Term Loan			RCF			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			—			135,107,913.7	—	—	135,107,913.7
1	31-Mar-18	2018			—			135,107,913.7	—	—	135,107,913.7
2	30-Jun-18	2018	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
3	30-Sep-18	2018	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
4	31-Dec-18	2018	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
5	31-Mar-19	2019	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
6	30-Jun-19	2019	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
7	30-Sep-19	2019	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
8	31-Dec-19	2019	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
9	31-Mar-20	2020	—	—	—	4,142,428.3	—	130,965,485.4	4,142,428.3	—	130,965,485.4
10	30-Jun-20	2020	—	—	—	4,142,428.3	—	126,823,057.1	4,142,428.3	—	126,823,057.1
11	30-Sep-20	2020	—	—	—	4,142,428.3	—	122,680,628.9	4,142,428.3	—	122,680,628.9
12	31-Dec-20	2020	—	—	—	4,142,428.3	—	118,538,200.6	4,142,428.3	—	118,538,200.6
13	31-Mar-21	2021	—	—	—	4,871,794.9	—	113,666,405.7	4,871,794.9	—	113,666,405.7
14	30-Jun-21	2021	—	—	—	4,871,794.9	—	108,794,610.8	4,871,794.9	—	108,794,610.8
15	30-Sep-21	2021	—	—	—	4,871,794.9	—	103,922,816.0	4,871,794.9	—	103,922,816.0
16	31-Dec-21	2021	—	—	—	4,871,794.9	—	99,051,021.1	4,871,794.9	—	99,051,021.1
17	31-Mar-22	2022	—	—	—	4,871,794.9	—	94,179,226.2	4,871,794.9	—	94,179,226.2
18	30-Jun-22	2022	—	—	—	4,871,794.9	—	89,307,431.4	4,871,794.9	—	89,307,431.4
19	24-Jul-22	2022	—	—	—	—	89,307,431.4	—	—	89,307,431.4	—

3	NADL $2,000 MM Facility Total

New Maturity 27-Oct-22

			Term Loan			RCF			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			—			908,333,333.0			908,333,333.0
1	31-Mar-18	2018	—	—	—		—	908,333,333.0	—	—	908,333,333.0
2	30-Jun-18	2018	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
3	30-Sep-18	2018	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
4	31-Dec-18	2018	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
5	31-Mar-19	2019	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
6	30-Jun-19	2019	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
7	30-Sep-19	2019	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
8	31-Dec-19	2019	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
9	31-Mar-20	2020	—	—	—	19,968,882.7	—	888,364,450.3	19,968,882.7	—	888,364,450.3
10	30-Jun-20	2020	—	—	—	19,968,882.7	—	868,395,567.6	19,968,882.7	—	868,395,567.6
11	30-Sep-20	2020	—	—	—	19,968,882.7	—	848,426,684.9	19,968,882.7	—	848,426,684.9
12	31-Dec-20	2020	—	—	—	19,968,882.7	—	828,457,802.3	19,968,882.7	—	828,457,802.3
13	31-Mar-21	2021	—	—	—	23,484,848.5	—	804,972,953.8	23,484,848.5	—	804,972,953.8
14	30-Jun-21	2021	—	—	—	23,484,848.5	—	781,488,105.3	23,484,848.5	—	781,488,105.3
15	30-Sep-21	2021	—	—	—	23,484,848.5	—	758,003,256.8	23,484,848.5	—	758,003,256.8
16	31-Dec-21	2021	—	—	—	23,484,848.5	—	734,518,408.3	23,484,848.5	—	734,518,408.3
17	31-Mar-22	2022	—	—	—	23,484,848.5	—	711,033,559.8	23,484,848.5	—	711,033,559.8
18	30-Jun-22	2022	—	—	—	23,484,848.5	—	687,548,711.4	23,484,848.5	—	687,548,711.4
19	30-Sep-22	2022	—	—	—	23,484,848.5	—	664,063,862.9	23,484,848.5	—	664,063,862.9
20	27-Oct-22	2022	—	—	—	—	664,063,862.9	—	—	664,063,862.9	—

4	SDRL $440 MM Facility—Telesto(1)

New Maturity 30-Apr-23

			Telesto
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			64,058,823.9
1	31-Mar-18	2018			64,058,823.9
2	30-Jun-18	2018	—	—	64,058,823.9
3	30-Sep-18	2018	—	—	64,058,823.9
4	31-Dec-18	2018	—	—	64,058,823.9
5	31-Mar-19	2019	—	—	64,058,823.9
6	30-Jun-19	2019	—	—	64,058,823.9
7	30-Sep-19	2019	—	—	64,058,823.9
8	31-Dec-19	2019	—	—	64,058,823.9
9	31-Mar-20	2020	1,551,807.50	—	62,507,016.4
10	30-Jun-20	2020	1,551,807.50	—	60,955,208.9
11	30-Sep-20	2020	1,551,807.50	—	59,403,401.4
12	31-Dec-20	2020	1,551,807.50	—	57,851,593.9
13	31-Mar-21	2021	1,825,037.72	—	56,026,556.2
14	30-Jun-21	2021	1,825,037.72	—	54,201,518.5
15	30-Sep-21	2021	1,825,037.72	—	52,376,480.7
16	31-Dec-21	2021	1,825,037.72	—	50,551,443.0
17	31-Mar-22	2022	1,825,037.72	—	48,726,405.3
18	30-Jun-22	2022	1,825,037.72	—	46,901,367.6
19	30-Sep-22	2022	1,825,037.72	—	45,076,329.9
20	31-Dec-22	2022	1,825,037.72	—	43,251,292.2
21	31-Mar-23	2023	1,825,037.72	—	41,426,254.4
22	30-Apr-23	2023	—	41,426,254.4	—

5	SDRL $1,450 MM West Tellus Facility Total

New Maturity 15-Jul-23

			West Tellus
			GIEK Lender Facility			Kexim Facilty			K-Sure Facility
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			127,777,770.6			74,666,671.8			74,666,671.8
1	31-Mar-18	2018			127,777,770.6			74,666,671.8			74,666,671.8
2	30-Jun-18	2018	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
3	30-Sep-18	2018	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
4	31-Dec-18	2018	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
5	31-Mar-19	2019	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
6	30-Jun-19	2019	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
7	30-Sep-19	2019	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
8	31-Dec-19	2019	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
9	31-Mar-20	2020	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
10	30-Jun-20	2020	577,469.2	—	127,200,301.4	337,442.9	—	74,329,228.9	337,442.9	—	74,329,228.9
11	30-Sep-20	2020	2,285,262.1	—	124,915,039.3	1,335,388.1	—	72,993,840.7	1,335,388.1	—	72,993,840.7
12	31-Dec-20	2020	2,285,262.1	—	122,629,777.1	1,335,388.1	—	71,658,452.6	1,335,388.1	—	71,658,452.6
13	31-Mar-21	2021	2,687,633.4	—	119,942,143.8	1,570,512.9	—	70,087,939.7	1,570,512.9	—	70,087,939.7
14	30-Jun-21	2021	2,687,633.4	—	117,254,510.4	1,570,512.9	—	68,517,426.8	1,570,512.9	—	68,517,426.8
15	30-Sep-21	2021	2,687,633.4	—	114,566,877.1	1,570,512.9	—	66,946,913.9	1,570,512.9	—	66,946,913.9
16	31-Dec-21	2021	2,687,633.4	—	111,879,243.7	1,570,512.9	—	65,376,401.0	1,570,512.9	—	65,376,401.0
17	31-Mar-22	2022	2,687,633.4	—	109,191,610.4	1,570,512.9	—	63,805,888.1	1,570,512.9	—	63,805,888.1
18	30-Jun-22	2022	2,687,633.4	—	106,503,977.0	1,570,512.9	—	62,235,375.2	1,570,512.9	—	62,235,375.2
19	30-Sep-22	2022	2,687,633.4	—	103,816,343.7	1,570,512.9	—	60,664,862.3	1,570,512.9	—	60,664,862.3
20	31-Dec-22	2022	2,687,633.4	—	101,128,710.3	1,570,512.9	—	59,094,349.4	1,570,512.9	—	59,094,349.4
21	31-Mar-23	2023	2,687,633.4	—	98,441,077.0	1,570,512.9	—	57,523,836.5	1,570,512.9	—	57,523,836.5
22	30-Jun-23	2023	2,687,633.4	—	95,753,443.6	1,570,512.9	—	55,953,323.6	1,570,512.9	—	55,953,323.6
23	15-Jul-23	2023	—	95,753,443.6	—	—	55,953,323.6	—	—	55,953,323.6	—

5	SDRL $1,450 MM West Tellus Facility Total

			West Tellus			Total For West Tellus
			Commercial Facility			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			45,111,114.9			322,222,229.0
1	31-Mar-18	2018			45,111,114.9			322,222,229.0
2	30-Jun-18	2018	—	—	45,111,114.9	—	—	322,222,229.0
3	30-Sep-18	2018	—	—	45,111,114.9	—	—	322,222,229.0
4	31-Dec-18	2018	—	—	45,111,114.9	—	—	322,222,229.0
5	31-Mar-19	2019	—	—	45,111,114.9	—	—	322,222,229.0
6	30-Jun-19	2019	—	—	45,111,114.9	—	—	322,222,229.0
7	30-Sep-19	2019	—	—	45,111,114.9	—	—	322,222,229.0
8	31-Dec-19	2019	—	—	45,111,114.9	—	—	322,222,229.0
9	31-Mar-20	2020	—	—	45,111,114.9	—	—	322,222,229.0
10	30-Jun-20	2020	203,871.8	—	44,907,243.1	1,456,226.81	—	320,766,002.2
11	30-Sep-20	2020	806,797.0	—	44,100,446.1	5,762,835.40	—	315,003,166.8
12	31-Dec-20	2020	806,797.0	—	43,293,649.1	5,762,835.40	—	309,240,331.4
13	31-Mar-21	2021	948,851.6	—	42,344,797.5	6,777,510.71	—	302,462,820.7
14	30-Jun-21	2021	948,851.6	—	41,395,946.0	6,777,510.71	—	295,685,310.0
15	30-Sep-21	2021	948,851.6	—	40,447,094.4	6,777,510.71	—	288,907,799.3
16	31-Dec-21	2021	948,851.6	—	39,498,242.8	6,777,510.71	—	282,130,288.5
17	31-Mar-22	2022	948,851.6	—	38,549,391.3	6,777,510.71	—	275,352,777.8
18	30-Jun-22	2022	948,851.6	—	37,600,539.7	6,777,510.71	—	268,575,267.1
19	30-Sep-22	2022	948,851.6	—	36,651,688.2	6,777,510.71	—	261,797,756.4
20	31-Dec-22	2022	948,851.6	—	35,702,836.6	6,777,510.71	—	255,020,245.7
21	31-Mar-23	2023	948,851.6	—	34,753,985.1	6,777,510.71	—	248,242,735.0
22	30-Jun-23	2023	948,851.6	—	33,805,133.5	6,777,510.71	—	241,465,224.3
23	15-Jul-23	2023	—	33,805,133.5	—	—	241,465,224.3	—

6	AOD $360 MM Facility Total

New Maturity 25-Jul-23

			AOD I			AOD II			AOD III
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			69,000,000.0			69,000,000.0			72,000,000.0
1	31-Mar-18	2018			69,000,000.0			69,000,000.0			72,000,000.0
2	30-Jun-18	2018	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
3	30-Sep-18	2018	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
4	31-Dec-18	2018	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
5	31-Mar-19	2019	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
6	30-Jun-19	2019	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
7	30-Sep-19	2019	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
8	31-Dec-19	2019	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
9	31-Mar-20	2020	1,504,844.0	—	67,495,156.0	1,504,844.0	—	67,495,156.0	1,570,272.0	—	70,429,728.0
10	30-Jun-20	2020	1,504,844.0	—	65,990,312.1	1,504,844.0	—	65,990,312.1	1,570,272.0	—	68,859,456.1
11	30-Sep-20	2020	1,504,844.0	—	64,485,468.1	1,504,844.0	—	64,485,468.1	1,570,272.0	—	67,289,184.1
12	31-Dec-20	2020	1,504,844.0	—	62,980,624.2	1,504,844.0	—	62,980,624.2	1,570,272.0	—	65,718,912.2
13	31-Mar-21	2021	1,769,805.2	—	61,210,819.0	1,769,805.2	—	61,210,819.0	1,846,753.2	—	63,872,158.9
14	30-Jun-21	2021	1,769,805.2	—	59,441,013.8	1,769,805.2	—	59,441,013.8	1,846,753.2	—	62,025,405.7
15	30-Sep-21	2021	1,769,805.2	—	57,671,208.6	1,769,805.2	—	57,671,208.6	1,846,753.2	—	60,178,652.4
16	31-Dec-21	2021	1,769,805.2	—	55,901,403.4	1,769,805.2	—	55,901,403.4	1,846,753.2	—	58,331,899.2
17	31-Mar-22	2022	1,769,805.2	—	54,131,598.2	1,769,805.2	—	54,131,598.2	1,846,753.2	—	56,485,145.9
18	30-Jun-22	2022	1,769,805.2	—	52,361,793.0	1,769,805.2	—	52,361,793.0	1,846,753.2	—	54,638,392.7
19	30-Sep-22	2022	1,769,805.2	—	50,591,987.8	1,769,805.2	—	50,591,987.8	1,846,753.2	—	52,791,639.5
20	31-Dec-22	2022	1,769,805.2	—	48,822,182.6	1,769,805.2	—	48,822,182.6	1,846,753.2	—	50,944,886.2
21	31-Mar-23	2023	1,769,805.2	—	47,052,377.4	1,769,805.2	—	47,052,377.4	1,846,753.2	—	49,098,133.0
22	30-Jun-23	2023	1,769,805.2	—	45,282,572.2	1,769,805.2	—	45,282,572.2	1,846,753.2	—	47,251,379.7
23	25-Jul-23	2023	—	45,282,572.2	—	—	45,282,572.2	—	—	47,251,379.7	—

6	AOD $360 MM Facility Total

			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			210,000,000.0
1	31-Mar-18	2018			210,000,000.0
2	30-Jun-18	2018	—	—	210,000,000.0
3	30-Sep-18	2018	—	—	210,000,000.0
4	31-Dec-18	2018	—	—	210,000,000.0
5	31-Mar-19	2019	—	—	210,000,000.0
6	30-Jun-19	2019	—	—	210,000,000.0
7	30-Sep-19	2019	—	—	210,000,000.0
8	31-Dec-19	2019	—	—	210,000,000.0
9	31-Mar-20	2020	4,579,959.87	—	205,420,040.1
10	30-Jun-20	2020	4,579,959.87	—	200,840,080.3
11	30-Sep-20	2020	4,579,959.87	—	196,260,120.4
12	31-Dec-20	2020	4,579,959.87	—	191,680,160.5
13	31-Mar-21	2021	5,386,363.64	—	186,293,796.9
14	30-Jun-21	2021	5,386,363.64	—	180,907,433.3
15	30-Sep-21	2021	5,386,363.64	—	175,521,069.6
16	31-Dec-21	2021	5,386,363.64	—	170,134,706.0
17	31-Mar-22	2022	5,386,363.64	—	164,748,342.3
18	30-Jun-22	2022	5,386,363.64	—	159,361,978.7
19	30-Sep-22	2022	5,386,363.64	—	153,975,615.1
20	31-Dec-22	2022	5,386,363.64	—	148,589,251.4
21	31-Mar-23	2023	5,386,363.64	—	143,202,887.8
22	30-Jun-23	2023	5,386,363.64	—	137,816,524.2
23	25-Jul-23	2023	—	137,816,524.2	—

7	SDRL $300 MM Facility Total

New Maturity 29-Oct-23

			Eksportkredit GIEK Facility - West Tucana Sub Tranche			Eksportkredit Commercial Facility - West Tucana Sub Tranche			DNB Liv GIEK Facility - West Tucana Sub Tranche
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			18,000,000.0			27,000,000.0			27,000,000.0
1	31-Mar-18	2018			18,000,000.0			27,000,000.0			27,000,000.0
2	30-Jun-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
3	30-Sep-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
4	31-Dec-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
5	31-Mar-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
6	30-Jun-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
7	30-Sep-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
8	31-Dec-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
9	31-Mar-20	2020	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
10	30-Jun-20	2020	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
11	30-Sep-20	2020	372,934.6	—	17,627,065.4	559,401.9	—	26,440,598.1	559,401.9	—	26,440,598.1
12	31-Dec-20	2020	374,311.5	—	17,252,753.9	561,467.3	—	25,879,130.9	561,467.3	—	25,879,130.9
13	31-Mar-21	2021	440,217.4	—	16,812,536.5	660,326.1	—	25,218,804.8	660,326.1	—	25,218,804.8
14	30-Jun-21	2021	440,217.4	—	16,372,319.1	660,326.1	—	24,558,478.7	660,326.1	—	24,558,478.7
15	30-Sep-21	2021	440,217.4	—	15,932,101.7	660,326.1	—	23,898,152.6	660,326.1	—	23,898,152.6
16	31-Dec-21	2021	440,217.4	—	15,491,884.3	660,326.1	—	23,237,826.5	660,326.1	—	23,237,826.5
17	31-Mar-22	2022	440,217.4	—	15,051,666.9	660,326.1	—	22,577,500.4	660,326.1	—	22,577,500.4
18	30-Jun-22	2022	440,217.4	—	14,611,449.6	660,326.1	—	21,917,174.3	660,326.1	—	21,917,174.3
19	30-Sep-22	2022	440,217.4	—	14,171,232.2	660,326.1	—	21,256,848.2	660,326.1	—	21,256,848.2
20	31-Dec-22	2022	440,217.4	—	13,731,014.8	660,326.1	—	20,596,522.2	660,326.1	—	20,596,522.2
21	31-Mar-23	2023	440,217.4	—	13,290,797.4	660,326.1	—	19,936,196.1	660,326.1	—	19,936,196.1
22	30-Jun-23	2023	440,217.4	—	12,850,580.0	660,326.1	—	19,275,870.0	660,326.1	—	19,275,870.0
23	30-Sep-23	2023	440,217.4	—	12,410,362.6	660,326.1	—	18,615,543.9	660,326.1	—	18,615,543.9
24	29-Oct-23	2023	—	12,410,362.6	—	—	18,615,543.9	—	—	18,615,543.9	—

7	SDRL $300 MM Facility Total

			Eksportkredit GIEK Facility - West Castor Sub Tranche			Eksportkredit Commercial Facility - West Castor Sub Tranche			DNB Liv GIEK Facility - West Castor Sub Tranche			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			18,000,000.0			27,000,000.0			27,000,000.0			144,000,000.0
1	31-Mar-18	2018			18,000,000.0			27,000,000.0			27,000,000.0			144,000,000.0
2	30-Jun-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
3	30-Sep-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
4	31-Dec-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
5	31-Mar-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
6	30-Jun-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
7	30-Sep-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
8	31-Dec-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
9	31-Mar-20	2020	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
10	30-Jun-20	2020	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
11	30-Sep-20	2020	372,934.6	—	17,627,065.4	559,401.9	—	26,440,598.1	559,401.9	—	26,440,598.1	2,983,476.59	—	141,016,523.4
12	31-Dec-20	2020	374,311.5	—	17,252,753.9	561,467.3	—	25,879,130.9	561,467.3	—	25,879,130.9	2,994,492.20	—	138,022,031.2
13	31-Mar-21	2021	440,217.4	—	16,812,536.5	660,326.1	—	25,218,804.8	660,326.1	—	25,218,804.8	3,521,739.13	—	134,500,292.1
14	30-Jun-21	2021	440,217.4	—	16,372,319.1	660,326.1	—	24,558,478.7	660,326.1	—	24,558,478.7	3,521,739.13	—	130,978,553.0
15	30-Sep-21	2021	440,217.4	—	15,932,101.7	660,326.1	—	23,898,152.6	660,326.1	—	23,898,152.6	3,521,739.13	—	127,456,813.8
16	31-Dec-21	2021	440,217.4	—	15,491,884.3	660,326.1	—	23,237,826.5	660,326.1	—	23,237,826.5	3,521,739.13	—	123,935,074.7
17	31-Mar-22	2022	440,217.4	—	15,051,666.9	660,326.1	—	22,577,500.4	660,326.1	—	22,577,500.4	3,521,739.13	—	120,413,335.6
18	30-Jun-22	2022	440,217.4	—	14,611,449.6	660,326.1	—	21,917,174.3	660,326.1	—	21,917,174.3	3,521,739.13	—	116,891,596.4
19	30-Sep-22	2022	440,217.4	—	14,171,232.2	660,326.1	—	21,256,848.2	660,326.1	—	21,256,848.2	3,521,739.13	—	113,369,857.3
20	31-Dec-22	2022	440,217.4	—	13,731,014.8	660,326.1	—	20,596,522.2	660,326.1	—	20,596,522.2	3,521,739.13	—	109,848,118.2
21	31-Mar-23	2023	440,217.4	—	13,290,797.4	660,326.1	—	19,936,196.1	660,326.1	—	19,936,196.1	3,521,739.13	—	106,326,379.0
22	30-Jun-23	2023	440,217.4	—	12,850,580.0	660,326.1	—	19,275,870.0	660,326.1	—	19,275,870.0	3,521,739.13	—	102,804,639.9
23	30-Sep-23	2023	440,217.4	—	12,410,362.6	660,326.1	—	18,615,543.9	660,326.1	—	18,615,543.9	3,521,739.13	—	99,282,900.8
24	29-Oct-23	2023	—	12,410,362.6	—	—	18,615,543.9	—	—	18,615,543.9	—	—	99,282,900.8	—

8	Sevan $1,750 MM Facility Total

New Maturity 26-Nov-23

			Tranche A1			Tranche A2 (Commercial)			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			118,749,999.9			756,250,000.1			875,000,000.0
1	31-Mar-18	2018			118,749,999.9			756,250,000.1			875,000,000.0
2	30-Jun-18	2018	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
3	30-Sep-18	2018	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
4	31-Dec-18	2018	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
5	31-Mar-19	2019	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
6	30-Jun-19	2019	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
7	30-Sep-19	2019	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
8	31-Dec-19	2019	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
9	31-Mar-20	2020	2,395,285.68	—	116,354,714.2	15,072,585.49	—	741,177,414.6	17,467,871.2	—	857,532,128.8
10	30-Jun-20	2020	2,395,285.68	—	113,959,428.5	15,072,585.49	—	726,104,829.1	17,467,871.2	—	840,064,257.6
11	30-Sep-20	2020	2,395,285.68	—	111,564,142.9	15,072,585.49	—	711,032,243.6	17,467,871.2	—	822,596,386.4
12	31-Dec-20	2020	2,395,285.68	—	109,168,857.2	15,072,585.49	—	695,959,658.1	17,467,871.2	—	805,128,515.2
13	31-Mar-21	2021	2,817,028.99	—	106,351,828.2	17,726,449.30	—	678,233,208.8	20,543,478.3	—	784,585,037.0
14	30-Jun-21	2021	2,817,028.99	—	103,534,799.2	17,726,449.30	—	660,506,759.5	20,543,478.3	—	764,041,558.7
15	30-Sep-21	2021	2,817,028.99	—	100,717,770.2	17,726,449.30	—	642,780,310.2	20,543,478.3	—	743,498,080.4
16	31-Dec-21	2021	2,817,028.99	—	97,900,741.2	17,726,449.30	—	625,053,860.9	20,543,478.3	—	722,954,602.1
17	31-Mar-22	2022	2,817,028.99	—	95,083,712.2	17,726,449.30	—	607,327,411.6	20,543,478.3	—	702,411,123.8
18	30-Jun-22	2022	2,817,028.99	—	92,266,683.3	17,726,449.30	—	589,600,962.3	20,543,478.3	—	681,867,645.5
19	30-Sep-22	2022	2,817,028.99	—	89,449,654.3	17,726,449.30	—	571,874,512.9	20,543,478.3	—	661,324,167.2
20	31-Dec-22	2022	2,817,028.99	—	86,632,625.3	17,726,449.30	—	554,148,063.6	20,543,478.3	—	640,780,688.9
21	31-Mar-23	2023	2,817,028.99	—	83,815,596.3	17,726,449.30	—	536,421,614.3	20,543,478.3	—	620,237,210.6
22	30-Jun-23	2023	2,817,028.99	—	80,998,567.3	17,726,449.30	—	518,695,165.0	20,543,478.3	—	599,693,732.4
23	30-Sep-23	2023	2,817,028.99	—	78,181,538.3	17,726,449.30	—	500,968,715.7	20,543,478.3	—	579,150,254.1
24	26-Nov-23	2023	—	78,181,538.3	—	—	500,968,715.7	—	—	579,150,254.1	—

9	SDRL $1,350 MM Facility Total

New Maturity 31-Jul-24

# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			945,000,000.0
1	31-Mar-18	2018			945,000,000.0
2	30-Jun-18	2018	—	—	945,000,000.0
3	30-Sep-18	2018	—	—	945,000,000.0
4	31-Dec-18	2018	—	—	945,000,000.0
5	31-Mar-19	2019	—	—	945,000,000.0
6	30-Jun-19	2019	—	—	945,000,000.0
7	30-Sep-19	2019	—	—	945,000,000.0
8	31-Dec-19	2019	—	—	945,000,000.0
9	31-Mar-20	2020	—	—	945,000,000.0
10	30-Jun-20	2020	1,834,548.94	—	943,165,451.1
11	30-Sep-20	2020	17,792,274.47	—	925,373,176.6
12	31-Dec-20	2020	17,792,274.47	—	907,580,902.1
13	31-Mar-21	2021	20,925,000.00	—	886,655,902.1
14	30-Jun-21	2021	20,925,000.00	—	865,730,902.1
15	30-Sep-21	2021	20,925,000.00	—	844,805,902.1
16	31-Dec-21	2021	20,925,000.00	—	823,880,902.1
17	31-Mar-22	2022	20,925,000.00	—	802,955,902.1
18	30-Jun-22	2022	20,925,000.00	—	782,030,902.1
19	30-Sep-22	2022	20,925,000.00	—	761,105,902.1
20	31-Dec-22	2022	20,925,000.00	—	740,180,902.1
21	31-Mar-23	2023	20,925,000.00	—	719,255,902.1
22	30-Jun-23	2023	20,925,000.00	—	698,330,902.1
23	30-Sep-23	2023	20,925,000.00	—	677,405,902.1
24	31-Dec-23	2023	20,925,000.00	—	656,480,902.1
25	31-Mar-24	2024	20,925,000.00	—	635,555,902.1
26	30-Jun-24	2024	20,925,000.00	—	614,630,902.1
27	31-Jul-24	2024	—	614,630,902.1	—

10	SDRL $1,500 MM Facility Total

New Maturity 20-Jul-24

			West Jupiter Tranche
			Commercial Facility			GIEK			Kexim Facility
# Repayments	Repayment Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount		Balance
0	12-Sep-17	2017			75,000,000.0			100,000,000.0			55,000,000.0
1	31-Mar-18	2018			75,000,000.0			100,000,000.0			55,000,000.0
2	30-Jun-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
3	30-Sep-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
4	31-Dec-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
5	31-Mar-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
6	30-Jun-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
7	30-Sep-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
8	31-Dec-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
9	31-Mar-20	2020	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
10	30-Jun-20	2020	298,938.8	—	74,701,061.2	398,585.1	—	99,601,414.9	219,221.8	—	54,780,778.2
11	30-Sep-20	2020	1,191,136.1	—	73,509,925.1	1,588,181.4	—	98,013,233.4	873,499.8	—	53,907,278.4
12	31-Dec-20	2020	1,191,136.1	—	72,318,789.1	1,588,181.4	—	96,425,052.0	873,499.8	—	53,033,778.6
13	31-Mar-21	2021	1,400,862.1	—	70,917,927.0	1,867,816.1	—	94,557,235.9	1,027,298.9	—	52,006,479.7
14	30-Jun-21	2021	1,400,862.1	—	69,517,064.9	1,867,816.1	—	92,689,419.8	1,027,298.9	—	50,979,180.9
15	30-Sep-21	2021	1,400,862.1	—	68,116,202.9	1,867,816.1	—	90,821,603.7	1,027,298.9	—	49,951,882.0
16	31-Dec-21	2021	1,400,862.1	—	66,715,340.8	1,867,816.1	—	88,953,787.6	1,027,298.9	—	48,924,583.2
17	31-Mar-22	2022	1,400,862.1	—	65,314,478.7	1,867,816.1	—	87,085,971.5	1,027,298.9	—	47,897,284.3
18	30-Jun-22	2022	1,400,862.1	—	63,913,616.6	1,867,816.1	—	85,218,155.4	1,027,298.9	—	46,869,985.5
19	30-Sep-22	2022	1,400,862.1	—	62,512,754.6	1,867,816.1	—	83,350,339.4	1,027,298.9	—	45,842,686.6
20	31-Dec-22	2022	1,400,862.1	—	61,111,892.5	1,867,816.1	—	81,482,523.3	1,027,298.9	—	44,815,387.8
21	31-Mar-23	2023	1,400,862.1	—	59,711,030.4	1,867,816.1	—	79,614,707.2	1,027,298.9	—	43,788,088.9
22	30-Jun-23	2023	1,400,862.1	—	58,310,168.4	1,867,816.1	—	77,746,891.1	1,027,298.9	—	42,760,790.1
23	30-Sep-23	2023	1,400,862.1	—	56,909,306.3	1,867,816.1	—	75,879,075.0	1,027,298.9	—	41,733,491.2
24	31-Dec-23	2023	1,400,862.1	—	55,508,444.2	1,867,816.1	—	74,011,258.9	1,027,298.9	—	40,706,192.4
25	31-Mar-24	2024	1,400,862.1	—	54,107,582.2	1,867,816.1	—	72,143,442.8	1,027,298.9	—	39,678,893.5
26	30-Jun-24	2024	1,400,862.1	—	52,706,720.1	1,867,816.1	—	70,275,626.7	1,027,298.9	—	38,651,594.7
27	20-Jul-24	2024	—	52,706,720.1	—	—	70,275,626.7	—	—	38,651,594.7	—

10	SDRL $1,500 MM Facility Total

			West Jupiter Tranche						Total For West Jupiter Tranche
			Kexim Guarantee Facility			K-Sure Facility			Total
# Repayments	Repayment Date	Year	Installment Amount		Balance	Installment Amount		Balance	Installment Amount		Balance
0	12-Sep-17	2017			45,000,000.0			100,000,000.0			375,000,000.0
1	31-Mar-18	2018			45,000,000.0			100,000,000.0			375,000,000.0
2	30-Jun-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
3	30-Sep-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
4	31-Dec-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
5	31-Mar-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
6	30-Jun-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
7	30-Sep-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
8	31-Dec-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
9	31-Mar-20	2020	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
10	30-Jun-20	2020	179,363.3	—	44,820,636.7	398,585.1	—	99,601,414.9	1,494,694.1	—	373,505,305.8
11	30-Sep-20	2020	714,681.6	—	44,105,955.1	1,588,181.4	—	98,013,233.4	5,955,680.4	—	367,549,625.4
12	31-Dec-20	2020	714,681.6	—	43,391,273.4	1,588,181.4	—	96,425,052.0	5,955,680.4	—	361,593,945.1
13	31-Mar-21	2021	840,517.2	—	42,550,756.2	1,867,816.1	—	94,557,235.9	7,004,310.3	—	354,589,634.7
14	30-Jun-21	2021	840,517.2	—	41,710,238.9	1,867,816.1	—	92,689,419.8	7,004,310.3	—	347,585,324.4
15	30-Sep-21	2021	840,517.2	—	40,869,721.7	1,867,816.1	—	90,821,603.7	7,004,310.3	—	340,581,014.0
16	31-Dec-21	2021	840,517.2	—	40,029,204.4	1,867,816.1	—	88,953,787.6	7,004,310.3	—	333,576,703.7
17	31-Mar-22	2022	840,517.2	—	39,188,687.2	1,867,816.1	—	87,085,971.5	7,004,310.3	—	326,572,393.3
18	30-Jun-22	2022	840,517.2	—	38,348,170.0	1,867,816.1	—	85,218,155.4	7,004,310.3	—	319,568,083.0
19	30-Sep-22	2022	840,517.2	—	37,507,652.7	1,867,816.1	—	83,350,339.4	7,004,310.3	—	312,563,772.6
20	31-Dec-22	2022	840,517.2	—	36,667,135.5	1,867,816.1	—	81,482,523.3	7,004,310.3	—	305,559,462.3
21	31-Mar-23	2023	840,517.2	—	35,826,618.2	1,867,816.1	—	79,614,707.2	7,004,310.3	—	298,555,152.0
22	30-Jun-23	2023	840,517.2	—	34,986,101.0	1,867,816.1	—	77,746,891.1	7,004,310.3	—	291,550,841.6
23	30-Sep-23	2023	840,517.2	—	34,145,583.8	1,867,816.1	—	75,879,075.0	7,004,310.3	—	284,546,531.3
24	31-Dec-23	2023	840,517.2	—	33,305,066.5	1,867,816.1	—	74,011,258.9	7,004,310.3	—	277,542,220.9
25	31-Mar-24	2024	840,517.2	—	32,464,549.3	1,867,816.1	—	72,143,442.8	7,004,310.3	—	270,537,910.6
26	30-Jun-24	2024	840,517.2	—	31,624,032.0	1,867,816.1	—	70,275,626.7	7,004,310.3	—	263,533,600.2
27	20-Jul-24	2024	—	31,624,032.0	—	—	70,275,626.7	—	—	263,533,600.2	—

10	SDRL $1,500 MM Facility Total

			West Neptune Tranche
			Commercial Facility			GIEK			Kexim Facility
# Repayments	Repayment Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount		Balance
0	12-Sep-17	2017			75,000,000.0			100,000,000.0			55,000,000.0
1	31-Mar-18	2018			75,000,000.0			100,000,000.0			55,000,000.0
2	30-Jun-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
3	30-Sep-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
4	31-Dec-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
5	31-Mar-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
6	30-Jun-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
7	30-Sep-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
8	31-Dec-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
9	31-Mar-20	2020	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
10	30-Jun-20	2020	298,938.8	—	74,701,061.2	398,585.1	—	99,601,414.9	219,221.8	—	54,780,778.2
11	30-Sep-20	2020	1,191,136.1	—	73,509,925.1	1,588,181.4	—	98,013,233.4	873,499.8	—	53,907,278.4
12	31-Dec-20	2020	1,191,136.1	—	72,318,789.1	1,588,181.4	—	96,425,052.0	873,499.8	—	53,033,778.6
13	31-Mar-21	2021	1,400,862.1	—	70,917,927.0	1,867,816.1	—	94,557,235.9	1,027,298.9	—	52,006,479.7
14	30-Jun-21	2021	1,400,862.1	—	69,517,064.9	1,867,816.1	—	92,689,419.8	1,027,298.9	—	50,979,180.9
15	30-Sep-21	2021	1,400,862.1	—	68,116,202.9	1,867,816.1	—	90,821,603.7	1,027,298.9	—	49,951,882.0
16	31-Dec-21	2021	1,400,862.1	—	66,715,340.8	1,867,816.1	—	88,953,787.6	1,027,298.9	—	48,924,583.2
17	31-Mar-22	2022	1,400,862.1	—	65,314,478.7	1,867,816.1	—	87,085,971.5	1,027,298.9	—	47,897,284.3
18	30-Jun-22	2022	1,400,862.1	—	63,913,616.6	1,867,816.1	—	85,218,155.4	1,027,298.9	—	46,869,985.5
19	30-Sep-22	2022	1,400,862.1	—	62,512,754.6	1,867,816.1	—	83,350,339.4	1,027,298.9	—	45,842,686.6
20	31-Dec-22	2022	1,400,862.1	—	61,111,892.5	1,867,816.1	—	81,482,523.3	1,027,298.9	—	44,815,387.8
21	31-Mar-23	2023	1,400,862.1	—	59,711,030.4	1,867,816.1	—	79,614,707.2	1,027,298.9	—	43,788,088.9
22	30-Jun-23	2023	1,400,862.1	—	58,310,168.4	1,867,816.1	—	77,746,891.1	1,027,298.9	—	42,760,790.1
23	30-Sep-23	2023	1,400,862.1	—	56,909,306.3	1,867,816.1	—	75,879,075.0	1,027,298.9	—	41,733,491.2
24	31-Dec-23	2023	1,400,862.1	—	55,508,444.2	1,867,816.1	—	74,011,258.9	1,027,298.9	—	40,706,192.4
25	31-Mar-24	2024	1,400,862.1	—	54,107,582.2	1,867,816.1	—	72,143,442.8	1,027,298.9	—	39,678,893.5
26	30-Jun-24	2024	1,400,862.1	—	52,706,720.1	1,867,816.1	—	70,275,626.7	1,027,298.9	—	38,651,594.7
27	20-Jul-24	2024	—	52,706,720.1	—	—	70,275,626.7	—	—	38,651,594.7	—

10	SDRL $1,500 MM Facility Total

			West Neptune Tranche						Total For West Neptune Tranche
			Kexim Guarantee Facility			K-Sure Facility			Total
# Repayments	Repayment Date	Year	Installment Amount		Balance	Installment Amount		Balance	Installment Amount		Balance
0	12-Sep-17	2017			45,000,000.0			100,000,000.0			374,999,999.9500
1	31-Mar-18	2018			45,000,000.0			100,000,000.0			375,000,000.0
2	30-Jun-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
3	30-Sep-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
4	31-Dec-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
5	31-Mar-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
6	30-Jun-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
7	30-Sep-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
8	31-Dec-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
9	31-Mar-20	2020	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
10	30-Jun-20	2020	179,363.3	—	44,820,636.7	398,585.1	—	99,601,414.9	1,494,694.1	—	373,505,305.8
11	30-Sep-20	2020	714,681.6	—	44,105,955.1	1,588,181.4	—	98,013,233.4	5,955,680.4	—	367,549,625.4
12	31-Dec-20	2020	714,681.6	—	43,391,273.4	1,588,181.4	—	96,425,052.0	5,955,680.4	—	361,593,945.1
13	31-Mar-21	2021	840,517.2	—	42,550,756.2	1,867,816.1	—	94,557,235.9	7,004,310.3	—	354,589,634.7
14	30-Jun-21	2021	840,517.2	—	41,710,238.9	1,867,816.1	—	92,689,419.8	7,004,310.3	—	347,585,324.4
15	30-Sep-21	2021	840,517.2	—	40,869,721.7	1,867,816.1	—	90,821,603.7	7,004,310.3	—	340,581,014.0
16	31-Dec-21	2021	840,517.2	—	40,029,204.4	1,867,816.1	—	88,953,787.6	7,004,310.3	—	333,576,703.7
17	31-Mar-22	2022	840,517.2	—	39,188,687.2	1,867,816.1	—	87,085,971.5	7,004,310.3	—	326,572,393.3
18	30-Jun-22	2022	840,517.2	—	38,348,170.0	1,867,816.1	—	85,218,155.4	7,004,310.3	—	319,568,083.0
19	30-Sep-22	2022	840,517.2	—	37,507,652.7	1,867,816.1	—	83,350,339.4	7,004,310.3	—	312,563,772.6
20	31-Dec-22	2022	840,517.2	—	36,667,135.5	1,867,816.1	—	81,482,523.3	7,004,310.3	—	305,559,462.3
21	31-Mar-23	2023	840,517.2	—	35,826,618.2	1,867,816.1	—	79,614,707.2	7,004,310.3	—	298,555,152.0
22	30-Jun-23	2023	840,517.2	—	34,986,101.0	1,867,816.1	—	77,746,891.1	7,004,310.3	—	291,550,841.6
23	30-Sep-23	2023	840,517.2	—	34,145,583.8	1,867,816.1	—	75,879,075.0	7,004,310.3	—	284,546,531.3
24	31-Dec-23	2023	840,517.2	—	33,305,066.5	1,867,816.1	—	74,011,258.9	7,004,310.3	—	277,542,220.9
25	31-Mar-24	2024	840,517.2	—	32,464,549.3	1,867,816.1	—	72,143,442.8	7,004,310.3	—	270,537,910.6
26	30-Jun-24	2024	840,517.2	—	31,624,032.0	1,867,816.1	—	70,275,626.7	7,004,310.3	—	263,533,600.2
27	20-Jul-24	2024	—	31,624,032.0	—	—	70,275,626.7	—	—	263,533,600.2	—

10	SDRL $1,500 MM Facility Total

			West Saturn Tranche
			Commercial Facility			GIEK			Kexim Facility
# Repayments	Repayment Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount		Balance
0	12-Sep-17	2017			75,000,000.0			100,000,000.0			55,000,000.0
1	31-Mar-18	2018			75,000,000.0			100,000,000.0			55,000,000.0
2	30-Jun-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
3	30-Sep-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
4	31-Dec-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
5	31-Mar-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
6	30-Jun-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
7	30-Sep-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
8	31-Dec-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
9	31-Mar-20	2020	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
10	30-Jun-20	2020	298,938.8	—	74,701,061.2	398,585.1	—	99,601,414.9	219,221.8	—	54,780,778.2
11	30-Sep-20	2020	1,191,136.1	—	73,509,925.1	1,588,181.4	—	98,013,233.4	873,499.8	—	53,907,278.4
12	31-Dec-20	2020	1,191,136.1	—	72,318,789.1	1,588,181.4	—	96,425,052.0	873,499.8	—	53,033,778.6
13	31-Mar-21	2021	1,400,862.1	—	70,917,927.0	1,867,816.1	—	94,557,235.9	1,027,298.9	—	52,006,479.7
14	30-Jun-21	2021	1,400,862.1	—	69,517,064.9	1,867,816.1	—	92,689,419.8	1,027,298.9	—	50,979,180.9
15	30-Sep-21	2021	1,400,862.1	—	68,116,202.9	1,867,816.1	—	90,821,603.7	1,027,298.9	—	49,951,882.0
16	31-Dec-21	2021	1,400,862.1	—	66,715,340.8	1,867,816.1	—	88,953,787.6	1,027,298.9	—	48,924,583.2
17	31-Mar-22	2022	1,400,862.1	—	65,314,478.7	1,867,816.1	—	87,085,971.5	1,027,298.9	—	47,897,284.3
18	30-Jun-22	2022	1,400,862.1	—	63,913,616.6	1,867,816.1	—	85,218,155.4	1,027,298.9	—	46,869,985.5
19	30-Sep-22	2022	1,400,862.1	—	62,512,754.6	1,867,816.1	—	83,350,339.4	1,027,298.9	—	45,842,686.6
20	31-Dec-22	2022	1,400,862.1	—	61,111,892.5	1,867,816.1	—	81,482,523.3	1,027,298.9	—	44,815,387.8
21	31-Mar-23	2023	1,400,862.1	—	59,711,030.4	1,867,816.1	—	79,614,707.2	1,027,298.9	—	43,788,088.9
22	30-Jun-23	2023	1,400,862.1	—	58,310,168.4	1,867,816.1	—	77,746,891.1	1,027,298.9	—	42,760,790.1
23	30-Sep-23	2023	1,400,862.1	—	56,909,306.3	1,867,816.1	—	75,879,075.0	1,027,298.9	—	41,733,491.2
24	31-Dec-23	2023	1,400,862.1	—	55,508,444.2	1,867,816.1	—	74,011,258.9	1,027,298.9	—	40,706,192.4
25	31-Mar-24	2024	1,400,862.1	—	54,107,582.2	1,867,816.1	—	72,143,442.8	1,027,298.9	—	39,678,893.5
26	30-Jun-24	2024	1,400,862.1	—	52,706,720.1	1,867,816.1	—	70,275,626.7	1,027,298.9	—	38,651,594.7
27	20-Jul-24	2024	—	52,706,720.1	—	—	70,275,626.7	—	—	38,651,594.7	—

10	SDRL $1,500 MM Facility Total

			West Saturn Tranche						Total For West Saturn Tranche
			Kexim Guarantee Facility			K-Sure Facility			Total
# Repayments	Repayment Date	Year	Installment Amount		Balance	Installment Amount		Balance	Installment Amount		Balance
0	12-Sep-17	2017			45,000,000.0			100,000,000.0			375,000,000.0
1	31-Mar-18	2018			45,000,000.0			100,000,000.0			375,000,000.0
2	30-Jun-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
3	30-Sep-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
4	31-Dec-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
5	31-Mar-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
6	30-Jun-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
7	30-Sep-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
8	31-Dec-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
9	31-Mar-20	2020	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
10	30-Jun-20	2020	179,363.3	—	44,820,636.7	398,585.1	—	99,601,414.9	1,494,694.1	—	373,505,305.8
11	30-Sep-20	2020	714,681.6	—	44,105,955.1	1,588,181.4	—	98,013,233.4	5,955,680.4	—	367,549,625.4
12	31-Dec-20	2020	714,681.6	—	43,391,273.4	1,588,181.4	—	96,425,052.0	5,955,680.4	—	361,593,945.1
13	31-Mar-21	2021	840,517.2	—	42,550,756.2	1,867,816.1	—	94,557,235.9	7,004,310.3	—	354,589,634.7
14	30-Jun-21	2021	840,517.2	—	41,710,238.9	1,867,816.1	—	92,689,419.8	7,004,310.3	—	347,585,324.4
15	30-Sep-21	2021	840,517.2	—	40,869,721.7	1,867,816.1	—	90,821,603.7	7,004,310.3	—	340,581,014.0
16	31-Dec-21	2021	840,517.2	—	40,029,204.4	1,867,816.1	—	88,953,787.6	7,004,310.3	—	333,576,703.7
17	31-Mar-22	2022	840,517.2	—	39,188,687.2	1,867,816.1	—	87,085,971.5	7,004,310.3	—	326,572,393.3
18	30-Jun-22	2022	840,517.2	—	38,348,170.0	1,867,816.1	—	85,218,155.4	7,004,310.3	—	319,568,083.0
19	30-Sep-22	2022	840,517.2	—	37,507,652.7	1,867,816.1	—	83,350,339.4	7,004,310.3	—	312,563,772.6
20	31-Dec-22	2022	840,517.2	—	36,667,135.5	1,867,816.1	—	81,482,523.3	7,004,310.3	—	305,559,462.3
21	31-Mar-23	2023	840,517.2	—	35,826,618.2	1,867,816.1	—	79,614,707.2	7,004,310.3	—	298,555,152.0
22	30-Jun-23	2023	840,517.2	—	34,986,101.0	1,867,816.1	—	77,746,891.1	7,004,310.3	—	291,550,841.6
23	30-Sep-23	2023	840,517.2	—	34,145,583.8	1,867,816.1	—	75,879,075.0	7,004,310.3	—	284,546,531.3
24	31-Dec-23	2023	840,517.2	—	33,305,066.5	1,867,816.1	—	74,011,258.9	7,004,310.3	—	277,542,220.9
25	31-Mar-24	2024	840,517.2	—	32,464,549.3	1,867,816.1	—	72,143,442.8	7,004,310.3	—	270,537,910.6
26	30-Jun-24	2024	840,517.2	—	31,624,032.0	1,867,816.1	—	70,275,626.7	7,004,310.3	—	263,533,600.2
27	20-Jul-24	2024	—	31,624,032.0	—	—	70,275,626.7	—	—	263,533,600.2	—

11	SDRL $950 MM Facility Total

New Maturity 30-Aug-24

			Carina ECA Facility			Carina Term Loan			Carina RCF
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			150,416,666.4			47,500,000.0			130,639,675.0
1	31-Mar-18	2018			150,416,666.4			47,500,000.0			130,639,675.0
2	30-Jun-18	2018	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
3	30-Sep-18	2018	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
4	31-Dec-18	2018	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
5	31-Mar-19	2019	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
6	30-Jun-19	2019	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
7	30-Sep-19	2019	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
8	31-Dec-19	2019	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
9	31-Mar-20	2020	2,338,892.24	—	148,077,774.1	738,597.55	—	46,761,402.5	1,981,825.79	—	128,657,849.2
10	30-Jun-20	2020	2,338,892.24	—	145,738,881.9	738,597.55	—	46,022,804.9	1,981,825.79	—	126,676,023.4
11	30-Sep-20	2020	2,338,892.24	—	143,399,989.7	738,597.55	—	45,284,207.4	1,981,825.79	—	124,694,197.6
12	31-Dec-20	2020	2,338,892.24	—	141,061,097.4	738,597.55	—	44,545,609.8	1,981,825.79	—	122,712,371.8
13	31-Mar-21	2021	2,750,706.22	—	138,310,391.2	868,644.07	—	43,676,965.7	2,330,770.29	—	120,381,601.5
14	30-Jun-21	2021	2,750,706.22	—	135,559,685.0	868,644.07	—	42,808,321.7	2,330,770.29	—	118,050,831.3
15	30-Sep-21	2021	2,750,706.22	—	132,808,978.8	868,644.07	—	41,939,677.6	2,330,770.29	—	115,720,061.0
16	31-Dec-21	2021	2,750,706.22	—	130,058,272.5	868,644.07	—	41,071,033.5	2,330,770.29	—	113,389,290.7
17	31-Mar-22	2022	2,750,706.22	—	127,307,566.3	868,644.07	—	40,202,389.5	2,330,770.29	—	111,058,520.4
18	30-Jun-22	2022	2,750,706.22	—	124,556,860.1	868,644.07	—	39,333,745.4	2,330,770.29	—	108,727,750.1
19	30-Sep-22	2022	2,750,706.22	—	121,806,153.9	868,644.07	—	38,465,101.3	2,330,770.29	—	106,396,979.8
20	31-Dec-22	2022	2,750,706.22	—	119,055,447.7	868,644.07	—	37,596,457.3	2,330,770.29	—	104,066,209.5
21	31-Mar-23	2023	2,750,706.22	—	116,304,741.4	868,644.07	—	36,727,813.2	2,330,770.29	—	101,735,439.2
22	30-Jun-23	2023	2,750,706.22	—	113,554,035.2	868,644.07	—	35,859,169.1	2,330,770.29	—	99,404,669.0
23	30-Sep-23	2023	2,750,706.22	—	110,803,329.0	868,644.07	—	34,990,525.1	2,330,770.29	—	97,073,898.7
24	31-Dec-23	2023	2,750,706.22	—	108,052,622.8	868,644.07	—	34,121,881.0	2,330,770.29	—	94,743,128.4
25	31-Mar-24	2024	2,750,706.22	—	105,301,916.6	868,644.07	—	33,253,236.9	2,330,770.29	—	92,412,358.1
26	30-Jun-24	2024	2,750,706.22	—	102,551,210.3	868,644.07	—	32,384,592.9	2,330,770.29	—	90,081,587.8
27	30-Aug-24	2024	—	102,551,210.3	—	—	32,384,592.9	—	—	90,081,587.8	—

11	SDRL $950 MM Facility Total

			Eclipse Term Loan			Eclipse RCF			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			112,500,000.0			125,000,000.0	—	—	566,056,341.4
1	31-Mar-18	2018			112,500,000.0			125,000,000.0	—	—	566,056,341.4
2	30-Jun-18	2018	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
3	30-Sep-18	2018	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
4	31-Dec-18	2018	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
5	31-Mar-19	2019	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
6	30-Jun-19	2019	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
7	30-Sep-19	2019	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
8	31-Dec-19	2019	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
9	31-Mar-20	2020	4,522,364.61	—	107,977,635.4	—	—	125,000,000.0	9,581,680.2	—	556,474,661.2
10	30-Jun-20	2020	4,522,364.61	—	103,455,270.8	—	—	125,000,000.0	9,581,680.2	—	546,892,981.0
11	30-Sep-20	2020	4,522,364.61	—	98,932,906.2	—	—	125,000,000.0	9,581,680.2	—	537,311,300.8
12	31-Dec-20	2020	4,522,364.61	—	94,410,541.6	—	—	125,000,000.0	9,581,680.2	—	527,729,620.6
13	31-Mar-21	2021	5,318,627.45	—	89,091,914.1	—	—	125,000,000.0	11,268,748.0	—	516,460,872.6
14	30-Jun-21	2021	5,318,627.45	—	83,773,286.7	—	—	125,000,000.0	11,268,748.0	—	505,192,124.6
15	30-Sep-21	2021	5,318,627.45	—	78,454,659.2	—	—	125,000,000.0	11,268,748.0	—	493,923,376.6
16	31-Dec-21	2021	5,318,627.45	—	73,136,031.8	—	—	125,000,000.0	11,268,748.0	—	482,654,628.5
17	31-Mar-22	2022	5,318,627.45	—	67,817,404.3	—	—	125,000,000.0	11,268,748.0	—	471,385,880.5
18	30-Jun-22	2022	5,318,627.45	—	62,498,776.9	—	—	125,000,000.0	11,268,748.0	—	460,117,132.5
19	30-Sep-22	2022	5,318,627.45	—	57,180,149.4	—	—	125,000,000.0	11,268,748.0	—	448,848,384.4
20	31-Dec-22	2022	5,318,627.45	—	51,861,522.0	—	—	125,000,000.0	11,268,748.0	—	437,579,636.4
21	31-Mar-23	2023	5,318,627.45	—	46,542,894.5	—	—	125,000,000.0	11,268,748.0	—	426,310,888.4
22	30-Jun-23	2023	5,318,627.45	—	41,224,267.1	—	—	125,000,000.0	11,268,748.0	—	415,042,140.4
23	30-Sep-23	2023	5,318,627.45	—	35,905,639.6	—	—	125,000,000.0	11,268,748.0	—	403,773,392.3
24	31-Dec-23	2023	5,318,627.45	—	30,587,012.2	—	—	125,000,000.0	11,268,748.0	—	392,504,644.3
25	31-Mar-24	2024	5,318,627.45	—	25,268,384.7	—	—	125,000,000.0	11,268,748.0	—	381,235,896.3
26	30-Jun-24	2024	5,318,627.45	—	19,949,757.3	—	—	125,000,000.0	11,268,748.0	—	369,967,148.3
27	30-Aug-24	2024	—	19,949,757.3	—	—	125,000,000.0	—	—	369,967,148.3	—

12	SDRL $450 MM Facility Total

New Maturity 30-Sep-24

			Term Loan
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			102,532,294.4
1	31-Mar-18	2018			102,532,294.4
2	30-Jun-18	2018	—	—	102,532,294.4
3	30-Sep-18	2018	—	—	102,532,294.4
4	31-Dec-18	2018	—	—	102,532,294.4
5	31-Mar-19	2019	—	—	102,532,294.4
6	30-Jun-19	2019	—	—	102,532,294.4
7	30-Sep-19	2019	—	—	102,532,294.4
8	31-Dec-19	2019	—	—	102,532,294.4
9	31-Mar-20	2020	—	—	102,532,294.4
10	30-Jun-20	2020	2,323,306.03	—	100,208,988.3
11	30-Sep-20	2020	3,100,008.00	—	97,108,980.3
12	31-Dec-20	2020	3,100,008.00	—	94,008,972.3
13	31-Mar-21	2021	3,645,833.33	—	90,363,139.0
14	30-Jun-21	2021	3,645,833.33	—	86,717,305.7
15	30-Sep-21	2021	3,645,833.33	—	83,071,472.3
16	31-Dec-21	2021	3,645,833.33	—	79,425,639.0
17	31-Mar-22	2022	3,645,833.33	—	75,779,805.7
18	30-Jun-22	2022	3,645,833.33	—	72,133,972.3
19	30-Sep-22	2022	3,645,833.33	—	68,488,139.0
20	31-Dec-22	2022	3,645,833.33	—	64,842,305.7
21	31-Mar-23	2023	3,645,833.33	—	61,196,472.3
22	30-Jun-23	2023	3,645,833.33	—	57,550,639.0
23	30-Sep-23	2023	3,645,833.33	—	53,904,805.7
24	31-Dec-23	2023	3,645,833.33	—	50,258,972.3
25	31-Mar-24	2024	3,645,833.33	—	46,613,139.0
26	30-Jun-24	2024	3,645,833.33	—	42,967,305.7
27	30-Sep-24	2024	—	42,967,305.7	—

PART II

PART II

Assumes Post-31-Aug-2017 Chapter 11 Filing Date and 31-Mar-2018 Emergence Date

All payment dates post-Emergence Date harmonised to be annually 31 March, 30 June, 30 September and 31 December

Facility	New Maturity	Outst. Amount at Emergence Date ($)	Annual Debt Service Payment Dates	Amortisation paid from Emergence Date to 31- Dec-2018 (included) ($)	Amortisation paid from 1-Jan-2019 to 31-Dec- 2019 (included) ($)	Amortisation paid from 1-Jan-2020 to 31-Dec- 2020 (included) ($)	Amortisation paid from 1-Jan-2021 to 31-Dec- 2021 (included) ($)	Amortisation paid from 1-Jan-2022 to 31-Dec- 2022 (included) ($)	Amortisation paid from 1-Jan-2023 to 31-Dec- 2023 (included) ($)	Amortisation paid from 1-Jan-2024 to 31-Dec- 2024 (included) ($)	Balloons at Maturity ($)
SDRL $450 MM Eminence Facility Total	19-Jun-22	264,705,800.0	4	—	—	24,154,514.3	28,407,453.7	7,101,863.4	—	—	205,041,968.6
SDRL $400 MM Facility Total	24-Oct-22	135,107,913.7	4	—	—	16,569,713.1	19,487,179.5	14,615,384.6	—	—	84,435,636.5
SDRL $400 MM Facility—Term Loan	24-Oct-22	—	4	—	—	—	—	—	—	—	—
SDRL $400 MM Facility—RCF	24-Oct-22	135,107,913.7	4	—	—	16,569,713.1	19,487,179.5	14,615,384.6	—	—	84,435,636.5
NADL $2,000 MM Facility Total	27-Jan-23	908,333,333.0	4	—	—	79,875,530.7	93,939,393.9	93,939,393.9	—	—	640,579,014.4
NADL $2,000 MM Facility—Term Loan	27-Jan-23	—	4	—	—	—	—	—	—	—	—
NADL $2,000 MM Facility—RCF	27-Jan-23	908,333,333.0	4	—	—	79,875,530.7	93,939,393.9	93,939,393.9	—	—	640,579,014.4
SDRL $440 MM Facility—Telesto(1)	30-Jul-23	64,058,823.9	4	—	—	6,207,230.0	7,300,150.9	7,300,150.9	3,650,075.4	—	39,601,216.7
SDRL $1,450 MM West Tellus Facility Total	15-Oct-23	322,222,229.0	4	—	—	12,981,897.6	27,110,042.8	27,110,042.8	20,332,532.1	—	234,687,713.6
West Tellus Facility—GIEK(2)	15-Oct-23	127,777,770.6	4	—	—	5,147,993.5	10,750,533.4	10,750,533.4	8,062,900.1	—	93,065,810.3
West Tellus Facility—Kexim(2)	15-Oct-23	74,666,671.8	4	—	—	3,008,219.2	6,282,051.6	6,282,051.6	4,711,538.7	—	54,382,810.7
West Tellus Facility—K-sure(2)	15-Oct-23	74,666,671.8	4	—	—	3,008,219.2	6,282,051.6	6,282,051.6	4,711,538.7	—	54,382,810.7
West Tellus Facility—Commercial	15-Oct-23	45,111,114.9	4	—	—	1,817,465.8	3,795,406.2	3,795,406.2	2,846,554.7	—	32,856,281.9
AOD $360 MM Facility Total	25-Oct-23	210,000,000.0	4	—	—	18,319,839.5	21,545,454.5	21,545,454.5	16,159,090.9	—	132,430,160.5
SDRL $300 MM Facility Total	29-Jan-24	144,000,000.0	4	—	—	5,977,968.8	14,086,956.5	14,086,956.5	14,086,956.5	—	95,761,161.6
Eksportkredit GIEK Facility—West Tucana Sub Tranche	29-Jan-24	18,000,000.0	4	—	—	747,246.1	1,760,869.6	1,760,869.6	1,760,869.6	—	11,970,145.2
Eksportkredit Commercial Facility—West Tucana Sub Tranche	29-Jan-24	27,000,000.0	4	—	—	1,120,869.1	2,641,304.3	2,641,304.3	2,641,304.3	—	17,955,217.8
DNB Liv GIEK Facility—West Tucana Sub Tranche	29-Jan-24	27,000,000.0	4	—	—	1,120,869.1	2,641,304.3	2,641,304.3	2,641,304.3	—	17,955,217.8
Eksportkredit GIEK Facility—West Castor Sub Tranche	29-Jan-24	18,000,000.0	4	—	—	747,246.1	1,760,869.6	1,760,869.6	1,760,869.6	—	11,970,145.2
Eksportkredit Commercial Facility—West Castor Sub Tranche	29-Jan-24	27,000,000.0	4	—	—	1,120,869.1	2,641,304.3	2,641,304.3	2,641,304.3	—	17,955,217.8
DNB Liv GIEK Facility—West Castor Sub Tranche	29-Jan-24	27,000,000.0	4	—	—	1,120,869.1	2,641,304.3	2,641,304.3	2,641,304.3	—	17,955,217.8
Sevan $1,750 MM Facility Total	26-Feb-24	875,000,000.0	4	—	—	69,871,484.7	82,173,913.2	82,173,913.2	82,173,913.2	—	558,606,775.8
Sevan $1,750 MM Facility—Tranche A1	26-Feb-24	118,749,999.9	4	—	—	9,581,142.7	11,268,115.9	11,268,115.9	11,268,115.9	—	75,364,509.3
Sevan $1,750 MM Facility—Tranche A2	26-Feb-24	756,250,000.1	4	—	—	60,290,342.0	70,905,797.2	70,905,797.2	70,905,797.2	—	483,242,266.4
SDRL $1,350 MM Facility Total	31-Oct-24	945,000,000.0	4	—	—	37,419,097.9	83,700,000.0	83,700,000.0	83,700,000.0	62,775,000.0	593,705,902.1
SDRL $1,500 MM Facility Total	20-Oct-24	1,124,999,999.9	4	—	—	40,218,164.7	84,051,724.1	84,051,724.1	84,051,724.1	63,038,793.1	769,587,869.7
SDRL $1,500 MM Facility—West Jupiter Commercial Tranche	20-Oct-24	75,000,000.0	4	—	—	2,681,211.0	5,603,448.3	5,603,448.3	5,603,448.3	4,202,586.2	51,305,858.0
SDRL $1,500 MM Facility—West Jupiter GIEK Facility(2)	20-Oct-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	5,603,448.3	68,407,810.6
SDRL $1,500 MM Facility—West Jupiter Kexim Facility(2)	20-Oct-24	55,000,000.0	4	—	—	1,966,221.4	4,109,195.4	4,109,195.4	4,109,195.4	3,081,896.6	37,624,295.8
SDRL $1,500 MM Facility—West Jupiter Kexim Guarantee Facility(2)	20-Oct-24	45,000,000.0	4	—	—	1,608,726.6	3,362,069.0	3,362,069.0	3,362,069.0	2,521,551.7	30,783,514.8
SDRL $1,500 MM Facility—West Jupiter K-Sure Facility(2)	20-Oct-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	5,603,448.3	68,407,810.6
SDRL $1,500 MM Facility—West Neptune Commercial Tranche	20-Oct-24	75,000,000.0	4	—	—	2,681,211.0	5,603,448.3	5,603,448.3	5,603,448.3	4,202,586.2	51,305,858.0
SDRL $1,500 MM Facility—West Neptune GIEK Facility(2)	20-Oct-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	5,603,448.3	68,407,810.6
SDRL $1,500 MM Facility—West Neptune Kexim Facility(2)	20-Oct-24	55,000,000.0	4	—	—	1,966,221.4	4,109,195.4	4,109,195.4	4,109,195.4	3,081,896.6	37,624,295.8
SDRL $1,500 MM Facility—West Neptune Kexim Guarantee Facility(2)	20-Oct-24	45,000,000.0	4	—	—	1,608,726.6	3,362,069.0	3,362,069.0	3,362,069.0	2,521,551.7	30,783,514.8
SDRL $1,500 MM Facility—West Neptune K-Sure Facility(2)	20-Oct-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	5,603,448.3	68,407,810.6
SDRL $1,500 MM Facility—West Saturn Commercial Tranche	20-Oct-24	75,000,000.0	4	—	—	2,681,211.0	5,603,448.3	5,603,448.3	5,603,448.3	4,202,586.2	51,305,858.0
SDRL $1,500 MM Facility—West Saturn GIEK Facility(2)	20-Oct-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	5,603,448.3	68,407,810.6
SDRL $1,500 MM Facility—West Saturn Kexim Facility(2)	20-Oct-24	55,000,000.0	4	—	—	1,966,221.4	4,109,195.4	4,109,195.4	4,109,195.4	3,081,896.6	37,624,295.8
SDRL $1,500 MM Facility—West Saturn Kexim Guarantee Facility(2)	20-Oct-24	45,000,000.0	4	—	—	1,608,726.6	3,362,069.0	3,362,069.0	3,362,069.0	2,521,551.7	30,783,514.8
SDRL $1,500 MM Facility—West Saturn K-Sure Facility(2)	20-Oct-24	100,000,000.0	4	—	—	3,574,948.0	7,471,264.4	7,471,264.4	7,471,264.4	5,603,448.3	68,407,810.6
SDRL $950 MM Facility Total	30-Nov-24	566,056,341.4	4	—	—	38,326,720.7	45,074,992.1	45,074,992.1	45,074,992.1	33,806,244.1	358,698,400.2
SDRL $950 MM Facility—Carina ECA Tranche(2)	30-Nov-24	150,416,666.4	4	—	—	9,355,568.9	11,002,824.9	11,002,824.9	11,002,824.9	8,252,118.7	99,800,504.1
SDRL $950 MM Facility—Carina Term Loan	30-Nov-24	47,500,000.0	4	—	—	2,954,390.2	3,474,576.3	3,474,576.3	3,474,576.3	2,605,932.2	31,515,948.8
SDRL $950 MM Facility—Carina RCF	30-Nov-24	130,639,675.0	4	—	—	7,927,303.2	9,323,081.2	9,323,081.2	9,323,081.2	6,992,310.9	87,750,817.5
SDRL $950 MM Facility—Eclipse Term Loan	30-Nov-24	112,500,000.0	4	—	—	18,089,458.4	21,274,509.8	21,274,509.8	21,274,509.8	15,955,882.4	14,631,129.8
SDRL $950 MM Facility—Eclipse RCF	30-Nov-24	125,000,000.0	4	—	—	—	—	—	—	—	125,000,000.0
SDRL $450 MM Facility Total (3)	31-Dec-24	102,532,294.4	4	—	—	8,523,322.0	14,583,333.3	14,583,333.3	14,583,333.3	10,937,500.0	39,321,472.3
SDRL $450 MM Facility—Term Loan (3)	31-Dec-24	102,532,294.4	4	—	—	8,523,322.0	14,583,333.3	14,583,333.3	14,583,333.3	10,937,500.0	39,321,472.3

Total Credit Facilities		5,662,016,735.1		—	—	358,445,484.1	521,460,594.6	495,283,209.5	363,812,617.7	170,557,537.2	3,752,457,292.0

(1)	Instalments paid semi annually pre-filing and quarterly post-emergence
(2)	The ECA facility is 12 years but it matures after 5 years if the commercial facility is not refinanced on acceptable terms
(3)	Includes $ 26.6m modelled of debt balance reduction related the sale of West M ischief expected pre-emergence

1	SDRL $450 MM Eminence Facility Total

New Maturity 19-Jun-22

# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			264,705,800.0
1	31-Mar-18	2018			264,705,800.0
2	30-Jun-18	2018	—	—	264,705,800.0
3	30-Sep-18	2018	—	—	264,705,800.0
4	31-Dec-18	2018	—	—	264,705,800.0
5	31-Mar-19	2019	—	—	264,705,800.0
6	30-Jun-19	2019	—	—	264,705,800.0
7	30-Sep-19	2019	—	—	264,705,800.0
8	31-Dec-19	2019	—	—	264,705,800.0
9	31-Mar-20	2020	6,038,628.6	—	258,667,171.4
10	30-Jun-20	2020	6,038,628.6	—	252,628,542.8
11	30-Sep-20	2020	6,038,628.6	—	246,589,914.2
12	31-Dec-20	2020	6,038,628.6	—	240,551,285.7
13	31-Mar-21	2021	7,101,863.4	—	233,449,422.2
14	30-Jun-21	2021	7,101,863.4	—	226,347,558.8
15	30-Sep-21	2021	7,101,863.4	—	219,245,695.4
16	31-Dec-21	2021	7,101,863.4	—	212,143,832.0
17	31-Mar-22	2022	7,101,863.4	—	205,041,968.6
18	19-Jun-22	2022	—	205,041,968.6	—

2	SDRL $400 MM Facility—Term Loan

New Maturity 24-Oct-22

			Term Loan			RCF			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			—			135,107,913.7	—	—	135,107,913.7
1	31-Mar-18	2018			—			135,107,913.7	—	—	135,107,913.7
2	30-Jun-18	2018	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
3	30-Sep-18	2018	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
4	31-Dec-18	2018	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
5	31-Mar-19	2019	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
6	30-Jun-19	2019	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
7	30-Sep-19	2019	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
8	31-Dec-19	2019	—	—	—	—	—	135,107,913.7	—	—	135,107,913.7
9	31-Mar-20	2020	—	—	—	4,142,428.3	—	130,965,485.4	4,142,428.3	—	130,965,485.4
10	30-Jun-20	2020	—	—	—	4,142,428.3	—	126,823,057.1	4,142,428.3	—	126,823,057.1
11	30-Sep-20	2020	—	—	—	4,142,428.3	—	122,680,628.9	4,142,428.3	—	122,680,628.9
12	31-Dec-20	2020	—	—	—	4,142,428.3	—	118,538,200.6	4,142,428.3	—	118,538,200.6
13	31-Mar-21	2021	—	—	—	4,871,794.9	—	113,666,405.7	4,871,794.9	—	113,666,405.7
14	30-Jun-21	2021	—	—	—	4,871,794.9	—	108,794,610.8	4,871,794.9	—	108,794,610.8
15	30-Sep-21	2021	—	—	—	4,871,794.9	—	103,922,816.0	4,871,794.9	—	103,922,816.0
16	31-Dec-21	2021	—	—	—	4,871,794.9	—	99,051,021.1	4,871,794.9	—	99,051,021.1
17	31-Mar-22	2022	—	—	—	4,871,794.9	—	94,179,226.2	4,871,794.9	—	94,179,226.2
18	30-Jun-22	2022	—	—	—	4,871,794.9	—	89,307,431.4	4,871,794.9	—	89,307,431.4
19	30-Sep-22	2022	—	—	—	4,871,794.9	—	84,435,636.5	4,871,794.9	—	84,435,636.5
20	24-Oct-22	2022	—	—	—	—	84,435,636.5	—	—	84,435,636.5	—

3	NADL $2,000 MM Facility Total

New Maturity 27-Jan-23

			Term Loan			RCF			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			—			908,333,333.0			908,333,333.0
1	31-Mar-18	2018	—	—	—		—	908,333,333.0	—	—	908,333,333.0
2	30-Jun-18	2018	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
3	30-Sep-18	2018	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
4	31-Dec-18	2018	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
5	31-Mar-19	2019	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
6	30-Jun-19	2019	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
7	30-Sep-19	2019	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
8	31-Dec-19	2019	—	—	—	—	—	908,333,333.0	—	—	908,333,333.0
9	31-Mar-20	2020	—	—	—	19,968,882.7	—	888,364,450.3	19,968,882.7	—	888,364,450.3
10	30-Jun-20	2020	—	—	—	19,968,882.7	—	868,395,567.6	19,968,882.7	—	868,395,567.6
11	30-Sep-20	2020	—	—	—	19,968,882.7	—	848,426,684.9	19,968,882.7	—	848,426,684.9
12	31-Dec-20	2020	—	—	—	19,968,882.7	—	828,457,802.3	19,968,882.7	—	828,457,802.3
13	31-Mar-21	2021	—	—	—	23,484,848.5	—	804,972,953.8	23,484,848.5	—	804,972,953.8
14	30-Jun-21	2021	—	—	—	23,484,848.5	—	781,488,105.3	23,484,848.5	—	781,488,105.3
15	30-Sep-21	2021	—	—	—	23,484,848.5	—	758,003,256.8	23,484,848.5	—	758,003,256.8
16	31-Dec-21	2021	—	—	—	23,484,848.5	—	734,518,408.3	23,484,848.5	—	734,518,408.3
17	31-Mar-22	2022	—	—	—	23,484,848.5	—	711,033,559.8	23,484,848.5	—	711,033,559.8
18	30-Jun-22	2022	—	—	—	23,484,848.5	—	687,548,711.4	23,484,848.5	—	687,548,711.4
19	30-Sep-22	2022	—	—	—	23,484,848.5	—	664,063,862.9	23,484,848.5	—	664,063,862.9
20	31-Dec-22	2022	—	—	—	23,484,848.5	—	640,579,014.4	23,484,848.5	—	640,579,014.4
21	27-Jan-23	2023	—	—	—	—	640,579,014.4	—	—	640,579,014.4	—

4	SDRL $440 MM Facility—Telesto

New Maturity 30-Jul-23

			Telesto
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			64,058,823.9
1	31-Mar-18	2018			64,058,823.9
2	30-Jun-18	2018	—	—	64,058,823.9
3	30-Sep-18	2018	—	—	64,058,823.9
4	31-Dec-18	2018	—	—	64,058,823.9
5	31-Mar-19	2019	—	—	64,058,823.9
6	30-Jun-19	2019	—	—	64,058,823.9
7	30-Sep-19	2019	—	—	64,058,823.9
8	31-Dec-19	2019	—	—	64,058,823.9
9	31-Mar-20	2020	1,551,807.50	—	62,507,016.4
10	30-Jun-20	2020	1,551,807.50	—	60,955,208.9
11	30-Sep-20	2020	1,551,807.50	—	59,403,401.4
12	31-Dec-20	2020	1,551,807.50	—	57,851,593.9
13	31-Mar-21	2021	1,825,037.72	—	56,026,556.2
14	30-Jun-21	2021	1,825,037.72	—	54,201,518.5
15	30-Sep-21	2021	1,825,037.72	—	52,376,480.7
16	31-Dec-21	2021	1,825,037.72	—	50,551,443.0
17	31-Mar-22	2022	1,825,037.72	—	48,726,405.3
18	30-Jun-22	2022	1,825,037.72	—	46,901,367.6
19	30-Sep-22	2022	1,825,037.72	—	45,076,329.9
20	31-Dec-22	2022	1,825,037.72	—	43,251,292.2
21	31-Mar-23	2023	1,825,037.72	—	41,426,254.4
22	30-Jun-23	2023	1,825,037.72	—	39,601,216.7
23	30-Jul-23	2023	—	39,601,216.7	—

5	SDRL $1,450 MM West Tellus Facility Total

New Maturity 15-Oct-23

			West Tellus
			GIEK Lender Facility			Kexim Facilty			K-Sure Facility
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			127,777,770.6			74,666,671.8			74,666,671.8
1	31-Mar-18	2018			127,777,770.6			74,666,671.8			74,666,671.8
2	30-Jun-18	2018	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
3	30-Sep-18	2018	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
4	31-Dec-18	2018	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
5	31-Mar-19	2019	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
6	30-Jun-19	2019	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
7	30-Sep-19	2019	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
8	31-Dec-19	2019	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
9	31-Mar-20	2020	—	—	127,777,770.6	—	—	74,666,671.8	—	—	74,666,671.8
10	30-Jun-20	2020	577,469.2	—	127,200,301.4	337,442.9	—	74,329,228.9	337,442.9	—	74,329,228.9
11	30-Sep-20	2020	2,285,262.1	—	124,915,039.3	1,335,388.1	—	72,993,840.7	1,335,388.1	—	72,993,840.7
12	31-Dec-20	2020	2,285,262.1	—	122,629,777.1	1,335,388.1	—	71,658,452.6	1,335,388.1	—	71,658,452.6
13	31-Mar-21	2021	2,687,633.4	—	119,942,143.8	1,570,512.9	—	70,087,939.7	1,570,512.9	—	70,087,939.7
14	30-Jun-21	2021	2,687,633.4	—	117,254,510.4	1,570,512.9	—	68,517,426.8	1,570,512.9	—	68,517,426.8
15	30-Sep-21	2021	2,687,633.4	—	114,566,877.1	1,570,512.9	—	66,946,913.9	1,570,512.9	—	66,946,913.9
16	31-Dec-21	2021	2,687,633.4	—	111,879,243.7	1,570,512.9	—	65,376,401.0	1,570,512.9	—	65,376,401.0
17	31-Mar-22	2022	2,687,633.4	—	109,191,610.4	1,570,512.9	—	63,805,888.1	1,570,512.9	—	63,805,888.1
18	30-Jun-22	2022	2,687,633.4	—	106,503,977.0	1,570,512.9	—	62,235,375.2	1,570,512.9	—	62,235,375.2
19	30-Sep-22	2022	2,687,633.4	—	103,816,343.7	1,570,512.9	—	60,664,862.3	1,570,512.9	—	60,664,862.3
20	31-Dec-22	2022	2,687,633.4	—	101,128,710.3	1,570,512.9	—	59,094,349.4	1,570,512.9	—	59,094,349.4
21	31-Mar-23	2023	2,687,633.4	—	98,441,077.0	1,570,512.9	—	57,523,836.5	1,570,512.9	—	57,523,836.5
22	30-Jun-23	2023	2,687,633.4	—	95,753,443.6	1,570,512.9	—	55,953,323.6	1,570,512.9	—	55,953,323.6
23	30-Sep-23	2023	2,687,633.4	—	93,065,810.3	1,570,512.9	—	54,382,810.7	1,570,512.9	—	54,382,810.7
24	15-Oct-23	2023	—	93,065,810.3	—	—	54,382,810.7	—	—	54,382,810.7	—

5	SDRL $1,450 MM West Tellus Facility Total

			West Tellus			Total For West Tellus
			Commercial Facility			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			45,111,114.9			322,222,229.0
1	31-Mar-18	2018			45,111,114.9			322,222,229.0
2	30-Jun-18	2018	—	—	45,111,114.9	—	—	322,222,229.0
3	30-Sep-18	2018	—	—	45,111,114.9	—	—	322,222,229.0
4	31-Dec-18	2018	—	—	45,111,114.9	—	—	322,222,229.0
5	31-Mar-19	2019	—	—	45,111,114.9	—	—	322,222,229.0
6	30-Jun-19	2019	—	—	45,111,114.9	—	—	322,222,229.0
7	30-Sep-19	2019	—	—	45,111,114.9	—	—	322,222,229.0
8	31-Dec-19	2019	—	—	45,111,114.9	—	—	322,222,229.0
9	31-Mar-20	2020	—	—	45,111,114.9	—	—	322,222,229.0
10	30-Jun-20	2020	203,871.8	—	44,907,243.1	1,456,226.81	—	320,766,002.2
11	30-Sep-20	2020	806,797.0	—	44,100,446.1	5,762,835.40	—	315,003,166.8
12	31-Dec-20	2020	806,797.0	—	43,293,649.1	5,762,835.40	—	309,240,331.4
13	31-Mar-21	2021	948,851.6	—	42,344,797.5	6,777,510.71	—	302,462,820.7
14	30-Jun-21	2021	948,851.6	—	41,395,946.0	6,777,510.71	—	295,685,310.0
15	30-Sep-21	2021	948,851.6	—	40,447,094.4	6,777,510.71	—	288,907,799.3
16	31-Dec-21	2021	948,851.6	—	39,498,242.8	6,777,510.71	—	282,130,288.5
17	31-Mar-22	2022	948,851.6	—	38,549,391.3	6,777,510.71	—	275,352,777.8
18	30-Jun-22	2022	948,851.6	—	37,600,539.7	6,777,510.71	—	268,575,267.1
19	30-Sep-22	2022	948,851.6	—	36,651,688.2	6,777,510.71	—	261,797,756.4
20	31-Dec-22	2022	948,851.6	—	35,702,836.6	6,777,510.71	—	255,020,245.7
21	31-Mar-23	2023	948,851.6	—	34,753,985.1	6,777,510.71	—	248,242,735.0
22	30-Jun-23	2023	948,851.6	—	33,805,133.5	6,777,510.71	—	241,465,224.3
23	30-Sep-23	2023	948,851.6	—	32,856,281.9	6,777,510.71	—	234,687,713.6
24	15-Oct-23	2023	—	32,856,281.9	—	—	234,687,713.6	—

6	AOD $360 MM Facility Total

New Maturity 25-Oct-23

			AOD I			AOD II			AOD III
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			69,000,000.0			69,000,000.0			72,000,000.0
1	31-Mar-18	2018			69,000,000.0			69,000,000.0			72,000,000.0
2	30-Jun-18	2018	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
3	30-Sep-18	2018	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
4	31-Dec-18	2018	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
5	31-Mar-19	2019	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
6	30-Jun-19	2019	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
7	30-Sep-19	2019	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
8	31-Dec-19	2019	—	—	69,000,000.0	—	—	69,000,000.0	—	—	72,000,000.0
9	31-Mar-20	2020	1,504,844.0	—	67,495,156.0	1,504,844.0	—	67,495,156.0	1,570,272.0	—	70,429,728.0
10	30-Jun-20	2020	1,504,844.0	—	65,990,312.1	1,504,844.0	—	65,990,312.1	1,570,272.0	—	68,859,456.1
11	30-Sep-20	2020	1,504,844.0	—	64,485,468.1	1,504,844.0	—	64,485,468.1	1,570,272.0	—	67,289,184.1
12	31-Dec-20	2020	1,504,844.0	—	62,980,624.2	1,504,844.0	—	62,980,624.2	1,570,272.0	—	65,718,912.2
13	31-Mar-21	2021	1,769,805.2	—	61,210,819.0	1,769,805.2	—	61,210,819.0	1,846,753.2	—	63,872,158.9
14	30-Jun-21	2021	1,769,805.2	—	59,441,013.8	1,769,805.2	—	59,441,013.8	1,846,753.2	—	62,025,405.7
15	30-Sep-21	2021	1,769,805.2	—	57,671,208.6	1,769,805.2	—	57,671,208.6	1,846,753.2	—	60,178,652.4
16	31-Dec-21	2021	1,769,805.2	—	55,901,403.4	1,769,805.2	—	55,901,403.4	1,846,753.2	—	58,331,899.2
17	31-Mar-22	2022	1,769,805.2	—	54,131,598.2	1,769,805.2	—	54,131,598.2	1,846,753.2	—	56,485,145.9
18	30-Jun-22	2022	1,769,805.2	—	52,361,793.0	1,769,805.2	—	52,361,793.0	1,846,753.2	—	54,638,392.7
19	30-Sep-22	2022	1,769,805.2	—	50,591,987.8	1,769,805.2	—	50,591,987.8	1,846,753.2	—	52,791,639.5
20	31-Dec-22	2022	1,769,805.2	—	48,822,182.6	1,769,805.2	—	48,822,182.6	1,846,753.2	—	50,944,886.2
21	31-Mar-23	2023	1,769,805.2	—	47,052,377.4	1,769,805.2	—	47,052,377.4	1,846,753.2	—	49,098,133.0
22	30-Jun-23	2023	1,769,805.2	—	45,282,572.2	1,769,805.2	—	45,282,572.2	1,846,753.2	—	47,251,379.7
23	30-Sep-23	2023	1,769,805.2	—	43,512,767.0	1,769,805.2	—	43,512,767.0	1,846,753.2	—	45,404,626.5
24	25-Oct-23	2023	—	43,512,767.0	—	—	43,512,767.0	—	—	45,404,626.5	—

6	AOD $360 MM Facility Total

			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			210,000,000.0
1	31-Mar-18	2018			210,000,000.0
2	30-Jun-18	2018	—	—	210,000,000.0
3	30-Sep-18	2018	—	—	210,000,000.0
4	31-Dec-18	2018	—	—	210,000,000.0
5	31-Mar-19	2019	—	—	210,000,000.0
6	30-Jun-19	2019	—	—	210,000,000.0
7	30-Sep-19	2019	—	—	210,000,000.0
8	31-Dec-19	2019	—	—	210,000,000.0
9	31-Mar-20	2020	4,579,959.87	—	205,420,040.1
10	30-Jun-20	2020	4,579,959.87	—	200,840,080.3
11	30-Sep-20	2020	4,579,959.87	—	196,260,120.4
12	31-Dec-20	2020	4,579,959.87	—	191,680,160.5
13	31-Mar-21	2021	5,386,363.64	—	186,293,796.9
14	30-Jun-21	2021	5,386,363.64	—	180,907,433.3
15	30-Sep-21	2021	5,386,363.64	—	175,521,069.6
16	31-Dec-21	2021	5,386,363.64	—	170,134,706.0
17	31-Mar-22	2022	5,386,363.64	—	164,748,342.3
18	30-Jun-22	2022	5,386,363.64	—	159,361,978.7
19	30-Sep-22	2022	5,386,363.64	—	153,975,615.1
20	31-Dec-22	2022	5,386,363.64	—	148,589,251.4
21	31-Mar-23	2023	5,386,363.64	—	143,202,887.8
22	30-Jun-23	2023	5,386,363.64	—	137,816,524.2
23	30-Sep-23	2023	5,386,363.64	—	132,430,160.5
24	25-Oct-23	2023	—	132,430,160.5	—

7	SDRL $300 MM Facility Total

New Maturity 29-Jan-24

			Eksportkredit GIEK Facility - West Tucana Sub Tranche			Eksportkredit Commercial Facility - West Tucana Sub Tranche			DNB Liv GIEK Facility - West Tucana Sub Tranche
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			18,000,000.0			27,000,000.0			27,000,000.0
1	31-Mar-18	2018			18,000,000.0			27,000,000.0			27,000,000.0
2	30-Jun-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
3	30-Sep-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
4	31-Dec-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
5	31-Mar-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
6	30-Jun-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
7	30-Sep-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
8	31-Dec-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
9	31-Mar-20	2020	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
10	30-Jun-20	2020	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0
11	30-Sep-20	2020	372,934.6	—	17,627,065.4	559,401.9	—	26,440,598.1	559,401.9	—	26,440,598.1
12	31-Dec-20	2020	374,311.5	—	17,252,753.9	561,467.3	—	25,879,130.9	561,467.3	—	25,879,130.9
13	31-Mar-21	2021	440,217.4	—	16,812,536.5	660,326.1	—	25,218,804.8	660,326.1	—	25,218,804.8
14	30-Jun-21	2021	440,217.4	—	16,372,319.1	660,326.1	—	24,558,478.7	660,326.1	—	24,558,478.7
15	30-Sep-21	2021	440,217.4	—	15,932,101.7	660,326.1	—	23,898,152.6	660,326.1	—	23,898,152.6
16	31-Dec-21	2021	440,217.4	—	15,491,884.3	660,326.1	—	23,237,826.5	660,326.1	—	23,237,826.5
17	31-Mar-22	2022	440,217.4	—	15,051,666.9	660,326.1	—	22,577,500.4	660,326.1	—	22,577,500.4
18	30-Jun-22	2022	440,217.4	—	14,611,449.6	660,326.1	—	21,917,174.3	660,326.1	—	21,917,174.3
19	30-Sep-22	2022	440,217.4	—	14,171,232.2	660,326.1	—	21,256,848.2	660,326.1	—	21,256,848.2
20	31-Dec-22	2022	440,217.4	—	13,731,014.8	660,326.1	—	20,596,522.2	660,326.1	—	20,596,522.2
21	31-Mar-23	2023	440,217.4	—	13,290,797.4	660,326.1	—	19,936,196.1	660,326.1	—	19,936,196.1
22	30-Jun-23	2023	440,217.4	—	12,850,580.0	660,326.1	—	19,275,870.0	660,326.1	—	19,275,870.0
23	30-Sep-23	2023	440,217.4	—	12,410,362.6	660,326.1	—	18,615,543.9	660,326.1	—	18,615,543.9
24	31-Dec-23	2023	440,217.4	—	11,970,145.2	660,326.1	—	17,955,217.8	660,326.1	—	17,955,217.8
25	29-Jan-24	2024	—	11,970,145.2	—	—	17,955,217.8	—	—	17,955,217.8	—

7	SDRL $300 MM Facility Total

			Eksportkredit GIEK Facility - West Castor Sub Tranche			Eksportkredit Commercial Facility - West Castor Sub Tranche			DNB Liv GIEK Facility - West Castor Sub Tranche			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			18,000,000.0			27,000,000.0			27,000,000.0			144,000,000.0
1	31-Mar-18	2018			18,000,000.0			27,000,000.0			27,000,000.0			144,000,000.0
2	30-Jun-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
3	30-Sep-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
4	31-Dec-18	2018	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
5	31-Mar-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
6	30-Jun-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
7	30-Sep-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
8	31-Dec-19	2019	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
9	31-Mar-20	2020	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
10	30-Jun-20	2020	—	—	18,000,000.0	—	—	27,000,000.0	—	—	27,000,000.0	—	—	144,000,000.0
11	30-Sep-20	2020	372,934.6	—	17,627,065.4	559,401.9	—	26,440,598.1	559,401.9	—	26,440,598.1	2,983,476.59	—	141,016,523.4
12	31-Dec-20	2020	374,311.5	—	17,252,753.9	561,467.3	—	25,879,130.9	561,467.3	—	25,879,130.9	2,994,492.20	—	138,022,031.2
13	31-Mar-21	2021	440,217.4	—	16,812,536.5	660,326.1	—	25,218,804.8	660,326.1	—	25,218,804.8	3,521,739.13	—	134,500,292.1
14	30-Jun-21	2021	440,217.4	—	16,372,319.1	660,326.1	—	24,558,478.7	660,326.1	—	24,558,478.7	3,521,739.13	—	130,978,553.0
15	30-Sep-21	2021	440,217.4	—	15,932,101.7	660,326.1	—	23,898,152.6	660,326.1	—	23,898,152.6	3,521,739.13	—	127,456,813.8
16	31-Dec-21	2021	440,217.4	—	15,491,884.3	660,326.1	—	23,237,826.5	660,326.1	—	23,237,826.5	3,521,739.13	—	123,935,074.7
17	31-Mar-22	2022	440,217.4	—	15,051,666.9	660,326.1	—	22,577,500.4	660,326.1	—	22,577,500.4	3,521,739.13	—	120,413,335.6
18	30-Jun-22	2022	440,217.4	—	14,611,449.6	660,326.1	—	21,917,174.3	660,326.1	—	21,917,174.3	3,521,739.13	—	116,891,596.4
19	30-Sep-22	2022	440,217.4	—	14,171,232.2	660,326.1	—	21,256,848.2	660,326.1	—	21,256,848.2	3,521,739.13	—	113,369,857.3
20	31-Dec-22	2022	440,217.4	—	13,731,014.8	660,326.1	—	20,596,522.2	660,326.1	—	20,596,522.2	3,521,739.13	—	109,848,118.2
21	31-Mar-23	2023	440,217.4	—	13,290,797.4	660,326.1	—	19,936,196.1	660,326.1	—	19,936,196.1	3,521,739.13	—	106,326,379.0
22	30-Jun-23	2023	440,217.4	—	12,850,580.0	660,326.1	—	19,275,870.0	660,326.1	—	19,275,870.0	3,521,739.13	—	102,804,639.9
23	30-Sep-23	2023	440,217.4	—	12,410,362.6	660,326.1	—	18,615,543.9	660,326.1	—	18,615,543.9	3,521,739.13	—	99,282,900.8
24	31-Dec-23	2023	440,217.4	—	11,970,145.2	660,326.1	—	17,955,217.8	660,326.1	—	17,955,217.8	3,521,739.13	—	95,761,161.6
25	29-Jan-24	2024	—	11,970,145.2	—	—	17,955,217.8	—	—	17,955,217.8	—	—	95,761,161.6	—

8	Sevan $1,750 MM Facility Total

New Maturity 26-Feb-24

			Tranche A1			Tranche A2 (Commercial)			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			118,749,999.9			756,250,000.1			875,000,000.0
1	31-Mar-18	2018			118,749,999.9			756,250,000.1			875,000,000.0
2	30-Jun-18	2018	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
3	30-Sep-18	2018	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
4	31-Dec-18	2018	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
5	31-Mar-19	2019	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
6	30-Jun-19	2019	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
7	30-Sep-19	2019	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
8	31-Dec-19	2019	—	—	118,749,999.9	—	—	756,250,000.1	—	—	875,000,000.0
9	31-Mar-20	2020	2,395,285.68	—	116,354,714.2	15,072,585.49	—	741,177,414.6	17,467,871.2	—	857,532,128.8
10	30-Jun-20	2020	2,395,285.68	—	113,959,428.5	15,072,585.49	—	726,104,829.1	17,467,871.2	—	840,064,257.6
11	30-Sep-20	2020	2,395,285.68	—	111,564,142.9	15,072,585.49	—	711,032,243.6	17,467,871.2	—	822,596,386.4
12	31-Dec-20	2020	2,395,285.68	—	109,168,857.2	15,072,585.49	—	695,959,658.1	17,467,871.2	—	805,128,515.2
13	31-Mar-21	2021	2,817,028.99	—	106,351,828.2	17,726,449.30	—	678,233,208.8	20,543,478.3	—	784,585,037.0
14	30-Jun-21	2021	2,817,028.99	—	103,534,799.2	17,726,449.30	—	660,506,759.5	20,543,478.3	—	764,041,558.7
15	30-Sep-21	2021	2,817,028.99	—	100,717,770.2	17,726,449.30	—	642,780,310.2	20,543,478.3	—	743,498,080.4
16	31-Dec-21	2021	2,817,028.99	—	97,900,741.2	17,726,449.30	—	625,053,860.9	20,543,478.3	—	722,954,602.1
17	31-Mar-22	2022	2,817,028.99	—	95,083,712.2	17,726,449.30	—	607,327,411.6	20,543,478.3	—	702,411,123.8
18	30-Jun-22	2022	2,817,028.99	—	92,266,683.3	17,726,449.30	—	589,600,962.3	20,543,478.3	—	681,867,645.5
19	30-Sep-22	2022	2,817,028.99	—	89,449,654.3	17,726,449.30	—	571,874,512.9	20,543,478.3	—	661,324,167.2
20	31-Dec-22	2022	2,817,028.99	—	86,632,625.3	17,726,449.30	—	554,148,063.6	20,543,478.3	—	640,780,688.9
21	31-Mar-23	2023	2,817,028.99	—	83,815,596.3	17,726,449.30	—	536,421,614.3	20,543,478.3	—	620,237,210.6
22	30-Jun-23	2023	2,817,028.99	—	80,998,567.3	17,726,449.30	—	518,695,165.0	20,543,478.3	—	599,693,732.4
23	30-Sep-23	2023	2,817,028.99	—	78,181,538.3	17,726,449.30	—	500,968,715.7	20,543,478.3	—	579,150,254.1
24	31-Dec-23	2023	2,817,028.99	—	75,364,509.3	17,726,449.30	—	483,242,266.4	20,543,478.3	—	558,606,775.8
25	26-Feb-24	2024	—	75,364,509.3	—	—	483,242,266.4	—	—	558,606,775.8	—

9	SDRL $1,350 MM Facility Total

New Maturity 31-Oct-24

# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			945,000,000.0
1	31-Mar-18	2018			945,000,000.0
2	30-Jun-18	2018	—	—	945,000,000.0
3	30-Sep-18	2018	—	—	945,000,000.0
4	31-Dec-18	2018	—	—	945,000,000.0
5	31-Mar-19	2019	—	—	945,000,000.0
6	30-Jun-19	2019	—	—	945,000,000.0
7	30-Sep-19	2019	—	—	945,000,000.0
8	31-Dec-19	2019	—	—	945,000,000.0
9	31-Mar-20	2020	—	—	945,000,000.0
10	30-Jun-20	2020	1,834,548.94	—	943,165,451.1
11	30-Sep-20	2020	17,792,274.47	—	925,373,176.6
12	31-Dec-20	2020	17,792,274.47	—	907,580,902.1
13	31-Mar-21	2021	20,925,000.00	—	886,655,902.1
14	30-Jun-21	2021	20,925,000.00	—	865,730,902.1
15	30-Sep-21	2021	20,925,000.00	—	844,805,902.1
16	31-Dec-21	2021	20,925,000.00	—	823,880,902.1
17	31-Mar-22	2022	20,925,000.00	—	802,955,902.1
18	30-Jun-22	2022	20,925,000.00	—	782,030,902.1
19	30-Sep-22	2022	20,925,000.00	—	761,105,902.1
20	31-Dec-22	2022	20,925,000.00	—	740,180,902.1
21	31-Mar-23	2023	20,925,000.00	—	719,255,902.1
22	30-Jun-23	2023	20,925,000.00	—	698,330,902.1
23	30-Sep-23	2023	20,925,000.00	—	677,405,902.1
24	31-Dec-23	2023	20,925,000.00	—	656,480,902.1
25	31-Mar-24	2024	20,925,000.00	—	635,555,902.1
26	30-Jun-24	2024	20,925,000.00	—	614,630,902.1
27	30-Sep-24	2024	20,925,000.00	—	593,705,902.1
28	31-Oct-24	2024	—	593,705,902.1	—

10	SDRL $1,500 MM Facility Total

New Maturity 20-Oct-24

			West Jupiter Tranche
			Commercial Facility			GIEK			Kexim Facility
# Repayments	Repayment Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount		Balance
0	12-Sep-17	2017			75,000,000.0			100,000,000.0			55,000,000.0
1	31-Mar-18	2018			75,000,000.0			100,000,000.0			55,000,000.0
2	30-Jun-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
3	30-Sep-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
4	31-Dec-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
5	31-Mar-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
6	30-Jun-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
7	30-Sep-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
8	31-Dec-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
9	31-Mar-20	2020	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
10	30-Jun-20	2020	298,938.8	—	74,701,061.2	398,585.1	—	99,601,414.9	219,221.8	—	54,780,778.2
11	30-Sep-20	2020	1,191,136.1	—	73,509,925.1	1,588,181.4	—	98,013,233.4	873,499.8	—	53,907,278.4
12	31-Dec-20	2020	1,191,136.1	—	72,318,789.1	1,588,181.4	—	96,425,052.0	873,499.8	—	53,033,778.6
13	31-Mar-21	2021	1,400,862.1	—	70,917,927.0	1,867,816.1	—	94,557,235.9	1,027,298.9	—	52,006,479.7
14	30-Jun-21	2021	1,400,862.1	—	69,517,064.9	1,867,816.1	—	92,689,419.8	1,027,298.9	—	50,979,180.9
15	30-Sep-21	2021	1,400,862.1	—	68,116,202.9	1,867,816.1	—	90,821,603.7	1,027,298.9	—	49,951,882.0
16	31-Dec-21	2021	1,400,862.1	—	66,715,340.8	1,867,816.1	—	88,953,787.6	1,027,298.9	—	48,924,583.2
17	31-Mar-22	2022	1,400,862.1	—	65,314,478.7	1,867,816.1	—	87,085,971.5	1,027,298.9	—	47,897,284.3
18	30-Jun-22	2022	1,400,862.1	—	63,913,616.6	1,867,816.1	—	85,218,155.4	1,027,298.9	—	46,869,985.5
19	30-Sep-22	2022	1,400,862.1	—	62,512,754.6	1,867,816.1	—	83,350,339.4	1,027,298.9	—	45,842,686.6
20	31-Dec-22	2022	1,400,862.1	—	61,111,892.5	1,867,816.1	—	81,482,523.3	1,027,298.9	—	44,815,387.8
21	31-Mar-23	2023	1,400,862.1	—	59,711,030.4	1,867,816.1	—	79,614,707.2	1,027,298.9	—	43,788,088.9
22	30-Jun-23	2023	1,400,862.1	—	58,310,168.4	1,867,816.1	—	77,746,891.1	1,027,298.9	—	42,760,790.1
23	30-Sep-23	2023	1,400,862.1	—	56,909,306.3	1,867,816.1	—	75,879,075.0	1,027,298.9	—	41,733,491.2
24	31-Dec-23	2023	1,400,862.1	—	55,508,444.2	1,867,816.1	—	74,011,258.9	1,027,298.9	—	40,706,192.4
25	31-Mar-24	2024	1,400,862.1	—	54,107,582.2	1,867,816.1	—	72,143,442.8	1,027,298.9	—	39,678,893.5
26	30-Jun-24	2024	1,400,862.1	—	52,706,720.1	1,867,816.1	—	70,275,626.7	1,027,298.9	—	38,651,594.7
27	30-Sep-24	2024	1,400,862.1	—	51,305,858.0	1,867,816.1	—	68,407,810.6	1,027,298.9	—	37,624,295.8
28	20-Oct-24	2024	—	51,305,858.0	—	—	68,407,810.6	—	—	37,624,295.8	—

10	SDRL $1,500 MM Facility Total

			West Jupiter Tranche						Total For West Jupiter Tranche
			Kexim Guarantee Facility			K-Sure Facility			Total
# Repayments	Repayment Date	Year	Installment Amount		Balance	Installment Amount		Balance	Installment Amount		Balance
0	12-Sep-17	2017			45,000,000.0			100,000,000.0			375,000,000.0
1	31-Mar-18	2018			45,000,000.0			100,000,000.0			375,000,000.0
2	30-Jun-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
3	30-Sep-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
4	31-Dec-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
5	31-Mar-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
6	30-Jun-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
7	30-Sep-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
8	31-Dec-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
9	31-Mar-20	2020	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
10	30-Jun-20	2020	179,363.3	—	44,820,636.7	398,585.1	—	99,601,414.9	1,494,694.1	—	373,505,305.8
11	30-Sep-20	2020	714,681.6	—	44,105,955.1	1,588,181.4	—	98,013,233.4	5,955,680.4	—	367,549,625.4
12	31-Dec-20	2020	714,681.6	—	43,391,273.4	1,588,181.4	—	96,425,052.0	5,955,680.4	—	361,593,945.1
13	31-Mar-21	2021	840,517.2	—	42,550,756.2	1,867,816.1	—	94,557,235.9	7,004,310.3	—	354,589,634.7
14	30-Jun-21	2021	840,517.2	—	41,710,238.9	1,867,816.1	—	92,689,419.8	7,004,310.3	—	347,585,324.4
15	30-Sep-21	2021	840,517.2	—	40,869,721.7	1,867,816.1	—	90,821,603.7	7,004,310.3	—	340,581,014.0
16	31-Dec-21	2021	840,517.2	—	40,029,204.4	1,867,816.1	—	88,953,787.6	7,004,310.3	—	333,576,703.7
17	31-Mar-22	2022	840,517.2	—	39,188,687.2	1,867,816.1	—	87,085,971.5	7,004,310.3	—	326,572,393.3
18	30-Jun-22	2022	840,517.2	—	38,348,170.0	1,867,816.1	—	85,218,155.4	7,004,310.3	—	319,568,083.0
19	30-Sep-22	2022	840,517.2	—	37,507,652.7	1,867,816.1	—	83,350,339.4	7,004,310.3	—	312,563,772.6
20	31-Dec-22	2022	840,517.2	—	36,667,135.5	1,867,816.1	—	81,482,523.3	7,004,310.3	—	305,559,462.3
21	31-Mar-23	2023	840,517.2	—	35,826,618.2	1,867,816.1	—	79,614,707.2	7,004,310.3	—	298,555,152.0
22	30-Jun-23	2023	840,517.2	—	34,986,101.0	1,867,816.1	—	77,746,891.1	7,004,310.3	—	291,550,841.6
23	30-Sep-23	2023	840,517.2	—	34,145,583.8	1,867,816.1	—	75,879,075.0	7,004,310.3	—	284,546,531.3
24	31-Dec-23	2023	840,517.2	—	33,305,066.5	1,867,816.1	—	74,011,258.9	7,004,310.3	—	277,542,220.9
25	31-Mar-24	2024	840,517.2	—	32,464,549.3	1,867,816.1	—	72,143,442.8	7,004,310.3	—	270,537,910.6
26	30-Jun-24	2024	840,517.2	—	31,624,032.0	1,867,816.1	—	70,275,626.7	7,004,310.3	—	263,533,600.2
27	30-Sep-24	2024	840,517.2	—	30,783,514.8	1,867,816.1	—	68,407,810.6	7,004,310.3	—	256,529,289.9
28	20-Oct-24	2024	—	30,783,514.8	—	—	68,407,810.6	—	—	256,529,289.9	—

10	SDRL $1,500 MM Facility Total

			West Neptune Tranche
			Commercial Facility			GIEK			Kexim Facility
# Repayments	Repayment Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount		Balance
0	12-Sep-17	2017			75,000,000.0			100,000,000.0			55,000,000.0
1	31-Mar-18	2018			75,000,000.0			100,000,000.0			55,000,000.0
2	30-Jun-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
3	30-Sep-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
4	31-Dec-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
5	31-Mar-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
6	30-Jun-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
7	30-Sep-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
8	31-Dec-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
9	31-Mar-20	2020	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
10	30-Jun-20	2020	298,938.8	—	74,701,061.2	398,585.1	—	99,601,414.9	219,221.8	—	54,780,778.2
11	30-Sep-20	2020	1,191,136.1	—	73,509,925.1	1,588,181.4	—	98,013,233.4	873,499.8	—	53,907,278.4
12	31-Dec-20	2020	1,191,136.1	—	72,318,789.1	1,588,181.4	—	96,425,052.0	873,499.8	—	53,033,778.6
13	31-Mar-21	2021	1,400,862.1	—	70,917,927.0	1,867,816.1	—	94,557,235.9	1,027,298.9	—	52,006,479.7
14	30-Jun-21	2021	1,400,862.1	—	69,517,064.9	1,867,816.1	—	92,689,419.8	1,027,298.9	—	50,979,180.9
15	30-Sep-21	2021	1,400,862.1	—	68,116,202.9	1,867,816.1	—	90,821,603.7	1,027,298.9	—	49,951,882.0
16	31-Dec-21	2021	1,400,862.1	—	66,715,340.8	1,867,816.1	—	88,953,787.6	1,027,298.9	—	48,924,583.2
17	31-Mar-22	2022	1,400,862.1	—	65,314,478.7	1,867,816.1	—	87,085,971.5	1,027,298.9	—	47,897,284.3
18	30-Jun-22	2022	1,400,862.1	—	63,913,616.6	1,867,816.1	—	85,218,155.4	1,027,298.9	—	46,869,985.5
19	30-Sep-22	2022	1,400,862.1	—	62,512,754.6	1,867,816.1	—	83,350,339.4	1,027,298.9	—	45,842,686.6
20	31-Dec-22	2022	1,400,862.1	—	61,111,892.5	1,867,816.1	—	81,482,523.3	1,027,298.9	—	44,815,387.8
21	31-Mar-23	2023	1,400,862.1	—	59,711,030.4	1,867,816.1	—	79,614,707.2	1,027,298.9	—	43,788,088.9
22	30-Jun-23	2023	1,400,862.1	—	58,310,168.4	1,867,816.1	—	77,746,891.1	1,027,298.9	—	42,760,790.1
23	30-Sep-23	2023	1,400,862.1	—	56,909,306.3	1,867,816.1	—	75,879,075.0	1,027,298.9	—	41,733,491.2
24	31-Dec-23	2023	1,400,862.1	—	55,508,444.2	1,867,816.1	—	74,011,258.9	1,027,298.9	—	40,706,192.4
25	31-Mar-24	2024	1,400,862.1	—	54,107,582.2	1,867,816.1	—	72,143,442.8	1,027,298.9	—	39,678,893.5
26	30-Jun-24	2024	1,400,862.1	—	52,706,720.1	1,867,816.1	—	70,275,626.7	1,027,298.9	—	38,651,594.7
27	30-Sep-24	2024	1,400,862.1	—	51,305,858.0	1,867,816.1	—	68,407,810.6	1,027,298.9	—	37,624,295.8
28	20-Oct-24	2024	—	51,305,858.0	—	—	68,407,810.6	—	—	37,624,295.8	—

10	SDRL $1,500 MM Facility Total

			West Neptune Tranche						Total For West Neptune Tranche
			Kexim Guarantee Facility			K-Sure Facility			Total
# Repayments	Repayment Date	Year	Installment Amount		Balance	Installment Amount		Balance	Installment Amount		Balance
0	12-Sep-17	2017			45,000,000.0			100,000,000.0			374,999,999.9500
1	31-Mar-18	2018			45,000,000.0			100,000,000.0			375,000,000.0
2	30-Jun-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
3	30-Sep-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
4	31-Dec-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
5	31-Mar-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
6	30-Jun-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
7	30-Sep-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
8	31-Dec-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
9	31-Mar-20	2020	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
10	30-Jun-20	2020	179,363.3	—	44,820,636.7	398,585.1	—	99,601,414.9	1,494,694.1	—	373,505,305.8
11	30-Sep-20	2020	714,681.6	—	44,105,955.1	1,588,181.4	—	98,013,233.4	5,955,680.4	—	367,549,625.4
12	31-Dec-20	2020	714,681.6	—	43,391,273.4	1,588,181.4	—	96,425,052.0	5,955,680.4	—	361,593,945.1
13	31-Mar-21	2021	840,517.2	—	42,550,756.2	1,867,816.1	—	94,557,235.9	7,004,310.3	—	354,589,634.7
14	30-Jun-21	2021	840,517.2	—	41,710,238.9	1,867,816.1	—	92,689,419.8	7,004,310.3	—	347,585,324.4
15	30-Sep-21	2021	840,517.2	—	40,869,721.7	1,867,816.1	—	90,821,603.7	7,004,310.3	—	340,581,014.0
16	31-Dec-21	2021	840,517.2	—	40,029,204.4	1,867,816.1	—	88,953,787.6	7,004,310.3	—	333,576,703.7
17	31-Mar-22	2022	840,517.2	—	39,188,687.2	1,867,816.1	—	87,085,971.5	7,004,310.3	—	326,572,393.3
18	30-Jun-22	2022	840,517.2	—	38,348,170.0	1,867,816.1	—	85,218,155.4	7,004,310.3	—	319,568,083.0
19	30-Sep-22	2022	840,517.2	—	37,507,652.7	1,867,816.1	—	83,350,339.4	7,004,310.3	—	312,563,772.6
20	31-Dec-22	2022	840,517.2	—	36,667,135.5	1,867,816.1	—	81,482,523.3	7,004,310.3	—	305,559,462.3
21	31-Mar-23	2023	840,517.2	—	35,826,618.2	1,867,816.1	—	79,614,707.2	7,004,310.3	—	298,555,152.0
22	30-Jun-23	2023	840,517.2	—	34,986,101.0	1,867,816.1	—	77,746,891.1	7,004,310.3	—	291,550,841.6
23	30-Sep-23	2023	840,517.2	—	34,145,583.8	1,867,816.1	—	75,879,075.0	7,004,310.3	—	284,546,531.3
24	31-Dec-23	2023	840,517.2	—	33,305,066.5	1,867,816.1	—	74,011,258.9	7,004,310.3	—	277,542,220.9
25	31-Mar-24	2024	840,517.2	—	32,464,549.3	1,867,816.1	—	72,143,442.8	7,004,310.3	—	270,537,910.6
26	30-Jun-24	2024	840,517.2	—	31,624,032.0	1,867,816.1	—	70,275,626.7	7,004,310.3	—	263,533,600.2
27	30-Sep-24	2024	840,517.2	—	30,783,514.8	1,867,816.1	—	68,407,810.6	7,004,310.3	—	256,529,289.9
28	20-Oct-24	2024	—	30,783,514.8	—	—	68,407,810.6	—	—	256,529,289.9	—

10	SDRL $1,500 MM Facility Total

			West Saturn Tranche
			Commercial Facility			GIEK			Kexim Facility
# Repayments	Repayment Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount		Balance
0	12-Sep-17	2017			75,000,000.0			100,000,000.0			55,000,000.0
1	31-Mar-18	2018			75,000,000.0			100,000,000.0			55,000,000.0
2	30-Jun-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
3	30-Sep-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
4	31-Dec-18	2018	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
5	31-Mar-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
6	30-Jun-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
7	30-Sep-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
8	31-Dec-19	2019	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
9	31-Mar-20	2020	—	—	75,000,000.0	—	—	100,000,000.0	—	—	55,000,000.0
10	30-Jun-20	2020	298,938.8	—	74,701,061.2	398,585.1	—	99,601,414.9	219,221.8	—	54,780,778.2
11	30-Sep-20	2020	1,191,136.1	—	73,509,925.1	1,588,181.4	—	98,013,233.4	873,499.8	—	53,907,278.4
12	31-Dec-20	2020	1,191,136.1	—	72,318,789.1	1,588,181.4	—	96,425,052.0	873,499.8	—	53,033,778.6
13	31-Mar-21	2021	1,400,862.1	—	70,917,927.0	1,867,816.1	—	94,557,235.9	1,027,298.9	—	52,006,479.7
14	30-Jun-21	2021	1,400,862.1	—	69,517,064.9	1,867,816.1	—	92,689,419.8	1,027,298.9	—	50,979,180.9
15	30-Sep-21	2021	1,400,862.1	—	68,116,202.9	1,867,816.1	—	90,821,603.7	1,027,298.9	—	49,951,882.0
16	31-Dec-21	2021	1,400,862.1	—	66,715,340.8	1,867,816.1	—	88,953,787.6	1,027,298.9	—	48,924,583.2
17	31-Mar-22	2022	1,400,862.1	—	65,314,478.7	1,867,816.1	—	87,085,971.5	1,027,298.9	—	47,897,284.3
18	30-Jun-22	2022	1,400,862.1	—	63,913,616.6	1,867,816.1	—	85,218,155.4	1,027,298.9	—	46,869,985.5
19	30-Sep-22	2022	1,400,862.1	—	62,512,754.6	1,867,816.1	—	83,350,339.4	1,027,298.9	—	45,842,686.6
20	31-Dec-22	2022	1,400,862.1	—	61,111,892.5	1,867,816.1	—	81,482,523.3	1,027,298.9	—	44,815,387.8
21	31-Mar-23	2023	1,400,862.1	—	59,711,030.4	1,867,816.1	—	79,614,707.2	1,027,298.9	—	43,788,088.9
22	30-Jun-23	2023	1,400,862.1	—	58,310,168.4	1,867,816.1	—	77,746,891.1	1,027,298.9	—	42,760,790.1
23	30-Sep-23	2023	1,400,862.1	—	56,909,306.3	1,867,816.1	—	75,879,075.0	1,027,298.9	—	41,733,491.2
24	31-Dec-23	2023	1,400,862.1	—	55,508,444.2	1,867,816.1	—	74,011,258.9	1,027,298.9	—	40,706,192.4
25	31-Mar-24	2024	1,400,862.1	—	54,107,582.2	1,867,816.1	—	72,143,442.8	1,027,298.9	—	39,678,893.5
26	30-Jun-24	2024	1,400,862.1	—	52,706,720.1	1,867,816.1	—	70,275,626.7	1,027,298.9	—	38,651,594.7
27	30-Sep-24	2024	1,400,862.1	—	51,305,858.0	1,867,816.1	—	68,407,810.6	1,027,298.9	—	37,624,295.8
28	20-Oct-24	2024	—	51,305,858.0	—	—	68,407,810.6	—	—	37,624,295.8	—

10	SDRL $1,500 MM Facility Total

			West Saturn Tranche						Total For West Saturn Tranche
			Kexim Guarantee Facility			K-Sure Facility			Total
# Repayments	Repayment Date	Year	Installment Amount		Balance	Installment Amount		Balance	Installment Amount		Balance
0	12-Sep-17	2017			45,000,000.0			100,000,000.0			375,000,000.0
1	31-Mar-18	2018			45,000,000.0			100,000,000.0			375,000,000.0
2	30-Jun-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
3	30-Sep-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
4	31-Dec-18	2018	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
5	31-Mar-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
6	30-Jun-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
7	30-Sep-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
8	31-Dec-19	2019	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
9	31-Mar-20	2020	—	—	45,000,000.0	—	—	100,000,000.0	—	—	375,000,000.0
10	30-Jun-20	2020	179,363.3	—	44,820,636.7	398,585.1	—	99,601,414.9	1,494,694.1	—	373,505,305.8
11	30-Sep-20	2020	714,681.6	—	44,105,955.1	1,588,181.4	—	98,013,233.4	5,955,680.4	—	367,549,625.4
12	31-Dec-20	2020	714,681.6	—	43,391,273.4	1,588,181.4	—	96,425,052.0	5,955,680.4	—	361,593,945.1
13	31-Mar-21	2021	840,517.2	—	42,550,756.2	1,867,816.1	—	94,557,235.9	7,004,310.3	—	354,589,634.7
14	30-Jun-21	2021	840,517.2	—	41,710,238.9	1,867,816.1	—	92,689,419.8	7,004,310.3	—	347,585,324.4
15	30-Sep-21	2021	840,517.2	—	40,869,721.7	1,867,816.1	—	90,821,603.7	7,004,310.3	—	340,581,014.0
16	31-Dec-21	2021	840,517.2	—	40,029,204.4	1,867,816.1	—	88,953,787.6	7,004,310.3	—	333,576,703.7
17	31-Mar-22	2022	840,517.2	—	39,188,687.2	1,867,816.1	—	87,085,971.5	7,004,310.3	—	326,572,393.3
18	30-Jun-22	2022	840,517.2	—	38,348,170.0	1,867,816.1	—	85,218,155.4	7,004,310.3	—	319,568,083.0
19	30-Sep-22	2022	840,517.2	—	37,507,652.7	1,867,816.1	—	83,350,339.4	7,004,310.3	—	312,563,772.6
20	31-Dec-22	2022	840,517.2	—	36,667,135.5	1,867,816.1	—	81,482,523.3	7,004,310.3	—	305,559,462.3
21	31-Mar-23	2023	840,517.2	—	35,826,618.2	1,867,816.1	—	79,614,707.2	7,004,310.3	—	298,555,152.0
22	30-Jun-23	2023	840,517.2	—	34,986,101.0	1,867,816.1	—	77,746,891.1	7,004,310.3	—	291,550,841.6
23	30-Sep-23	2023	840,517.2	—	34,145,583.8	1,867,816.1	—	75,879,075.0	7,004,310.3	—	284,546,531.3
24	31-Dec-23	2023	840,517.2	—	33,305,066.5	1,867,816.1	—	74,011,258.9	7,004,310.3	—	277,542,220.9
25	31-Mar-24	2024	840,517.2	—	32,464,549.3	1,867,816.1	—	72,143,442.8	7,004,310.3	—	270,537,910.6
26	30-Jun-24	2024	840,517.2	—	31,624,032.0	1,867,816.1	—	70,275,626.7	7,004,310.3	—	263,533,600.2
27	30-Sep-24	2024	840,517.2	—	30,783,514.8	1,867,816.1	—	68,407,810.6	7,004,310.3	—	256,529,289.9
28	20-Oct-24	2024	—	30,783,514.8	—	—	68,407,810.6	—	—	256,529,289.9	—

11	SDRL $950 MM Facility Total

New Maturity 30-Nov-24

			Carina ECA Facility			Carina Term Loan			Carina RCF
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			150,416,666.4			47,500,000.0			130,639,675.0
1	31-Mar-18	2018			150,416,666.4			47,500,000.0			130,639,675.0
2	30-Jun-18	2018	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
3	30-Sep-18	2018	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
4	31-Dec-18	2018	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
5	31-Mar-19	2019	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
6	30-Jun-19	2019	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
7	30-Sep-19	2019	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
8	31-Dec-19	2019	—	—	150,416,666.4	—	—	47,500,000.0	—	—	130,639,675.0
9	31-Mar-20	2020	2,338,892.24	—	148,077,774.1	738,597.55	—	46,761,402.5	1,981,825.79	—	128,657,849.2
10	30-Jun-20	2020	2,338,892.24	—	145,738,881.9	738,597.55	—	46,022,804.9	1,981,825.79	—	126,676,023.4
11	30-Sep-20	2020	2,338,892.24	—	143,399,989.7	738,597.55	—	45,284,207.4	1,981,825.79	—	124,694,197.6
12	31-Dec-20	2020	2,338,892.24	—	141,061,097.4	738,597.55	—	44,545,609.8	1,981,825.79	—	122,712,371.8
13	31-Mar-21	2021	2,750,706.22	—	138,310,391.2	868,644.07	—	43,676,965.7	2,330,770.29	—	120,381,601.5
14	30-Jun-21	2021	2,750,706.22	—	135,559,685.0	868,644.07	—	42,808,321.7	2,330,770.29	—	118,050,831.3
15	30-Sep-21	2021	2,750,706.22	—	132,808,978.8	868,644.07	—	41,939,677.6	2,330,770.29	—	115,720,061.0
16	31-Dec-21	2021	2,750,706.22	—	130,058,272.5	868,644.07	—	41,071,033.5	2,330,770.29	—	113,389,290.7
17	31-Mar-22	2022	2,750,706.22	—	127,307,566.3	868,644.07	—	40,202,389.5	2,330,770.29	—	111,058,520.4
18	30-Jun-22	2022	2,750,706.22	—	124,556,860.1	868,644.07	—	39,333,745.4	2,330,770.29	—	108,727,750.1
19	30-Sep-22	2022	2,750,706.22	—	121,806,153.9	868,644.07	—	38,465,101.3	2,330,770.29	—	106,396,979.8
20	31-Dec-22	2022	2,750,706.22	—	119,055,447.7	868,644.07	—	37,596,457.3	2,330,770.29	—	104,066,209.5
21	31-Mar-23	2023	2,750,706.22	—	116,304,741.4	868,644.07	—	36,727,813.2	2,330,770.29	—	101,735,439.2
22	30-Jun-23	2023	2,750,706.22	—	113,554,035.2	868,644.07	—	35,859,169.1	2,330,770.29	—	99,404,669.0
23	30-Sep-23	2023	2,750,706.22	—	110,803,329.0	868,644.07	—	34,990,525.1	2,330,770.29	—	97,073,898.7
24	31-Dec-23	2023	2,750,706.22	—	108,052,622.8	868,644.07	—	34,121,881.0	2,330,770.29	—	94,743,128.4
25	31-Mar-24	2024	2,750,706.22	—	105,301,916.6	868,644.07	—	33,253,236.9	2,330,770.29	—	92,412,358.1
26	30-Jun-24	2024	2,750,706.22	—	102,551,210.3	868,644.07	—	32,384,592.9	2,330,770.29	—	90,081,587.8
27	30-Sep-24	2024	2,750,706.22	—	99,800,504.1	868,644.07	—	31,515,948.8	2,330,770.29	—	87,750,817.5
28	30-Nov-24	2024	—	99,800,504.1	—	—	31,515,948.8	—	—	87,750,817.5	—

11	SDRL $950 MM Facility Total

			Eclipse Term Loan			Eclipse RCF			Total
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			112,500,000.0			125,000,000.0	—	—	566,056,341.4
1	31-Mar-18	2018			112,500,000.0			125,000,000.0	—	—	566,056,341.4
2	30-Jun-18	2018	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
3	30-Sep-18	2018	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
4	31-Dec-18	2018	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
5	31-Mar-19	2019	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
6	30-Jun-19	2019	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
7	30-Sep-19	2019	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
8	31-Dec-19	2019	—	—	112,500,000.0	—	—	125,000,000.0	—	—	566,056,341.4
9	31-Mar-20	2020	4,522,364.61	—	107,977,635.4	—	—	125,000,000.0	9,581,680.2	—	556,474,661.2
10	30-Jun-20	2020	4,522,364.61	—	103,455,270.8	—	—	125,000,000.0	9,581,680.2	—	546,892,981.0
11	30-Sep-20	2020	4,522,364.61	—	98,932,906.2	—	—	125,000,000.0	9,581,680.2	—	537,311,300.8
12	31-Dec-20	2020	4,522,364.61	—	94,410,541.6	—	—	125,000,000.0	9,581,680.2	—	527,729,620.6
13	31-Mar-21	2021	5,318,627.45	—	89,091,914.1	—	—	125,000,000.0	11,268,748.0	—	516,460,872.6
14	30-Jun-21	2021	5,318,627.45	—	83,773,286.7	—	—	125,000,000.0	11,268,748.0	—	505,192,124.6
15	30-Sep-21	2021	5,318,627.45	—	78,454,659.2	—	—	125,000,000.0	11,268,748.0	—	493,923,376.6
16	31-Dec-21	2021	5,318,627.45	—	73,136,031.8	—	—	125,000,000.0	11,268,748.0	—	482,654,628.5
17	31-Mar-22	2022	5,318,627.45	—	67,817,404.3	—	—	125,000,000.0	11,268,748.0	—	471,385,880.5
18	30-Jun-22	2022	5,318,627.45	—	62,498,776.9	—	—	125,000,000.0	11,268,748.0	—	460,117,132.5
19	30-Sep-22	2022	5,318,627.45	—	57,180,149.4	—	—	125,000,000.0	11,268,748.0	—	448,848,384.4
20	31-Dec-22	2022	5,318,627.45	—	51,861,522.0	—	—	125,000,000.0	11,268,748.0	—	437,579,636.4
21	31-Mar-23	2023	5,318,627.45	—	46,542,894.5	—	—	125,000,000.0	11,268,748.0	—	426,310,888.4
22	30-Jun-23	2023	5,318,627.45	—	41,224,267.1	—	—	125,000,000.0	11,268,748.0	—	415,042,140.4
23	30-Sep-23	2023	5,318,627.45	—	35,905,639.6	—	—	125,000,000.0	11,268,748.0	—	403,773,392.3
24	31-Dec-23	2023	5,318,627.45	—	30,587,012.2	—	—	125,000,000.0	11,268,748.0	—	392,504,644.3
25	31-Mar-24	2024	5,318,627.45	—	25,268,384.7	—	—	125,000,000.0	11,268,748.0	—	381,235,896.3
26	30-Jun-24	2024	5,318,627.45	—	19,949,757.3	—	—	125,000,000.0	11,268,748.0	—	369,967,148.3
27	30-Sep-24	2024	5,318,627.45	—	14,631,129.8	—	—	125,000,000.0	11,268,748.0	—	358,698,400.2
28	30-Nov-24	2024	—	14,631,129.8	—	—	125,000,000.0	—	—	358,698,400.2	—

12	SDRL $450 MM Facility Total

New Maturity 31-Dec-24

			Term Loan
# Repayments	Date	Year	Installment Amount	Balloon Amount	Balance
0	12-Sep-17	2017			102,532,294.4
1	31-Mar-18	2018			102,532,294.4
2	30-Jun-18	2018	—	—	102,532,294.4
3	30-Sep-18	2018	—	—	102,532,294.4
4	31-Dec-18	2018	—	—	102,532,294.4
5	31-Mar-19	2019	—	—	102,532,294.4
6	30-Jun-19	2019	—	—	102,532,294.4
7	30-Sep-19	2019	—	—	102,532,294.4
8	31-Dec-19	2019	—	—	102,532,294.4
9	31-Mar-20	2020	—	—	102,532,294.4
10	30-Jun-20	2020	2,323,306.03	—	100,208,988.3
11	30-Sep-20	2020	3,100,008.00	—	97,108,980.3
12	31-Dec-20	2020	3,100,008.00	—	94,008,972.3
13	31-Mar-21	2021	3,645,833.33	—	90,363,139.0
14	30-Jun-21	2021	3,645,833.33	—	86,717,305.7
15	30-Sep-21	2021	3,645,833.33	—	83,071,472.3
16	31-Dec-21	2021	3,645,833.33	—	79,425,639.0
17	31-Mar-22	2022	3,645,833.33	—	75,779,805.7
18	30-Jun-22	2022	3,645,833.33	—	72,133,972.3
19	30-Sep-22	2022	3,645,833.33	—	68,488,139.0
20	31-Dec-22	2022	3,645,833.33	—	64,842,305.7
21	31-Mar-23	2023	3,645,833.33	—	61,196,472.3
22	30-Jun-23	2023	3,645,833.33	—	57,550,639.0
23	30-Sep-23	2023	3,645,833.33	—	53,904,805.7
24	31-Dec-23	2023	3,645,833.33	—	50,258,972.3
25	31-Mar-24	2024	3,645,833.33	—	46,613,139.0
26	30-Jun-24	2024	3,645,833.33	—	42,967,305.7
27	30-Sep-24	2024	3,645,833.33	—	39,321,472.3

ANNEX 3

COMMON TERMS AND DEFINITIONS AND REGULARISING AMENDMENTS

FOR SECURED FACILITY AGREEMENTS

ANNEX 3

COMMON TERMS AND DEFINITIONS AND REGULARISING AMENDMENTS FOR SECURED

FACILITY AGREEMENTS

This Annex sets out the key principles for amendments to be made to specific Secured Facility Agreements or generally across all Secured Facility Agreements as of the Refinancing Closing Date in order to conform and/or regularise provisions or otherwise amend certain representations, covenants, events of default and related definitions. These changes are to reflect the proposed cross-collateralisation structure and accordingly limit the scope of matters which relate to a single rig, entity or Secured Facility Agreement giving rise to cross-default into other Secured Facility Agreements. As part of this, it will also be necessary to correct certain existing drafting errors across the Secured Facility Agreements.

Covenants or parts of covenants which apply across the Group will be replaced with the agreed group-wide covenants in Annex 4 to the extent they are inconsistent or relate to the same matters. Covenants which relate only to rig owning entities and intra-group charterers will not be replaced but may be regularised in the manner described in this Annex (for example, the negative pledge and the “restrictions on indebtedness” covenant).

This Annex 3 does not address those provisions and definitions which will be adjusted by virtue of the terms of the Secured Credit Facilities Term Sheet to which this Annex is attached or the intercreditor principles and cash pooling arrangements set out in Exhibit B to the RSA.

As a general rule, amendments will be made in order to conform and/or regularise provisions across the Secured Facility Agreements. This will involve, amongst other things, appropriate exclusions, carve-outs and qualifications being included in certain representations, covenants, events of default and related definitions. In addition, amendments will be made in order to ensure that transactions (such as disposals) permitted by the group-wide covenants (and not otherwise restricted by the covenants which relate only and specifically to rig owners and intra-group charterers) are not inadvertently restricted by other representations, covenants or events of default.

The provisions which will be amended as part of these regularising changes include, but are not limited to, the following:

1.

Certain facilities contain provisions relating to satisfactory drilling contracts or cancellation or termination of drilling contracts. These will be deleted. In particular, covenants, representations, mandatory prepayment provisions, conditions precedent and events of default will be amended to bring them into line with the majority of the Secured Facility Agreements such that none of the Secured Facility Agreements shall put any express constraint on, or expressly impose any prepayment requirement, drawstop or other adverse consequence in relation to, any amendment, variation, termination or supplement to any drilling contract, including but not limited to any amendment to the duration of such contract or the day rates chargeable under such contract.

2.	Applicable accounting principles will be frozen as at the Refinancing Closing Date solely in connection with the calculation of financial covenants except for:

•	the definition of “Finance Lease” which will be frozen as set out below; and

•

in relation to non-financial covenants, the amended and restated Secured Facility Agreements will provide that the Lenders agree to discuss in good faith any future amendment to the relevant covenants based on a change in Accounting Principles, provided that the Parent provides a report to the Agents (for distribution to all Lenders) describing the change in Accounting Principles, explaining the impact that this change in Accounting Principles could have if no amendment is made, and providing sufficient information for the Lenders to make an accurate comparison between the situation where the requested amendment is made versus the situation where the amendment is not made, in each case based on the Group’s actual or projected financial position at the relevant time.

3.	“Solvency” representation to be made a non-repeating representation.

4.

The level of detail regarding restrictions on ownership and control of companies within the RigCo Group will be regularised across all the Secured Facility Agreements. As a rule there should be no prohibitions on a restructuring or reorganisation where Subsidiaries are moved within the RigCo Group and no requirement to maintain any particular direct holdings, in each case except as restricted under the group-wide covenants. In particular, rig owners and intra-group charterers will be able to be less than 100% owned by a member of the RigCo Group where required to meet local content requirements or applicable regulations as long as the relevant entity remains a Subsidiary of RigCo and as long as (i) the investor is not an entity to which it would be contrary to applicable law, regulation or internal policy requirements of particular lenders to lend to, (ii) the lenders have been provided with all applicable KYC requirements in relation to that investor and (iii) the facility agents receive all relevant accession documentation (including applicable documentation in respect of guarantees and security either from the relevant rig owner or intra-group charterer or over the shares in such entity, corporate authorisations, applicable consents, legal opinions and other information reasonably required, in each case in form and substance satisfactory to the relevant facility agents).

5.

New provision to be included in each Secured Facility Agreement requiring information on changes to Drilling Units, drilling contracts, rig owners and intra-group charterers to be provided to the Agent and references to Drilling Units, drilling contracts, rig owners and intra-group charterers in the various provisions of the Secured Facility Agreements to be as these are updated from time to time.

6.	Alignment of Interest Periods between different Secured Facility Agreements (to facilitate treasury management of interest rate hedging) to be addressed in the Amendment and Restatement Agreements.

7.

All instances of subjectivity (such as references to opinion of the Agent) to be deleted and Material Adverse Effect test conformed such that any qualification by reference to Material Adverse Effect will be as follows: “has, or is reasonably likely to have, a Material Adverse Effect”.

8.

New “Changes to Guarantors” provision to be included in each Secured Facility Agreement to permit accession and release of guarantors, intra-group charterers and rig owners (and associated creation or release of security) without requiring lender consent where the entity is being disposed of in accordance with the terms of the Finance Documents or where it is necessary in order to enable the Drilling Unit to be employed or deployed (including in order to enable the Drilling Unit to be employed or deployed in a particular jurisdiction or under a specific contract) and the Parent provides the Agent with the details of such change, provided that where the change in Guarantor is in order to enable the Drilling Unit to be employed or deployed any associated release of security will be subject to the exiting Guarantor not being of material value. For the avoidance of doubt, the accession of new guarantors will be subject to (i) the lenders being provided with all

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applicable KYC requirements in relation to that entity and (ii) the facility agents receiving all relevant accession documentation (including applicable documentation in respect of guarantees and security either from the relevant rig owner or intra-group charterer or over the shares in such entity, corporate authorisations, applicable consents, legal opinions and other information reasonably required, in each case in form and substance satisfactory to the relevant facility agents).

9.

Material Subsidiary to be limited to Subsidiaries of RigCo which own a drilling unit which is the subject of a Secured Facility Agreement and all Events of Default relating to Material Subsidiaries to be qualified by Material Adverse Effect.

10.

Representations in relation to financial information to be given in respect of the most recently delivered of (i) the Original Financial statements or (ii) the financial information most recently delivered to the Agent.

11.	Representations and covenants relating to taxes to be limited to material Taxes.

12.

“No misleading information” representation to be amended to apply only to material factual information as at the date of the relevant documents or the date at which the information is expressed to be given (and subject to anything disclosed in writing to the Agent) and not forecasts, projections, forward-looking statements, etc. Any representation relating to the omission of information which if disclosed could reasonably be expected to affect the decision of a Finance Party to enter into a Finance Document will only apply in respect of Finance Documents entered into on or around the Amendment Date and will not be a repeating representation.

13.	“No winding-up” representation to exclude solvent reorganisations.

14.

Representations referring to Drilling Units being operationally seaworthy or fit for service or similar to include provisions that (i) any laid-up or stacked rig is capable of maintaining operational capabilities upon being re-entered in a Classification Society upon removal from lay up or stacking and (ii) any lay up or stacking is carried out in accordance with prudent industry standards.

15.	“Stock Exchange Listing” covenant to be amended to reflect implementation envisaged under the RSA.

16.	Covenants requiring subordination of additional debt to be deleted and addressed in Intercreditor Agreement or in separate subordination undertaking(s).

17.	“Investment Restrictions” covenant which restricts investments and acquisitions unless there would be pro forma compliance with financial covenants to be deleted.

18.

“Insurance” covenant thresholds to be subject to a waiver that will apply until the final maturity date under each of the Secured Facilities Agreements such that, for so long as 120% of the Total Commitments is higher than the Market Value of the relevant Drilling Units, if (i) the RigCo has used all reasonable efforts to secure insurance for an amount of greater than or equal to 120% of the Total Commitments and (ii) the Group’s insurance broker or advisor has confirmed that insurance in respect of 120% of the Total Commitments is not available in the market, RigCo shall seek as high an aggregate insured value as the Group’s insurance broker or advisor confirms is available in the market subject to a hard floor of the higher of (i) the aggregate Market Value of the relevant Drilling Units and (ii) 100% of the Total Commitments. The aggregate insurance value shall be updated on a semi-annual basis by reference to the regular rig valuations provided under the Secured Facilities Agreements.

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19.	Appropriate provisions for captive insurance as currently included in certain Secured Facility Agreements to be included for all Secured Facility Agreements.

20.

“Alteration to the Drilling Units” covenant in all Secured Facility Agreements to be amended to match the covenant in the USD450,000,000 senior secured credit facility agreement originally dated 26 August 2015 with Nordea Bank AB, London Branch as agent.

21.	Covenants relating to compliance with laws, regulations (statutory or otherwise), constitutional documents, etc to be subject to a Material Adverse Effect qualification.

22.	“Loss of Property” Event of Default to only apply to Obligors and Material Subsidiaries.

23.

FATCA position to be amended in all Secured Facility Agreements to follow the LMA investment grade template facility agreement FATCA wording (formerly contained in Rider 3 of the May 2013 FATCA Riders published by the LMA).

24.

Amendments (if any, and on terms to be agreed) to clarify and address, to the extent necessary, the interaction between the ongoing capital equipment and spare parts arrangements operated by any member of the Group including, but not limited to, those operated by Seadrill Global Services Limited and the provisions of the Secured Facility Agreements and related documents.

25.

The following non-exhaustive list of examples of regularising changes to be made across all Secured Facility Agreements (to the extent applicable). The USD1,350,000,000 senior secured credit facility agreement originally dated 26 August 2014 with DNB Bank ASA as agent has been taken as a base:

	Provision/ Defined term	Amended language
1.	“Rig Related Financial Indebtedness”

Note: This definition will apply only in respect of any Financial Indebtedness covenant relating specifically to rig owners and intra-group charterers exclusively. Financial Indebtedness for the purposes of the group-wide covenants and other provisions will be as defined in Annex 4.

Without double counting, indebtedness for or in respect of any of the following (unless otherwise specified below, whether or not the same are required to be classified and accounted for as a liability on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles):

(a)    moneys borrowed and debit balances at banks or other financial institutions;

(b)    any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)    any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

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(d)    the amount of any liability in respect of Finance Leases;

(e)    receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis under the Accounting Principles);

(f)     any derivative transaction (and, when calculating the value of that transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that transaction, that amount) shall be taken into account);

(g)    any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of any entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)    any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the Accounting Principles;

(i)     any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than ~~30~~ 180 days after ~~the date of supply~~ receipt of the invoice in respect of such supply;

(j)     any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) ~~having the commercial effect of a borrowing or~~ otherwise classified as borrowings under the Accounting Principles; and

(k)    the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above,

but shall not include any borrowings or other such liabilities owed by a member of the Group to another member of the Group as permitted pursuant to the terms of ~~this Agreement~~ the Finance Documents.

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2.	“Finance Lease”

means a lease ~~or~~, charterparty or hire purchase contract which ~~(i~~) would be classified as a finance lease in accordance with ~~the Accounting Principles of an Obligor or (ii) is required to be classified and accounted for as a liability or asset on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles~~ GAAP as applicable to the financial statements of the Parent for the financial year ending 31 December 2016.

3.	“Material Adverse Effect”

A material adverse effect on:

(a)    the financial condition, assets, business or operation of ~~any Obligor or~~ the Obligors taken as a whole, the Group taken as a whole or the RigCo Group taken as a whole;

(b)    the ability of any of the Obligors or, the Group taken as a whole or the RigCo Group taken as a whole to perform any of their material obligations under the Finance Documents; or

(c)    the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

4.	“Security Period”

The period commencing on the date of this Agreement and ending the date on which the Agent notifies the Borrower and the other Finance Parties that:

(a)    all amounts which have become due for payment by the Borrower or any other party under the Finance Documents have been paid;

(b)    no amount is owing or has accrued (without yet having become due for payment) under any of the Finance Documents;

(c)    the Borrower has no future or contingent liability under any provision of this Agreement and the other Finance Documents; and

~~(d)    the Agent and the Required Majority do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document; and~~

(d)    there are no Commitments in force.

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5.	“Subsidiary”

An entity from time to time of which a person:

(a)    has direct or indirect control; or

(b)    owns directly or indirectly more than fifty per cent (50%) (votes and/or capital),

provided that, for the avoidance of doubt, none of Seadrill Partners LLC, Seadrill Operating LP, Seadrill Capricorn Holdings LLC or any of their respective Subsidiaries shall be a Subsidiary of any member of the Group unless any control or ownership of more than fifty per cent (50%) of votes and/or capital is direct or through another Subsidiary or Subsidiaries.

~~and for~~ For the purpose of paragraph (a), an entity shall be treated as being controlled by a person if that person is able to direct its affairs and/or control the majority composition of its board of directors or equivalent body.

6.	Representations

Clause 20.11 (No proceedings pending or threatened)

No litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings (private or public) of or before any court, arbitral body or agency, which ~~if adversely determined, might~~ would reasonably be expected to have a Material Adverse Effect, have been started or are pending or (to the best of its knowledge and belief) have been threatened against it.

7.	Information undertakings

Clause 21.4 (Information – miscellaneous)

The Obligors shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)    promptly upon becoming aware of them, the details of~~:~~ any claim, action, suit, proceeding or investigation with respect to Sanctions against it, any of its direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives;

~~(i) any breach of material contracts (including rig building contracts and charter contracts) or any material litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings which is current, threatened, alleged or pending against any of the Obligors or any member of the Group; and~~

~~(ii) any changes to the senior management of (A) the Parent or (B) any member of the Group where the change of senior management concerned is of material significance to the Group as a whole;~~

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(b)    all documents dispatched by the Parent (and by each of the Obligors, to the extent requested by the Agent) to its shareholders generally, or to or from its creditors generally at the same time as they are dispatched;

(c)    immediately upon becoming aware of them, breaches of contracts, the details of any litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings which are current, threatened, alleged or pending against any of the Obligors and which ~~(in the opinion of the Agent or the Required Majority)~~ would, if adversely determined, be reasonably expected to have a Material Adverse Effect;

(d)    immediately such further information regarding the business, properties, conditions, assets and operations (financial or otherwise) of the Obligors and ~~its~~ their Subsidiaries as any Finance Party (through the Agent) may reasonably request;

(e)    all filings with or reports forwarded to any Exchange; and

(f)     such updates of forecasts as the Agent may reasonably request.

8.	General undertakings

Clause 21.7 (Information of new contracts)

(a)    The Parent shall provide the Agent with information on any new employment contract in respect of a Drilling Unit within five (5) days ~~prior to~~ after entering into any such contract.

(b)    The Parent shall procure that a Contract Memo for any new employment contract in respect of a Drilling Unit is sent to the Agent within ~~ten~~ thirty (~~1~~30) Business Days of the entering into of such contract.

9.	General undertakings

Clause 23.23 (Investment Restrictions)

~~(a) Subject to Clause 23.15(a) (ii) and (iii) (Dividends Parent) and subject to (b) below, neither the Parent nor its Subsidiaries (other than the Drilling Unit Owner) shall make any investments and acquisitions unless:~~

~~(i) after giving effect to any such investment, the Parent and its Subsidiaries are in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the investment or acquisition made) compliance (evidenced by adjusted financial calculations taking into account any effect of the investment or acquisition made) with the Financial Covenants set out in Clause 22 (Financial Covenants) of this Agreement; and~~

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~~(ii) no Default is continuing or would result from the proposed investment and acquisition.~~

The Drilling Unit Owners shall not make any further investments or acquisitions, except for any capital expenditure or investments related to ordinary upgrade or maintenance work of their respective Drilling Units or otherwise in the ordinary course of business or in accordance with Clause 24.4 (Alteration to the Drilling Units).

10.	Events of Default

Clause 25.4 (Misrepresentations)

Any representation, warranty or statement made or deemed to be made by any of the Obligors in the Finance Documents or any other document delivered by or on behalf of the Obligors under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, provided that no Event of Default will occur under this Clause 25.4 if the event or circumstance giving rise to the representation, warranty or statement being incorrect or misleading is capable of remedy and is remedied within thirty (30) calendar days of the earlier of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

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ANNEX 4

GROUP WIDE RESTRICTIVE COVENANTS

ANNEX 4

Group Wide Restrictive Covenants

This Annex sets out the terms for the new Group-wide restrictive covenants that will apply from the Refinancing Closing Date.

The covenants set out in this Annex will replace the existing equivalent covenants in the Secured Facilities Agreements to the extent that those existing equivalent covenants currently apply on a Group-wide basis. The existing restrictive covenants in the Secured Facilities Agreements which apply only to the rig owning entities and charterers which are party to those Secured Facilities Agreements are not considered in this Annex and are proposed to remain in place subject to being updated and importantly, where applicable, made consistent in line with the separate regularising amendments proposed in the term sheets for the recapitalisation plan.

This Annex does not deal with the covenants that will be needed to reflect the operation of the cash pooling arrangements but it does set out how the cash pooling arrangements will impact the Group-wide restrictive covenants. References to the cash pooling arrangements in this Annex are to the arrangements contemplated in the Cash Pooling Term Sheet.

The Group-wide restrictive covenants are structured as follows:

•	There is a holding company covenant which applies to IHCo and which restricts IHCo to holding company activities and certain other limited activities.

•	Generally, the Group-wide covenants apply to restrict activities by any member of the Group subject to exceptions for:

•	Activities which can be undertaken by any member of the Seadrill Limited Group, the NSNCo Group and the RigCo Group

•	Activities which can be undertaken only by a member of the Seadrill Limited Group

•	Activities which can be undertaken only by a member of the NSNCo Group

•	Activities which can be undertaken only by a member of the RigCo Group in each case consistent with the structural limitations that have been agreed in the term sheets for the recapitalisation plan.

It should be noted that these Group-wide covenants have been drafted for the Secured Facilities Agreements and accordingly there will be covenants in the New Secured Notes indenture which directly or indirectly restrict the activities permitted under these Group-wide covenants.

It is anticipated that the Group-wide restrictive covenants set out in this Annex will be incorporated into the Secured Facilities Agreements and will apply from the Refinancing Closing Date. Importantly amendments or waivers of these covenants will be a matter for a majority representing over two thirds of the lenders under the Secured Facilities Agreements with reference to total outstanding commitments across the Secured Facilities Agreements (the “Supra Majority Lenders”).

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General definitions

“Additional Notes Issue” means any issue of New Secured Notes after the Refinancing Closing Date up to a maximum principal amount of New Secured Notes in issue at any time of USD1,000,000,000 (excluding any upsizing of the New Secured Notes representing the payment in kind or capitalisation of interest payments).

“Acquisition Basket Funding” means all funding of acquisitions or Rig Investments (as the case may be) under paragraph (D) of the definition of Permitted RigCo Group Acquisition, paragraph (C)(iv) of the definition of Permitted Parent Acquisition, paragraph (B)(x) of the definition of Permitted RigCo Group Rig Investment and paragraph (D) of the definition of Permitted Parent Rig Investment, and all equity contributions made for any Joint Ventures pursuant to paragraph (F) of the definition of Permitted Joint Venture Investment.

“Construction Cost” means, in respect of any drilling vessel, rig or other drilling unit, the full cost paid by members of the Group for the construction of such drilling vessel, rig or other drilling unit.

“First Leverage Threshold Date” means the first date on which Net Leverage for the RigCo Group when tested on any Quarter Date is less than 4x for two consecutive quarterly testing dates.1

“Group” means the Parent and its Subsidiaries from time to time.

“IHCo – RigCo Structure” means the structure of the Group to be implemented on or about the Refinancing Closing Date with the interposition of IHCo as a wholly owned subsidiary of the Parent and each of RigCo and NSNCo as wholly owned subsidiaries of IHCo, as more particularly described in the Structure Memorandum.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Net Consideration” means the consideration paid in connection with an acquisition which consideration is not funded by Financial Indebtedness provided by persons who are not members of the Group (other than a SDRL Debt Issue).

“Newbuild and Acquisitions Basket” means:

(i)

for the period from and including 1 January 2020, an aggregate amount from time to time equal to USD100,000,000 (or its equivalent in any other currency) less the amount of any liability (whether actual or contingent) assumed by any member of the RigCo Group as a result of the relevant Rig Investment or acquisition (other than in respect of a Newbuild) but only to the extent (as determined by the board of directors of the Parent (acting reasonably)) not reflected in the purchase price, adequately insured or indemnified by the seller(s);

[1]	There will be an ability to test Net Leverage on any Quarter Date for the purposes of determining whether the First Leverage Threshold Date and/or the Second Leverage Threshold Date has occurred.

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(ii)

for the period from and including 1 July 2021, an aggregate amount from time to time equal to USD200,000,000 (inclusive of the USD100,000,000 referred to in paragraph (i) above) (or its equivalent in any other currency) less the amount of any liability (whether actual or contingent) assumed by any member of the RigCo Group as a result of the relevant Rig Investment or acquisition (other than in respect of a Newbuild) but only to the extent (as determined by the board of directors of the Parent (acting reasonably)) not reflected in the purchase price, adequately insured or indemnified by the seller(s); or

(iii)

if the Second Leverage Threshold Date has occurred, an aggregate amount from time to time equal to USD600,000,000 (inclusive of the USD100,000,000 referred to in paragraph (i) above and the USD200,000,000 referred to in paragraph (ii) above (without double counting)) (or its equivalent in any other currency), less the amount of any liability (whether actual or contingent) assumed by any member of the RigCo Group as a result of the relevant Rig Investment or acquisition (other than in respect of a Newbuild) but only to the extent (as determined by the board of directors of the Parent (acting reasonably)) not reflected in the purchase price, adequately insured or indemnified by the seller(s), provided that RigCo Group liquidity (based on the calculations that apply to the RigCo Minimum Liquidity Requirement) is at least equal to the then applicable RigCo Minimum Liquidity Requirement (as defined in the Cash Pooling Term Sheet) plus USD250,000,000 at the time of and immediately following the making of the relevant payment on a pro forma basis and provided that, in the case of paragraphs (ii) and (iii) above, the following conditions are satisfied:

(a)	the Amortisation Conversion Election has not been exercised or if it has been exercised, the secured tranches created as a result of its exercise have been prepaid in full;

(b)	for every dollar which exceeds USD100,000,000, three dollars is or has been applied:

(A)	firstly, in repayment of PIK interest (if any) accrued under the Secured Facilities Agreements (on a pro rata basis across all Secured Facilities Agreements); and

(B)

secondly, in prepayment of the Secured Facilities Agreements (on a pro rata basis across all Secured Facilities Agreements, and applied against future amortisation payments in inverse chronological order), provided that any repayment or prepayment made pursuant to the cash sweep as described in section C2 of the Secured Facilities term sheet or as a condition to any IHCo Top-up Payments (regardless of the order in which such prepayments were applied against future payments) shall count towards this.

“Newbuild Basket Funding” means all Permitted Newbuild Contract Payments pursuant to the basket in paragraph (c) of the definition of Permitted Newbuild Contract Payments, all Newbuild Delivery Equity Contributions and all Newbuild JV Equity Contributions.

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“NSNCo Group” means NSNCo and its Subsidiaries from time to time.2

“NSN Security” means any Security Interest securing the New Secured Notes and permitted under the terms of the Intercreditor Agreement including any Security Interest securing the New Secured Notes created after the Refinancing Closing Date in accordance with the terms of the Intercreditor Agreement.

“Parent” means Seadrill Limited, any successor of Seadrill Limited or any entity, in each case, to which all or substantially all of Seadrill Limited’s material assets are directly or indirectly transferred and which becomes the holding company for IHCo and its Subsidiaries including the NSNCo Group and the RigCo Group (whereafter Seadrill Limited shall no longer constitute the Parent).

“Refinancing” means the refinancing to be implemented on or about the Refinancing Closing Date.

“RigCo Group” means RigCo and its Subsidiaries from time to time.

“SDRL Debt Issue” means:

(i)	any Additional Notes Issue; and

(ii)

any issue of any bond, note or other debt security and any loan made by a person that is not a member of the Group under any syndicated or bilateral facility, in each case where the obligors are only members of the Seadrill Limited Group and/or the NSNCo Group and which do not benefit from guarantees or Security Interests from IHCo or any member of the RigCo Group.

“SDRL Equity Issue” means any issue by the Parent after the Refinancing Closing Date of any share or stock (whether or not ordinary or preference), warrant or other equity or quasi equity instrument or equity linked instrument to any person which is not a member of the Group.

“Seadrill Limited Group” means the Parent and its Subsidiaries from time to time other than IHCo and its Subsidiaries.

“Second Leverage Threshold Date” means the first date on which Net Leverage for the RigCo Group when tested on any Quarter Date is less than 4x for four consecutive quarterly testing dates.

“Special Purpose Company” means a member of the Group which is not an obligor or security provider under any Secured Facilities Agreement, none of whose Financial Indebtedness retains the benefit of any guarantee, indemnity or other commitment from IHCo or any member of the RigCo Group (other than (a) another Special Purpose Company and (b) where the Special Purpose Company is itself a member of the RigCo Group, RigCo) in each case to assure the repayment of, or indemnify against loss in respect of non-payment of, that Financial Indebtedness.

[2]	Note: Subject to agreed hive down paper.

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“Structure Memorandum” means the memorandum describing the structure of the Group before and after implementation of the IHCo – RigCo Structure and the key steps envisaged to implement the same, capable of being relied upon by the finance parties under the Secured Facilities Agreements.

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1. Existing Newbuilds

Payments under Newbuild Contracts

The Parent shall not (and shall ensure that no other member of the Group shall) make any direct or indirect payment to any person who is not a member of the Group under any Newbuild Contract, other than a Permitted Newbuild Contract Payment, a payment arising pursuant to a Permitted Newbuild Investment or a payment consented to by the Supra Majority Lenders.

Taking delivery of Newbuilds

The Parent shall not (and shall ensure that no other member of the Group shall) take delivery of a Newbuild except pursuant to a Permitted Newbuild Investment.

Definitions

“Guaranteed Newbuild” means a drilling vessel, rig or other drilling unit which is the subject of a Guaranteed Newbuild Contract.

“Guaranteed Newbuild Contract” means each of the following contracts (as amended from time to time):

(i)	Construction Contract between Seadrill Libra Ltd and Daewoo Shipbuilding & Marine Engineering Co., Ltd in relation to West Libra;

(ii)	Construction Contract between Seadrill Aquila Ltd and Daewoo Shipbuilding & Marine Engineering Co., Ltd in relation to West Aquila;

(iii)	Construction Contract between Seadrill Dorado Ltd and Samsung Heavy Industries Co., in relation to West Dorado; and

(iv)	Construction Contract between Seadrill Draco Ltd and Samsung Heavy Industries Co., in relation to West Draco.

“Newbuild” means a drilling vessel, rig or other drilling unit which is the subject of a Newbuild Contract, including any Guaranteed Newbuild.

“Newbuild Contract” means all of the newbuild contracts of the Group existing on the Refinancing Closing Date (as amended from time to time), including the Guaranteed Newbuild Contracts.

“Permitted Newbuild Contract Payment” means any payment:

(A)	in respect of stacking costs of a Newbuild;

(B)	required to defer payment of an instalment otherwise due under a Newbuild Contract;

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(C)	made pursuant to or in settlement of any legally binding contractual term of a Newbuild Contract; and

(D)

of costs and expenses in respect of any Newbuild Contract which relates to the entering into of a Joint Venture agreement between the relevant member of the Group and the relevant shipyard (or associated person thereof) which is a Permitted Joint Venture Investment under paragraph (C) of the definition thereof and which is not, for the avoidance of doubt, the payment of any additional or final instalments with respect to such Newbuild Contract, provided that:

(a)	in respect of Guaranteed Newbuilds and Guaranteed Newbuild Contracts, the aggregate amount of:

(i)	the payments described in paragraphs (A) to (D) above not funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal; and

(ii)

the amount of equity contributions made to the relevant Special Purpose Company after the Refinancing Closing Date and funded in cash by members of the Group in connection with the delivery of any Guaranteed Newbuilds falling under paragraph (B)(vi)(x) of the definition of Permitted Newbuild Investment (the “Guaranteed Newbuild Delivery Equity Contributions”) or the entering into of a Permitted Joint Venture Investment by any member of the Group falling under paragraph (C)(i) of the definition of Permitted Joint Venture Investment (the “Guaranteed Newbuild JV Equity Contributions”) in each case other than those funded by the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal,

shall not exceed USD200,000,0003 (or its equivalent in any other currency);

(b)

to the extent not made pursuant to paragraph (a) above, prior to 1 January 2020, the aggregate amount of the payments described in paragraphs (A) to (D) above not funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal shall not exceed USD25,000,000 (or its equivalent in any other currency); or

(c)	to the extent not made pursuant to paragraph (a) above, from 1 January 2020, the aggregate amount of:

[3]

Basket to be reduced to the extent of amounts spent on such payments prior to the Refinancing Closing Date. Intercreditor Agreement to provide for the lenders under the Secured Facilities Agreements to be granted a first ranking pledge of the equity over the newbuild entity or a holding company of that newbuild entity limited in recourse to the amount of Group cash (pre-Refinancing Closing Date) or RigCo Group cash (post-Refinancing Closing Date) used pursuant to this basket. Second ranking pledge to be granted in favour of the New Secured Noteholders up to the amount of the secured obligations under the senior lenders’ security and first priority otherwise. Pledges to be released and retaken at a level high enough in the ownership structure so as to not prejudice any financing in respect of the newbuild at the time of such financing.

8

(i)

the payments described in paragraphs (A) to (D) above not funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal or pursuant to paragraph (a) above;

(ii)

the amount of equity contributions made to the relevant Special Purpose Company after the Refinancing Closing Date and funded in cash by members of the Group in connection with the delivery of any Newbuilds falling under paragraph (B)(vi)(z) of the definition of Permitted Newbuild Investment (the “Newbuild Delivery Equity Contributions”) or the entering into of a Permitted Joint Venture Investment by any member of the Group falling under paragraph (C)(iii) of the definition of Permitted Joint Venture Investment (the “Newbuild JV Equity Contributions”) in each case other than those funded by the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal; and

(iii)	Acquisitions Basket Funding, other than amounts funded by the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal,

shall not exceed the then applicable Newbuild and Acquisitions Basket.

The Secured Facilities Agreements will envisage a series of accounts and ledgers so that the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal can be ascertained at any time.

“Permitted Newbuild Investment” means a member of the Seadrill Limited Group or a member of the RigCo Group acquiring, financing and/or operating a Newbuild where:

(A)	the Supra Majority Lenders have consented to the same; or

(B)	each of the following conditions are satisfied:

(i)	each member of the Group which shall acquire, own, finance and/or charter that Newbuild is a Special Purpose Company and that Newbuild will be managed by Seadrill Management Ltd;

(ii)

the relevant Special Purpose Company first offers the lenders under the Secured Facilities Agreements the option to provide any required debt financing for the Newbuild on specified terms and, to the extent that the lenders under the Secured Facilities Agreements do not wish to provide the whole or any part of the debt financing on those terms, the relevant Special Purpose Company shall then be permitted to seek debt financing from other sources on substantially similar terms (and provided that, if there is a material change to such terms, the lenders under the Secured Facilities Agreements must be reoffered the option to provide the debt financing on such amended terms before the debt financing from other sources is entered into), provided in all cases that the amount of the Financial Indebtedness being provided does not exceed an amount equal to 80 per cent. of the lower of the purchase price, Construction Cost or market value (as determined by the board of directors of the Parent (acting reasonably)) of the relevant drilling unit, rig or vessel (“Permitted Newbuild Financing”);

9

(iii)

recourse in respect of such Permitted Newbuild Financing is limited to the relevant Special Purpose Company and any other Special Purpose Companies to be involved in the ownership, financing, chartering and/or operation of that Newbuild and their shares or other ownership interests and their respective assets and if applicable either a full or limited guarantee in respect of that Financial Indebtedness from the Parent and, where the relevant Special Purpose Company is a member of the RigCo Group, RigCo, provided that any entity serving as intragroup charterer for a Newbuild financed under such Permitted Newbuild Financing may provide a guarantee and security over earnings and other receivables and bank accounts relating solely to such Newbuild;

(iv)

where the relevant Special Purpose Company is a member of the RigCo Group, the Group’s latest available financial projections demonstrate that the RigCo Group will be in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the investment) compliance with the financial covenants under the Secured Facilities Agreements as and when they are to apply in the next 12 months and the Parent provides evidence of this to the Agents under the Secured Facilities Agreements;

(v)

where debt finance for the Newbuild is being incurred, a drilling contract has been agreed with respect to the Newbuild which is satisfactory to the board of directors of the Parent (acting reasonably) and the lenders providing the debt finance for the same; and

(vi)

any equity contribution provided by members of the Group to the Special Purpose Company in connection with that Newbuild after the Refinancing Closing Date which is not funded from the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal:

(x)

in respect of Guaranteed Newbuilds, when aggregated with (i) all other Guaranteed Newbuild Delivery Equity Contributions, (ii) all Permitted Newbuild Contract Payments pursuant to the basket in paragraph (a) of the definition of Permitted Newbuild Contract Payments and (iii) all Guaranteed Newbuild JV Equity Contributions, in each case without double counting and not funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal, shall not exceed USD200,000,000[4] (or its equivalent in any other currency);

(y)	to the extent not funded pursuant to paragraph (x) above, shall not be permitted prior to 1 January 2020; and

[4]	Basket to be reduced to the extent of amounts spent on such payments prior to the Refinancing Closing Date.

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(z)

to the extent not funded pursuant to paragraph (x) above, from 1 January 2020, when aggregated with (i) all other Newbuild Delivery Equity Contributions, (ii) all Permitted Newbuild Contract Payments pursuant to the basket in paragraph (c) of the definition of Permitted Newbuild Contract Payments, (iii) all Newbuild JV Equity Contributions and (iv) all Acquisitions Basket Funding, in each case not funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal, shall not exceed the then applicable Newbuild and Acquisitions Basket.

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2. Financial Indebtedness

The Parent shall not (and shall ensure that no other member of the Group shall) on or after the Refinancing Closing Date incur or allow to remain outstanding any Financial Indebtedness other than:

(A)	in the case of any member of the Seadrill Limited Group, any Permitted Group Financial Indebtedness or any Permitted Parent Financial Indebtedness;

(B)	in the case of any member of the NSNCo Group, any Permitted Group Financial Indebtedness or any Permitted NSNCo Financial Indebtedness;

(C)	in the case of any member of the RigCo Group, any Permitted Group Financial Indebtedness or any Permitted RigCo Group Financial Indebtedness; and

(D)

in the case of IHCo, to the extent permitted by the IHCo holding company undertaking and including, without limitation, Financial Indebtedness owed by IHCo to RigCo, NSNCo or a member of the Seadrill Limited Group.

Definitions

“Financial Indebtedness” means, without double counting, indebtedness for or in respect of any of the following (unless otherwise specified below, whether or not the same are required to be classified and accounted for as a liability on the face of the Group’s consolidated balance sheet in accordance with Accounting Principles):

(A)	moneys borrowed and debit balances at banks or other financial institutions;

(B)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(C)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(D)	the amount of any liability in respect of Finance Leases;

(E)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis under the Accounting Principles);

(F)

any derivative transaction (and, when calculating the value of that transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that transaction, that amount) shall be taken into account);

(G)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of any entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

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(H)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the final maturity date of any Secured Facilities Agreement or are otherwise classified as borrowings under the Accounting Principles;

(I)

any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question;

(J)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) otherwise classified as borrowings under the Accounting Principles; and

(K)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (A) to (J) above.

“Permitted Group Financial Indebtedness” means Financial Indebtedness which:

(A)

arises pursuant to the New Secured Notes and any Additional Notes Issue, together with any further upsizing of the New Secured Notes representing the payment in kind or capitalisation of interest payments, in each case to the extent permitted under the Intercreditor Agreement;

(B)

is outstanding under the Secured Facilities Agreements (as at the Refinancing Closing Date) including any increase in such Financial Indebtedness to the extent permitted under the Intercreditor Agreement;

(C)

is existing on the Refinancing Closing Date or arises pursuant to any legally binding commitment or arrangement existing or any facility available on the Refinancing Closing Date, including for the avoidance of doubt as a result of any exercise of the Amortisation Conversion Election;

(D)

is a refinancing of the whole or any part of the Financial Indebtedness referred to in paragraphs (A), (B), (C), (E), (F), (I), (J), (K), (L), (M) or (N) or is a refinancing of Financial Indebtedness refinancing that Financial Indebtedness, in each case where such refinancing is a Permitted Refinancing;

(E)

is an amount of any liability (i) under an advance or deferred purchase agreement if the agreement is in respect of the supply of assets or services, or (ii) arising under any commercial agreement or arrangement by virtue of the extension, deferral, reduction or other variation of payment terms, in each case in the ordinary course of business;

(F)	in respect of any person that becomes a member of the Group after the Refinancing Closing Date, is outstanding at the time such person becomes a member of the Group, provided that:

(i)	such Financial Indebtedness was not incurred in contemplation of such person becoming a member of the Group;

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(ii)

such Financial Indebtedness is not assumed or supported by any member of the Group other than (a) a Special Purpose Company, (b) the Parent, (c) any other member of the Seadrill Limited Group which is not an Obligor, (d) any member of the NSNCo Group or (e) RigCo where such person becomes a member of the RigCo Group; and

(iii)	the amount of such Financial Indebtedness is not increased except where such increase would otherwise constitute Permitted Financial Indebtedness;

(G)	arises from the endorsement of negotiable instruments in the ordinary course of trading;

(H)	arises under any derivative or hedging transaction which is entered into for hedging purposes and is not of a speculative nature;

(I)	arises pursuant to any Permitted Sale and Leaseback;

(J)

is incurred by a Special Purpose Company in connection with any Permitted Newbuild Investment, provided that the amount of such Financial Indebtedness does not exceed an amount equal to 80 per cent. of the lower of the purchase price, Construction Cost or market value (as determined by the board of directors of the Parent (acting reasonably)) of the Newbuild on the date of acquisition, and provided further that:

(i)

the relevant Special Purpose Company first offers the lenders under the Secured Facilities Agreements the option to provide such Financial Indebtedness on specified terms and, to the extent that the lenders under the Secured Facilities Agreements do not wish to provide the whole or any part of the debt financing on those terms, the relevant Special Purpose Company shall then be permitted to seek debt financing from other sources on substantially similar terms (and provided that, if there is a material change to such terms, the lenders under the Secured Facilities Agreements must be reoffered the option to provide the debt financing on such amended terms before the debt financing from other sources is entered into); and

(ii)

where the relevant Special Purpose Company is a member of the RigCo Group, the Group’s latest available financial projections demonstrate that the RigCo Group will be in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the transaction) compliance with the RigCo financial covenants under the Secured Facilities Agreements as and when they are to apply in the next 12 months and the Parent provides evidence of this to the Agents under the Secured Facilities Agreements, provided that any entity serving as intragroup charterer for a Newbuild may provide a guarantee and security over earnings and other receivables and bank accounts relating solely to such Newbuild;

(K)	is or arises under or pursuant to any Permitted Financial Support;

14

(L)

is or arises under or pursuant to any Permitted Joint Venture Investment, provided that the Group’s latest available financial projections demonstrate that the RigCo Group will be in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the transaction) compliance with the RigCo financial covenants under the Secured Facilities Agreements as and when they are to apply in the next 12 months taking into account the Permitted Joint Venture Investment and the Parent provides evidence of this to the Agents under the Secured Facilities Agreements;

(M)	arises pursuant to any SDRL Debt Issue;

(N)

is or arises pursuant to a refinancing of any debt amount under any Secured Facilities Agreement in respect of any Drilling Unit (under and as such term or equivalent term is defined in any Secured Facilities Agreement) provided that the allocated debt amount applicable to the relevant Drilling Unit under the relevant Secured Facilities Agreement (if applicable) is prepaid in full and the following conditions are satisfied:[5]

(i)

the relevant Drilling Unit Owner (under and as such term or equivalent term is defined in the relevant Secured Facilities Agreement) first offers the lenders under the Secured Facilities Agreements the option to provide the refinancing debt on specified terms and, to the extent that the lenders under the Secured Facilities Agreements do not wish to provide the whole or any part of the refinancing debt on those terms, the relevant Drilling Unit Owner shall then be permitted to procure refinancing debt from other sources on substantially similar terms (and provided that, if there is a material change to such terms, the lenders under the Secured Facilities Agreements must be reoffered the option to provide the refinancing debt on such amended terms before the refinancing debt from other sources is entered into), provided in all cases that the amount of the Financial Indebtedness being provided does not exceed an amount equal to 80 per cent. of the lower of the purchase price, Construction Cost or market value (as determined by the board of directors of the Parent (acting reasonably)) of the relevant Drilling Unit (as such term or equivalent term is defined in the relevant Secured Facilities Agreement) (a “Permitted Rig Refinancing”);

(ii)

recourse in respect of such Permitted Rig Refinancing is limited to the relevant Drilling Unit Owners and Obligors (in each case under and as such term or equivalent term is defined in the relevant Secured Facilities Agreement, prior to their release from such Secured Facilities Agreement) in respect of such Drilling Unit and any other members of the RigCo Group to be involved in the ownership, financing, chartering and/or operation of that Drilling Unit, and their shares or other ownership interests and their respective assets, and if applicable either a full or limited guarantee in respect of that Financial Indebtedness from the Parent and/or RigCo;

(iii)

the Group’s latest available financial projections demonstrate that the RigCo Group will be in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the investment) compliance with the financial covenants under the Secured Facilities Agreements as and when they are to apply in the next 12 months and the Parent provides evidence of this to the Agents under the Secured Facilities Agreements; and

[5]

The individual Secured Facilities Agreements will permit refinancing of debt allocated to specific rigs without consent provided that the allocated debt amount in respect of the relevant rig under the relevant Secured Facilities Agreement is prepaid in full and the aggregate refinancing proceeds are not less than 90% of the aggregate amount required to be prepaid. There will be a mechanism to ensure automatic release of the relevant rig owners, other obligors and security in the case of such a refinancing.

15

(iv)

a drilling contract has been agreed with respect to the Drilling Unit which is satisfactory to the board of directors of the Parent (acting reasonably) and the lenders providing the debt finance for the same;

(O)	arises pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the Group including, but not limited to, those operated by Seadrill Global Services Limited;

(P)	is owed by IHCo to RigCo, NSNCo or a member of the Seadrill Limited Group;

(Q)	is owed by a Special Purpose Company to a member of the Seadrill Limited Group in relation to the acquisition of a Newbuild;

(R)

is owed by a member of the Group to Seadrill Management Ltd, Seadrill Global Services Limited or Seadrill Insurance Ltd in relation to services provided by those companies in the ordinary course of business;[6]

(S)

any counter-indemnity obligation in respect of any letter of credit, bank guarantee or similar in respect of obligations or liabilities which constitute Financial Indebtedness provided that the outstanding liability under such counter-indemnities does not exceed in aggregate USD100,000,000 (or its equivalent in other currencies) at any time prior to 1 January 2020 and USD200,000,000 (or its equivalent in other currencies) at any time from 1 January 2020;

(T)

is pursuant to a facility or facilities entered into in order to manage the business or operations of the Group in particular jurisdictions (each a “Local Facility”) and incurred by a member of the Group other than RigCo incorporated, formed or operating in such jurisdiction where the outstanding amount of which does not exceed in aggregate USD30,000,000 (or its equivalent in any other currency) at any time;

(U)

is or arises under a guarantee from any member of the Group in respect of any member of the Group’s obligations under any derivative or hedging transaction which transaction constitutes Permitted Financial Indebtedness;

(V)	is consented to by the Supra Majority Lenders; or

(W)

is not permitted by the preceding paragraphs, is not Permitted Parent Financial Indebtedness, Permitted NSNCo Financial Indebtedness or Permitted RigCo Group Financial Indebtedness where the outstanding amount of which does not exceed in aggregate USD50,000,000 (or its equivalent in any other currency) at any time.

[6]

Other exceptions to be listed to enable service companies to continue to be able to operate and provide services to the Group and to conform to the exceptions contemplated in the Cash Pooling Term Sheet.

16

“Permitted NSNCo Financial Indebtedness” means Financial Indebtedness which:

(A)	is owed by one member of the NSNCo Group to another member of the NSNCo Group or to IHCo (provided that such Financial Indebtedness is in compliance with the Intercreditor Agreement);

(B)

is incurred by a member of the NSNCo Group where recourse in respect of such Financial Indebtedness is limited to members of the NSNCo Group and their shares or other ownership interests and their respective assets;

(C)

is a refinancing of the whole or any part of the Financial Indebtedness referred to in paragraphs (A) and (B), or is a refinancing of Financial Indebtedness refinancing that Financial Indebtedness, and in each case which is a Permitted Refinancing;

(D)	is or arises under a guarantee from any member of the NSNCo Group for or in respect of any Permitted Financial Indebtedness; or

(E)	arises from any netting, setting off, multi-account overdraft, group cash pool or group cash management arrangements relating only to members of the NSNCo Group.

“Permitted Parent Financial Indebtedness” means Financial Indebtedness which:

(A)

is owed by one member of the Seadrill Limited Group to another member of the Seadrill Limited Group or to IHCo (provided that such Financial Indebtedness is in compliance with the Intercreditor Agreement);

(B)

is or arises under any obligation in respect of Financial Indebtedness of one or more members of the Seadrill Limited Group which is assumed by or transferred or novated to another member of the Seadrill Limited Group;

(C)	is incurred in connection with any Permitted Parent Rig Investment, provided that:

(i)

the amount of such Financial Indebtedness does not exceed an amount equal to 80 per cent. of the lower of the purchase price, Construction Cost or market value (as determined by the board of directors of the Parent (acting reasonably)) of the drilling unit, rig, vessel, company, shares, business or undertaking (as applicable) on the date of acquisition; and

(ii)

the relevant member of the Seadrill Limited Group first offers the lenders under the Secured Facilities Agreements the option to provide such Financial Indebtedness on specified terms and, to the extent that the lenders under the Secured Facilities Agreements do not wish to provide the whole or any part of the debt financing on those terms, the relevant member of the Seadrill Limited Group shall then be permitted to seek debt financing from other sources on substantially similar terms (and provided that, if there is a material change to such terms, the lenders under the Secured Facilities Agreements must be reoffered the option to provide the debt financing on such amended terms before the debt financing from other sources is entered into);

17

(D)

is a refinancing of the whole or any part of the Financial Indebtedness referred to in paragraphs (A) to (C), or is a refinancing of Financial Indebtedness refinancing that Financial Indebtedness, and in each case which is a Permitted Refinancing;

(E)	is or arises under a guarantee from the Parent for or in respect of any Permitted Financial Indebtedness; or

(F)	arises from any netting, setting off, multi-account overdraft, group cash pool or group cash management arrangements relating only to members of the Seadrill Limited Group.

“Permitted Refinancing” means a refinancing of the whole or any part of the relevant Financial Indebtedness where the requirements of the Intercreditor Agreement relating to the refinancing of that Financial Indebtedness (where applicable) are complied with.

“Permitted RigCo Group Financial Indebtedness” means Financial Indebtedness which:

(A)	is owed by one member of the RigCo Group to another member of the RigCo Group or owed by RigCo to IHCo (provided that such Financial Indebtedness is in compliance with the Intercreditor Agreement);

(B)	is or arises under any obligation in respect of Financial Indebtedness of one or more members of the RigCo Group which is assumed by or transferred or novated to another member of the RigCo Group;

(C)	is incurred by a Special Purpose Company in connection with any Permitted RigCo Group Rig Investment, provided that:

(i)

the amount of such Financial Indebtedness does not exceed an amount equal to 80 per cent. of the lower of the purchase price, Construction Cost or market value (as determined by the board of directors of the Parent (acting reasonably)) of the drilling unit, rig, vessel, company, shares, business or undertaking (as applicable) on the date of acquisition;

(ii)

the relevant Special Purpose Company first offers the lenders under the Secured Facilities Agreements the option to provide such Financial Indebtedness on specified terms and, to the extent that the lenders under the Secured Facilities Agreements do not wish to provide the whole or any part of the debt financing on those terms, the relevant Special Purpose Company shall then be permitted to seek debt financing from other sources on substantially similar terms (and provided that, if there is a material change to such terms, the lenders under the Secured Facilities Agreements must be reoffered the option to provide the debt financing on such amended terms before the debt financing from other sources is entered into); and

(iii)

the Group’s latest available financial projections demonstrate that the RigCo Group will be in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the transaction) compliance with the RigCo financial covenants under the Secured Facilities Agreements as and when they are to apply in the next 12 months and the Parent provides evidence of this to the Agents under the Secured Facilities Agreements,

18

provided that any entity serving as intragroup charterer for such drilling unit, rig or vessel may provide a guarantee and security over earnings and other receivables and bank accounts relating solely to such drilling unit, rig or vessel;

(D)

is or arises under a guarantee from RigCo for or in respect of any Permitted Financial Indebtedness in connection with any Permitted Newbuild Investment, Permitted RigCo Group Rig Investment or Permitted RigCo Group Acquisition or where all of the obligors in respect of such Permitted Financial Indebtedness are members of the RigCo Group;

(E)

is or arises as a result of a member of the RigCo Group replacing another member of the RigCo Group as a rig owner or intra-group charterer in respect of a particular drilling unit, rig or vessel under the relevant Secured Facilities Agreement;

(F)

is or arises as a result of a member of the RigCo Group becoming an intra-group charterer in respect of a particular drilling unit, rig or vessel and acceding to the Secured Facilities Agreement under which that particular drilling unit, rig or vessel is financed as a guarantor;[7]

(G)

is a refinancing of the whole or any part of the Financial Indebtedness referred to in paragraphs (A) to (C) above, or is a refinancing of Financial Indebtedness refinancing that Financial Indebtedness and in each case which is a Permitted Refinancing; or

(H)	arises from any netting, setting off, multi-account overdraft, group cash pool or group cash management arrangements relating only to members of the RigCo Group.

“Permitted Sale and Leaseback” means any sale and leaseback, Finance Lease or similar transaction (a “Sale and Leaseback Transaction”) which involves:

(A)	any Sale and Leaseback Transaction undertaken by any member of the NSNCo Group and which does not involve any member of the Group (other than the NSNCo Group);

(B)

one or more drilling units, rigs or vessels being sold to one or more entities which then lease back the drilling units, rigs or vessels to a member of the Group or a Permitted Joint Venture Investment in which a member of the Group participates and which meets the following conditions:

(i)

the proceeds received by the drilling unit, rig or vessel owner before the Sale and Leaseback Transaction is implemented are sufficient to mandatorily prepay the allocated debt amount applicable to that drilling unit, rig or vessel under the relevant Secured Facilities Agreement in full and are so applied, in each case if applicable;

[7]

The Secured Facilities Agreements will be amended to include a mechanism for the release/accession of new entities in the circumstances described in this paragraph (F) and in paragraph (E) above, and the associated release and granting of security.

19

(ii)

any obligation on any member of the Group arising on maturity of that Sale and Leaseback Transaction to buy back the drilling unit, rig or vessel subject to it falls after the maturity date of the Secured Facilities Agreement under which that drilling unit, rig or vessel (if any) was previously financed;

(iii)	there is no Event of Default continuing at the time the Sale and Leaseback Transaction is entered into; and

(iv)

the Group’s latest available financial projections demonstrate that the RigCo Group will be in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the transaction) compliance with the financial covenants under the Secured Facilities Agreements as and when they are to apply in the next 12 months and the Parent provides evidence of this to the Agents under the Secured Facilities Agreements; or

(C)

any capital equipment, parts or other assets being sold to one or more entities which then lease back the capital equipment, parts or other assets (as applicable) to a member of the Group or a Permitted Joint Venture Investment in which a member of the Group participates and which meets the following conditions:

(i)	there is no Event of Default continuing at the time the Sale and Leaseback Transaction is entered into; and

(ii)

the Group’s latest available financial projections demonstrate that the RigCo Group will be in pro forma (“pro forma” meaning that the calculation of the financial covenants shall take into account any effect of the transaction) compliance with the financial covenants under the Secured Facilities Agreements as and when they are to apply in the next 12 months and the Parent provides evidence of this to the Agents under the Secured Facilities Agreements.

Drilling units, rigs and vessels which are subject to Permitted Sale and Leasebacks will no longer participate in the cross collateralisation at RigCo as they will be owned by the relevant lessor.

Financial Indebtedness permitted by these restrictions (taking into account which entity is incurring the Financial Indebtedness) will be “Permitted Financial Indebtedness”.

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3. Financial Support

The Parent shall not (and shall ensure that no other member of the Group shall) on or after the Refinancing Closing Date incur any obligation constituting Financial Support to or for the benefit of:

(A)	any of the Non-Consolidated Entities; or

(B)

any other person in whom the Parent has a direct or indirect ownership interest (in votes and/or shares) and who is not a member of the Group (together with the Non-Consolidated Entities, the “Relevant Entities”),

in each case save for Permitted Financial Support.

For these purposes, “incur” means issue, assume, guarantee or otherwise become liable for and the replacement, refinancing, amendment or extension of existing Financial Support the aggregate amount of which does not exceed the amount of the existing Financial Support so replaced, refinanced, amended or extended (and whether or not the replacement, refinanced, amended or extended Financial Support is the same type of instrument or obligation as the existing Financial Support) shall not be considered an incurrence.

Definitions

“Financial Support” means loans, guarantees, hedging, credits, indemnities, equity injections or equity contributions, or other similar form of credit or financial support.

“Non-Consolidated Entities” means, for so long as they are not members of the Group:

(A)	Seadrill Partners LLC;

(B)	Archer Limited;

(C)	Seamex Ltd;

(D)	Seabras Sapura Participacoes Limitada;

(E)	Seabras Sapura Holding GmbH;

(F)	Camburi Drilling BV;

(G)	Itaunas Drilling BV; and

(H)	Sahy Drilling BV,

and each of their respective Subsidiaries from time to time.

21

“Permitted Financial Support” means:

(A)

any Financial Support that any member of the Group is contractually or otherwise legally obliged to provide as at the Refinancing Closing Date[8] and any refinancing or extension of the same provided that there is no change to the provider of such Financial Support and the principal amount thereof is not increased and in relation to any refinancing or extension of the same the Parent uses its reasonable endeavours to keep the amount of the same to a minimum taking into account the interests of the Group and its creditors as well as its investment in the entity which is receiving the benefit of that Financial Support;

(B)	any Financial Support which is provided, procured, created or permitted to subsist in the ordinary course of trading of any member of the Group;

(C)

any Financial Support granted or arising pursuant to any Permitted Joint Venture Investment, including for the avoidance of doubt any Permitted Joint Venture Investment entered into in connection with a Newbuild;

(D)	any Financial Support which constitutes a Permitted Acquisition, a Permitted Disposal, a Permitted Sale and Leaseback, a Permitted Newbuild Investment or a Permitted Rig Investment;

(E)	any Financial Support arising pursuant to the provision of any administrative, accounting, management or operational services in the ordinary course of business of any member of the Group;

(F)

any Financial Support arising pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the Group including, but not limited to, those operated by Seadrill Global Services Limited;

(G)	any Financial Support provided by any member of the NSNCo Group to any Relevant Entity in which it has a direct or indirect equity or other ownership interest;

(H)	any Financial Support funded by the proceeds of a SDRL Equity Issue, SDRL Debt Issue, Permitted NSNCo Disposal, Permitted Parent Disposal or cash held by NSNCo and/or its Subsidiaries;

(I)	any Financial Support consented to by the Supra Majority Lenders; or

(J)	any Financial Support not permitted by the preceding paragraphs:

(i)	which the Parent considers (acting reasonably) is in the best interests of the Group;

[8]

Note: This is based on the obligations which currently exist. Any new Financial Support obligations entered into between the date of this Annex and the Refinancing Closing Date will need to be agreed if they are to be caught by this paragraph (A). For the avoidance of doubt, this will not restrict Financial Support provided prior to the Refinancing Closing Date pursuant to existing obligations, including but not limited to JV funding obligations.

22

(ii)	to the extent there are no available Net Realisation Proceeds after application to any mandatory offer as required by the New Secured Notes to fund such Financial Support;

(iii)

where to the extent outstanding amounts funded pursuant to this paragraph (J) by way of Junior Obligations Permitted Payments and not repaid to RigCo exceed USD25,000,000, such excess amounts are provided by way of loans from RigCo to IHCo (and contributed or loaned by IHCo to NSNCo) in accordance with the cash pooling arrangements and repaid from Net Realisation Proceeds or amounts released from the NSN Escrow Amount in accordance with the terms of the Intercreditor Agreement [9] (but for the avoidance of doubt this shall not restrict the form of Financial Support to the Relevant Entity); and[10]

(iv)

the cumulative outstanding amount of which (excluding any outstanding amounts funded pursuant to this paragraph (J) by way of Junior Obligations Permitted Payments which have subsequently been repaid to RigCo from Net Realisation Proceeds or amounts released from the NSN Escrow Amount in accordance with the terms of the Intercreditor Agreement) does not exceed:

(x)	USD75,000,000 (or its equivalent in any other currency) in aggregate for the Group at any time; or

(y)

USD100,000,000, provided that for every dollar which exceeds USD75,000,000, one dollar has been released to IHCo from NSNCo or from assets held by NSNCo or a member of the NSNCo Group or subject to NSN Security, including the proceeds of any disposal of, or cashflows from, assets held by a member of the NSNCo Group or assets subject to NSN Security,[11]

provided that, prior to any such Financial Support being provided, the Parent shall procure that each relevant member of the NSNCo Group uses its reasonable endeavours to take steps available to it to avoid the need for such Financial Support taking into account the interests of the Group and its creditors as well as the investment in the Relevant Entity which is receiving the benefit of that Financial Support.

[9]

Intercreditor Agreement to provide that any RigCo cash used for basket over USD25m to be repaid to the extent of (i) available Net Realisation Proceeds under the New Secured Notes after application to any mandatory offer as required by the New Secured Notes and (ii) amounts released from the NSN Escrow Amount in accordance with the New Secured Notes but not yet released to IHCo.

[10]	It is anticipated that such financial support will be funded by way of loan to IHCo from RigCo. IHCo will then on-loan or otherwise contribute the amounts to NSNCo.
[11]	Use of IHCo cash first, before RigCo cash can be used, is covered in the Junior Obligations Permitted Payments in the Cash Pooling Term Sheet.

23

4. Negative Pledge

The Parent shall not (and shall ensure that no other member of the Group shall) on or after the Refinancing Closing Date create or permit to subsist any Security Interest over any of its assets other than:

(A)	in the case of any member of the Seadrill Limited Group, any Permitted Parent Security or any Permitted Group Security;

(B)	in the case of any member of the NSNCo Group, any Permitted NSNCo Security or any Permitted Group Security;

(C)	in the case of any member of the RigCo Group, any Permitted RigCo Group Security or any Permitted Group Security; and

(D)	in the case of IHCo, the Security Interests specified in the Intercreditor Agreement.

The Parent shall procure that no member of the RigCo Group shall permit to subsist cash collateral or collateral over Cash Equivalents provided by members of the RigCo Group in an aggregate amount in excess of USD125,000,000 (or its equivalent in other currencies) at any time under, in respect of or in connection with any counter-indemnity obligation in respect of any letter of credit, bank guarantee or similar provided on behalf of any member of the Group, other than up to USD85,000,000 (or its equivalent in other currencies) in connection with any unpaid Tax where the liability to pay such Tax is being contested in good faith.

Definitions

“Permitted Group Security” means:

(A)	any Security Interest existing on the Refinancing Closing Date or any Security Interest legally required to be created under arrangements existing on the Refinancing Closing Date;

(B)	any rights of set-off arising in respect of any member of the Group in the ordinary course of its business and not securing Financial Indebtedness;

(C)	any lien arising by operation of law and in the ordinary course of business and not as a result of any default or omission by any member of the Group;

(D)	any Security Interest arising in connection with any unpaid Tax where the liability to pay such Tax is being contested in good faith by appropriate proceedings;

(E)	any Security Interest arising under any court order or injunction or for costs arising in connection with any litigation or court proceedings being contested by any member of the Group in good faith;

24

(F)	any payment or close out netting or set-off arrangement pursuant to any derivative or hedging transaction entered into by any member of the Group constituting Permitted Financial Indebtedness;

(G)

any cash collateral provided under, in respect of or in connection with any counter-indemnity obligation in respect of any letter of credit, bank guarantee or similar provided on behalf of any member of the Group in respect of obligations other than for the repayment of Financial Indebtedness;

(H)

any cash collateral provided under, in respect of or in connection with any counter-indemnity obligation in respect of any letter of credit, bank guarantee or similar not falling within paragraph (G) above and funded with:

(i)	the proceeds of any SDRL Equity Issue and/or SDRL Debt Issue;

(ii)	the cash available within the Seadrill Limited Group;

(iii)	the proceeds of a Permitted Parent Disposal;

(iv)	cash held by NSNCo and/or its Subsidiaries; and/or

(v)	the proceeds of a Permitted NSNCo Disposal.

(I)

any cash collateral provided under, in respect of or in connection with any counter-indemnity obligation in respect of any letter of credit, bank guarantee or similar not falling within paragraphs (G) or (H) above in an aggregate amount not to exceed USD100,000,000 (or its equivalent in other currencies) at any time prior to 1 January 2020 and USD200,000,000 (or its equivalent in other currencies) at any time from 1 January 2020;

(J)

any Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to any member of the Group in the ordinary course of business;

(K)	any Security Interest instituted by or arising under any lease, charter or hire purchase arrangement entered into in the ordinary course of business;

(L)	any “Permitted Encumbrance” (or equivalent term as applicable) permitted to subsist or arise under any Secured Facilities Agreement;

(M)

deposits or grants of any other Security Interest to secure the performance of any bid, commercial contracts, leases, intellectual property rights, insurance contracts, surety bonds, performance bonds, import duties or tax liabilities or like obligations or to secure any public, statutory or regulatory obligations, in each case incurred in the ordinary course of business;

(N)	any Security Interest securing Financial Indebtedness of any member of the Group incurred to finance the acquisition of fixed or capital assets provided that:

25

(i)	such Security Interest shall be created substantially simultaneously with the acquisition of such fixed or capital assets;

(ii)	such Security Interest does not at any time encumber any assets other than the assets the acquisition of which was financed by such Financial Indebtedness; and

(iii)

the amount of Financial Indebtedness secured thereby is not increased (other than pursuant to the instrument under which such encumbrance was created or to the extent that such increase in Financial Indebtedness would constitute Permitted Financial Indebtedness);

(O)

any Security Interest securing Financial Indebtedness existing on any property or assets at the time of its acquisition by a member of the Group or existing on property or assets of any person that becomes a member of the Group after the date hereof at the time such person becomes a member of the Group, provided that:

(i)	the Financial Indebtedness was not created in contemplation of such acquisition;

(ii)

in the case of a Security Interest existing on any property or assets acquired by a member of the Group, the Financial Indebtedness secured thereby is assumed by the relevant acquiring member of the Group and no other person or, in the case of a Security Interest on property or assets of a person who becomes a member of the Group, is not assumed or supported by any other member of the Group (other than the Parent);

(iii)	no such Security Interest is extended to cover any additional property or assets except to the extent that such extension would constitute Permitted Security; and

(iv)

the amount of Financial Indebtedness secured thereby is not increased (other than pursuant to the instrument under which such Security Interest was created or to the extent that such increase in Financial Indebtedness would constitute Permitted Financial Indebtedness);

(P)	any Security Interest on the property of any member of the Group in favour of the landlord of such property securing licences, subleases or leases (including rental deposits);

(Q)	any attachment or judgment Security Interest or Security Interest otherwise arising as a result of legal proceedings and assessments by authorities not constituting an Event of Default;

(R)	any Security Interest securing any refinancing constituting Permitted Financial Indebtedness;

(S)	any Security Interest securing Financial Indebtedness under the Secured Facilities Agreements;

(T)	any NSN Security;

26

(U)

any Security Interest created over any shares or other ownership interests in, or debts or other obligations of, a Special Purpose Company to secure Financial Indebtedness of that Special Purpose Company and/or any other Special Purpose Company with rights or liabilities in relation to the same drilling unit(s), rig(s) or vessel(s);

(V)	any Security Interest over any of the property or assets of a Special Purpose Company;

(W)	any Security Interest securing Financial Indebtedness incurred in connection with a Permitted Newbuild Investment;

(X)	any Security Interest arising in connection with a Permitted Sale and Leaseback;

(Y)

any Security Interest incurred in the ordinary course of business arising from the drydocking or maintenance of drilling unit(s), rig(s) or vessel(s), the furnishing of supplies and bunkers to drilling unit(s), rig(s) or vessel(s), repairs and improvements to drilling unit(s), rig(s) or vessel(s), crews’ wages, maritime liens and liens for salvage;

(Z)	any Security Interest securing Local Facilities the outstanding principal amount of which does not exceed in aggregate USD30,000,000 (or its equivalent in any other currency); or

(AA)	any Security Interest consented to by the Supra Majority Lenders.

“Permitted NSNCo Security” means:

(A)

any netting or set-off arrangement entered into by any member of the NSNCo Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the NSNCo Group (including as part of any multi-account overdraft, group cash pool or group cash management arrangements); and

(B)	any Security Interest over the shares or other ownership interests in, or the property and assets of, any member of the NSNCo Group.

“Permitted Parent Security” means:

(A)	any Security Interest on any property or assets of a member of the Seadrill Limited Group granted in favour of another member of the Seadrill Limited Group;

(B)

any netting or set-off arrangement entered into by any member of the Seadrill Limited Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Seadrill Limited Group (including as part of any multi-account overdraft, group cash pool or group cash management arrangements);

(C)

any Security Interest securing Financial Indebtedness incurred to finance any Permitted Parent Rig Investment, or any derivative or hedging transaction which is entered into for hedging purposes in respect of such Financial Indebtedness, where such Security Interest does not at any time encumber any assets other than shares or other

27

ownership interests in, or the property and assets of, members of the Seadrill Limited Group which are not Obligors and where such Security Interest is not otherwise prohibited under the terms of the Secured Facilities Agreements, including the assets the acquisition of which was financed by such Financial Indebtedness; or

(D)

any Security Interest on any property or assets of a member of the Seadrill Limited Group in addition to that permitted under the previous paragraphs, and which is not Permitted Group Security, securing Financial Indebtedness the outstanding principal amount of which (when aggregated with (i) the outstanding principal amount of any other Financial Indebtedness which has the benefit of any Security Interest given by any member of the Seadrill Limited Group (other than any permitted under paragraphs (A) to (C) above or which is a Permitted Group Security) and (ii) the outstanding principal amount of any Financial Indebtedness which has the benefit of any Security Interest given by any member of the RigCo Group (other than any permitted under paragraphs (A) to (D) of the definition of “Permitted RigCo Group Security” or which is Permitted Group Security) does not exceed in aggregate USD50,000,000 (or its equivalent in any other currency).

“Permitted RigCo Group Security” means:

(A)	any Security Interest on any property or assets of a member of the RigCo Group granted in favour of another member of the RigCo Group;

(B)

any netting or set-off arrangement entered into by any member of the RigCo Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the RigCo Group (including as part of any multi-account overdraft, group cash pool or group cash management arrangements);

(C)

any Security Interest securing Financial Indebtedness incurred to finance any Permitted RigCo Group Rig Investment or Permitted RigCo Group Acquisition, or any derivative or hedging transaction which is entered into for hedging purposes in respect of such Financial Indebtedness, where such Security Interest does not at any time encumber any assets other than shares or other ownership interests in, or the property and assets of, the relevant Special Purpose Companies and/or the assets the acquisition of which was financed by such Financial Indebtedness;

(D)

any guarantee and/or security over earnings and other receivables and bank accounts granted by a company acting solely as intragroup charterer and relating solely to a rig, drilling unit or other vessel, granted to secure the financing of that rig, drilling unit or vessel; or

(E)

any Security Interest on any property or assets of a member of the RigCo Group in addition to that permitted under the previous paragraphs, and which is not Permitted Group Security, securing indebtedness the outstanding principal amount of which (when aggregated with (i) the outstanding principal amount of any other Financial Indebtedness which has the benefit of any Security Interest given by any member of the RigCo Group (other than any permitted under paragraphs (A) to (D) above or which is Permitted Group Security) and (ii) the outstanding principal amount of any Financial

28

Indebtedness which has the benefit of any Security Interest given by any member of the Seadrill Limited Group (other than any permitted under paragraphs (A) to (C) of the definition of “Permitted Parent Security” or which is Permitted Group Security) does not exceed in aggregate USD50,000,000 (or its equivalent in any other currency).

“Security Interest” means any mortgage, charge (whether fixed or floating), pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having similar effect.

A Security Interest permitted by these restrictions will be “Permitted Security”.

29

5. Disposals

The Parent shall not (and shall ensure that no other member of the Group shall) on or after the Refinancing Closing Date enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose (a “Disposal”) of any asset other than:

(A)	in the case of any member of the Seadrill Limited Group, any Permitted Parent Disposal or any Permitted Group Disposal;

(B)	in the case of any member of the NSNCo Group, any Permitted NSNCo Disposal or any Permitted Group Disposal;

(C)	in the case of any member of the RigCo Group, any Permitted RigCo Group Disposal or any Permitted Group Disposal; and

(D)	in the case of IHCo, to the extent permitted by the IHCo holding company undertaking.

Definitions

“Permitted Group Disposal” means any Disposal:

(A)	of trading stock made by any member of the Group in the ordinary course of business of the disposing entity;

(B)	to give effect to the IHCo—RigCo Structure;

(C)	of assets in exchange for other assets (other than drilling units, rigs, vessels or shares) comparable or superior as to type, value and quality;

(D)	of obsolete or redundant vehicles, plant and equipment for cash;

(E)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(F)

of any capital equipment or spare parts relating to, or to be used in connection with, any drilling unit, rig or vessel (but not any drilling unit, rig or vessel itself) either (i) in exchange for other capital equipment or spare parts required by the member of the Group making the disposal or (ii) pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the Group including, but not limited to, those operated by Seadrill Global Services Limited;

(G)	which is the application of cash not otherwise prohibited by the terms of the Secured Facilities Agreements;

(H)

which is the granting of any licence of intellectual property or lease or licence in each case in the ordinary course of business or otherwise where the board of directors of the Parent (acting reasonably) considers this to be in the best interests of the Group;

30

(I)	in connection with a Permitted Sale and Leaseback;

(J)	of assets pursuant to the creation of any Security Interest not otherwise prohibited under the terms of the Secured Facilities Agreements;

(K)	which is the granting of any lease, drilling contract, charter, bareboat charter or operating lease or any licence, in each case entered into in the ordinary course of business;

(L)	pursuant to a Permitted Joint Venture Investment in which a member of the Group participates in circumstances not otherwise prohibited by the terms of the Secured Facilities Agreements;

(M)	resulting from the unwinding of a Permitted Joint Venture Investment entered into or acquired pursuant to paragraph (B)(i) of the definition of Permitted Joint Venture Investment;[12]

(N)

of any interest held by a member of the Group in a Permitted Joint Venture Investment or any Non-Consolidated Entity on arm’s length terms for what the board of directors of the Parent (acting reasonably) considers to be fair value;

(O)

of any Drilling Unit, the shares in any Obligor or Drilling Unit Owner (in each case under and as such term or equivalent term is defined in any Secured Facilities Agreement) or any asset subject to a Security Interest created under or in connection with a Secured Facilities Agreement, in the case of any Drilling Unit or Drilling Unit Owner provided that the allocated debt amount applicable to the relevant Drilling Unit under the relevant Secured Facilities Agreement (if applicable) is prepaid in full[13];

(P)

of any Rig Investment on arm’s length terms for what the board of directors of the Parent (acting reasonably) considers to be fair value, provided that where any financing in respect of such Rig Investment benefits from a guarantee from RigCo, either such guarantee is released or the proceeds received for such disposal are sufficient to prepay the relevant financing in full (and are so applied); or

(Q)	consented to by the Supra Majority Lenders.

“Permitted NSNCo Disposal” means any Disposal of any asset by a member of the NSNCo Group or which is the subject of NSN Security.

[12]

The intention of this paragraph is to address, by way of example, the unwinding of joint venture arrangements originally entered into for local content rules purposes where those rules no longer have to be complied with either because of a change in law or because the rig is moved out of the relevant jurisdiction.

[13]

The individual Secured Facilities Agreements will permit disposals of rigs and rig owners and related charterers without consent provided that the allocated debt amount in respect of the relevant rig under the relevant Secured Facilities Agreement is prepaid in full and the aggregate consideration received on the sale of any rig is not less than 90% of the aggregate amount required to be prepaid. There will be a mechanism to ensure automatic release of security in the case of such a disposal.

31

“Permitted Parent Disposal” means any Disposal of any asset by a member of the Seadrill Limited Group:

(A)	to another member of the Seadrill Limited Group or to IHCo or to any member of the NSNCo Group or the RigCo Group; or

(B)

not falling within paragraph (A) above and not being a Permitted Group Disposal or a Disposal of shares in IHCo provided that the Disposal is made on arm’s length terms for what the board of directors of the Parent (acting reasonably) considers to be fair value.

“Permitted RigCo Group Disposal” means any Disposal of any asset by a member of the RigCo Group:

(A)	to another member of the RigCo Group; or

(B)

not falling within paragraph (A) above and not being a Drilling Unit, the shares of any Obligor or any Drilling Unit Owner (in each case under and as such term or equivalent term is defined in any Secured Facilities Agreement) or any asset subject to a Security Interest created under or in connection with a Secured Facilities Agreement or a Permitted Group Disposal provided that:

(i)	the Disposal is made on arm’s length terms for what the board of directors of RigCo (acting reasonably) considers to be fair value; and

(ii)	the net consideration receivable (when aggregated with the net consideration receivable for any other such Disposal) does not exceed in any financial year of the Parent:

(a)	at any time before the First Leverage Threshold Date, an amount equal to USD10,000,000 (or its equivalent in any other currency); and

(b)	at any time after the First Leverage Threshold Date, an amount equal to USD50,000,000 (or its equivalent in any other currency).

A Disposal permitted by these restrictions (taking into account which entity is making the Disposal) will be a “Permitted Disposal”.

32

6. Company Acquisitions

The Parent shall not (and shall ensure that no other member of the Group shall) on or after the Refinancing Closing Date acquire a company or any shares (or similar equity investments) or a business or undertaking (or, in each case, any interest in any of them) not constituting a Rig Investment or the acquisition of a Newbuild (a “Company Acquisition”), save for:

(A)	in the case of any member of the Seadrill Limited Group, any Permitted Parent Acquisition or any Permitted Group Acquisition;

(B)	in the case of any member of the NSNCo Group, any Permitted NSNCo Acquisition or any Permitted Group Acquisition;

(C)	in the case of any member of the RigCo Group, any Permitted RigCo Group Acquisition or any Permitted Group Acquisition; and

(D)	in the case of IHCo, to the extent permitted by the IHCo holding company undertaking.

Definitions

“Permitted Group Acquisition” means:

(A)

any incorporation of a company with limited liability which on incorporation becomes a member of the Group or the acquisition of a shelf company having no material assets or liabilities at the time of acquisition;

(B)	any acquisition to give effect to the IHCo – RigCo Structure;

(C)	any acquisition which arises pursuant to any legally binding obligation, commitment or arrangement of any member of the Group existing on the Refinancing Closing Date;

(D)

any acquisition of securities from any director, officer or other employee of any member of the Group in connection with the termination of that person’s employment or repurchase of any options granted in the course of that person’s employment;

(E)	any acquisition pursuant to the operation of any management incentive scheme of the Group or any part thereof from time to time in operation;

(F)	any acquisition which arises pursuant to the provision of Permitted Financial Support;

(G)	any acquisition of an interest in a Joint Venture or acquisition by a Joint Venture vehicle, in each case as part of implementing any Permitted Joint Venture Investment;

33

(H)	any acquisition resulting from the unwinding of a Permitted Joint Venture Investment which is not a Non-Consolidated Entity;[14]

(I)	any acquisition consented to by the Supra Majority Lenders;

(J)

prior to 1 January 2020, any single acquisition not forming part of a wider series of acquisitions where the consideration paid by members of the Group (or where it does form part of a wider series of acquisitions where the total consideration paid by members of the Group) for that acquisition and any related acquisition of which that acquisition is part does not exceed USD5,000,000 (or its equivalent in any other currency), and when aggregated with the consideration paid by members of the Group for any other acquisitions under this paragraph (J) does not exceed USD20,000,000 (or its equivalent in any other currency); or

(K)

any other acquisition to the extent the Net Consideration payable by any member of the Group is settled by a SDRL Equity Issue or funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal and where any other funding of the Net Consideration for that acquisition (if any) falls within one of the other paragraphs of this definition.

“Permitted Joint Venture Investment” means:

(A)	any Joint Venture existing on the Refinancing Closing Date to which a member of the Group is a party;

(B)

any Joint Venture to be entered into or Joint Venture stake to be acquired by a member of the Group (other than a member of the NSNCo Group except in respect of a Non-Consolidated Entity or Joint Venture existing on the Refinancing Closing Date) where the purpose of entering into the Joint Venture or acquiring the Joint Venture stake is (a) to enable the Group to access additional markets or increase its presence in a particular market, (b) to enable the Group to secure drilling contracts from a counterparty who is only willing or permitted by law to grant those drilling contracts pursuant to or as part of implementing a Joint Venture with the Group, or (c) otherwise a purpose that the board of directors of the Parent (acting reasonably) considers to be in the best interests of the Group and where the Parent provides details to the Agents under the Secured Facilities Agreements explaining the business rationale for the same and in each case, either:

(i)

entering into or acquiring or increasing a stake in such Joint Venture is required by law in order to enable the Group to operate/charter a drilling unit, rig or vessel in a particular jurisdiction, provided that the Joint Venture is at all times a Subsidiary of the Parent and, where the Joint Venture involves a member of the Group whose shares are secured in favour of the lenders under a Secured Facilities Agreement, the consent of the requisite lenders under that Secured Facilities Agreement has been obtained;[15] or

[14]

The intention of this paragraph is to address, by way of example, the unwinding of joint venture arrangements originally entered into for local content rules purposes where those rules no longer have to be complied with either because of a change in law or because the rig is moved out of the relevant jurisdiction.

[15]

The intention of this paragraph is to permit the operation of rigs in jurisdictions where local content rules mean that by law a certain percentage of the rig owner must be owned by a local partner. The details of such arrangements would need to be considered on an individual Secured Facilities Agreement basis, including the impact on any existing security arrangements, but this should not be restricted by the Group-wide covenants as it is important for the Group to be able to deploy rigs in various jurisdictions.

34

(ii)	the following conditions are satisfied:

(a)

the interest of the Group in the Joint Venture is proportionate with the value of assets or capital contributed to such Joint Venture by the relevant member(s) of the Group (and for these purposes, any deferred consideration payable by the relevant Joint Venture or any third party investor in the relevant Joint Venture may be taken into account as part of the interest in the Joint Venture when determining whether such interest is proportionate);

(b)

any equity contributions made by any member of the Group to the Joint Venture in cash are funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal;

(c)	there is no Event of Default continuing at the time the Joint Venture is entered into; and

(d)

where any rigs or drilling units of the Group are being transferred to such Joint Venture, the portion of the amounts outstanding in respect of those rigs or drilling units under the relevant Secured Facilities Agreement(s) is prepaid if and to the extent required in accordance with the terms of that/those Secured Facilities Agreement(s);

(C)

any Joint Venture entered into by a member of the Group (other than a member of the NSNCo Group) in connection with any Newbuild Contract in order to avoid the Group having to take delivery of the relevant Newbuild pursuant to a legally binding contractual term of the Newbuild Contract, provided that any equity contribution made by any member of the Group after the Refinancing Closing Date and funded in cash in connection with such Joint Venture which is not funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal:

(i)

in respect of Guaranteed Newbuilds and Guaranteed Newbuild Contracts, when aggregated with (a) all other Guaranteed Newbuild JV Equity Contributions, (b) all Guaranteed Newbuild Delivery Equity Contributions and (c) all Permitted Newbuild Contract Payments pursuant to the basket in paragraph (a) of the definition of Permitted Newbuild Contract Payments, in each case to the extent not funded with the proceeds of a SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal, shall not exceed USD200,000,000 [16] (or its equivalent in any other currency);

[16]	Basket to be reduced to the extent of amounts spent on such payments prior to the Refinancing Closing Date.

35

(ii)	to the extent not funded pursuant to paragraph (i) above, shall not be permitted prior to 1 January 2020; and

(iii)

to the extent not funded pursuant to paragraph (i) above, from 1 January 2020, when aggregated with (a) all other Newbuild JV Equity Contributions, (b) all Newbuild Delivery Equity Contributions, (c) all Permitted Newbuild Contract Payments pursuant to the basket in paragraph (c) of the definition of Permitted Newbuild Contract Payments and (d) all Acquisitions Basket Funding, in each case to the extent not funded with the proceeds of a SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal, shall not exceed the then applicable Newbuild and Acquisitions Basket;

(D)

any Joint Venture to the extent the equity contributions made by any member of the Group are funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal;

(E)	any other Joint Venture entered into by a member of the Seadrill Limited Group either:

(a)	not falling within paragraphs (A) to (D) above where the equity contribution made by members of the Seadrill Limited Group for that Joint Venture; or

(b)

only partly falling within one of paragraphs (A) to (D) above where any equity contribution made by members of the Seadrill Limited Group for that Joint Venture which is not funded as contemplated by the relevant paragraph(s) of this definition, is funded with:

(x)

cash held by any members of the Seadrill Limited Group (being the proceeds of any SDRL Equity Issues or SDRL Debt Issues and cashflows from assets held by or acquisitions and investments made by any member of the Seadrill Limited Group) other than restricted cash (including cash transferred from IHCo to Seadrill Limited) which is subject to the USD25,000,000 cap under the cash pooling arrangements[17]; and/or

(y)	the proceeds of a Permitted Parent Disposal or a Permitted NSNCo Disposal;

(F)	any other Joint Venture entered into by a member of the RigCo Group either:

(a)	not falling within paragraphs (A) to (D) above where the equity contribution made by members of the RigCo Group for that Joint Venture, or

[17]	Restricted amounts transferred from IHCo to Seadrill Limited and which are subject to the USD25m cap will be paid into a separate bank account for identification purposes.

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(b)

only partly falling within one of paragraphs (A) to (D) above where any equity contribution made by members of the RigCo Group for that Joint Venture which is not funded as contemplated by the relevant paragraph(s) of this definition, when aggregated with:

(1)	all Newbuild Basket Funding;

(2)	the Net Consideration paid by any member of the Seadrill Limited Group in respect of any Permitted Parent Acquisition (to the extent funded pursuant to paragraph (C)(iv) of the definition thereof)

(3)	the Net Consideration paid by any member of the Seadrill Limited Group in respect of any Permitted Parent Rig Investment (to the extent funded pursuant to paragraph (D) of the definition thereof);

(4)	the equity contribution made for any other Joint Ventures falling under this paragraph (F);

(5)	the Net Consideration paid for any Permitted RigCo Group Acquisition falling under paragraph (D) of the definition of “Permitted RigCo Group Acquisition”; and

(6)	the Net Consideration paid for any Permitted RigCo Group Rig Investment falling under paragraph (B)(x) of the definition of “Permitted RigCo Group Rig Investment”,

does not at any time exceed an amount equal to the then applicable Newbuild and Acquisitions Basket; or

(G)	any other Joint Venture entered into by a member of the NSNCo Group either:

(a)	not falling within paragraphs (A) to (D) above where the equity contribution made by a member of the NSNCo Group for that Joint Venture, or

(b)

only partly falling within one of paragraphs (A) to (D) above where any equity contribution made by a member of the NSNCo Group for that Joint Venture which is not funded as contemplated by the relevant paragraph(s) of this definition, is funded with:

(x)	cash held by NSNCo and/or its Subsidiaries; and/or

(y)	the proceeds of a Permitted NSNCo Disposal.

“Permitted NSNCo Acquisition” means:

(A)	any acquisition by a member of the NSNCo Group from, or of shares or similar equity investments issued by, another member of the NSNCo Group; or

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(B)	any acquisition by a member of the NSNCo Group to the extent the Net Consideration payable is funded with:

(i)	cash held by NSNCo and/or its Subsidiaries; and/or

(ii)	the proceeds of a Permitted NSNCo Disposal.

“Permitted Parent Acquisition” means:

(A)	any acquisition from, or of shares or similar equity investments issued by, another member of the Seadrill Limited Group;

(B)	any acquisition by the Parent of shares or similar equity instruments issued by IHCo; or

(C)	any acquisition to the extent the Net Consideration payable by any member of the Seadrill Limited Group is settled by a SDRL Equity Issue or funded with:

(i)

cash held by any members of the Seadrill Limited Group (being the proceeds of any SDRL Equity Issues or SDRL Debt Issues and cashflows from assets held by or acquisitions and investments made by any member of the Seadrill Limited Group) other than restricted cash (including cash transferred from IHCo to Seadrill Limited) which is subject to the USD25,000,000 cap under the cash pooling arrangements[18];

(ii)	the proceeds of any SDRL Equity Issue or SDRL Debt Issue;

(iii)	the proceeds of a Permitted Parent Disposal or a Permitted NSNCo Disposal; and/or

(iv)	any available amount in respect of the then applicable Newbuild and Acquisitions Basket.

“Permitted RigCo Group Acquisition” means:

(A)	any acquisition from, or of shares or similar equity investments issued by, another member of the RigCo Group;

(B)

any acquisition funded with the proceeds of a Permitted RigCo Group Disposal in circumstances where the proceeds of such Permitted RigCo Group Disposal are not required to be applied in prepayment of any of the Secured Facilities Agreements or any other Financial Indebtedness of the Group or paid into any Excess Sales Proceeds Escrow Account;

(C)

any acquisition to the extent the Net Consideration payable by any member of the RigCo Group is settled by a SDRL Equity Issue or funded with the proceeds of any SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo

Disposal and where any other funding of the Net Consideration for that acquisition (if any) falls within one of the other paragraphs of this definition; or

[18]	Restricted amounts transferred from IHCo to Seadrill Limited and which are subject to the USD25m cap will be paid into a separate bank account for identification purposes.

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(D)	any acquisition, other than a Permitted Group Acquisition, either:

(a)	not falling within paragraphs (A) to (C) above where the Net Consideration paid by members of the RigCo Group, or

(b)

only partly falling within one of paragraphs (A) to (C) above where the Net Consideration paid by members of the RigCo Group for that acquisition which is not funded as contemplated by the relevant paragraph(s) of this definition, when aggregated with:

(1)	all Newbuild Basket Funding;

(2)	the Net Consideration paid by any member of the Seadrill Limited Group in respect of any Permitted Parent Acquisition (to the extent funded pursuant to paragraph (C)(iv) of the definition thereof);

(3)	the Net Consideration paid by any member of the Seadrill Limited Group in respect of any Permitted Parent Rig Investment (to the extent funded pursuant to paragraph (D) of the definition thereof);

(4)	the Net Consideration paid for any other acquisitions falling under this paragraph (D);

(5)	the Net Consideration paid for any Permitted RigCo Group Rig Investment falling under paragraph (B)(x) of the definition of “Permitted RigCo Group Rig Investment”; and

(6)	the aggregate equity contributions made for any Joint Ventures falling within paragraph (F) of the definition of “Permitted Joint Venture Investment”,

does not at any time exceed the then applicable Newbuild and Acquisitions Basket.

An acquisition permitted by these restrictions (taking into account which entity is making the acquisition) will be a “Permitted Acquisition”.

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7. Rig Investments

The Parent shall not (and shall ensure that no other member of the Group shall) on or after the Refinancing Closing Date:

(A)	acquire a drilling unit, rig or vessel;

(B)	acquire any company, business or undertaking or any shares in a company in each case which owns one or more drilling units, rigs or vessels; or

(C)	enter into or make payments in respect of a newbuild contract entered into after the Refinancing Closing Date in respect of a drilling unit, rig or vessel,

in each case where such drilling units, rigs or vessels are not Newbuilds (each a “Rig Investment”), save for any Permitted Rig Investment or any Rig Investment consented to by the Supra Majority Lenders.

Definitions

“Permitted JV Rig Investment” means any Rig Investment:

(A)	pursuant to any acquisition of an interest in a Joint Venture or acquisition by a Joint Venture vehicle, in each case as part of implementing any Permitted Joint Venture Investment; or

(B)	resulting from the unwinding of a Permitted Joint Venture Investment which is not a Non-Consolidated Entity.[19]

“Permitted Parent Rig Investment” means any Rig Investment by a member of the Seadrill Limited Group provided that the Net Consideration payable by any member of the Seadrill Limited Group is settled by a SDRL Equity Issue or funded with:

(A)

cash held by any members of the Seadrill Limited Group (being the proceeds of any SDRL Equity Issues or SDRL Debt Issues and cashflows from assets held by or acquisitions and investments made by any member of the Seadrill Limited Group) other than restricted cash (including cash transferred from IHCo to Seadrill Limited) which is subject to the USD25,000,000 cap under the cash pooling arrangements[20];

(B)	the proceeds of any SDRL Equity Issue or SDRL Debt Issue;

(C)	the proceeds of a Permitted Parent Disposal or a Permitted NSNCo Disposal; and/or

[19]

The intention of this paragraph is to address, by way of example, the unwinding of joint venture arrangements originally entered into for local content rules purposes where those rules no longer have to be complied with either because of a change in law or because the rig is moved out of the relevant jurisdiction.

[20]	Restricted amounts transferred from IHCo to Seadrill Limited and which are subject to the USD25m cap will be paid into a separate bank account for identification purposes.

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(D)	any available amount in respect of the then applicable Newbuild and Acquisitions Basket.

“Permitted RigCo Group Rig Investment” means any Rig Investment by a member of the RigCo Group provided that each of the conditions set out in sub-paragraphs (i) to (v) of paragraph (B) of the definition of “Permitted Newbuild Investment” are met mutatis mutandis with respect to such Rig Investment (provided that, in the case of sub-paragraph (iii) of paragraph (B) of the definition of “Permitted Newbuild Investment”, a full or limited guarantee from RigCo in respect of the relevant Financial Indebtedness shall also be permitted) and the Rig Investment is:

(A)	on arm’s length terms at what the board of directors of the Parent (acting reasonably) considers to be fair value; and

(B)	one of the following conditions is satisfied:

(x)

any Net Consideration paid by members of the RigCo Group for that acquisition which is not settled by a SDRL Equity Issue or funded with the proceeds of a SDRL Equity Issue, SDRL Debt Issue, Permitted Parent Disposal or Permitted NSNCo Disposal or in accordance with paragraph (y) below, when aggregated with:

(i)	any Newbuild Basket Funding;

(ii)	the Net Consideration paid by any member of the Seadrill Limited Group in respect of any Permitted Parent Acquisition (to the extent funded pursuant to paragraph (C)(iv) of the definition thereof)

(iii)	the Net Consideration paid by any member of the Seadrill Limited Group in respect of any Permitted Parent Rig Investment (to the extent funded pursuant to paragraph (D) of the definition thereof);

(iv)	the Net Consideration paid for any other acquisitions falling under this paragraph (B)(x);

(v)	the Net Consideration paid for any Permitted RigCo Group Acquisition falling under paragraph (D) of the definition of “Permitted RigCo Group Acquisition”; and

(vi)	the aggregate equity contributions made for any Joint Ventures falling within paragraph (F) of the definition of “Permitted Joint Venture Investment”,

does not at any time exceed the then applicable Newbuild and Acquisitions Basket; or

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(y)	the Rig Investment is by a Special Purpose Company which is a member of the RigCo Group from another member of the RigCo Group.[21]

A Rig Investment permitted by these restrictions (taking into account which entity is making the acquisition) will be a “Permitted Rig Investment”.

[21]

We envisage that it would be possible to refinance rigs into new facilities by a new RigCo Group company either acquiring the rigs or the rig-owning entities, funding the acquisition with new debt and using the proceeds to pay down the existing allocated debt amount.

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8. Change of business

The Parent shall ensure that, from the Refinancing Closing Date, no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on on the Refinancing Closing Date.

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9. Transactions with Affiliates

Except for (i) transactions and payments expressly permitted under the cash pooling arrangements (including those contemplated by the Specified Permitted Payments as defined in the Cash Pooling Term Sheet) or entered into in the ordinary course of business of the Group, (ii) any transactions and payments made in the ordinary course of business pursuant to day-to-day operating requirements of the Group (including, without limitation, sharing management, accounting and legal functions and expenses), (iii) transactions arising pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the Group including, but not limited to, those operated by Seadrill Global Services Limited and (iv) intercompany loans or other Financial Indebtedness owed by one member of the Group to another member of the Group otherwise in compliance with the Finance Documents, the Parent shall procure that, from the Refinancing Closing Date:

(A)	all transactions entered into by a member of the RigCo Group with IHCo, a member of the Seadrill Limited Group or a member of the NSNCo Group; and

(B)	all transactions entered into by a member of the Seadrill Limited Group with IHCo, a member of the RigCo Group or a member of the NSNCo Group,

are made on arm’s length terms (as determined by the board of directors of the relevant entity (acting reasonably) or a member of senior management of the Parent).

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10. IHCo holding company undertaking22

IHCo shall not trade, carry on any business, own any assets or incur any liabilities except for:

(A)	the business or trade of a holding company and all activities incidental thereto;

(B)	as required to give effect to the IHCo—RigCo Structure;

(C)	the ownership of shares in RigCo and NSNCo;

(D)

the entering into, the exercise of rights and the performance of obligations under, loans and other intercompany obligations owed to, or by, any member of the NSNCo Group, RigCo or any member of the Seadrill Limited Group in each case in accordance with the terms of the Transaction Documents, and any liabilities arising under such loans and intercompany obligations;

(E)	the provision of administrative services (excluding treasury services) to RigCo and NSNCo of a type customarily provided by a holding company to its Subsidiaries;

(F)

operating, exercising its rights and performing its obligations in respect of the IHCo Cash Pool, including but not limited to the making of contributions to NSNCo and RigCo, the application of cash, the transfer of funds and the granting of loans to another member of the Group in each case in accordance with the terms of the Transaction Documents;

(G)	exercising its rights and performing its obligations under the Transaction Documents and any liabilities under the Transaction Documents;

(H)	professional fees and administration costs in the ordinary course of business as a holding company;

(I)	the acquisition and surrender of tax losses; and

(J)	as consented to in writing by the Supra Majority Lenders.

[22]	Covenant to be further developed in the long form documentation in order to permit activities contemplated in the term sheets.

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11. Dividends

The Parent shall not:

(A)	make any dividend payments or other distributions in respect of its share capital to its shareholders;

(B)

enter into new total return swaps (for the avoidance of doubt, excluding roll-over or unwinding, in whole or in part, of existing total return swaps (which roll-over or unwinding will include the purchase of shares and corresponding reduction of any such existing total return swap)) or enter into similar transactions with similar effect; or

(C)	buy back or redeem any shares in its capital,

(each an “Equity Transaction”) in each case, other than:

(x)	to the extent any of the same occurs solely as part of the operation in the ordinary course of business of any executive or employee benefit scheme or plan;

(y)

in respect of (A) above, where funded from the cash held by any members of the Seadrill Limited Group (being the proceeds of any SDRL Equity Issues and SDRL Debt Issues and cashflows from assets held by or disposed of by, or acquisitions and investments made by, any member of the Seadrill Limited Group) other than restricted cash (including cash transferred from IHCo to Seadrill Limited) which is subject to the USD25,000,000 cap under the cash pooling arrangements, provided that the aggregate amount of all dividends or distributions funded pursuant to this paragraph (y) shall not exceed an amount equal to 100 per cent. of the proceeds of all SDRL Equity Issues; or

(z)	in respect of (A) above, from 1 July 2021, provided that:

(1)	there is no Event of Default continuing at the time;

(2)	the Amortisation Conversion Election has not been exercised or if it has been exercised, the secured tranches created as a result of its exercise have been prepaid in full;

(3)	aggregate proceeds of USD200,000,000 have been raised from SDRL Equity Issues after the Refinancing Closing Date;

(4)

Gross Leverage for the RigCo Group has been less than 2.5x for the four consecutive quarters prior to the date of such payment or distribution and the Parent provides evidence of this to the Agents under the Secured Facilities Agreements;

(5)

amortisation under the Secured Facilities Agreements has been repaid or prepaid from 1 January 2017 in an aggregate amount equal to the equivalent of USD510,000,000 per annum calculated from 1 January 2017 up to the date of the Equity Transaction; and

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(6)	for every dollar applied to an Equity Transaction pursuant to this paragraph (z), three dollars is applied:

(i)	firstly, in repayment of PIK interest (if any) accrued under the Secured Facilities Agreements (on a pro rata basis across all Secured Facilities Agreements); and

(ii)

secondly, in prepayment of the Secured Facilities Agreements (on a pro rata basis across all Secured Facilities Agreements, and applied against future amortisation payments in inverse chronological order).

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ANNEX 5

FINANCIAL COVENANT DEFINITIONS

“Additional Indebtedness”

Interest-bearing Financial Indebtedness incurred by members of the RigCo Group pursuant to:

(a) paragraphs (J), (L) or (N) of the definition of Permitted Group Financial Indebtedness;

(b) paragraph (C) of the definition of Permitted RigCo Group Financial Indebtedness; and

(c) paragraphs (B) or (C) of the definition of Permitted Sale and Leaseback,

(each as defined in Annex 4 (Group Wide Restrictive Covenants)) or any refinancing of the same.

“Adjusted EBITDA”

In relation to a Relevant Period, EBITDA for that Relevant Period adjusted by:

(a)    including the operating profit (calculated on the same basis as EBITDA) of a member of the RigCo Group (or attributable to a business or assets) acquired during the Relevant Period, for that Relevant Period prior to its becoming a member of the RigCo Group or (as the case may be) prior to the acquisition of the business or assets, provided that:

(i)     in the event that a member of the RigCo Group acquires rigs or rig owning entities with a firm charter contract in place and historical operating profit information (calculated on the same basis as EBITDA) is available for the rigs’ or relevant entities’ previous ownership but not in respect of the whole of the Relevant Period, such operating profit shall be annualised to represent operating profit (calculated on the same basis as EBITDA) for the Relevant Period and included within EBITDA, provided that such firm charter contract remained in place for the remainder of the Relevant Period; and

(ii)    in the event that a member of the RigCo Group acquires rigs or rig owning companies without historical operating profit information (calculated on the same basis as EBITDA) available, RigCo may calculate the future projected operating profit (calculated on the same basis as EBITDA) for the next 12 months subject to any such new rig having (i) a firm charter contract in place at the time of delivery of the rig with a duration of minimum 12 months and (ii) a firm charter contract in place at the time of such operating profit calculation, and such future projected operating profit (calculated on the same basis as EBITDA) shall be included within EBITDA for the Relevant Period, provided RigCo provides the Agent with a detailed calculation of the future projected operating profit;

(b)    including all contributions made by IHCo to RigCo (including Equity Cure Contributions) after the Refinancing Closing Date; and

(c)    excluding the operating profit (calculated on the same basis as EBITDA) of a member of the RigCo Group (or attributable to a business or assets) disposed of during the Relevant Period, for that part of the Relevant Period prior to such disposal.

“Cash”

(a)    cash in hand legally and beneficially owned by a member of the RigCo Group;

(b)    cash deposits legally and beneficially owned by a member of the RigCo Group and which are held in the Excess Sale Proceeds Escrow Accounts, the bank account(s) into which IHCo funds cash pursuant to the Contribution Agreement, the RigCo periodic cash sweep accounts or any of the RigCo Group cash pooling accounts; and

(c)    all other cash deposits legally and beneficially owned by a member of the RigCo Group and which are held in any other bank accounts and all cash collateral posted by a member of the RigCo Group (whether held in a bank account of a member of the RigCo Group or in the account of the relevant bank or other financial institution in favour of which such cash collateral was posted) which in each case are:

(i)     free from any Security Interest (for the avoidance of doubt, for this purpose rights of set-off and similar rights in favour of any account bank on such account bank’s usual terms of business shall not constitute a Security Interest), other than (A) pursuant to the Security Documents relating to any of the Secured Bank Facilities and as therein defined and (B) any Permitted Security provided that, in respect of cash collateral and collateral over Cash Equivalents secured in favour of persons other than the Senior Secured Lenders and/or any agent or representative for them (“Pledged Cash and Cash Equivalents”), only up to US$100,000,000 (or its equivalent in other currencies) of such Pledged Cash and Cash Equivalents shall be included;

(ii)    otherwise (and excluding any arrangements relating to (A) Security Interests pursuant to the Security Documents relating to any of the Secured Bank Facilities and as therein defined and/or (B) any Permitted Security) at the free and unrestricted disposal of the relevant member of the RigCo Group by which it is owned; and

(iii)  otherwise, in the case of cash deposits legally and beneficially owned by a member of the RigCo Group other than RigCo, and excluding any arrangements relating to (A) Security Interests pursuant to the Security Documents relating to any of the Secured Bank Facilities and as therein defined and/or (B) any Permitted Security, capable or would, upon the occurrence of an Event of Default under the Secured Facility Agreements, become capable of being paid without restriction to RigCo within five (5) Business Days of request or demand therefor either by way of a dividend, by way of loan or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from RigCo to that member of the RigCo Group.

“Cash Equivalent”

At any time:

(a)    any investment in marketable debt obligations issued or guaranteed by (i) a government or (ii) an instrumentality or agency of a government and in respect of (i) and (ii) having a credit rating of either A-1 or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(b)    commercial paper (debt obligations) not convertible or exchangeable to any other security;

(i)     for which a recognised trading market exists;

(ii)    issued by an issuer incorporated in the United States of America, the United Kingdom or Norway;

(iii)  which matures within one year after the relevant date of calculation; and

(iv)   which has a credit rating of at least A-1 or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe;

(c)    any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (b) above and (iii) can be turned into cash on not more than 5 days’ notice; or

(d)    any other debt security approved by the Supra Majority Lenders,

in each case, to which any member of the RigCo Group is alone (or together with other members of the RigCo Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the RigCo Group or subject to any Security Interest other than any Permitted Security, provided that, in respect of Pledged Cash and Cash Equivalents, only up to US$100,000,000 (or its equivalent in other currencies) of such Pledged Cash and Cash Equivalents shall be included.

“Debt Service”

In respect of any Relevant Period, the aggregate (without double counting) of all amounts of interest and scheduled principal payments payable by members of the RigCo Group falling due under the Secured Facility Agreements and in respect of any Additional Indebtedness during that Relevant Period, including any scheduled principal payments which have been converted into Amortisation Conversion Election tranches (as though such scheduled principal payments had not been converted), but for the avoidance of doubt excluding (i) any amounts payable on the final maturity date under any of the Secured Facility Agreements or on the final maturity date in respect of any Additional Indebtedness; (ii) any interest payments falling due in respect of any Amortisation Conversion Election tranches; (iii) any mandatory or voluntary prepayment or any related prepayment fees or charges (including Break Costs) under the Secured Facility Agreements or in respect of any Additional Indebtedness; and (iv) amounts payable by members of the RigCo Group under fees, increased costs, tax and indemnities provisions under the Secured Facility Agreements, the Finance Documents and the Transaction Documents (including the RSA and the Investment Agreement) or in respect of any Additional Indebtedness.

“Debt Service Cover Ratio”	The ratio of Adjusted EBITDA to Debt Service in respect of any Relevant Period.

“EBITDA”

In respect of any Relevant Period, the consolidated operating profit of the RigCo Group before taxation (including the results from discontinued operations):

(a)    before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the RigCo Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)    not including any accrued interest owing to any member of the RigCo Group;

(c)    after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the RigCo Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(d)    before taking into account any Exceptional Items;

(e)    before taking into account any Pension Items;

(f)     before taking into account any gains and/or losses arising from a disposal of any asset to any person that is not a member of the RigCo Group or an upward or downward revaluation of any other asset;

(g)    before deducting any fees, costs and expenses, stamp, registration and other Taxes incurred by or any member of the RigCo Group in connection with any Permitted Acquisition or Permitted Rig Investment;

(h)    before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(i)     adding back any costs or losses recovered through a claim under any insurance, warranty or indemnity;

(j)     adding back any business interruption or loss recovered through insurance proceeds; and

(k)    adding back any non-cash charges relating to any employee equity plan or management incentive plan,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the RigCo Group before taxation.

“Exceptional Items”

Any material items of an unusual or non-recurring nature which represent a gain or loss or cost arising on or in relation to:

(a)    the restructuring of any member of the RigCo Group (including the restructuring of the Group occurring on the Refinancing Closing Date or in connection with the Recapitalisation Plan) or other restructuring charge;

(b)    revaluations, write downs or impairment of non-current assets; or

(c)    any fees, cash, stamp duty, registration fees or taxes related to any equity offering, investments, disposals, acquisitions, incurrence of Financial Indebtedness or other activities permitted under the terms of the Finance Documents.

“Financial Quarter”	The period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Minimum Liquidity”	As at any date, the aggregate amount of Cash and Cash Equivalents (but where an Event of Default has occurred and is continuing, excluding any Cash in the Excess Sale Proceeds Escrow Accounts).

“Net Funded Debt”

At any time, the aggregate of all outstanding principal amounts under the Secured Facility Agreements and in respect of any Additional Indebtedness (including, for the avoidance of doubt, any amounts outstanding under any Amortisation Conversion Election tranches) less the aggregate amount of Cash and Cash Equivalents at that time.

“Net Leverage”	In respect of any Relevant Period, the ratio of Net Funded Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period.

“Pension Items”	Any income or charge attributable to a post-employment benefit scheme other than the current service costs attributable to the scheme.

“Quarter Date”	Each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period”	Each period of twelve months ending on or about the last day of each Financial Quarter.

ANNEX 4 to EXHIBIT A

New Secured Notes Term Sheet

SEADRILL LIMITED

RECAPITALISATION PLAN PROPOSAL

NEW SECURED NOTES TERM SHEET

SUMMARY TERMS FOR NEW SECURED NOTES

The New Secured Notes are envisaged to take the form of New York law governed high yield bonds. The New Secured Notes will initially be issued on a private placement basis with the timing of the offering memorandum and other requirements for listing, placement, resales and marketing as set out in the Investment Agreement (as defined in the restructuring support and lock-up agreement (the “RSA”) to which this term sheet is attached).

Further details of the terms of the Secured Facilities Agreements (as defined below), the intercreditor principles and the cash pooling arrangements are set out in the term sheets annexed at Exhibit A of the RSA.

Reference to “Seadrill Limited” or the “Company” in this term sheet are to Seadrill Limited, any successor of Seadrill Limited or any entity to which all or substantially all of Seadrill Limited’s material assets are directly or indirectly transferred and which becomes the holding company for IHCo and its subsidiaries.

A.	PARTIES

1.	Issuer

NSNCo, a newly formed, direct and wholly-owned special purpose subsidiary of IHCo, which will be a newly formed, direct and wholly-owned subsidiary of Seadrill Limited and 100% direct owner of RigCo (both IHCo and NSNCo to be incorporated in Bermuda.

New secured notes to be issued substantially on the terms set out in these Summary Terms (the “New Secured Notes”).

2.	Guarantees in favour of the New Secured Notes

(a)    a guarantee from Seadrill Limited (on a pari passu basis with the Bank Finance Parties and all other unsecured creditors of Seadrill Limited);

(b)    a first ranking guarantee from IHCo;

(c)    a first ranking guarantee from all other subsidiaries of Seadrill Limited outside of the RigCo group (being RigCo and its subsidiaries) (other than Seadrill Limited and IHCo, which are addressed in (a) and (b) above) subject to exceptions for immaterial subsidiaries and rig-owning subsidiaries to be agreed; and

(d)    a second ranking guarantee from RigCo (shared with (i) a first ranking guarantee in favour of the lenders, agents and other finance parties (the “Bank Finance Parties”) under the existing secured facilities agreements to which Seadrill Limited and certain of its subsidiaries are a party (the “Secured Facilities Agreements”) and (ii) third ranking guarantees in favour of the Ship Finance Parties as defined in and as set out in the Intercreditor Term Sheet).

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3.	Investors

The Debt Commitment Parties and other Rights Offering Participants (as defined in, and as contemplated under, the Investment Agreement) including, without limitation, (i) Hemen Investments Limited or its affiliates (“Hemen”), (ii) Centerbridge Credit Partners L.P or its affiliates (“Centerbridge”), (iii) funds managed by or affiliated with Aristeia Capital LLC, GLG Partners Inc., Saba Capital Management, LP and Whitebox Advisors LLC (such funds being the “Select Commitment Parties”) and (iv) ARCM Master Fund III Ltd (“ARCM”) and Fintech Investments Ltd (“Fintech”) and ARCM and Fintech, together with Hemen, Centerbridge and the Select Commitment Parties being the “Investors”), on the terms set out in the Investment Agreement.

Hemen and Centerbridge will fully underwrite US$462,442,000 of the New Secured Notes issuance on the terms set out in the Investment Agreement.

ARCM will underwrite US$15 million of the New Secured Notes issuance on the terms set out in the Investment Agreement.

Fintech will underwrite US$25 million of the New Secured Notes issuance on the terms set out in the Investment Agreement.

The Select Commitment Parties will fully underwrite US$357,558,000 of the New Secured Notes issuance on the terms set out in the Investment Agreement.

4.	Commitment Term	As set out in the Investment Agreement.

5.	Group	The Seadrill group.

6.	NSNCo Group	NSNCo and its restricted subsidiaries.

B.	NEW SECURED NOTES

1.	Status	Senior secured obligations of the Issuer which will rank pari passu without any preference or priority among themselves.

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2.	Notes	Senior secured notes to be issued in US dollars.

3.	Initial Principal Amount

US$860,000,000.

The principal amount of the New Secured Notes can be increased to up to US$1,000,000,000 without requiring any consent from the lenders under the Secured Credit Facilities provided that (i) the equity element of the new money investment does not fall below US$200 million and any additional New Secured Notes proceeds arising from such further New Secured Notes flow down into RigCo and its subsidiaries (net of any required additional escrow amount to be provided on the same basis as set under NSNCo Cash below).

4.	Listing

Application will be made for the New Secured Notes to be listed on the Lux Euro MTF, Irish Stock Exchange or another exchange to be agreed by the Required Commitment Parties (as defined in the RSA) acting reasonably. The New Secured Notes will be initially issued on a private placement basis. An Offering Memorandum containing information customary for 144A issuances of high yield securities in the US will be prepared by the Company on the Refinancing Closing Date (as defined below) or as soon as practicable after the date of issuance of the New Secured Notes but in any event within a timeframe consistent with the requirements of the Investment Agreement.

5.	Public rating

The Issuer shall procure a public instrument rating of the New Secured Notes within a period of time to be agreed between the Company and the Required Commitment Parties (in each case acting reasonably) after the date on which all the refinancing conditions have been satisfied (the “Refinancing Closing Date”).

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6.	Purpose

On the Refinancing Closing Date, the proceeds from the issue of the New Secured Notes will be used (a) to provide a contribution of US$523.9 million to RigCo on the Refinancing Closing Date as described in the Cash Pooling Term Sheet at Annex 5 to Exhibit A of the RSA (the “Cash Pooling Term Sheet”) and support compliance with the continuing RigCo Minimum Liquidity Requirement as described in the Credit Facilities Term Sheet at Annex 3 to Exhibit A of the RSA (the “Credit Facilities Term Sheet”) in respect of the cash pooling arrangements as set out in the Cash Pooling Term Sheet, (b) to fund the NSN Escrow Amount as described in section E6 below and in the Cash Pooling Term Sheet, (c) to provide a contribution of US$100 million to IHCo on the Refinancing Closing Date as described in the Cash Pooling Term Sheet, and (d) to pay the 1% closing fee.

7.	Final Maturity Date

Seventh anniversary of the Refinancing Closing Date or such later date such that the last occurring maturity date in respect of the Secured Facilities Agreements falls not less than 6 months prior to the maturity of the New Secured Notes.

C.	ECONOMICS

1.	Price of Notes	Par subject to a 1% closing fee (see section C5)

2.	Amortisation	Bullet repayment on Final Maturity Date.

3.	Interest

The New Secured Notes will bear interest at a fixed rate of 12 per cent per annum consisting of (i) 4 per cent per annum payable in cash and (ii) 8 per cent per annum interest paid with additional New Secured Notes (“PIK Interest”).

Subject to the following paragraph, the Issuer will have an option to pay PIK Interest in cash on any interest payment date upon 2 Business Days’ notice to the trustee and, if no such notice is received the PIK Interest shall be presumed to be payable in kind.

The Issuer may only pay PIK Interest in cash on an interest payment date out of (i) the proceeds of the issuance of equity, warrant, quasi equity or equity like instruments which are contractually or structurally subordinated to the New Secured Notes; (ii) the proceeds of any issue of any bond, note or other debt security or any loan under any syndicated or bilateral facility where the obligors are Seadrill Limited and/or its subsidiaries (excluding IHCo and its subsidiaries)

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and in each case which is structurally subordinated (for the avoidance of doubt, without guarantees or security from IHCo, NSNCo, RigCo and/or any of their respective subsidiaries); (iii) any cash available to Seadrill Limited and/or its subsidiaries (excluding IHCo and its subsidiaries) from the proceeds of any SDRL Equity Issue or SDRL Debt Issue (each as defined in in Annex 4 (Group Wide Restrictive Covenants) of the Credit Facilities Term Sheet) or cashflows from assets held by or acquisitions and investments made by Seadrill Limited and its subsidiaries (other than IHCo and its subsidiaries) (but excluding the restricted cash which is subject to the US$25 million cap under the Cash Pooling Term Sheet); or (iv) Net Realisation Proceeds (as defined below).

Interest will accrue from the earlier of (x) the Refinancing Closing Date and (y) the date falling 240 days after the Petition Date (as defined in the Investment Agreement) and will be payable semi-annually in arrears from the Refinancing Closing Date to the Final Maturity Date, provided that any interest which accrues prior to the Refinancing Closing Date shall be payable on the Refinancing Closing Date.

5.	Fees and Cost Cover

1% closing fee calculated on the amount of the New Secured Notes issued on the Refinancing Closing Date as adjusted in accordance with the Investment Agreement and payable at closing. All other fees and costs shall be as set forth in the Investment Agreement.

6.	Equity of Seadrill Limited

Following and accounting for the full equitization of all existing high-yield bonds and other unsecured claims at Seadrill Limited, approximately 57.5% of the pre-dilution common equity in Seadrill Limited. Such equity to be immediately detachable from the New Secured Notes from the Refinancing Closing Date.

D.	REDEMPTION

1.	Voluntary Redemption

Voluntary prepayment or purchase of the New Secured Notes will be permitted at a minimum where:

1.     such prepayment or purchase is prior to the third anniversary of the Refinancing Closing Date and is funded with the proceeds of issuances of equity (which shall include equity-like instruments which are contractually or structurally subordinated to the New Secured Notes) or structurally subordinated

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unsecured debt (for the avoidance of doubt, without guarantees from IHCo, NSNCo, RigCo and/or any of their respective subsidiaries) undertaken by Seadrill Limited after the Refinancing Closing Date and contributed by Seadrill Limited through IHCo to the Issuer and applied by the Issuer within 120 days after the relevant equity issuance to prepay or purchase up to 50% of the aggregate principal amount of the New Secured Notes originally issued, at a redemption price equal to 106% of the principal amount of the New Secured Notes prepaid or purchased, plus accrued and unpaid interest to (but excluding) the redemption date, provided that at least 50% of the aggregate principal amount of the New Secured Notes originally issued remains outstanding immediately after such prepayment or purchase;

2.     such prepayment or purchase is funded with the Net Realisation Proceeds, within 60 days following the expiry of the mandatory offer described in section D2 below, in an amount not to exceed 50% of the Net Realisation Proceeds at a redemption price equal to:

•    106% of the principal amount of the New Secured Notes prepaid or purchased, if such prepayment or purchase is prior to the fourth anniversary of the Refinancing Closing Date; or

•    103% of the principal amount of the New Secured Notes prepaid or purchased, if such prepayment or purchase is on or after the fourth anniversary of the Refinancing Closing Date and prior to the fifth anniversary of the Refinancing Closing Date; or

•    100% of the principal amount of the New Secured Notes prepaid or purchased, if such prepayment or purchase is on or after the fifth anniversary of the Refinancing Closing Date.

in each case, plus accrued and unpaid interest to (but excluding) the redemption date;

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“Net Realisation Proceeds” for the purposes of the term sheet means:

(i)    any cash income, dividends, distributions, collections (other than (A) earn-outs from Seadrill Operating LP, Seadrill Capricorn Holdings LLC, Seadrill Gulf Operations Vela LLC, Seadrill Vela Hungary Kft. and Seadrill Polaris Ltd, (B) dividends in an aggregate amount of no greater than US$60,000,000 per calendar year from Seadrill Partners LLC (“SDLP”) and other SDLP group facility obligors or holding companies of such SDLP group facility obligors and (C) amounts paid by Seadrill Vencedor Ltd pursuant to the loan agreement dated 28 September 2012 between Seadrill Limited (as lender) and Seadrill Vencedor Ltd (as borrower) (as amended, extended and/or restated from time to time, including by a letter agreement dated 28 August 2014 between the parties to the loan agreement and by a letter agreement dated 14 April 2015 between the parties to the loan agreement), in each case which shall be paid to IHCo), from an asset which is subject to the First Ranking New Secured Notes Security (defined below) or which is owned by an entity whose shares are subject to the same (and for the avoidance of doubt this shall include those assets assigned pursuant to section E5) or from an asset where the required consents and/or waivers for taking such First Ranking New Secured Notes Security were not obtained as contemplated in section E (provided that, in respect of any subsidiary of Seadrill Limited party to a newbuild contract or which has acquired or taken delivery of the relevant newbuild, will only include cash, dividends or distributions which are paid up to the entity at which the relevant First Ranking New Secured Notes Security is taken and will not include any cash pledged to the lenders under the financing of such newbuild) but excluding cash paid by Seadrill Limited or NSNCo to IHCo in accordance with the Cash Pooling Term Sheet made by way of repayment of intercompany loans owed by those entities to IHCo; or

(ii)   the cash realisations of a disposal of an asset (A) which is subject to the First Ranking New Secured Notes Security, (B) which is owned by an entity whose shares are subject to the same (and for the avoidance of doubt this shall include those assets assigned pursuant to section E5), or (C) where the required consents and/or waivers for taking such First Ranking New Secured Notes Security were not obtained as contemplated in section E, (including non-ordinary course proceeds from the realisation of assets of Seadrill Partners LLC, Seadrill Gulf Operations Vela LLC, Seadrill Vela Hungary Kft., Seadrill Polaris Ltd or other SDLP facility obligors or holding companies), or cash proceeds in the event of loss of such assets.

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For the avoidance of doubt, any non-cash income, dividends, distributions, collections or other realisations of an asset which is subject to the First Ranking New Secured Notes Security or which is owned by an entity whose shares are subject to the same shall become part of the First Ranking New Secured Notes Security; and

3.      subject to the Intercreditor Agreement: (i) if such prepayment or purchase is prior to the third anniversary of the Refinancing Closing Date, at a redemption price of 100% of the principal amount of the New Secured Notes prepaid or purchased, plus customary T+50-based make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date, (ii) if such prepayment or purchase is on or after the third anniversary of the Refinancing Closing Date and prior to the fourth anniversary of the Refinancing Closing Date, at a redemption price of 106% of the principal amount of the New Secured Notes prepaid or purchased, plus accrued and unpaid interest to (but excluding) the redemption date, (iii) if such prepayment or purchase is on or after the fourth anniversary of the Refinancing Closing Date and prior to the fifth anniversary of the Refinancing Closing Date, at a redemption price of 103% of the principal amount of the New Secured Notes prepaid or purchased, plus accrued and unpaid interest to (but excluding) the redemption date and (iv) if such prepayment or purchase is on or after the fifth anniversary of the Refinancing Closing Date, at a redemption price of 100% of the principal amount of the New Secured Notes prepaid or purchased, plus accrued and unpaid interest to (but excluding) the repurchase date.

2.	Redemption out of Asset Realisation Proceeds; Reinvestment

In the event that Seadrill Limited or any of its affiliates obtains Net Realisation Proceeds which, together with any cash amounts in the mandatory offer holding account, exceed a threshold to be agreed, then the Issuer shall make an offer equal to such Net Realisation Proceeds and such cash account balance within 10 days of receipt of such Net Realisation Proceeds, to repurchase New Secured Notes at 103% of the principal amount of the New Secured Notes prepaid or purchased, plus accrued and unpaid interest to (but excluding) the repurchase date, with the offer period to be open for a period not less than 30 days or more than 60 days.

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With respect to any such Net Realisation Proceeds as to which no New Secured Notes were tendered in such offer, the Issuer may (i) prepay the New Secured Notes voluntarily under the second bullet of Voluntary Redemption section above (in an amount not to exceed 50% of the total Net Realisation Proceeds before the mandatory offer); (ii) reinvest up to 100% of such proceeds (in accordance with reinvestment rights to be agreed); (iii) make payments or other contributions or investments by way of financial support to non-consolidated entities; (iv) repay RigCo cash in accordance with the Intercreditor Agreement to the extent over US$25m of RigCo cash has been used pursuant to the basket in paragraph (J) of the definition of Permitted Financial Support in Annex 4 (Group Wide Restrictive Covenants) of the Credit Facilities Term Sheet; and/or (v) apply any such proceeds to pay PIK Interest in cash as described in section C3 above.

Net Realisation Proceeds shall be kept, until applied as contemplated above, in the mandatory offer holding account at NSNCo over which the holders of the New Secured Notes (the “New Secured Noteholders”) shall have a sole first ranking security interest.

If any proceeds in respect of which reinvestment rights become available, are not reinvested within 360 days of such reinvestment right becoming available, then they will be transferred from the mandatory offer holding account at NSNCo to an IHCo Bank Account.

All asset realisations must be for fair market value and at least 75% of the consideration must be cash or cash equivalents, subject to customary exceptions. Fair market value for the asset realisation to be confirmed in a board resolution of Seadrill Limited and NSNCo with third party appraisal of fair value if over a threshold value to be agreed, subject to customary exceptions.

Subject to the requirements set out in the immediately preceding paragraph, the realisation of non-core assets shall be made in accordance with any plan agreed by the Board.

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3.	Redemption on Change in Tax Law

In the event that a change in tax law or regulation or the interpretation thereof results in the Issuer being required to pay a tax gross up in respect of an affected New Secured Note and the Issuer cannot avoid any such payment obligation by taking reasonable measures available to it, the affected New Secured Notes will be redeemable by the Issuer at an amount equal to par plus accrued and unpaid interest to (but excluding) the redemption date.

4.	Change of Control Protection

Upon the occurrence of a Change of Control, New Secured Noteholders will have the right to require the Issuer to repurchase all of the New Secured Notes at 101% of the principal amount of the New Secured Notes repurchased, plus accrued and unpaid interest to (but excluding) the repurchase date. Definition of “Change of Control” shall match the definition in the harmonized Secured Facilities Agreement, subject to satisfactory review by the New Secured Noteholders.

E.	SECURITY

1.	General

As described in more detail below, first ranking security to be granted in favour of the New Secured Noteholders or their representatives over all unencumbered assets (subject to a materiality threshold of US$5 million except in respect of equity interests or intra-group receivables which shall not be subject to such threshold) as at the date of issuance of the New Secured Notes (including equity interests of subsidiaries) of Seadrill Limited, IHCo, NSNCo, each NSN HoldCo (as defined below) and their respective subsidiaries other than those specifically carved out (including RigCo and its subsidiaries) and subject to exceptions to be agreed.

The hive down, assignment and any security granted in favour of the New Secured Notes or their representatives as set out in this Section E shall constitute the “NSN Collateral”.

To the extent that consents and/or waivers to any hive down, assignment or security contemplated in this section E cannot be obtained on satisfactory terms by the Company using all reasonable endeavours, the alternative structure, security and/or assignment for that entity or asset as set out in this section E shall be implemented. For the avoidance of doubt, if any alternative structure results in an entity or asset not being hived down, any cash income (including ordinary course dividends and disposal proceeds) therefrom received by the Group after the Refinancing Closing Date shall be promptly transferred to NSNCo and shall constitute Net Realisation Proceeds.

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Unless otherwise permitted in accordance with the New Secured Notes indenture, the NSNCo Group shall not transfer, assign or dispose of, or grant security over, the NSN Collateral, it being understood however that the Board will identify assets (including NSN Collateral) which are to be subject to an asset disposal plan agreed by the Board and the New Secured Notes indenture will not restrict any disposals of assets (including NSN Collateral) which assets in any event shall be disposed of in accordance with section D2.

2.	Hive Down

Each unencumbered entity and asset including, but not limited to, those specified in sections E3 and E4 below (other than (i) any entity or asset which will be hived down to RigCo, (ii) cash and (iii) any subsidiary of Seadrill Limited party to a newbuild contract (including North Atlantic Rigel Limited and any equity stake in the West Rigel rig or related joint venture) to be hived down to the NSNCo Group as contemplated in the hive down steps paper prepared by Ernst & Young LLP (the “EY Paper”) or in sections E3, E4 and E5 below.

For the avoidance of doubt, the hive down and change in shareholding structure of Seabras Sapura Participacoes SA and Sapura Navegacao Maritima S.A may result in defaults being triggered under (i) the US$543 million secured facilities agreement originally dated 31 December 2013 (as amended from time to time) between, amongst others, Sapura Diamante GmbH and Sapura Topazio GmbH as borrowers and ING Bank N.V. as Agent (the “PLSV I Facility”) and (ii) the US$780 million secured facilities agreement originally dated 10 April 2015 (as amended from time to time) between, amongst others, Sapura Onix GmbH, Sapura Jade GmbH and Sapura Rubi GmbH as borrowers and ING Bank N.V. as Agent (the “PLSV II Facility”), if the required consents and/or waivers cannot be obtained (which the Company will use all reasonable endeavours to obtain as part of the discussions relating to discharge of the Seadrill Limited guarantees in respect of the PLSV I Facility and PLSV II Facility). If any defaults or events of default are continuing under the PLSV I Facility or the PLSV II Facility or would result from the hive down or change in shareholding structure contemplated in the EY Paper, at Hemen and Centerbridge’s election either (i) Seabras Servicos de Petroleo SA, Seabras Sapura Participacoes SA and Sapura Navegacao Maritima S.A shall be hived down as contemplated in the EY Paper notwithstanding such defaults or events of default or (ii) Seabras Servicos de Petroleo SA, Seabras Sapura Participacoes SA and Sapura Navegacao

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Maritima S.A. shall not be hived down to the NSNCo Group and any cash income (including ordinary course dividends and disposal proceeds) therefrom received by the Group after the Refinancing Closing Date shall be promptly transferred to NSNCo and shall constitute Net Realisation Proceeds.

Certain entities will be transferred to separate and newly formed individual holding companies which are direct and wholly-owned subsidiaries of NSNCo (each an “NSN HoldCo”) as contemplated in the EY Paper.

Each NSN HoldCo to be incorporated in a jurisdiction satisfactory to the New Secured Noteholders and agreed with the Company.

For the avoidance of doubt, where practicable and consistent with legal constraints, each of the following entities shall be transferred to sit directly below its own respective NSN HoldCo (with security taken over each NSN HoldCo but not directly over the equity in the following entities):

1.      Seadrill Capricorn Holdings LLC;

2.      Seadrill Operating LP; and/or

3.      Seadrill Partners LLC.

3.	First Ranking Security over Shares

First ranking share charge to be granted in favour of the New Secured Noteholders or their representatives over shares or other equity interests held by members of the Group in:

1.      IHCo (including any equity interest arising from an equity contribution made by Seadrill Limited to IHCo and over any intercompany loans advanced by Seadrill Limited to IHCo);

2.      NSNCo (including any equity interest arising from an equity contribution made by Seadrill Limited or IHCo to NSNCo and over any intercompany loans advanced by Seadrill Limited or IHCo to NSNCo);

3.      any subsidiary of Seadrill Limited party to a newbuild contract other than the newbuild contracts which are guaranteed by Seadrill Limited (noting that certain shareholdings are indirectly held by Seadrill Limited) provided that such share charges will be released and retaken at a level high enough in the ownership structure so as to not prejudice any financing in respect of the newbuild at the time of such financing;

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4.      each NSN HoldCo;

5.      Archer Limited and for the avoidance of doubt the Company shall procure a release of the share charge granted in favour of Danske Bank under an amended and restated group cash management agreement, dated 6 March 2013, between Seadrill Limited and Danske Bank;

6.      SeaMex Ltd., provided that the Company shall use all reasonable endeavours to obtain the required consent(s) and/or waiver(s) to grant such security, and if such consents and/or waivers cannot be obtained on satisfactory terms, a first ranking share charge shall be granted over the shares or other equity interests in the NSN HoldCo under which the Group’s stake in SeaMex Ltd. shall be directly transferred as part of the hive down contemplated in section E2 but not over the equity in SeaMex Ltd.;

7.      the entity referred to as Seadrill Jack Up NewCo in the EY Paper;

8.      such entity(ies) (as applicable) which directly hold(s) the equity stakes in Seabras Sapura Holding GmbH and Seabras Servicos de Petroleo SA as set out in the EY Paper (subject to any changes to the hive down structure as contemplated in section E2);

9.      Seabras Sapura Holding GmbH;

10.    Seabras Servicos de Petroleo SA;

11.    Seabras Sapura Participacoes Ltda (which stake, for the avoidance of doubt, will remain directly held by Seabras Servicos de Petroleo SA);

12.    Seadrill Member LLC;

13.    the equity stake in any joint venture (the “JV Equity Stake”) entered into with Jurong Shipyard Pte. Ltd. or any related entity of Jurong Shipyard Pte. Ltd. in relation to the West Rigel rig and the Group entity which holds the JV Equity Stake, provided that the Company shall use all reasonable endeavours to obtain the required consent(s) and/or waiver(s) to transfer the JV Equity Stake to a newly incorporated holding company

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(which shall be a direct held wholly owned subsidiary of Seadrill Limited) and to grant such security, and if such consents and/or waivers cannot be obtained on satisfactory terms either (a) the JV Equity Stake shall be transferred to another entity or newly incorporated holding company (in each case which shall on the Refinancing Closing Date be a directly held wholly owned subsidiary of Seadrill Limited) pursuant to the terms of the joint venture agreement and a first ranking share pledge shall be granted over the shares or equity interests in such holding company; or if that is not possible or the required consents and/or waivers cannot be obtained on satisfactory terms (b) the JV Equity Stake shall not be transferred and security shall not be granted over it but the available cashflows and cash proceeds received by the Group after the Refinancing Closing Date in relation to such JV Equity Stake shall be promptly transferred to NSNCo and shall constitute Net Realisation Proceeds; and

14.    to the extent that all or any part of the outstanding principal amount owing under the Archer Subordinated Loans (as defined in section E4 below) are converted into shares in Archer Limited pursuant to the terms of (i) a subordinated loan agreement originally dated 24 October 2014 as amended and/or restated from time to time and (ii) a subordinated loan agreement originally dated 27 May 2016 as amended and/or restated from time to time, such shares in Archer Limited.

Seadrill Global Services Ltd. and Seadrill Management Limited shall be moved to sit directly below RigCo. For the avoidance of doubt, Seadrill Global Services Limited and Seadrill Management Ltd shall not be subject to any new security arrangements and shall continue to operate on the basis on which they currently operate.

4.	First Ranking Security over Intercompany, Related Party, Other Receivables, and over Assets

First ranking security to be granted in favour of the New Secured Noteholders or their representatives over:

•    the intercompany loans referred to in section E3; above;

•    intercompany loans advanced by NSNCo to IHCo with the New Secured Noteholders having a first priority and sole claim;

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•    certain other unencumbered intercompany loan claims, related party debt claims and other receivables (subject to exceptions to be agreed in the case of third party receivables), including but not limited to those set out in this section E4 (but for the avoidance of doubt does not include (i) intercompany loan claims owed by RigCo to IHCo and upstream intercompany loans made by RigCo to IHCo (which are to be secured in favour of the Bank Finance Parties on a first ranking basis and in respect of which the New Secured Noteholders will be granted a second ranking charge as detailed below), and (ii) the SapuraKencana Receivable and the SeaMex Seller’s Credit (each as defined further below) (other than as contemplated in section E5); provided that, where any required consents and/or waivers from third parties to assign or transfer such receivables or grant security over them cannot be obtained on satisfactory terms, the relevant receivables shall not be assigned or transferred and security shall not be granted but the cash proceeds of such receivables received by the Group after the Refinancing Closing Date shall constitute Net Realisation Proceeds;

•    any intercompany loan claims owed by Seadrill Partners LLC to each of Seadrill Limited, IHCo and/or NSNCo;

•    subordinated loans (the aggregate outstanding principal amount of which was US$44,975,800 as at 30 June 2017), owed to the Company by Archer Limited pursuant to (i) a subordinated loan agreement originally dated 24 October 2014 as amended and/or restated from time to time and (ii) a subordinated loan agreement originally dated 27 May 2016 as amended and/or restated from time to time (and in each case subject to (a) an intercreditor agreement dated 26 April 2017 between, amongst others, Archer Limited, Seadrill Limited and Danske Bank A/S and (b) a subordination agreement dated 1 June 2017 between, amongst others, Archer Limited, Seadrill Limited and BNP Paribas) (the “Archer Subordinated Loans”), provided that the Company shall use all reasonable endeavours to obtain the required consent(s) and/or waiver(s) in order to (x) grant such security and assign the rights under the Archer Subordinated Loans to an NSN HoldCo (and a first ranking share pledge shall be granted over the shares or equity interests in such NSN HoldCo); or if the required consents and/or waivers to grant such security over the Archer Subordinated Loans cannot be obtained on satisfactory terms, (y) assign the rights under the Archer Subordinated Loans to an NSN HoldCo (and a first ranking share pledge shall be granted over the shares or equity interests in such NSN HoldCo but security shall

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not be granted over the loans themselves). If the required consents and/or waivers to assign the rights under the Archer Subordinated Loans cannot be obtained on satisfactory terms, the loans shall not be transferred and security shall not be granted but the cash proceeds of such receivables received by the Group after the Refinancing Closing Date shall constitute Net Realisation Proceeds;

•    loans (the aggregate outstanding principal amount of which was approximately US$28,300,000 as at 30 June 2017) owed by Seabras Sapura Participacoes SA to Seadrill Limited pursuant to (i) the US$10.8 million loan agreement dated 2 May 2014 (as amended, supplemented and novated from time to time) between Seadrill Limited (as lender) and Seabras Sapura Participacoes SA (as borrower) (and originally between Seadrill Limited (as lender) and Sapura Navegacao Maritima S.A. (as borrower)); (ii) the US$17.5 million loan agreement dated 19 January 2015 (as amended, supplemented and novated from time to time) between Seadrill Limited (as lender) and Seabras Sapura Participacoes SA (as borrower) (and originally between Seadrill Limited (as lender) and Sapura Navegacao Maritima S.A. (as borrower)); and (iii) a deed of novation and debt assumption dated 30 December 2015 between Sapura Navegacao Maritima S.A., Seabras Sapura Participacoes SA and Seadrill Limited;

•    receivables (the aggregate outstanding principal amount of which was approximately US$3,308,720.92 as at 30 June 2017) owed by Seabras Sapura Participacoes S.A. to Seadrill Limited pursuant to a deed of novation, debt acknowledgment and debt assumption dated 30 December 2015 between Sapura Navegacao Maritima S.A., Seabras Sapura Participacoes S.A. and Seadrill Limited as amended by an extension letter dated 6 June 2017 between Sapura Navegacao Maritima S.A., Seabras Sapura Participacoes S.A. and Seadrill Limited;

•    loans (the aggregate outstanding principal amount of which was approximately US$14,457,696 as at 30 June 2017) owed by Sapura Topazio GmbH and Sapura Diamante GmbH to Seadrill Limited and Seadrill UK Limited pursuant to (i) a subordinated loan agreement dated 27 May 2014 between Sapura Topazio GmbH (as borrower) and Seadrill Limited (as lender) and (ii) a subordinated loan agreement dated 27 May 2014 between Sapura Diamante GmbH (as borrower) and

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Seadrill Limited (as lender), provided that the Company shall use all reasonable endeavours to obtain (as part of the discussions relating to discharge of the Seadrill Limited guarantee in respect of the PLSV I Facility) the consents and/or waivers required under the PLSV I Facility and related subordination deed to assign the receivables to the NSNCo Group and grant such security, and if such consents and/or waivers cannot be obtained on satisfactory terms, the receivables shall not be transferred and security shall not be granted but the cash proceeds of such receivables received by the Group after the Refinancing Closing Date shall constitute Net Realisation Proceeds;

•    loans (the current aggregate outstanding principal amount of which was approximately US$45,286,582 as at 30 June 2017) owed by Sapura Rubi GmbH, Sapura Jade GmbH and Sapura Onix GmbH to Seadrill Limited and Seadrill UK Limited pursuant to (i) a subordinated loan agreement dated 14 April 2015 between Sapura Rubi GmbH (as borrower) and Seadrill Limited (as lender); (ii) a subordinated loan agreement dated 14 April 2015 between Sapura Jade GmbH (as borrower) and Seadrill Limited (as lender); and (iii) a subordinated loan agreement dated 14 April 2015 between Sapura Onix GmbH (as borrower) and Seadrill Limited (as lender), provided that the Company shall use all reasonable endeavours to obtain (as part of the discussions relating to discharge of the Seadrill Limited guarantee in respect of the PLSV II Facility) the consents and/or waivers required under the PLSV II Facility and related subordination deed to assign the receivables to the NSNCo Group and grant such security, and if such consents and/or waivers cannot be obtained on satisfactory terms, the receivables shall not be hived down and security shall not be granted but the cash proceeds of such receivables received by the Group after the Refinancing Closing Date shall constitute Net Realisation Proceeds;

•    loans (the current aggregate outstanding principal amount of which was approximately US$45,000,000 as at 30 June 2017) owing to Sea Dragon De Mexico S. De R.L. De C.V by Seadrill Holdings Mexico S.A. De. C.V. pursuant to an intercompany loan agreement dated 3 November 2016 but with effect from 1 May 2015) (the “Sea Dragon Loan”), provided that the Company shall use all reasonable endeavours to obtain the required consent(s) and/or waiver(s) in order to (x) grant such

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security and assign the rights under the Sea Dragon Loan to an NSN HoldCo (and, in addition to the security over the Sea Dragon Loan, a first ranking share pledge shall be granted over the shares or equity interests in such NSN HoldCo); or if the required consents and/or waivers to grant such security over the Sea Dragon Loan cannot be obtained on satisfactory terms, (y) assign the rights under the Sea Dragon Loan to an NSN HoldCo (and a first ranking share pledge shall be granted over the shares or equity interests in such NSN HoldCo but security shall not be granted over the loan itself). If the required consents and/or waivers to assign the rights under the Sea Dragon Loan cannot be obtained on satisfactory terms, the loan shall not be transferred and security shall not be granted but the cash proceeds of such receivables received by the Group after the Refinancing Closing Date shall constitute Net Realisation Proceeds;

•    intercompany loans or other receivables owed by North Atlantic Rigel Limited to another member of the Group in connection with the West Rigel rig; and

•    all other unencumbered assets (including equity interests of subsidiaries and Net Realisation Proceeds or assets purchased with Net Realisation Proceeds) held by NSNCo and its subsidiaries, to the extent practicable and permissible, and in accordance with legal constraints. Security over such assets purchased with Net Realisation Proceeds will be granted only where permitted under any financing with respect to such assets, it being understood that holdco level security should, where structurally possible, be provided (with satisfactory anti-layering protections for the NSNs) where any finance in respect of such asset limits security over the assets and/or owner of the assets (as applicable).

Any amounts received by the Group (i) after the date of the Investment Agreement up to the date falling 240 days after the Petition Date, other than scheduled interest payments contemplated under the applicable agreement or arrangement as at the date of the Investment Agreement; and (ii) after the date falling 240 days after the Petition Date but prior to the Refinancing Closing Date, from a third party in respect of any of the receivables for which a balance is described in this section E4 or the SeaMex Seller’s Credit in section E5 below, shall be held in a segregated and unencumbered account or accounts of member(s) of the

19

Group. On the Refinancing Closing Date, such amounts shall be transferred to bank accounts of NSNCo and such accounts shall be secured in favour of the New Secured Noteholders or their representative. Amounts held in such accounts shall be released on the earlier of (i) the original maturity of the relevant loan or receivable (as at the date of the Investment Agreement) to which such amount relates and (ii) three months after the Refinancing Closing Date into the mandatory offer holding account at NSNCo and shall constitute Net Realisation Proceeds. The security over each such account shall be released when all amounts in the applicable account have been transferred into the mandatory offer holding account.

5.	Assignment

The following intercompany loan claims, related party debt claims and other receivables shall be assigned (but security will not be granted over the same) to their own separate and individual NSN HoldCos and a first ranking share pledge shall be granted in favour of the New Secured Noteholders or their representatives over such NSN HoldCos:

•    the deferred consideration owed by SapuraKencana Drilling Pte. Ltd to Seadrill Limited pursuant to a sale and purchase agreement dated 12 February 2013 (as amended) (the “SapuraKencana Receivable”). In the event that the outstanding balance of the SapuraKencana Receivable at any time prior to the Refinancing Closing Date is less than US$55 million (the “SK Projected Refinancing Closing Balance”), the Company will hold the difference in a segregated and unencumbered account of the Company such that the aggregate amount of (i) such amounts so segregated and (ii) the remaining outstanding balance of the SapuraKencana Receivable is in an amount of not less than the SK Projected Refinancing Closing Balance. On the Refinancing Closing Date, all such segregated amounts shall be transferred to a bank account of NSNCo and such account shall be secured in favour of the New Secured Noteholders or their representative. The amounts held in such account shall be released (and the security over such account shall be released) on 3 August 2018 if such date occurs after the Refinancing Closing Date or otherwise three months after the Refinancing Closing Date, into the mandatory offer holding account at NSNCo and shall constitute Net Realisation Proceeds. No transfers shall be made out of this account prior to such release date; and

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•    loans (the aggregate outstanding principal amount of which was US$250,000,000 as at 30 June 2017) owing to the Company by SeaMex Ltd. pursuant to a US$230 million a term loan facility and a US$20 million term loan facility in connection with a seller’s credit agreement dated 26 November 2014 (the “SeaMex Seller’s Credit”), provided that the Company shall use its reasonable endeavours to obtain the consent(s) and/or waiver(s) required to assign the SeaMex Seller’s Credit to such NSN HoldCo, and if such consents and/or waivers cannot be obtained on satisfactory terms, the SeaMex Seller’s Credit shall not be assigned and security shall not be granted but the cash proceeds of such receivables received by the Group after the Refinancing Closing Date shall constitute Net Realisation Proceeds.

6.	NSNCo Cash

Sole first ranking charge to be granted in favour of the New Secured Noteholders or their representatives over all deposit and security accounts (including accounts into which the Net Realisation Proceeds and proceeds of the New Secured Notes are deposited) and all cash balances, held by NSNCo (the “NSN Cash Security” together with the first ranking security described in sections E3 and E4 above, the “First Ranking New Secured Notes Security”).

With respect to the NSN Cash Security:

•    NSNCo will receive all of the Net Realisation Proceeds into a mandatory offer holding account maintained by it pending redemption/repayment or re-investment in accordance with section D2 above,

•    US$227.5 million of the initial proceeds of the New Secured Notes (the “NSN Escrow Amount”) initially to be held in an escrow account on terms satisfactory to the New Secured Noteholders. The initial NSN Escrow Amount shall be reduced:

•    on each anniversary of the Refinancing Closing Date, by a proportion equal to the principal amount of New Secured Notes redeemed or otherwise retired during the preceding 12 month period over the accrued New Secured Notes balance had no such redemptions taken place during the preceding 12 month period; and

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•    from the date falling two years after the Refinancing Closing Date, pursuant to a performance based reduction mechanism as follows:

•    for the first year ended 31 December where LTM consolidated EBITDA is greater than US$1.3 billion, the lesser of (x) 30% of the original NSN Escrow Amount (i.e. US$227.5m) and (y) the then current balance of the NSN Escrow Amount, will be released and the NSN Escrow Amount reduced accordingly; and

•    for each subsequent year ended 31 December where LTM consolidated EBITDA is greater than US$1.5 billion, the lesser of (x) 35% of the original NSN Escrow Amount (i.e. US$227.5m) and (y) the then current balance of the NSN Escrow Amount, will be released and the NSN Escrow Amount reduced accordingly.

Such released amounts shall be applied to repay RigCo cash in accordance with the Intercreditor Agreement to the extent over US$25 million of RigCo cash has been used pursuant to the basket in paragraph (J) of the definition of Permitted Financial Support in Annex 4 (Group Wide Restrictive Covenants) of the Credit Facilities Term Sheet and otherwise will be subject to a reinvestment right on the same terms as the reinvestment rights to be agreed for Net Realisation Proceeds before payment to IHCo.

7.	Second Ranking Security

Second ranking charge to be granted in favour of the New Secured Noteholders or their representative (with first ranking charge to be granted in favour of the Bank Finance Parties) over:

(a)    the shares and any other equity interests in RigCo (including any equity interest arising from an equity contribution made by IHCo to RigCo);

(b)    the intercompany loan claims owed by RigCo to IHCo (including intercompany loans granted by IHCo pursuant to the Contribution Agreement set out in the Cash Pooling Term Sheet);

(c)    upstream intercompany loans owed to RigCo by IHCo;

(d)    the excess sales proceeds escrow accounts and the periodic cash sweep account established by RigCo and, in the case of the excess sale proceeds escrow accounts, other members of the RigCo group; and

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(e)    the RigCo bank account(s) into which IHCo funds cash pursuant to the Contribution Agreement (as described in the Cash Pooling Term Sheet).

Second ranking charge to be granted over any subsidiary of Seadrill Limited party to a guaranteed newbuild contract, with first ranking charge to be granted in favour of the Bank Finance Parties limited in recourse to the amount of Group cash (pre-Refinancing Closing Date) or RigCo cash (post- Refinancing Closing Date) used in respect of such guaranteed newbuild. Share charges to be released and retaken at a level high enough in the ownership structure so as to not prejudice any financing in respect of the newbuild at the time of such financing.

8.	IHCo Cash/Pari Passu Charge

US$100 million of the New Secured Notes proceeds shall be transferred on the Refinancing Closing Date to one or more specified bank accounts satisfactory to the New Secured Noteholders at IHCo (“IHCo Bank Accounts”). In respect of any IHCo Bank Accounts, the New Secured Noteholders and the Bank Finance Parties will have a pari passu claim (vis a vis each other) and, in any event, such claim will be senior to any other claims at IHCo. The New Secured Noteholders claim to the IHCo Bank Accounts will be for the aggregate outstanding amount of the New Secured Notes (including principal, interest and other amounts) (being the full US$750 million of the New Secured Notes and any additional amounts in respect of the accrual of PIK interest and unpaid cash interest, subject to reductions for retirement or redemption of any New Secured Notes from time to time) and the Bank Finance Parties’ claim to the IHCo Bank Accounts will be limited to the difference between the RigCo Minimum Liquidity Requirement (as described in the Cash Pooling Term Sheet) and the consolidated cash balance of the RigCo group at the time of enforcement. The security will be in the form of a pledge over the IHCo Bank Accounts in the jurisdiction where the IHCo Bank Accounts are set up. For the avoidance of doubt, such security will not restrict the application of cash in the IHCo Bank Accounts in accordance with the cash pooling arrangements as described in the Cash Pooling Term Sheet and agreed covenants.

For the avoidance of doubt, the Bank Finance Parties will have no claim or security interest in the Net Realisation Proceeds.

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9.	Intercreditor

Save as described in the paragraph below, a global intercreditor agreement (the “Intercreditor Agreement”) will govern the ranking and claims (including guarantee claims) of (i) the Bank Finance Parties in respect of each Secured Facilities Agreement and the related finance documents, (ii) the New Secured Noteholders, (iii) the Ship Finance Parties, and (iv) the members of the Group which provide intercompany loans to the obligors under the Secured Facilities Agreements and where such loans are required by the terms of the relevant Secured Facilities Agreement and the Intercreditor Agreement to be subordinated. Intercreditor Agreement to be subject to Intercreditor Principles on substantially the terms summarised in the Intercreditor Term Sheet.

First Ranking New Secured Notes Security and intercompany debt obligations between IHCo and the NSNCo Group to be regulated by a separate security trust and subordination deed.

10.	Ranking

Proceeds of enforcement of the First Ranking New Secured Notes Security to be applied:

1.     first, to discharge any sums owing to the New Secured Noteholders’ security agent;

2.     second, to discharge related enforcement costs and expenses;

3.     third, to discharge the New Secured Notes, and

4.     fourth, to Seadrill Limited, IHCo, NSNCo or their respective subsidiaries as the relevant provider of the First Ranking New Secured Notes Security.

F.	COVENANTS

1.	Covenants

Customary covenants to be agreed, but to include without limitation:

(a)   no financial covenants

(b)   no voluntary repayment of the Secured Facilities Agreements (other than as set out in the Credit Facilities Term and the Intercreditor Term Sheet)

(c)   anti-layering

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(d)    payment of the New Secured Notes

(e)    maintenance of office or agency

(f)     reports and other information

(g)    corporate existence

(h)    payment of taxes

(i)     further assurances

(j)     compliance certificate; notice of default

(k)    payments for consent

(l)     waiver of stay, extension or usury laws

(m)   change of control

(n)    incurrence of indebtedness and issuance of disqualified stock and preferred stock

(o)    limitations on restricted payments

(p)    limitations on liens

(q)    limitations on asset sales; events of loss

(r)     limitations on transactions with affiliates (to be replicated from Secured Facilities Agreements)

(s)    dividend and other payment restrictions affecting subsidiaries

(t)     subsidiary guarantees

(u)    reports to holders

(v)    limitations on designation of restricted and unrestricted subsidiaries

(w)   payment of additional amounts

(x)    limitation on business activities of Seadrill Limited, IHCo and NSNCo

(y)    mergers, consolidations etc.

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(z) successor substituted (aa) intercreditor arrangements (bb) after-acquired collateral (cc) insurance (dd) maintenance of the required NSN Escrow Amount

2.	Financial Information

Financial information requirements to include:

(a)    audited annual consolidated accounts of the Group, to be provided within 120 days after the end of each financial year, except that the first group audited financials, if the restructuring is implemented via Chapter 11, will be due within a period to be agreed due to fresh start accounting;

(b)    unaudited consolidated accounts of the Group for each financial quarter, to be provided within 70 days after the end of each financial quarter, except that the first unaudited quarterly accounts, if restructuring is implemented via Chapter 11, will be due within a period to be agreed due to fresh start accounting; and

(c)    unaudited unconsolidated accounts for IHCo, NSNCo and RigCo (quarterly and annually).

3.	Covenant Suspension

Upon achievement of certain milestones and/or satisfaction of certain conditions to be agreed, certain of the covenants to be agreed under the heading “Covenants” will not apply until such time as those conditions are no longer satisfied (the “Suspension Period”).

For the avoidance of doubt, no action taken during the Suspension Period will cause a default or event of default under the New Secured Notes after the end of a Suspension Period if such action was permitted under the terms of the New Secured Notes when taken during the relevant Suspension Period (i.e. debt incurred during the Suspension Period for which no basket is available will be deemed to be permitted existing debt after the end of such Suspension Period during which it was incurred).

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G.	EVENTS OF DEFAULT

1.	Events of Default

Events of default under the New Secured Notes shall be customary and satisfactory to the New Secured Noteholders and the Company, which shall include but not be limited to:

(a)    (i) non-payment of principal under the New Secured Notes and (ii) non-payment of interest or other amounts due under the New Secured Notes, which in the case of clause (a)(ii) shall be subject to grace periods to be agreed;

(b)    insolvency and insolvency proceedings in respect of the Issuer or any guarantor (or group of guarantors) that is a significant subsidiary;

(c)    breach of covenants, subject to grace periods to be agreed;

(d)    cross acceleration to (i) Secured Facilities Agreements and/or, (ii) subject to a US$50,000,000 de minimis threshold, other indebtedness;

(e)    final and non-appealable judgment against the Issuer or any Guarantor, subject to a US$50,000,000 de minimis threshold; and

(f)    failure to maintain a perfected security interest (subject to exceptions and materiality to be agreed).

The applicable make-whole or prepayment premium that would be applicable to a voluntary redemption of the New Secured Notes at the time of any acceleration of the New Secured Notes as the result of an Event of Default will be payable upon such acceleration of the New Secured Notes.

H.	DOCUMENTATION

1.	Commitment/ Subscription	The obligations of New Secured Noteholders to subscribe for the New Secured Notes will be contained in an investment agreement.

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2.	Note Documentation

Documentation by which the New Secured Notes will be constituted to include:

(a)    indenture;

(b)    notes;

(c)    all first ranking and second ranking security documents necessary to give effect to the security arrangements outlined above; and

(d)    the Intercreditor Agreement.

3.	Offering Memorandum

Seadrill shall prepare a customary Rule 144A Offering Memorandum to be in place as soon as practicable following the date of issuance of the New Secured Notes and by no later than that contemplated in the Investment Agreement.

I.	OTHER

1.	Governance	As set out in the Board Governance Term Sheet at Exhibit B of the Investment Agreement. Management incentive plan for management to be created on terms to be agreed.

2.	Withholding Tax	Tax gross-up in relation to any applicable Bermudan withholding tax only.

3.	Amendments and Waivers

Subject to the Intercreditor Term Sheet, amendments of the New Secured Notes Finance Documents will be subject to the consent of the majority of the New Secured Noteholders by value. However, the consent of at least 90% of the New Secured Noteholders by value will be required for certain economic and other customary entrenched amendments. For the avoidance of doubt, when calculating the amount of New Secured Notes outstanding and the amount of New Secured Notes that have consented to any amendment, waiver or supplement or in giving any direction to the trustee or security agent, New Secured Notes held by the Investors shall be included in such calculation.

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4.	Securities Act Exemption; Transferability

The New Secured Notes rights offering commitment will be made only to “eligible holders” (i.e., a “qualified institutional buyer,” an institutional “accredited investor” or a non-“U.S. person”) pursuant to an exemption from registration under the Securities Act. The New Secured Notes will be transferable under an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act (i.e. Rule 144A), in each case in accordance with the Investment Agreement.

5.	Governing Law and Jurisdiction	The investment agreement and indenture in respect of the New Secured Notes shall be subject to New York law/courts.

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ANNEX 5 to EXHIBIT A

Cash Pooling Term Sheet

PROJECT EAGLE

Cash Pooling Terms

Background

•	This term sheet sets out the key terms of the cash pooling arrangements to be put in place as part of the proposed restructuring in relation to Seadrill Limited (“Seadrill Limited” or the “Company”).

•

It is agreed that Seadrill Global Services Limited and Seadrill Management Limited will be hived down to RigCo. For the avoidance of doubt, Seadrill Global Services Limited and Seadrill Management Ltd shall not be subject to any new security arrangements and shall continue to operate on the basis on which they currently operate.

•	It is further assumed for the purposes of this term sheet that:

•

the security and guarantees that benefit the New Secured Notes shall be as set forth in the New Secured Notes and Intercreditor term sheets annexed at Exhibit A of the restructuring support and lock-up agreement (the “RSA”) to which this term sheet is also attached; and

•

no member of the “NSNCo group” (to be defined as NSNCo and its subsidiaries) may have any liability to any other Group (as defined in the Secured Facilities term sheet annexed at Exhibit A of the RSA) entity outside of the NSNCo group other than IHCo, and then only to the extent such liabilities are subject to acceptable subordination agreements in favour of the New Secured Noteholders and pledged in favour of the New Secured Noteholders, subject to exceptions to be agreed (provided that any such agreed specific exceptions will be subject to release on enforcement).

•

It is also assumed for the purposes of this term sheet that the intercompany loan arrangements of the Group will be adjusted and rationalised on a group-wide basis with effect from the Refinancing Closing Date (as that defined in the Secured Facilities term sheet) such that (subject to exceptions to be agreed, including as permitted under the agreed covenant package set out in Annex 4 (Group Wide Restrictive Covenants) of the Secured Facilities term sheet):

•

no subsidiary of RigCo whose shares are subject to existing security for the lenders under any Secured Facilities Agreement has any intercompany loan liability to any group or related entity other than RigCo;

•

security will be granted in favour of the lenders under any Secured Facilities Agreement over any intercompany loan liability owed to RigCo by a subsidiary of RigCo whose shares are subject to existing security for those same lenders;

•	no other subsidiary of RigCo has any intercompany loan liability to any group or related entity other than RigCo or another subsidiary of RigCo; and

•	RigCo has no intercompany loan liabilities except to its own subsidiaries and IHCo,

and for these purposes intercompany loan liabilities do not include trade payables or amounts due in respect of services provided by a member of the Group which are paid in cash or otherwise settled within a specified period.

•	References to cash in this term sheet include cash equivalents where appropriate.

Summary of Cash Pooling Arrangements

RigCo Group cash pool

•

The cash pooling arrangements currently operating at the Seadrill Limited level will be moved down to the RigCo level or a new cash pool will be established at the RigCo level. The NADL cash pool will either continue to operate at the NADL level on the same basis as it operates today or will otherwise be terminated.

•

On the closing date of the recapitalisation, cash will be moved within the Seadrill group so that all Available Closing Cash (as defined below) is held by RigCo and its subsidiaries (including NADL, Sevan and AOD and their respective subsidiaries) (the “RigCo Group”) and, to the extent held by RigCo, it shall be held in the RigCo contribution account.

•

Out of the proceeds of (a) the New Secured Notes (which shall be subject to a 1% closing fee funded from the initial proceeds of the New Secured Notes) and (b) the new equity placement ((a) and (b) together, the “New Capital Contributions”):

•

US$200 million (being 100% of the proceeds of the new equity placement or any other new capital contribution in lieu of the new equity placement) less an amount up to US$25 million (that will remain at Seadrill Limited to fund liquidity requirements at such level) will be contributed to RigCo;

•	US$227.5 million of the proceeds of the New Secured Notes (such amount as reduced from time to time as contemplated below, the “NSN Escrow Amount”) will be held in a restricted cash account at NSNCo;

•	US$100 million of the proceeds of the New Secured Notes will be contributed to IHCo; and

•	US$523.9 million of the proceeds of the New Secured Notes will be contributed to RigCo.

•	At closing, IHCo will therefore hold approximately US$100 million.

•	Available Closing Cash for these purposes will be the Consolidated Cash Balance of the Company and its subsidiaries at closing less:

•	transaction costs including financing fees and payments to implement the recapitalisation;

•	the gross proceeds of the New Capital Contributions;

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•

restricted cash for the purposes of Seadrill Limited’s consolidated financial statements being essentially cash over which security has been granted to other parties or which has been ring fenced for the benefit of other parties such as for example cash collateral for letters of credit or other existing financing arrangements but for the avoidance of doubt this will not include cash in the earnings accounts over which security has been granted in favour of the lenders under the Secured Facilities Agreements; and

•

cash relating to certain loans and other receivables which form part of the NSN Collateral (as defined in section E1 of the New Secured Notes term sheet) received prior to the Refinancing Closing Date and which are required under the New Secured Notes term sheet to be held in segregated and unencumbered accounts of the Company and/or other members of the Group (as applicable) and to be subsequently transferred on the Refinancing Closing Date to bank accounts of NSNCo (which accounts will be secured in favour of the New Secured Noteholders).

•

The Consolidated Cash Balance will include all cash held by Seadrill Limited and its subsidiaries including NADL, Sevan, AOD and their respective subsidiaries at closing, including cash held in accounts charged in favour of the lenders under the Secured Facilities Agreements.

•	There will be no adjustment to the terms applicable to the existing security for the lenders under the respective Secured Facilities Agreements in respect of such earnings accounts.

•

Subject to the RigCo periodic cash sweep mechanic described below, moneys held by the RigCo Group (other than moneys held in the excess sales proceeds escrow account(s)) will be free to be moved around the RigCo Group (in the case of moneys held in earnings accounts and the bank account(s) into which IHCo funds cash pursuant to the Contribution Agreement (defined below), for so long as no event of default is continuing under the relevant Secured Facilities Agreements). There will be a periodic cash sweep (subject to exceptions to be agreed, including but not limited to exceptions (i) for legal restrictions such as exchange or capital controls or legal requirements to which the directors of the relevant subsidiary are subject and (ii) where tax and/or other costs on the payment or transfer of funds to RigCo would be material for that subsidiary) of cash balances held by subsidiaries of RigCo into periodic cash sweep accounts to be opened and maintained by RigCo, provided that, for so long as there is a minority shareholder of AOD, any sweep of cash held by AOD and its subsidiaries will operate as follows:

•

Up to 30 June 2021, any cash held by AOD and its subsidiaries over the higher of US$20 million and the amount of cash required by AOD and its subsidiaries to (i) meet its debt service obligations for the next six months, (ii) repay any loans made by RigCo to AOD or AOD’s subsidiaries and (iii) meet ongoing financial and operating costs and liabilities, may at the election of the board of directors of AOD be paid pro rata to RigCo and AOD’s minority shareholder (in each case pro rata to its equity stake in AOD) by way of intercompany loans on terms to be agreed (but provided that the interest rate on such loans shall not be lower than the interest rate payable on the AOD Facility Agreement and AOD shall be entitled to request repayment of such loans on demand to the extent that it requires funds to meet its financial and operational costs and liabilities, and provided further that where AOD requests repayment of such loans, AOD shall request repayment of such loans by each of RigCo and AOD’s minority shareholder, in each case pro rata to its equity stake in AOD).

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•

On the last day of each semi-annual period, starting with the semi-annual period ending 30 June 2021, any cash held by AOD and its subsidiaries over the amount of cash required by AOD and its subsidiaries to (i) meet its debt service obligations for the next six months, (ii) fund any cash sweep as described in section C2 of the Secured Facilities term sheet in relation to the AOD Facility Agreement in respect of that semi-annual period, (iii) repay any loans made by RigCo to AOD or AOD’s subsidiaries and (iv) meet ongoing financial and operating costs and liabilities, shall be paid pro rata to RigCo and AOD’s minority shareholder (in each case pro rata to its equity stake in AOD) by way of intercompany loans on terms to be agreed (but provided that the interest rate on such loans shall not be lower than the interest rate payable on the AOD Facility Agreement and AOD shall be entitled to request repayment of such loans on demand to the extent that it requires funds to meet its financial and operational costs and liabilities, and provided further that where AOD requests repayment of such loans, AOD shall request repayment of such loans by each of RigCo and AOD’s minority shareholder, in each case pro rata to its equity stake in AOD).

During this period, provided that the cash required to meet the items described in paragraphs (i) to (iv) above has been retained by AOD and its subsidiaries and AOD and its subsidiaries additionally have (and will continue to have after any such dividend is paid) at least a free cash float in an amount to be agreed that is generated from its own funds, the board of directors of AOD may, if they consider it appropriate, elect to pay dividends to the shareholders of AOD instead of making these upstream loans, such dividends to be paid on a pro rata basis according to the shareholders’ shareholdings.

The RigCo periodic cash sweep accounts will be subject to security as further detailed in the Intercreditor term sheet.

•

There will be a minimum liquidity requirement of US$650 million for the remainder of the year 2017, US$525 million for the year 2018 and US$400 million thereafter within the RigCo Group for the benefit of the lenders under the Secured Facilities Agreements (the “RigCo Minimum Liquidity Requirement”). The RigCo Minimum Liquidity Requirement must be satisfied at all times (subject to a cure period of not more than 5 Business Days between quarterly testing dates for intra period variations in the event that cash within the RigCo Group is no more than US$50 million below the applicable RigCo Minimum Liquidity Requirement on such days) and will be tested by way of a compliance certificate provided to the lenders on a quarterly basis.

All cash collateral posted by members of the RigCo Group (whether or not held by such member of the RigCo Group) and all cash within the RigCo Group including cash in hand and cash in bank accounts, as well as cash held in earnings accounts and the bank account(s) into which IHCo funds cash pursuant to the Contribution Agreement and the RigCo periodic cash sweep accounts, which are charged in favour of the lenders under the Secured Facilities and cash held in cash pooling accounts will count towards this requirement, provided that in respect of cash collateral pledged in favour of third party creditors, only up to US$100 million

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of such pledged cash will be taken into account. For the avoidance of doubt, the cash in the excess sales proceeds escrow account(s) described below will be taken into account when calculating compliance with the RigCo Minimum Liquidity Requirement only where no event of default is continuing under the Secured Facilities Agreements. Any Amortisation Conversion Election (as that term is defined in the Secured Facilities term sheet) will not result in any manufactured adjustment to the RigCo Minimum Liquidity Requirement (i.e. deferred amortisation will not be deducted, and no amount corresponding to deferred amortisation will be added, when calculating the RigCo Minimum Liquidity covenant).

•	There will be restrictions on moneys being paid out of the RigCo Group to IHCo or its affiliates (other than members of the RigCo Group) (the “RigCo Restricted Payments Membrane”). In particular:

(a)

certain payments will be permitted to be made through the RigCo Restricted Payments Membrane at any time so long as no payment or insolvency event of default, no event of default arising out of a breach of the RigCo Minimum Liquidity Requirement and no event of default arising out of non-compliance by IHCo of its obligations to make payments or contributions to RigCo pursuant to the Contribution Agreement (save for a failure by IHCo to pay or contribute an amount if caused by an administrative or technical error and such payment or contribution is made within 3 Business Days of its due date) is continuing under the Secured Facilities Agreements or, in any such case, would result therefrom and such payments are to be promptly applied to meet the purpose for which they are being made (the “Junior Obligations Permitted Payments”). These Junior Obligations Permitted Payments will include payments from RigCo Group cash to fund:

(i)	payments of principal, interest or other amounts due in respect of unsecured debt (if any) issued by Seadrill Limited;

(ii)

payments of principal, interest or other amounts due in respect of the New Secured Notes or any instrument refinancing the New Secured Notes to the extent there is insufficient cash at IHCo available to make such payments;

(iii)

payments under hedging arrangements existing on the Refinancing Closing Date and, to the extent permitted to exist by the agreed covenant package set out in Annex 4 of the Secured Facilities term sheet, non-speculative hedging arrangements entered into in the future;

(iv)

payments by way of financial support to non-consolidated entities (including payments made in respect of guarantees of non-consolidated entities permitted to exist by the agreed covenant package set out in Annex 4 of the Secured Facilities term sheet) existing on the Refinancing Closing Date to the extent there is insufficient cash at IHCo available to make such payments;

(v)

payments in respect of newbuilds which are permitted to be made by the agreed covenant package set out in Annex 4 of the Secured Facilities term sheet to the extent there is insufficient cash at IHCo available to make such payments; and

5

(vi)

payments in respect of acquisitions and rig investments which are permitted to be made by the agreed covenant package set out in Annex 4 of the Secured Facilities term sheet to the extent there is insufficient cash at IHCo available to make such payments.

(b)

certain payments which are not Junior Obligations Permitted Payments will be permitted to be made through the RigCo Restricted Payments Membrane at any time irrespective of whether any event of default has occurred or is continuing under the Secured Facilities Agreements and such payments are to be promptly applied to meet the purpose for which they are being made (the “Structural Permitted Payments”, and together with the Junior Obligations Permitted Payments, the “Specified Permitted Payments”). Structural Permitted Payments will include payments from freely available RigCo Group cash to fund:

(i)	payments made on arm’s length terms for services or goods provided;

(ii)

payments made to meet corporate, administration, tax, employment, pensions, IT, listing and property costs and expenses and other payments arising in the ordinary course of business of Seadrill Limited and its subsidiaries (other than RigCo and its subsidiaries) (the “SDRL/IHCo/NSNCo Group”);

(iii)	payments in respect of insurance arrangements of Seadrill Limited and its subsidiaries;

(iv)	payments made to meet regulatory or legal obligations or requirements of Seadrill Limited and its subsidiaries;

(v)

payments made to meet payment obligations of members of the SDRL/IHCo/NSNCo Group either existing on the Refinancing Closing Date or arising under committed arrangements existing on the Refinancing Closing Date (but in each case not including Junior Obligations Permitted Payments);

(vi)

payments which are permitted to be made or in respect of transactions which are permitted (including in order to fund equity contributions and including Equity Transactions (as defined in Annex 4 of the Secured Facilities term sheet)) by the agreed covenant package set out in Annex 4 of the Secured Facilities term sheet (but in each case not including payments which represent Junior Obligations Permitted Payments);

(vii)

payments made by Seadrill Global Services Limited consistent with the ordinary course of its business in operating its capital equipment pool and consistent with the basis on which it is currently operated;

6

(viii)

payments made by Seadrill Management Limited consistent with the basis on which it is currently operated including payments in relation to directors’ service payments, employee salaries and pensions payments;

(ix)	payments made by Seadrill Insurance Limited consistent with the basis on which it is currently operated;

(x)

payments due under guarantees granted by Seadrill Limited, provided that Seadrill Limited shall use its reasonable endeavours to (A) procure that the principal meets the primary obligations in respect of which the guarantee has been called to the extent possible, with funds available to the principal and (B) legally reduce, postpone or avoid such payment unless it considers (acting reasonably) that to do so would not be in the interests of the Group or its financial creditors (because, for example, but without limitation, the same risks resulting in additional amounts being claimed from members of the Group) provided that, for the avoidance of doubt, nothing in this proviso shall delay or prohibit Seadrill Limited from making any payment due under a guarantee which it is satisfied has become legally due and payable under the terms of the relevant documentation; and

(xi)

Net Realisation Proceeds (as defined in section D1 of the New Secured Notes term sheet) which arise within the RigCo Group and are required to be paid to NSNCo in accordance with the New Secured Notes term sheet;

(c)

other payments which are not Specified Permitted Payments or payments in respect of the cash sweep described in paragraph (d) immediately below (the “IHCo Top-up Payments”) will only be permitted to be made through the RigCo Restricted Payments Membrane to upstream RigCo Group cash from RigCo to IHCo and its affiliates (other than members of the RigCo Group) so long as:

(i)	no such payment is made prior to 1 January 2020;

(ii)	there is no continuing event of default under the Secured Facilities Agreements at the time of and immediately following the making of the payment;

(iii)

cash at IHCo does not exceed US$250 million excluding any Specified Permitted Payments, the proceeds of any SDRL Equity Issue and the proceeds of any SDRL Debt Issue (in each case provided that such amounts are to be promptly applied to meet the purpose for which such payments are being made) (the “IHCo Excluded Cash”) (the US$250 million excluding the IHCo Excluded Cash being the “IHCo Cash Cap”) at the time of and immediately following the making of the payment;

(iv)

cash held by Seadrill Limited and its subsidiaries (other than IHCo and its subsidiaries) (the “SDRL Group”) does not exceed the SDRL Group Cash Cap (as defined below) at the time of and immediately following the making of the payment;

7

(v)

cash in an amount at least equal to the then RigCo Minimum Liquidity Requirement plus US$250 million (including, where no event of default is continuing, cash in the excess sales proceeds escrow account(s) described below) remains within the RigCo Group at the time of and immediately following the making of the payment;

(vi)	the Amortisation Conversion Election has not been exercised or if it has been exercised, the secured tranches created as a result of its exercise have been prepaid in full by the date of payment; and

(vii)	for every dollar that is upstreamed from RigCo to IHCo, three dollars is concurrently applied:

(A)	firstly, in repayment of PIK interest (if any) accrued under the Secured Facilities Agreements (on a pro rata basis across all Secured Facilities Agreements); and

(B)	secondly, in prepayment of the Secured Facilities (on a pro rata basis across all Secured Facilities Agreements, and applied against future amortisation payments in inverse chronological order); and

(d)	payments will be permitted to IHCo pursuant to the cash sweep described in section C2 of the Secured Facilities term sheet.

For the avoidance of doubt, the RigCo Restricted Payments Membrane will not restrict the payment of dividends from AOD to its minority shareholder as described above and below.

•

There will be no requirement that any IHCo Top-up Payments or payments to IHCo pursuant to the cash sweep described in section C2 of the Secured Facilities term sheet are made for any specific purpose or directly or contemporaneously towards any purpose and no look forward liquidity test in relation to the RigCo Group as a condition to any of the Specified Permitted Payments, IHCo Top-up Payments or payments to IHCo pursuant to the cash sweep.

•	Where moneys are advanced by RigCo to IHCo they will be advanced by way of:

•	repayment of intercompany loans made by IHCo to RigCo; or

•

by way of upstream intercompany loans on a subordinated basis to the claims of the New Secured Noteholders on the agreed intercreditor terms. Security will be granted over any such upstream intercompany loans with all lenders under the Secured Facilities having a first priority claim and the New Secured Noteholders having a second priority claim subject to agreed intercreditor terms.

•	For the avoidance of doubt, RigCo will not make dividends to IHCo or otherwise return funds to equity.

8

NSNCo Cash

•

There will be a minimum liquidity requirement at NSNCo (the “NSNCo Liquidity Requirement”) funded by means of the initial NSN Escrow Amount. The initial NSN Escrow Amount shall be reduced from time to time:

•	in an amount based on the amount of New Secured Notes redeemed or otherwise retired; and

•	pursuant to a performance based reduction mechanism,

in each case in accordance with section E6 of the New Secured Notes term sheet, with such released amounts being subject to a reinvestment right before payment to IHCo.

•

NSNCo will also receive into a mandatory offer holding account maintained by it (pending redemption/repayment of the New Secured Notes, application to pay PIK interest in cash, re-investment or payment to IHCo in accordance with sections C3 and D2 of the New Secured Notes term sheet), the Net Realisation Proceeds.

IHCo cash pool

•	A second cash pool will be established with IHCo at its head.

•

In addition to the increase in IHCo cash through permitted payments from RigCo and from amounts released from the NSN Escrow Amount and not reinvested (in accordance with section E6 of the New Secured Notes term sheet), IHCo will also receive the following from the NSNCo group:

•

(i) earn-outs from Seadrill Operating LP, Seadrill Capricorn Holdings LLC, Seadrill Gulf Operations Vela LLC, Seadrill Vela Hungary Kft. and Seadrill Polaris Ltd; (ii) dividends in an aggregate amount of no greater than US$60,000,000 per calendar year from Seadrill Partners LLC (“SDLP”) and other SDLP group facility obligors or holding companies of such SDLP group facility obligors; and (iii) amounts paid by Seadrill Vencedor Ltd pursuant to the loan agreement dated 28 September 2012 between Seadrill Limited (as lender) and Seadrill Vencedor Ltd (as borrower) (as amended, extended and/or restated from time to time, including by a letter agreement dated 28 August 2014 between the parties to the loan agreement and by a letter agreement dated 14 April 2015 between the parties to the loan agreement); and

•

any Net Realisation Proceeds which have not been used to redeem/repay New Secured Notes, to pay PIK interest in cash, to fund financial support to non-consolidated entities, to repay RigCo cash used to fund financial support or which have not been reinvested, in each case accordance with section D2 of the New Secured Notes term sheet, in each case, as soon as reasonably practicable after such amounts become available for distribution from NSNCo to IHCo.

9

•

There will be no minimum liquidity requirement at IHCo, but IHCo may only hold maximum cash equal to the IHCo Cash Cap. The IHCo Cash Cap will not restrict (i) cash being passed through IHCo in order to be used or applied in accordance with the cash pooling arrangements set out in this term sheet and agreed covenants and (ii) Net Realisation Proceeds being passed through IHCo to be paid to NSNCo, and in each case such cash will be excluded for the purposes of calculating whether IHCo cash exceeds the IHCo Cash Cap.

•

Where, on a New Secured Note cash interest payment date, cash at IHCo exceeds the IHCo Cash Cap (after payment of such cash interest), such excess cash will be promptly contributed to RigCo. For the avoidance of doubt, this will allow IHCo to fund RigCo above the RigCo Minimum Liquidity Requirement, notwithstanding the requirements of the Contribution Agreement described below.

•

IHCo and RigCo will enter into a contribution agreement (the “Contribution Agreement”) whereby IHCo will contractually commit (subject only to the conditions set out below) to make available on a quarterly basis to RigCo such funds as are required in order to maintain the RigCo Minimum Liquidity Requirement applicable at that time within the RigCo Group (for the avoidance of doubt, automatically and without the need for RigCo to make a payment demand) for so long as IHCo has funds available.

•	In the event that:

(i)

there is an event of default under any Secured Facilities Agreement which continues unremedied or (other than with respect to a payment or insolvency event of default which would be resolved by the continued contribution of moneys from IHCo to RigCo in accordance with the Contribution Agreement and taking into account funds available to IHCo for such contribution) unwaived for a period of more than 60 days; or

(ii)	any Secured Facilities Agreement is accelerated or any related security is enforced (and this will include any lender exercising rights of set-off or similar against any member of the Group),

in either case where the underlying event of default under the relevant Secured Facilities Agreement is not:

•

an event of default arising in circumstances where the avoidance of the occurrence of such event of default is in the control of the SDRL/IHCo/NSNCo Group (provided that, for the avoidance of doubt, this does not require IHCo to breach (or procure that its subsidiaries breach) the NSNCo Liquidity Requirement or the New Secured Notes indenture as in effect on the Refinancing Closing Date), or

•

a cross-default arising as a result of an event of default under any credit facilities to which a member of the Seadrill Group (other than the RigCo Group) is the primary obligor (other than an event of default under the Secured Facilities Agreements) where the circumstances giving rise to such event of default do not otherwise constitute an event of default under the Secured Facilities Agreements, then the maximum amount required to be provided by IHCo pursuant to the Contribution

10

Agreement will be equal to the lesser of:

(a)	cash held by IHCo at that time; and

(b)	the RigCo Minimum Liquidity Requirement applicable at that time,

minus, in the case of paragraph (b) above, any cash at that time in the RigCo Group (including cash in the earnings accounts, the RigCo periodic cash sweep accounts, and the bank account(s) into which IHCo funds cash pursuant to the Contribution Agreement or similar (irrespective of whether an event of default has occurred or is continuing)).

No further amounts over and above this maximum will then be required to be provided by IHCo pursuant to the Contribution Agreement unless (i) the relevant event of default under the Secured Facilities Agreements is remedied or (other than with respect to a payment or insolvency event of default which would be resolved by the continued contribution of moneys from IHCo to RigCo in accordance with the Contribution Agreement and taking into account funds available to IHCo for such contribution) waived or (ii) the acceleration or enforcement action under the Secured Facilities Agreements is rescinded to the satisfaction of IHCo in its absolute discretion.

For the avoidance of doubt:

(i)

the suspension of the obligation for IHCo to make contributions to RigCo pursuant to the Contribution Agreement shall apply solely to the obligations under that document and shall not in any way restrict the ability of IHCo to otherwise make payments to RigCo to the extent such payments are otherwise permitted by the New Secured Notes, nor shall any such suspension in and of itself constitute, or be deemed to constitute, grounds for the directors of IHCo to conclude that they may or should cease to make payments to RigCo;

(ii)

the filing or other initiation of insolvency or other similar proceedings whether voluntary or involuntary including, but not limited to, US Chapter 11 proceedings and the taking of any step or action in connection with the same, shall not be deemed to be an event the avoidance of the occurrence of which is in the control of the SDRL/IHCo/NSNCo Group for these purposes;

(iii)

the maximum amount to be provided by IHCo pursuant to the Contribution Agreement in the circumstances set out herein will be calculated prior to the exercise of any set-off or similar rights by the lenders under the Secured Facilities Agreements exercisable as a result of the underlying event of default; and

(iv)

under no circumstances will IHCo be required to make contributions to RigCo, if, as the result of such contribution, the NSN Escrow Amount will fall below the NSNCo Liquidity Requirement or there would be any reduction in the mandatory offer holding account not otherwise permitted under the terms of the New Secured Notes.

11

•

Except as contemplated in this term sheet and/or the Contribution Agreement, the [Intercreditor Agreement] [New Secured Notes indenture] will restrict the ability of the SDRL/IHCo/NSNCo Group to fund the RigCo Group in excess of an amount to be agreed, provided, however, that with respect to the first US$250m of Amortisation Conversion Elections (as defined in the Secured Facilities term sheet) there will be a mechanism whereby in the event of an Amortisation Conversion Election, IHCo will be required to contribute additional cash to RigCo equal to the lesser of:

•	such amount that equates to a proportion of 40 cents for every dollar of Amortisation Conversion Election; and

•	the residual cash balance at IHCo excluding any IHCo Excluded Cash.

For the avoidance of doubt, the Company shall be able to exercise an Amortisation Conversion Election notwithstanding the cash balance at IHCo being zero.

•

Changes to the Contribution Agreement will not be permitted without the consent of the Supra Majority Lenders and the majority of the New Secured Noteholders by value (subject to agreed exceptions), and non-compliance with the Contribution Agreement shall constitute an event of default under the Secured Facilities Agreements unless in the case of a non-payment or failure to contribute, a party’s failure to pay or contribute an amount is caused by an administrative or technical error and such payment or contribution is made within 3 Business Days of its due date.

•

Moneys held by the SDRL/IHCo/NSNCo Group will otherwise be free to be moved around the SDRL/IHCo/NSNCo Group or advanced to RigCo, provided that movement of cash amounts between IHCo and the NSNCo Group (and vice versa) must be consistent with this term sheet (and the NSN Escrow Amount shall at all times remain at NSNCo) and provided further that cash held by the SDRL Group will not be permitted to exceed US$25 million[1] at any time excluding any cashflows from assets held by or acquisitions and investments made by the SDRL Group and also excluding:

•	the proceeds of any SDRL Equity Issue (as defined in Annex 4 (Group Wide Restrictive Covenants) of the Secured Facilities term sheet);

•	the proceeds of any SDRL Debt Issue (as defined in Annex 4 (Group Wide Restrictive Covenants) of the Secured Facilities term sheet); and

•	any IHCo Excluded Cash,

in each case held by or which has been upstreamed to the SDRL Group (cumulatively, the “SDRL Group Cash Cap”).

•

There will be no restricted payments restrictions between (i) IHCo and (ii) the SDRL Group other than the restricted payments covenant in the New Secured Notes indenture (to be agreed) in addition to the SDRL Group Cash Cap. Payments made to counterparties of Seadrill Limited and its subsidiaries will be permitted unless restricted by the agreed covenant package set out in Annex 4 of the Secured Facilities term sheet.

[1]

There will be a separate bank account in which the initial US$25m and future amounts from IHCo (excluding IHCo Excluded Cash) up to the US$25m cap will be held, and from which relevant permitted payments will be paid. Scope of payments permitted from this account to be agreed.

12

•	The SDRL Group will be entitled to hold and apply the following proceeds subject only to the agreed covenant package set out in Annex 4 of the Secured Facilities term sheet:

•	the proceeds of any SDRL Equity Issue;

•	the proceeds of any SDRL Debt Issue;

•	any Specified Permitted Payments; and

•	any cashflows from assets held by or acquisitions and investments made by the SDRL Group.

•

Where moneys are advanced by IHCo to RigCo they will be advanced either by way of equity contribution or in the form of loans subordinated to the claims of all lenders under the Secured Facilities Agreements and the New Secured Noteholders on the agreed intercreditor terms but there shall be no restriction on the repayment of such loans where the tests for payments out of the RigCo Group specified above are met.

•

There will be restrictions on the SDRL/IHCo/NSNCo Group paying dividends or otherwise returning funds to shareholders of Seadrill Limited and restrictions on the SDRL/IHCo/NSNCo Group paying moneys by way of financial support to non-consolidated entities, in each case subject to exceptions as set out in the agreed covenant package at Annex 4 (Group Wide Restrictive Covenants) of the Secured Facilities term sheet.

Excess Sales Proceeds Escrow Accounts

•

An excess sales proceeds escrow account will be established at RigCo. Further excess sales proceeds escrow accounts may also be established in members of the RigCo Group that are not wholly owned subsidiaries of RigCo or where there are legal restrictions on upstreaming moneys to RigCo.

•

Security will be granted over the excess sales proceeds escrow account(s) with all lenders under the Secured Facilities Agreements having a first priority claim and the New Secured Noteholders having a second priority claim subject to the agreed intercreditor terms.

•

Where any disposal proceeds remain after application pursuant to the mandatory prepayment requirements of a Secured Facilities Agreement (in the case of a non-distressed disposal) or after application pursuant to a Secured Facilities Agreement of recoveries following an enforcement sale (in the case of a distressed disposal) and after the payment of costs and expenses (including taxation) of the disposal (“Excess Sales Proceeds”), then such Excess Sales Proceeds will be paid into the relevant excess sales proceeds escrow account(s) at RigCo, provided that, for so long as there is a minority shareholder of AOD, any Excess Sale Proceeds relating to the AOD Facility Agreement will be applied as follows:

(a)	first, to repay any loans made by RigCo to AOD or AOD’s subsidiaries, and such amounts shall be paid into the relevant excess sales proceeds escrow account(s) at RigCo;

13

(b)

RigCo’s pro rata portion (pro rata to its equity stake in AOD) of any remaining amounts after application in accordance with paragraph (a) above will be paid into the relevant excess sales proceeds escrow account(s) at RigCo; and

(c)

AOD’s minority shareholder’s pro rata portion (pro rata to its equity stake in AOD) of any remaining amounts after application in accordance with paragraph (a) above will be available to be distributed to AOD’s minority shareholder.

•	For so long as no event of default is continuing under a Secured Facilities Agreement, amounts standing to the credit of the excess sale proceeds escrow account(s):

•

may be applied (at RigCo’s election) in prepayment of the secured tranches created as a result of the exercise of the Amortisation Conversion Election (on a pro rata basis across all Secured Facilities Agreements); and

•

if the Amortisation Conversion Election has not been exercised or if the secured tranches created as a result of the Amortisation Conversion Election have been prepaid in full, may be applied (at RigCo’s election):

(i)

towards scheduled principal amortisations and interest payments under the Secured Facilities Agreements (on a pro rata basis across all Secured Facilities and applied to upcoming payments) but only if and to the extent that RigCo Group liquidity (based on the same calculations as apply to the RigCo Minimum Liquidity Requirement) is below US$750 million. The provision of a 12 month cash forecast will be a condition precedent to such application of amounts standing to the credit of the excess sale proceeds escrow account(s), with the option of a call with management. For the avoidance of doubt, the provision of cash forecasts and holding of calls with management shall not give rise to any consent or approval rights for the lenders under the Secured Facilities Agreement or be capable of triggering any defaults; and/or

(ii)	(subject to the consent of the Supra Majority Lenders) towards the acquisition of new rigs within the RigCo Group,

but in any event amounts standing to the credit of the excess sale proceeds escrow account(s) shall not be used for:

•	capital and other reinvestment in the rigs of members of the RigCo Group which are secured under the Secured Facilities Agreements; or

•	working capital requirements of members of the RigCo Group (not including payments to members of the SDRL/IHCo/NSNCo Group).

•

If an event of default is continuing under a Secured Facilities Agreement, amounts may not be withdrawn from the excess sale proceeds escrow account(s) without the consent of the common security agent (acting on the instructions of the Supra Majority Lenders) and only then to meet deficiency amounts under the Secured Facilities Agreements, in each case until the amounts owing under the Secured Facilities Agreements have been repaid in full.

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ANNEX 6 to EXHIBIT A

Intercreditor Term Sheet

PROJECT EAGLE

SECURED DEBT INTERCREDITOR PRINCIPLES

This paper sets out the key terms of the intercreditor arrangements to be put in place as part of the proposed restructuring in relation to Seadrill Limited (“Seadrill Limited” or the “Company”). References are made to the Credit Facilities Term Sheet, New Secured Notes Term Sheet and the Cash Pooling Term Sheet, which are annexed at Exhibit A of the restructuring support and lock-up agreement to which this term sheet is also attached.

It is proposed that a single global intercreditor agreement (the “Intercreditor Agreement”) will be entered into in respect of the New Secured Notes and all of the Secured Facilities Agreements on the terms set out in these Intercreditor Principles.

The Intercreditor Agreement will govern the ranking and claims of (i) the finance parties (the “Bank Finance Parties”) under the Secured Facilities Agreements and related finance documents to which they relate (the “Bank Finance Documents”), (ii) the holders of the New Secured Notes (the “New Secured Noteholders”) and related finance documents to which they relate (the “New Secured Notes Finance Documents” and, together with the Bank Finance Documents, including, without limitation, the guarantee ranking scheme therein, the “Secured Debt Documents”), (iii) certain members of the Group (as defined in the Credit Facilities Term Sheet) which provide intercompany loans (the “Intercompany Lenders”) to RigCo or other Obligors where such loans are required by the terms of the relevant Secured Facilities Agreement to be subordinated and (iv) SFL Hercules Ltd., SFL Deepwater Ltd. and SFL Linus Ltd. (the “Ship Finance Parties”) in relation to the guarantees proposed to be granted by RigCo in respect of the arrangements relating to the Ship Finance Agreements (as defined in the Credit Facilities Term Sheet). The Intercreditor Agreement will also govern payment waterfalls, security enforcement and release, options to purchase and the appointment of a common security agent in respect of the RigCo Security on the terms set out below.

For the avoidance of doubt, the Intercreditor Agreement will not govern the existing security or guarantee arrangements under the Bank Finance Documents or otherwise restrict the Banks Finance Parties’ rights under such security and guarantee arrangements.

The Intercreditor Agreement will be entered into between (i) the Bank Finance Parties, (ii) Seadrill Limited, (iii) IHCo, (iv) RigCo, (v) NSNCo, (vi) the Obligors, (vii) the Intercompany Lenders, (viii) the New Secured Noteholders and (ix) the Ship Finance Parties or, in each case, their representative.

Seadrill Global Services Limited and Seadrill Management Limited will be hived down to RigCo. For the avoidance of doubt, Seadrill Global Services Limited and Seadrill Management Limited shall not be subject to any new security arrangements and shall continue to operate on the basis on which they currently operate.

Documentation	The CoCom’s advisers will be responsible for the drafting of the Intercreditor Agreement.

Secured Facilities	The facility/ies made available under the Secured Facilities Agreements.

Required Lenders	Has the meaning given to the term “Required Majority”, “Required Lenders” or “Majority Lenders” as the case may be, in each Secured Facilities Agreement.

Supra Majority Lenders	Two third majority of the lenders under the Secured Facilities Agreements with reference to total outstanding commitments and loans (without duplication) across the Secured Facilities Agreements.

Senior Debt

Liabilities under the Bank Finance Documents and any permitted refinancing thereof designated by Seadrill Limited as “Senior Debt” pursuant to the Intercreditor Agreement. For the avoidance of doubt, any reference to “liabilities” in these Intercreditor Principles shall include any liability in respect of a guarantee.

New Secured Notes	The New Secured Notes to be issued by NSNCo on the terms set out in the New Secured Notes Term Sheet.

Intra Group Debt

Liabilities of the relevant Obligors under intercompany loans made by Intercompany Lenders to RigCo or other Obligors where such loans are required by the terms of the relevant Secured Facilities Agreement and the Intercreditor Agreement to be subordinated.

Obligors	The borrowers, guarantors and security providers under the Bank Finance Documents (other than Seadrill Limited).

Creditors	The Bank Finance Parties, the New Secured Noteholders and the Intercompany Lenders.

NSNCo Structure

Assets subject to First Ranking New Secured Notes Security (as defined in the New Secured Notes Term Sheet) to be transferred prior to closing so that they are owned by NSNCo and/or its subsidiaries (the “NSNCo Group”) where practicable and consistent with legal constraints and as further described in the New Secured Notes Term Sheet, but excluding any subsidiary of Seadrill Limited party to a newbuild contract. Alternative structures to be devised for assets where such transfer is not possible and/ or are subject to security restrictions.

No member of the NSNCo Group may have any liabilities to any other Group entity outside of the NSNCo Group other than IHCo, and then only to the extent such liabilities are subject to acceptable subordination arrangements in favour of the New Secured Noteholders and pledged in favour of the New Secured Noteholders (subject to exceptions to be agreed, provided that any such agreed specific exception will be subject to release on enforcement).

First Ranking New Secured Notes Security and intercompany debt obligations between IHCo and the NSNCo Group to be regulated by a separate security trust and subordination deed.

Security for Bank Finance Parties	As described in the Credit Facilities Term Sheet.

Security for New Secured Noteholders	As described in the New Secured Notes Term Sheet.

IHCo Bank Accounts

All New Secured Notes proceeds not applied on the Refinancing Closing Date to (a) provide a contribution of US$523.9 million to RigCo on the Refinancing Closing Date and support compliance with the continuing RigCo Minimum Liquidity Requirement in respect of the cash pooling arrangements; and/or (b) to fund the NSN Escrow Amount (as defined in the New Secured Notes Term Sheet), will be held (subject to application in accordance with the Cash Pooling Term Sheet, the covenants contained in the New Secured Notes and the covenants contained in the Secured Facilities Agreements) in one or more specified accounts satisfactory to the New Secured Noteholders at IHCo (“IHCo Bank Accounts”). In respect of any IHCo Bank Accounts, the New Secured Noteholders and the Bank Finance Parties will have a pari passu claim (vis a vis each other) and, in any event, such claim will be senior to any other claims at IHCo. The New Secured Noteholders claim to the IHCo Bank Accounts will be for the aggregate outstanding amount of the New Secured Notes (including principal, interest and other amounts) (being the full US$860 million of the New Secured Notes and any additional amounts in respect of the accrual of PIK interest and unpaid cash interest, subject to reductions for retirement or redemption of any New Secured Notes from time to time) and the Bank Finance Parties’ claim to the IHCo Bank Accounts will be limited to the difference between the RigCo Minimum Liquidity Requirement (as described in the Cash Pooling Term Sheet) and the consolidated cash balance of the RigCo Group (as defined in the Cash Pooling Term Sheet) at the time of enforcement. The security will be in the form of a pledge over the IHCo Bank Accounts in the jurisdiction where the IHCo Bank Accounts are set up. For the avoidance of doubt, the Bank Finance Parties will have no direct claim or security interest in the Net Realisation Proceeds.

Ranking of Payment Claims

Liabilities owed by each Obligor (other than RigCo) to the Creditors shall rank in the following order:

•    first, the Secured Facilities Agreement to which that Obligor is party or a guarantor or security provider in relation thereto; and

•    second, the Intra Group Debt.

Liabilities owed by RigCo to the Creditors and the Ship Finance Parties shall rank in the following order:

•    first, the Senior Debt;

•    second, the New Secured Notes;

•    third, the Ship Finance Parties; and

•    fourth, the Intra Group Debt.

Any payment received by a Creditor or the Ship Finance Parties other than in accordance with the terms of the Intercreditor Agreement will be subject to customary turnover provisions.

Ranking of Security

The First Ranking Asset Level Security (as defined in the Credit Facilities Term Sheet) will secure the Senior Debt under the relevant Secured Facilities Agreement on a first priority basis.

The following security (the “RigCo Security”) will secure all the Senior Debt under the Secured Facilities Agreements on a first priority basis and the New Secured Notes on a second priority basis:

•    security over upstream intercompany loans made by RigCo to IHCo;

•    security over excess sales proceeds escrow account and RigCo periodic cash sweep account established by RigCo and, in the case of the excess sales proceeds escrow accounts, other members of the RigCo Group;

•    security over the shares and any other equity interests in RigCo (including any equity interest arising from an equity contribution made by IHCo to RigCo) and over any intercompany loans advanced by IHCo to RigCo;

•    security to be granted over the RigCo bank account(s) into which IHCo funds cash pursuant to the Contribution Agreement (as described in the Cash Pooling Term Sheet).

The First Ranking New Secured Notes Security will secure the New Secured Noteholders only. The Intercreditor Agreement will not restrict or limit the rights or claims of the New Secured Noteholders in relation to such security.

The ranking of claims against the IHCo Bank Accounts (as defined in the New Secured Notes Term Sheet) shall be as set forth above in the New Secured Notes Term Sheet.

Security Holders

The First Ranking Asset Level Security will be held by the existing security agents for the relevant Bank Finance Parties (each an “Existing Security Agent” and together the “Existing Security Agents”) in accordance with the terms of the relevant Bank Finance Documents.

The RigCo Security will be held by a common security agent for the Bank Finance Parties and the New Secured Noteholders (the “Common Security Agent”) appointed under the terms of the Intercreditor Agreement.

The First Ranking New Secured Notes Security will be held by a security agent (that at all times must be an independent professional security agent with appropriate expertise to act as a security agent) for the New Secured Noteholders only (the “Noteholders’ Security Agent”) appointed under the terms of the Intercreditor Agreement. There will be a right to replace the Noteholders’ Security Agent subject to certain conditions, provided that any replacement security agent must at all times be an independent professional security agent with appropriate expertise to act as a security agent.

Ranking of RigCo guarantees

The Secured Facilities will receive a first ranking guarantee from RigCo as described in the Credit Facilities Term Sheet.

The New Secured Notes will receive a second ranking guarantee from RigCo as described in the New Secured Notes Term Sheet.

Each of the Ship Finance Parties will receive a third ranking guarantee from RigCo as set out in Annex 7 to Exhibit A of the restructuring support agreement to which this term sheet is also attached. Such third ranking guarantees shall rank pari passu as between themselves but shall be subordinated as to payment and priority to the first ranking guarantee granted in favour of the Secured Facilities and the second ranking guarantee granted in favour of the New Secured Notes and shall be subject to customary subordination and turnover provisions. The terms of this subordination will provide that RigCo shall be permitted to make payments in respect of any valid claims of a Ship Finance Party under such third ranking guarantee provided that no default or event of default (howsoever defined) has occurred and is continuing under any Secured Facility Agreement or the New Secured Notes.

Subordination of Intra Group Debt

Facility Intra Group Debt

The following provisions shall apply to Facility Intra Group Debt (as defined below):

•    no payment shall be made by any Facility Obligor (as defined below) if the facilities available under the relevant Secured Facilities Agreement or the New Secured Notes are being accelerated or the related security is being enforced or any insolvency event affects an Obligor party to that Facility Intra Group Debt;

•    no right of set off exercised by any Facility Intercompany Lender (as defined below), in each case, in respect of any Facility Intra Group Debt if the facilities available under the relevant Secured Facilities Agreement or the New Secured Notes are being accelerated or the related security is being enforced or any insolvency event affects an Obligor party to that Facility Intra Group Debt; and

•    no guarantee or security shall be granted to any Facility Intercompany Lender or permitted to subsist in favour of any Facility Intercompany Lender in respect of the Facility Intra Group Debt,

without, in each case, obtaining the consent of the Required Lenders under the relevant individual Secured Facilities Agreement.

Upstream RigCo Debt

The following provisions shall apply to Upstream RigCo Debt (as defined below):

•    no payment shall be made by RigCo and no right of set off exercised by any lender to RigCo who is a member of the RigCo Group, in each case, in respect of any Upstream RigCo Debt if the RigCo Security is being enforced or an insolvency event affects RigCo; and

•    no guarantee or security shall be granted to any lender to RigCo who is a member of the RigCo Group or permitted to subsist in favour of any lender to RigCo who is a member of the RigCo Group in respect of the Upstream RigCo Debt, without, in each case, obtaining the consent of the Required Lenders under the relevant individual Secured Facilities Agreement.

For the avoidance of doubt:

•    intercompany loans advanced by IHCo to RigCo;

•    upstream intercompany loans made by RigCo to IHCo; and

•    intercompany liabilities owed to RigCo by a subsidiary of RigCo whose shares are subject to First Ranking Asset Level Security,

shall not be subject to any of the aforementioned restrictions.

Subordination and restrictions on intra group liabilities of Obligors under the Bank Finance Documents will be governed under the relevant Bank Finance Documents.

For the purposes of this section:

“Facility Intra Group Debt” means the liabilities owed by an Obligor to a member of the RigCo Group who is also an Obligor where such borrower (the “Facility Obligor”) and such lender (the “Facility Intercompany Lender”) are both parties to the same individual Secured Facilities Agreement.

“Upstream RigCo Debt” means the liabilities owed by RigCo to a member of the RigCo Group.

Enforcement Mechanics

First Ranking Asset Level Security

The Bank Finance Parties in respect of each Secured Facilities Agreement may enforce the relevant First Ranking Asset Level Security through the relevant Existing Security Agent in accordance with the terms of the relevant Bank Finance Documents subject to ongoing regular notification to the Common Security Agent and the Noteholders’ Security Agent and keeping them updated at regular intervals on the progress of the enforcement action.

RigCo Security

The Common Security Agent (acting on the instructions of the Supra Majority Lenders) will control enforcement of the RigCo Security. For the avoidance of doubt while the Senior Debt is outstanding, there shall be no independent enforcement of the RigCo Security by the Common Security Agent on behalf of the New Secured Noteholders without the prior written consent of the Supra Majority Lenders. However, the Bank Finance Parties shall notify the New Secured Noteholders prior to taking any enforcement action (including insolvency proceedings) in relation to the RigCo Security and will keep New Secured Noteholders informed in a timely manner of all material processes and developments in respect of any impending or actual enforcement action.

First Ranking New Secured Notes Security

The Noteholders’ Security Agent (acting on the instructions of New Secured Noteholders holding a simple majority of outstanding New Secured Notes) will control enforcement of the First Ranking New Secured Notes Security. The Noteholders’ Security Agent shall notify the Bank Finance Parties and keep them updated at regular intervals on the progress of the enforcement action.

In all cases, the security documents relating to the RigCo Security and the First Ranking New Secured Notes Security will become enforceable only upon acceleration (as opposed to upon the occurrence of an Event of Default under, and as such term is defined in, the Bank Finance Documents or the New Secured Notes).

Qualified Person

Any independent, internationally recognised (i) professional services firm which is regularly engaged in providing valuations of assets of the type which are subject to the First Ranking Asset Level Security, the RigCo Security or the First Ranking New Secured Notes Security (as applicable) or, where applicable, advising on competitive sales processes in relation to assets of that type; (ii) investment bank or (iii) international accountancy firm, in each case not being the firm appointed as the relevant Obligor’s administrator or other relevant officer.

No Permitted Payments Regime / Limitation on Voluntary Prepayment or Purchase of New Secured Notes

There will be no payment blockage or stop notice provisions restricting or controlling payments on the Secured Facilities or the New Secured Notes following an event of default or otherwise.

There will be restrictions on the right to voluntarily prepay or purchase the New Secured Notes prior to the discharge in full of the Senior Debt; provided, however, that voluntary prepayment or purchase of the New Secured Notes will be permitted with proceeds from the following:

•    any issue by Seadrill Limited after the Refinancing Closing Date of any share or stock (whether or not ordinary or preference), warrant or other equity or quasi equity instrument (including subordinated debt) to any person who is not a member of the Group;

•    the proceeds of any issue of any bond, note or other debt security or any loan made by a person that is not a member of the Group under any syndicated or bilateral facility where the obligors are only Seadrill Limited and/or its subsidiaries (excluding IHCo and the RigCo Group) and/or any member of the NSNCo Group and which do not benefit from guarantees or security from IHCo or any member of the RigCo Group;

•    issuances or incurrence of permitted refinancing debt after the Refinancing Closing Date, including any refinancing of the New Secured Notes, where:

•    the relevant creditors (or trustee or agent acting on their behalf) have acceded to the Intercreditor Agreement;

•    the final maturity of the refinancing debt is at least 6 months after the last occurring maturity date in respect of the Secured Facilities Agreements; and

•    the amount of the refinancing debt (net of any fees, costs and expenses associated with raising such refinancing debt) is not greater than the aggregate of the New Secured Notes being refinanced plus a percentage to be agreed; and

•    sales or disposals of any or all assets other than those subject to First Ranking Asset Level Security.

The terms and conditions for any voluntary prepayment or purchase of the New Secured Notes shall be governed by the New Secured Notes Finance Documents.

Voluntary pre-payments under Secured Facilities Agreements

Voluntary prepayments of the Secured Facilities to be permitted:

•    in accordance with the refinancing parameters set out in these Intercreditor Principles;

•    where applicable as a condition to the use of certain baskets as detailed in Annex 4 (Group Wide Restrictive Covenants) of the Credit Facilities Term Sheet;

•    as a condition to the making of IHCo Top-up Payments (as that term is defined in the Cash Pooling Term Sheet) in accordance with the procedure set out in the Cash Pooling Term Sheet; and

•    from the excess sale proceeds escrow account(s) in accordance with the conditions set out in the Cash Pooling Term Sheet.

For the avoidance of doubt, there shall be no restriction on voluntary prepayment of the secured tranches created as a result of the exercise of the Amortisation Conversion Election.

Release of Security on Distressed Disposals / Fair Value Safeguards

First Ranking Asset Level Security

Subject to customary affiliate transaction covenant restrictions, there shall be no obligation on the Existing Security Agents and/or Bank Finance Parties or any member of the Group to achieve fair value in any specified way in respect of the First Ranking Asset Level Security, whether for cash or non-cash consideration.

RigCo Security

Authority will be granted by the New Secured Noteholders for the Common Security Agent to immediately (and without any further consent, sanction, authority or further confirmation from any New Secured Noteholder or any of their other representatives) release their second priority claim with respect to the RigCo Security and their second ranking guarantee from RigCo (but not to release any of their other claims including any claims against Seadrill Limited or IHCo and claims against the proceeds of any such enforcement or disposal, subject to the priorities set forth herein) following an enforcement and disposal of assets subject to the RigCo Security that complies with the fair value safeguards set out below.

The following fair value safeguards will be provided for the benefit of the holders of the New Secured Notes in respect of any enforcement of the RigCo Security:

•    any disposal of any of the assets subject to the RigCo Security will be made under supervision of a court with jurisdiction determining value or pursuant to a public auction or a competitive bid process (in the case of a public auction or competitive bid process, including a good faith marketing period of at least 3 months), in each case with a view to obtaining the best price reasonably obtainable taking into account all relevant circumstances and with a view to facilitating a sale at the best price reasonably obtainable, provided, however, that the Common Security Agent shall have no obligation to postpone, beyond the mandatory good faith marketing period of at least 3 months, a sale being made on a reasonably timely basis solely on the basis that the price obtainable may improve in the future; or

•    if a disposal under court supervision or pursuant to a public auction or competitive bid process (in the case of a public auction or competitive bid process, including a good faith marketing period of at least 3 months) has been unsuccessful, the Common Security Agent acting on the instructions of the Supra Majority Lenders may provide the New Secured Noteholders with a fairness opinion from a Qualified Person that the proceeds receivable in connection with a subsequent enforcement and disposal are fair from a financial point of view taking account of all of the relevant circumstances and confirming that in the opinion of the Qualified Person the procedures followed in connection with the enforcement and disposal in order to obtain the best price reasonably obtainable in all the circumstances were reasonable and appropriate in the circumstances (and the New Secured Noteholders shall be entitled to have reliance on any such fairness opinion provided that the Qualified Person may limit its liability in accordance with its normal terms of business), and in each case:

•    the proceeds of enforcement will be received entirely in cash, save in the case of any bid from the holders of the New Secured Notes where only that portion of the consideration payable equal to the amount of the first priority claims outstanding need be in cash;

•    the relevant Creditors shall simultaneously effect the unconditional release (or unconditional transfer to the purchaser of the relevant assets) of all borrowing liabilities, guarantee liabilities and other liabilities owing to such Creditors under the relevant Secured Facilities Agreements; and

•    New Secured Noteholder will be entitled to participate in any public auction or competitive bid process on the same basis as other participants in any such process.

Authority will also be granted by the Ship Finance Parties for the Common Security Agent to immediately (and without any further consent, sanction, authority or further confirmation from any Ship Finance Party) release their third ranking guarantees from RigCo following an enforcement and disposal of RigCo pursuant to the security granted in favour of the Secured Facilities Agreements or the New Secured Notes.

Consistent with the above, the enforcement mechanics in respect of the first priority security over RigCo shares will also include customary provisions allowing for a release of security / guarantees / intra-group receivables in order to facilitate a sale of RigCo (on the instructions of the Supra Majority Lenders) on a debt-free basis without any further consent, sanction, authority or further confirmation from any Bank Finance Party or any of their other representatives.

In connection with any enforcement of the RigCo Security, there will be no release of the First Ranking New Secured Notes Security or the New Secured Noteholders’ other security, guarantees or other claims.

Similarly, the enforcement mechanics in respect of the second priority security over RigCo shares will also include customary provisions allowing for a release of any third ranking guarantees granted by RigCo in favour of the Ship Finance Parties and intra-group liabilities in order to facilitate a sale of RigCo by the New Secured Noteholders on a debt-free basis without any further consent, sanction, authority or further confirmation from any Ship Finance Party.

First Ranking New Secured Notes Security

The First Ranking New Secured Notes Security may be enforced by the Noteholders’ Security Agent in such manner as the requisite percentage of New Secured Noteholders set forth in the applicable agreements governing the New Secured Notes shall direct. Subject to customary affiliate transaction covenant restrictions, there shall be no obligation on the Noteholders’ Security Agent and/or the New Secured Noteholders to the other Bank Finance Parties or any member of the Group to achieve fair value in any specified way in respect of the First Ranking New Secured Notes Security, whether for cash or non-cash consideration.

For the avoidance of doubt, in connection with any enforcement of the First Ranking New Secured Notes Security, there will be no release of the Bank Finance Parties’ security, guarantee or other claims.

Conditions for Release of Security on Non-Distressed Disposals

Authority will be granted from the New Secured Noteholders for the Common Security Agent to immediately (and without any further consent, sanction, authority or further confirmation from any New Secured Noteholder or any of their other representatives) release and transfer their second priority claim with respect to the RigCo Security and their second ranking guarantee from RigCo (but not to release any of their other claims including any claims against Seadrill Limited or IHCo and claims against the proceeds of any such disposal, subject to the priorities set forth herein) following a disposal of RigCo which is permitted under the Bank Finance Documents and the New Secured Notes and does not constitute an enforcement of security.

Authority will also be granted by the Ship Finance Parties for the Common Security Agent to immediately (and without any further consent, sanction, authority or further confirmation from any Ship Finance Party) release their third ranking guarantees from RigCo following a disposal of RigCo which is permitted under the Bank Finance Documents and the New Secured Notes and does not constitute an enforcement of security.

Restrictions on Amendments / Waivers of Bank Finance Documents

Generally the Bank Finance Parties shall be entitled to amend the Bank Finance Documents as they see fit with the agreement of Seadrill Limited and RigCo.

However, the following limitations shall apply (subject to receiving the prior consent in writing of New Secured Noteholders holding a simple majority of outstanding New Secured Notes):

•    restriction on the amount of additional Senior Debt which may be made available subject to the Senior Headroom (as defined below), save as a result of a deferral of any scheduled payment date for a period no longer than 6 months;

•    restriction on any addition or increases in margin, interest, fees, commission (or any changes to the basis on which the same accrue, are calculated or are payable), save as a result of a deferral of any scheduled payment date for a period no longer than 6 months, which would (when taken together) increase the total annual cash cost of the Senior Debt by more than 10 per cent. per annum or the total annual PIK cost of the Senior Debt by more than 10 per cent. per annum; and

•    deferral or adjustment of any scheduled or mandatory repayment date by a period more than 6 months where the amount of principal whose repayment dates are deferred would exceed in aggregate the Senior Headroom, unless the deferred repayment date falls after the maturity of the New Secured Notes.

Application of Proceeds of Enforcement

First Ranking New Secured Notes Security

Proceeds of enforcement of the First Ranking New Secured Notes Security to be applied:

•    first, to discharge any sums owing to the Noteholders’ Security Agent;

•    second, to discharge related enforcement costs and expenses;

•    third, to discharge the New Secured Notes; and

•    fourth, to Seadrill Limited, IHCo, NSNCo or any other entity as the relevant provider of the First Ranking New Secured Notes Security.

RigCo Security

Proceeds of enforcement of the RigCo Security to be applied:

•    first, to discharge any sums owing to the Common Security Agent;

•    second, to discharge related enforcement costs and expenses;

•    third, to discharge the Senior Debt pro rata;

•    fourth, to discharge the New Secured Notes; and

•    fifth, to RigCo or IHCo as the relevant provider of the RigCo Security.

First Ranking Asset Level Security

For the avoidance of doubt, the Intercreditor Agreement will not govern the application of proceeds of enforcement of the First Ranking Asset Level Security, which will be applied in accordance with the relevant existing Bank Finance Documents save that any surplus proceeds remaining after the repayment of the relevant Senior Debt shall be paid to the excess sales proceeds escrow account established by RigCo.

Senior Headroom

The written consent of the simple majority by principal amount of the beneficial holders of the New Secured Notes will be required prior to an increase in the Senior Debt by more than 10 per cent. of the total outstanding commitments across the Secured Facilities Agreements as at the Refinancing Closing Date provided that the impact of any Amortisation Conversion Election will be excluded from the calculation of any increase in the Senior Debt.

Refinancing of Senior Debt

A framework will be included in the Intercreditor Agreement which, subject to certain parameters (see below), will allow the Senior Debt to be refinanced in whole or in part (including any portion of the Senior Debt relating to a specific rig or drilling unit) by new facilities, bonds or other debt instruments which become Senior Debt under the Intercreditor Agreement without the need for the consent of any Creditor. It is not anticipated that any amendments to the Intercreditor Agreement would be required to allow the accession of refinancing creditors. To the extent this is necessary however, all parties to the Intercreditor Agreement will negotiate, acting reasonably, in agreeing to any amendments necessary to implement the permitted refinancing of the Senior Debt.

The Intercreditor Agreement will not restrict the refinancing of Senior Debt where the resulting financing does not constitute Senior Debt.

Permitted Refinancing Parameters

Any debt refinancing the Senior Debt (and which is intended to represent Senior Debt under the Intercreditor Agreement following such refinancing) will be required to comply with the following parameters:

•    the relevant creditors (or trustee or agent acting on their behalf) have acceded to the Intercreditor Agreement;

•    the final maturity of the refinancing debt is equal to or later than the final maturity of the Senior Debt which it is refinancing (as may be amended in accordance with these Intercreditor Principles);

•    the weighted average life to maturity of the refinancing debt is at least equal to (and no shorter than) the weighted average life to maturity of the Senior Debt being refinanced;

•    the amount of the refinancing debt (net of any fees, costs and expenses associated with raising such refinancing debt) is not greater than the aggregate of the Senior Debt being refinanced and the then available Senior Headroom; and

•    no financial reporting requirements, representations, warranties, covenants, undertakings or events of default (howsoever described) which are more onerous than the Senior Debt which is being refinanced, unless the same or better terms are offered to the other Bank Finance Parties.

Amendments to New Secured Notes

Other than as detailed below, the New Secured Noteholders may amend the terms of the New Secured Notes in accordance with their terms at any time.

Prior to the discharge of the Senior Debt, the New Secured Noteholders may not amend the terms of the New Secured Notes without the prior consent of the Supra Majority Lenders if the amendment relates to an amendment increasing the cash pay element of the New Secured Notes, increasing the quantum of notes by more than a percentage to be agreed (excluding for such purposes any increase as a result of PIK interest) or shortening the maturity of the New Secured Notes to less than 6 months after the last occurring maturity date in respect of the Secured Facilities Agreements.

Restrictions on Security

Bank Finance Parties are permitted to receive additional first ranking security over new assets held by any subsidiary of RigCo as required by the terms of a Secured Facilities Agreement.

Bank Finance Parties are permitted to receive additional first ranking security over new assets held by RigCo as required by the terms of the Bank Finance Documents, provided that the New Secured Noteholders are granted equivalent second ranking security on terms equivalent to the RigCo Security, provided however that the New Secured Noteholders shall not receive such second ranking security where such additional or replacement security is granted over shares in or receivables owed by a subsidiary of RigCo only for individual facilities (i.e. not serving as cross collateral for the Secured Facilities Agreements as a whole).

Save as described above, New Secured Noteholders are not permitted to receive any additional security over new assets held by RigCo or any other subsidiary of RigCo without the consent of the Supra Majority Lenders.

Options to Purchase	There will be no options to purchase.

Repayment of RigCo cash used for Financial Support

Any Net Realisation Proceeds (as defined in the New Secured Notes Term Sheet) available after application to any mandatory offer as required by the New Secured Notes and any amounts released from the NSN Escrow Amount in accordance with the New Secured Notes but not yet released to IHCo to be used to repay RigCo cash to the extent over US$25 million of RigCo cash has been used pursuant to the basket in paragraph (J) of the definition of Permitted Financial Support in Annex 4 (Group Wide Restrictive Covenants) of the Credit Facilities Term Sheet.

Voting on Exercise of Acceleration Rights under Senior Facilities Agreements

Exercise of acceleration rights with respect to any Event of Default under a Senior Facilities Agreement to be decided on a facility-by-facility basis by the Required Lenders under each individual Secured Facilities Agreement.

Subordination Agreement under Bankruptcy Code

The Intercreditor Agreement will constitute a “subordination agreement” for purposes of Section 510(a) of the Title 11 of the U.S. Code (i.e. the Bankruptcy Code) and shall be enforceable in any insolvency proceeding in accordance with its terms.

Bankruptcy Financing Matters

The New Secured Noteholders in their capacities as holders (and beneficiaries) of RigCo Security (collectively, in such capacity, the “Junior Lien Creditors”) shall not object to any use of cash collateral or post-petition financing (including debtor-in-possession financing) consented to or proposed by the relevant Bank Finance Parties in their capacities as holders (and beneficiaries) of RigCo Security (collectively, in such capacity, the “Senior Lien Creditors”) in respect of any applicable relevant Secured Facilities Agreement; provided that the Junior Lien Creditors may request adequate protection as provided herein.

Bankruptcy Asset Sales

Subject to the notification detailed above, the Junior Lien Creditors shall not object to any disposition of RigCo Security that is (i) permitted under the applicable Secured Facilities Agreements, (ii) consented to by the applicable Senior Lien Creditors, and (iii) in connection with a sale under Section 363 of the Bankruptcy Code (it being understood that Junior Lien Creditors will not be deemed to have waived any right to bid in connection with such disposition).

Adequate Protection

Junior Lien Creditors will not object to adequate protection (including post-petition interest at the default rate) requested by the Senior Lien Creditors with respect to the RigCo Security.

In addition, Junior Lien Creditors may not request adequate protection with respect to the RigCo Security, except that the Junior Lien Creditors may request adequate protection with respect to the RigCo Security in the form of replacement security if the Senior Lien Creditors are granted replacement security senior to any replacement security granted to Junior Lien Creditors and superpriority or other administrative expense claim status if the Senior Lien Creditors are granted superpriority or other administrative expense claim status senior to any such claim granted to the Junior Lien Creditors. For the avoidance of doubt, the New Secured Noteholders may seek adequate protection with respect to the First Ranking New Secured Notes Security.

Automatic Stay

The Junior Lien Creditors shall not request relief from the automatic stay with respect to the RigCo Security except and to the extent the applicable Senior Lien Creditors request and obtain relief from the automatic stay with respect to the RigCo Security.

Plan of Reorganization	Junior Lien Creditors will not propose or vote for any plan or reorganization that is inconsistent with the Intercreditor Agreement.

Other U.S. Bankruptcy Matters

To be consistent with U.S. market intercreditor terms after incorporating the features and terms set forth in these Intercreditor Principles, and including, without limitation (i) waiver of any claims under Sections 506(c), 552 and 1111(b) of the Bankruptcy Code and (ii) provisions for the accrual of post-petition interest under Section 506(b) of the Bankruptcy Code. The terms set forth in these Intercreditor Principles with respect to Bankruptcy Matters shall only apply to the Junior Lien Creditors in their capacity as secured creditors.

Deemed consent provisions

There will be no provisions deeming that the New Secured Noteholders have given the same consent, waiver or amendment given by the Bank Finance Parties save for matters of a minor, technical or administrative nature which do not adversely affect the interests of the New Secured Noteholders or change the commercial terms contained in the New Secured Notes. However, the Intercreditor Agreement will contain a deemed consent provision in relation to the Intercompany Lenders.

Override

The Intercreditor Agreement will override anything to the contrary in any of the Secured Debt Documents, strictly on the understanding that, for the avoidance of doubt, the Intercreditor Agreement will not govern enforcement, release and/or the application of proceeds of enforcement of the First Ranking Asset Security or the First Ranking New Secured Notes Security (other than the notification of enforcement protections in respect of the First Ranking Asset Level Security and the First Ranking New Secured Notes Security and the treatment of any surplus proceeds in the excess sale proceeds escrow account(s) established by RigCo and/or other members of the RigCo Group (over which the Bank Finance Parties have a first priority claim and the New Secured Noteholders have a second priority claim) arising from the enforcement of such security as detailed above), which will be applied in accordance with the relevant existing Bank Finance Documents and the New Secured Notes Finance Documents (as applicable).

Equalisation

Recoveries between the Bank Finance Parties in respect of the RigCo Security to be shared pro rata across all of the Secured Facilities Agreements and to be equalised following distribution of proceeds of enforcement with respect to the RigCo Security by the Common Security Agent to the Bank Finance Parties.

Governing Law and Jurisdiction	State of New York, with waiver of jury trial, exclusive New York jurisdiction and forum selection.

ANNEX 7 to EXHIBIT A

SFL Term Sheet

SEADRILL LIMITED

RECAPITALISATION PLAN PROPOSAL

SHIP FINANCE AGREEMENTS

SUMMARY PROPOSED TERMS

OVERVIEW OF PROPOSED CAPITAL STRUCTURE FOLLOWING IMPLEMENTATION OF RECAPITALISATION PLAN

2

KEY COMMERCIAL TERMS FOR SHIP FINANCE AGREEMENTS AND STRUCTURE

This document (together with its annexes, the “Term Sheet”) sets out the terms and conditions for the amendment of the West Hercules Ship Finance Agreement, the West Taurus Ship Finance Agreement and the West Linus Ship Finance Agreement (the “Rig Owners’ Agreements”) under the recapitalisation plan for Seadrill Limited and its subsidiaries (the “Group”) (the “Recapitalisation Plan”) pursuant to the restructuring support agreement (the “RSA”) to which this Term Sheet is attached.

References to “Seadrill Limited” in this term sheet are to Seadrill Limited, any successor of Seadrill Limited or any entity to which all or substantially all of Seadrill Limited’s material assets are directly or indirectly transferred and which becomes the holding company for IHCo and its subsidiaries.

A.	DESCRIPTION OF SHIP FINANCE ARRANGEMENTS

1.	West Hercules Ship Finance Arrangements

Head-charter agreement originally dated 7 October 2008 (as amended, restated and/or novated from time to time) made between SFL Hercules Ltd as owner, Seadrill Offshore AS as charterer and Seadrill Limited as charter guarantor (the “West Hercules Ship Finance Agreement”).

No sub-charter agreement currently in place. Rig currently stacked in Norway.

2.	West Taurus Ship Finance Arrangements

Head-charter agreement originally dated 7 October 2008 (as amended, restated and/or novated from time to time) made between SFL Deepwater Ltd. as owner, Seadrill Deepwater Charterer Ltd. as charterer and Seadrill Limited as charter guarantor (the “West Taurus Ship Finance Agreement”).

No sub-charter agreement currently in place. Rig currently stacked in Spain.

3.	West Linus Ship Finance Arrangements

Head-charter agreement originally dated 30 June 2013 (as amended, restated and/or novated from time to time) made between SFL Linus Ltd (together with SFL Hercules Ltd and SFL Deepwater Ltd, the “Rig Owners” and each a “Rig Owner”) as owner, North Atlantic Linus Charterer Ltd as charterer and Seadrill Limited as charter guarantor (the “West Linus Head-Charter”).

Sub-charter agreement originally dated 30 June 2013 (as amended, restated and/or novated from time to time) made between North Atlantic Linus Charterer Ltd as owner, North Atlantic Norway Limited as charterer and Seadrill Limited as charter guarantor (together with the West Linus Head-Charter, the “West Linus Ship Finance Agreement”).

The customer contract is between North Atlantic Norway Limited as contractor and ConocoPhillips as customer.

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B.	STRUCTURE

1.	IHCo	A new intermediate holding company, IHCo, to be put in place as a direct wholly-owned subsidiary of Seadrill Limited. Please refer to the structure diagram on page 2 for further detail.

2.	NSNCo

A second new intermediate holding company, NSNCo, to be put in place as a direct wholly-owned subsidiary of IHCo.

Seadrill Limited’s interests in Seadrill Partners LLC, Seadrill Capricorn Holdings LLC and Seadrill Operating LP to be moved down to sit below new individual holding companies put in place as direct wholly-owned subsidiaries of NSNCo. Other assets to be moved under NSNCo as set out in the term sheet in respect of the new secured notes (the “New Secured Notes”) set out in Annex 4 to Exhibit A of the RSA.

Please refer to the structure diagram on page 2 for further detail.

3.	RigCo

A new intermediate holding company, RigCo, is to be put in place as a direct wholly-owned subsidiary of IHCo.

Rig-owners and intra-group charterers to be moved down to sit below RigCo, together with the Group’s interests in North Atlantic Drilling Ltd., Sevan Drilling Limited and Asia Offshore Drilling Limited.

Seadrill Global Services Limited (owner of the Seadrill shared capital equipment pool) and Seadrill Management Ltd to be moved down to sit below RigCo.For the avoidance of doubt, Seadrill Global Services Limited and Seadrill Management Ltd shall not be subject to any new security arrangements and shall continue to operate on the basis on which they currently operate.

Please refer to the structure diagram on page 2 for further detail.

4.	Consequences of IHCo—RigCo—NSNCo Structure for Rig Owners’ Agreements

West Hercules: Seadrill Offshore AS to be hived down to directly below RigCo.

West Taurus: Seadrill Deepwater Charterer Ltd. to be hived down to directly below RigCo.

West Linus: North Atlantic Linus Charterer Ltd. and North Atlantic Norway Ltd. to remain directly owned by North Atlantic Drilling Ltd., which itself will be hived down to directly below RigCo.

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C.	CHARTER HIRE AMENDMENTS

1.	Charter Hire Amendments

The charter hire accruing under the existing Rig Owners’ Agreements (before the amendments described in this Term Sheet) will continue to be payable by the members of the Seadrill group that are charterers under, and pursuant to, the Rig Owners’ Agreements until the Refinancing Closing Date.

The Rig Owners’ Agreements to be amended from the Refinancing Closing Date (as defined in the Secured Facilities Term Sheet (as defined in Annex 1 hereto)) by deferring charter payments between the Refinancing Closing Date and 31 December 2022 (the “Deferral Period”), as set out in Schedule 1 hereto.

The Adjusted Charter Hire Rate set out in Schedule 1 hereto has been calculated based on an assumed Refinancing Closing Date of 31 December 2017. In the event that the Refinancing Closing Date does not occur until some time in 2018, the Adjusted Charter Hire Rate set out in Schedule 1 hereto will be revised so that the average charter hire amount for 2018 is equivalent to the position set out in Schedule 1 hereto.

The charter payment adjustment provisions in the Rig Owners’ Agreements, which relate to actual LIBOR from time to time as compared to the base LIBOR assumed in calculating the charter payments, shall be retained without amendment.

At the end of each respective charter period (as extended as set out in paragraph C.2 below with respect to West Hercules and West Taurus), the relevant purchase obligation or put option price, as applicable, shall be amended as set out in Schedule 1 hereto.

For the avoidance of doubt, the Adjusted Charter Hire Rate set out in Schedule 1 hereto shall not be subject to any further revisions in the event that any rig financed under the Rig Owners’ Agreements becomes contracted to any customer (or any existing customer contract is amended or extended). Any revenue generated by such rigs shall be for the sole account of the Group and shall not be shared with the Rig Owners.

2.	Purchase Obligation Dates

Purchase obligation dates for West Hercules and West Taurus to be extended as follows in order to fall outside the revised maturity profile of the Group’s secured bank facility agreements (the “Secured Facilities Agreements”):

West Hercules purchase obligation: extended from 6 November 2023 to 6 December 2024.

West Taurus purchase obligation: extended from 14 November 2023 to 14 December 2024.

West Linus put option exercisable by SFL Linus Ltd to remain unchanged at 25 May 2029.

5

3.	Call Options

The effective date of each call option in respect of each rig will not be amended. However, the strike price will be adjusted by adding deferred amounts and subtracting repaid amounts as set out in Schedule 1 hereto until such call option date on a dollar for dollar basis.

D.	GUARANTEES

1.	Seadrill Limited Guarantees	The head-charter and sub-charter guarantees granted by Seadrill Limited under each of the head-charter agreements and the West Linus sub-charter agreement will be retained.

2.	RigCo Guarantee

Each of the head-charter agreements to benefit from a third ranking guarantee from RigCo (ranking pari passu as between themselves but subordinated to a first ranking guarantee in favour of the lenders and other finance parties under the Secured Facilities Agreements and a second ranking guarantee in favour of the holders of the New Secured Notes), as set out in Annex 6 to Exhibit A to the RSA. Each of SFL Hercules Ltd., SFL Deepwater Ltd. and SFL Linus Ltd. shall be party to an Intercreditor Agreement on the terms set out in Annex 6 to Exhibit A to the RSA.

E.	ECONOMICS

1.	Consent Fees

50bps calculated on the carrying value of the finance lease liability on the relevant head-charterer’s unconsolidated balance sheet (prior to consolidating eliminations for any of the Rig Owners) as of the Refinancing Closing Date.[1]

The consent fees will be payable to the relevant Rig Owners within five Business Days after the Refinancing Closing Date, subject to receipt by Seadrill Limited of an invoice for the relevant fees (such invoice to include such information as is reasonably required by Seadrill Limited).

[1]	If Refinancing Closing Date is 31 December 2017, the total lease liability is expected to be approximately $1.094 billion.

6

F.	REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS / EVENTS OF DEFAULT

1.	Financial Covenants

Except as set out in the final paragraph of this section F.1, Seadrill Limited financial covenants (and related definitions) in each of the head-charter agreements to be amended and/or suspended (as appropriate) to mirror the amendments to be made to the equivalent financial covenants in the Secured Facilities Agreements, as summarised in Annex 1.

Except as set out in the final paragraph of this section F.1, each Rig Owner to procure that the Seadrill Limited financial covenants (and related definitions) in the relevant Rig Owner’s facility agreement are amended and/or suspended (as appropriate) to mirror the amendments to be made to the equivalent financial covenants in the Secured Facilities Agreements, as summarised in Annex 1.

If required by a requisite majority of the lenders under a Rig Owner’s facility agreement, the margin increase trigger and related uplift in margin as described in the Secured Facilities Term Sheet shall be incorporated in the Seadrill Limited financial covenants in such Rig Owner’s facility agreement as amended to reflect the arrangements described in this Term Sheet. To the extent that any such margin uplift becomes payable under any Rig Owner’s facility agreement pursuant to these provisions, the relevant Rig Owner shall be entitled to pass the cost of such margin uplift on to the member of the Seadrill group that, under the relevant Rig Owner’s Agreement, is the charterer of the rig ultimately financed by that Rig Owner’s facility agreement.

2.	Change of Control

Change of control provisions in each of the head-charter agreements to be amended to mirror the amendments to be made to the equivalent provisions in the Secured Facilities Agreements (please refer to the Secured Facilities Term Sheet for further details).

Each Rig Owner to procure that the change of control provisions in the relevant Rig Owner’s facility agreement are amended to mirror the amendments to be made to the equivalent provisions in the Secured Facilities Agreements.

3.	Representations, Non-Financial Covenants and Termination Events / Events of Default

Representations (including repetition thereof), non-financial covenants and termination events in each head-charter agreement to be aligned, where applicable, with equivalent provisions in the Secured Facilities Agreements including, but not limited to, insurance covenants, anti-corruption/sanctions covenants and financial information covenants (please refer to the Secured Facilities Term Sheet (including Annex 3 and Annex 4 thereto) for further details). Where the Secured Facilities Agreements do not include equivalent provisions, the provisions of the relevant head-charter agreement will need to be reviewed in detail to determine any required amendments, for example deletion of any provisions relating to third party charter party agreements remaining in full force and effect.

7

Each Rig Owner to procure that the representations, non-financial covenants and events of default in the relevant Rig Owner’s facility agreement are aligned, where applicable, with equivalent provisions in the Secured Facilities Agreements. Where the Secured Facilities Agreements do not include equivalent provisions, the provisions of the relevant Rig Owner’s facility agreement will need to be reviewed in detail to determine any required amendments.

G.	OTHER

1.	Implementation of IHCo—RigCo—NSNCo Structure

All amendments/consents/confirmations required to implement the IHCo—RigCo—NSNCo structure to be given under each head-charter agreement and the West Linus sub-charter agreement, and to be sought under the related Rig Owners’ facility agreements, including (to the extent applicable):

(a)    confirmation and agreement that implementation of the IHCo—RigCo—NSNCo structure, including the transfer of all or substantially all of the assets of Seadrill Limited to a new holding company and/or any wholly owned subsidiaries of such holding company (and any subsequent liquidation of Seadrill Limited following such asset transfer) does not amount to a ‘reorganisation’, ‘corporate restructuring’ or ‘transaction with an affiliate’ in breach of the provisions of any head-charter agreement, the West Linus sub-charter agreement or any Rig Owner’s facility agreement;

(b)    consent under each head-charter agreement, the West Linus sub-charter agreement and each Rig Owner’s facility agreement and related security documents to the transfer by Seadrill Limited and/or its subsidiaries of the shares which it holds in other entities (including its subsidiaries) to a new holding company, IHCo, RigCo, or NSNCo (as applicable); and

(c)    consent to implementation through any of the Implementation Mechanisms (as defined in the RSA).

Certain amendments to each head-charter agreement, the West Linus sub-charter agreement and each Rig Owner’s facility agreement giving flexibility to achieve the IHCo—RigCo—NSNCo structure may need to be effective before the Refinancing Closing Date.

2.	Documentation

Amendments to be implemented by way of an amendment and restatement agreement for each head-charter agreement, the West Linus sub-charter agreement and each Rig Owner’s facility agreement, subject to customary conditions precedent.

8

SCHEDULE 1

CHARTER HIRE AMENDMENTS

West Hercules

Beginning Month (inclusive)	Ending Month (exclusive)	Previous Charter Hire Rate	(Deferred) / Repaid Amounts	Adjusted Charter Hire Rate	Deferral / (Repay) %
Jan-18	Nov-18	$170,000	($49,300)	$120,700	29.0%
Nov-18	Nov-20	$142,500	($41,325)	$101,175	29.0%
Nov-20	Jan-23		($39,150)	$95,850	29.0%
Jan-23	Nov-23	$135,000	$49,300	$184,300	(36.5%)
Nov-23	Dec-24		$41,325	$176,325	(30.6%)

Date	Previous Purchase Obligation ($ in millions)	Adjusted Purchase Obligation ($ in millions)
December 6, 2024	$135.0 (Nov 23)	$138.0

Date	Previous Call Option ($ in millions)	Adjusted Call Option ($ in millions)
November 6, 2018	$297.0	$312.3
November 6, 2020	$236.0	$281.5

9

West Taurus

Beginning Month (inclusive)	Ending Month (exclusive)	Previous Charter Hire Rate	(Deferred) / Repaid Amounts	Adjusted Charter Hire Rate	Deferral / (Repay) %
Jan-18	Feb-19	$157,500	($45,675)	$111,825	29.0%
Feb-19	Feb-21	$142,500	($41,325)	$101,175	29.0%
Feb-21	Jan-23		($39,150)	$95,850	29.0%
Jan-23	Feb-24	$135,000	$45,675	$180,675	(33.8%)
Feb-24	Dec-24		$41,325	$176,325	(30.6%)

Date	Previous Purchase Obligation ($ in millions)	Adjusted Purchase Obligation ($ in millions)
December 14, 2024	$149.0 (Nov 23)	$154.0

Date	Previous Call Option ($ in millions)	Adjusted Call Option ($ in millions)
February 14, 2019	$302.0	$320.7
February 14, 2021	$241.0	$289.9

10

West Linus

Beginning Month (inclusive)	Ending Month (exclusive)	Previous Charter Hire Rate	(Deferred) / Repaid Amounts	Adjusted Charter Hire Rate	Deferral / (Repay) %
Jan-18	May-19	$222,000	($64,380)	$157,620	29.0%
May-19	May-22	$140,000	($40,600)	$99,400	29.0%
May-22	Jan-23	$125,000	($36,250)	$88,750	29.0%
Jan-23	May-24		$64,380	$189,380	(51.5%)
May-24	May-27	$95,000	$40,600	$135,600	(42.7%)
May-27	Jan-28		$36,250	$131,250	(38.2%)
Jan-28	May-29		$0	$95,000	0.0%

Date	Previous Put Option ($ in millions)	Adjusted Put Option ($ in millions)
May 25, 2029	$100.0	$86.0

Date	Previous Call Option ($ in millions)	Adjusted Call Option ($ in millions)
May 25, 2019	$370.0	$402.9
May 25, 2022	$295.0	$372.3
May 25, 2024	$245.0	$297.4
May 25, 2026	$220.0	$228.0
May 25, 2029	$170.0	$170.0

11

ANNEX 1

FINANCIAL COVENANTS

Except as set out in the final paragraph of section F.1, financial covenants in the Rig Owners’ Agreements to be aligned with the Secured Facilities Agreements, as set out in Annex 3 to Exhibit A to the RSA (the “Secured Facilities Term Sheet”).

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ANNEX 8 to EXHIBIT A

Seabras Term Sheet

SEABRAS TERM SHEET

KEY COMMERCIAL TERMS FOR INSULATION OF SEABRAS SAPURA

THIS TERM SHEET SETS FORTH POTENTIAL KEY COMMERCIAL TERMS FOR THE INSULATION OR OTHER TREATMENT OF SEABRAS WITH RESPECT TO THE IMPLEMENTATION MECHANISMS AND RESTRUCTURING TRANSACTIONS CONTEMPLATED BY THE RESTRUCTURING SUPPORT AND LOCK-UP AGREEMENT.

THIS TERM SHEET IS PROVIDED IN CONNECTION WITH COMPROMISE NEGOTIATIONS AND IS SUBJECT TO RULE 408 OF THE UNITED STATES FEDERAL RULES OF EVIDENCE AND SIMILAR RULES OR STATUTES. NOTHING IN THIS TERM SHEET CONSTITUTES AN ADMISSION OR WAIVER WITH RESPECT TO ANY RIGHTS OR CLAIMS.

A.	SUMMARY

1.	PLSV Guarantees

Seadrill Limited (“Seadrill”) and Sapura Energy Berhad (“SK”) have guaranteed (via separate sponsor guarantee and undertaking documents (the “PLSV Guarantees”)) approximately $1.09 billion of Seabras funded debt obligations on a 50-50 basis for the benefit of the lenders (the “PLSV Lenders”) under two facilities (the “PLSV Facilities”). The Facility Agent under the PLSV Facilities is ING Bank, N.V. and the Security Agent is ABN AMRO Bank NV, Singapore Branch.

Funding under the PLSV Facilities is split as follows:

•    PLSV I facility: $397 million; and

•    PLSV II facility: $689 million.

The PLSV Facilities are secured by the following pipe-laying service vessels:

•    the PLSV I Facility is secured by the Sapura Diamante and Sapura Topazio vessels.

•    the PLSV II Facility is secured by the Sapura Onix, Sapura Jade, and Sapura Rubi vessels.

The PLSV Guarantees become callable pursuant to their terms only during a “Guaranteed Period” as defined therein.

2.	PLSV Lenders

The PLSV Lenders (a list is attached as an Appendix to this termsheet) overlap with the Seadrill lenders. More specifically, the PLSV I Facility has approximately 82-percent lender overlap with Seadrill and the PLSV II Facility has approximately 72-percent overlap.

3.	Atradius Insurance Policies	In connection with the parties’ entry into the PLSV Facilities, Atradius Dutch State Business NV issued an insurance policy in respect of each PLSV Facility in favour of the PLSV agent.

1

4.	Potential Treatment of PLSV Guarantees and Seabras

The Parties agree that the insulation or other treatment of the PLSV Guarantees and Seabras shall be consistent with any one of the following sections:

•    Section B. Discharge of the Seadrill PLSV Guarantees in Chapter 11; or

•    Section C. Consensual Release of the Seadrill PLSV Guarantees.

Notwithstanding the foregoing sentence, Seadrill will act in good faith to negotiate a consensual release of the PLSV Guarantees acceptable to each of Seabras, Seadrill, SK, the PLSV Lenders and the Parties.

B.	DISCHARGE OF THE SEADRILL PLSV GUARANTEES IN CHAPTER 11

1.	Summary

In the event Seadrill is unable to obtain a consensual release of the PLSV Guarantees which Seadrill has provided (together with any related Sponsor undertakings, the “Seadrill PLSV Guarantees”), such Seadrill PLSV Guarantees will be discharged, and any claims thereunder will be subject to compromise, in chapter 11.

2.	Treatment of Claims on Account of Seadrill PLSV Guarantees

Claims (if any) under the Seadrill PLSV Guarantees will be treated as contingent general unsecured claims.

Allowance or disallowance of any claims on account of the Seadrill PLSV Guarantees will be subject to all applicable provisions of the Plan, the Bankruptcy Code and the United States Federal Rules of Bankruptcy Procedure.

Allowed claims (if any) on account of the Seadrill PLSV Guarantees will receive the treatment established by the Plan for general unsecured claims.

C.	CONSENSUAL RELEASE OF THE SEADRILL PLSV GUARANTEES

1.	Summary

Seadrill would seek, with the agreement of the relevant Obligors under the PLSV Facilities and in conjunction with them, to negotiate a consensual release of the Seadrill PLSV Guarantees (and in all likelihood also the PLSV Guarantees provided by SK) on terms acceptable to each of the PLSV Lenders and the relevant Obligors under the financing.

The aim of any consensual agreement would be the structural separation of Seadrill from Seabras, with the effect not only that the Seadrill PLSV Guarantees are discharged but that Seadrill is no longer referenced in or relevant to the PLSV Facilities as a Sponsor entity. It is also likely that, in order to retain parity of treatment for the shareholders of Seabras, similar structural separation would be sought for SK.

2.	Terms of Potential Release of Seadrill PLSV Guarantees

The Obligors under the PLSV Facilities, including Seadrill, would seek to release the Seadrill PLSV Guarantees, provided the required lenders under each of the PLSV Facilities consent to this. The Obligors would propose (and seek to agree) terms for such release as they determine appropriate (each in their respective sole discretion and with Seadrill’s consultation with the Parties to the Agreement) in the circumstances. Any consideration provided to the lenders for such release will be paid solely out of the assets from the Seabras group.

2

3.	Documentation

The consensual release of the Seadrill PLSV Guarantees (and potentially the PLSV Guarantees issued by SK) will be effectuated through the following documentation:

•    Release of Seadrill PLSV Guarantees (and potentially PLSV Guarantees issued by SK);

•    Release of Seadrill (and potentially SK) from the PLSV Sponsor Undertakings;

•    Amendments to the PLSV Facilities credit documents to: (i) permit and provide for the mechancis for the releases of the PLSV Guarantees and PLSV Sponsor Undertakings (including any amendments to reflect consideration granted in connection therewith); (ii) remove references to Seadrill (and potentially SK); (iii) remove any potential default or mandatory prepayment events related to Seadrill (and potentially SK); and (iv) as the parties to the PLSV Facilities credit documents otherwise deem necessary or appropriate;

•    Amendments to any Seabras joint venture agreement(s) as Seadrill and SK determine necessary or appropriate to implement the consensual release of any of the PLSV Guarantees or other transactions contemplated in connection therewith; and

•    Amendments to further documentation if determined by Seadrill and the parties to such further documentation determine necessary or appropriate.

E.	OTHER

1.	Other Terms	Other terms (if any) regarding the insulation or other treatment of the PLSV Guarantees and Seabras will be acceptable to Seadrill and Seabras.

3

Appendix

PLSV Lenders

PLSV I	Common to Seadrill	Exposure
Standard Chartered	Yes	15%
ABN Amro Bank N.V	Yes	14%
The Bank of Toyko-Mitsubishi UFJ Ltd	Yes	15%
ING Bank N.V	Yes	15%
Kfw IPEX - Bank GmbH	Yes	14%
Sumitomo Mitsui Banking Corporation	Yes	15%
DZ Bank AG Deutsche Zentral-Genossenschaftsbank	No	12%

		100%
Total Seadrill Overlap by Exposure		82%

PLSV II	Common to Seadrill	Exposure
Standard Chartered	Yes	14%
ABN Amro Bank N.V	Yes	15%
ING Bank N.V	Yes	15%
Kfw IPEX - Bank GmbH	Yes	14%
Sumitomo Mitsui Banking Corporation	Yes	14%
Rabo Bank	No	14%
DZ Bank AG Deutsche Zentral-Genossenschaftsbank	No	14%

		100%
Total Seadrill Overlap by Exposure		72%

4

EXHIBIT B

Investment Agreement

EXHIBIT C

Marketing Procedures

Marketing Procedures for Alternative Restructuring Proposals1

1.

As part of the Company Parties’ efforts to solicit Alternative Restructuring Proposals, and subject to and in accordance with the terms of the Investment Agreement, the Company Parties intend to conduct a customary marketing process seeking Alternative Restructuring Proposals from financial and strategic parties (the “Marketing Process”). The Marketing Process shall be conducted on the terms as described herein and consistent with the terms of the Restructuring Support and Lock-Up Agreement and Section 5.15 of the Investment Agreement.

2.	Parties and Diligence.

a.

The Company Parties and their advisors will identify potential interested parties, including parties solicited in pre-petition marketing efforts, and develop an outreach strategy (the “Potential Interested Parties”).

b.

The Company Parties and/or their advisors will distribute a process letter, along with publicly available information to the Potential Interested Parties, which will describe, among other things, the operations and assets of the Company Parties, the anticipated Chapter 11 Cases, the investments contemplated by the Investment Agreement, and other Restructuring Transactions.

3.	Phases of Marketing Process. The Company Parties will conduct the Marketing Process as a two-step process, consisting of Phase I and Phase II, as described below.

a.

Phase I. As part of Phase I, Potential Interested Parties (“Phase I Parties”) will receive access to publicly available information regarding the Restructuring Transactions, financial projections, as well as further public information as the Company Parties deem appropriate.

i.	The Company Parties may provide different levels of information to different Phase I Parties in its sole discretion, including due to competitive sensitivities.

ii.

Phase I Parties will then be requested to submit a preliminary, written, non-binding offer (“Indicative Offer”) for an Alternative Restructuring Proposal by a date to be determined, anticipated to be no later than 30 days after the Petition Date.

iii.	Following completion of Phase I, the Company Parties, in consultation with their advisors, will evaluate the Indicative Offers.

[1]	Capitalized terms used but not defined herein have the meaning ascribed to them in the Restructuring Support and Lock-Up Agreement to which these procedures are attached.

b.	Phase II. In the Company Parties’ sole discretion, qualifying Phase I Parties may be selected to participate in Phase II (“Phase II Parties”).

i.	Phase II Parties will be requested to sign a non-disclosure agreement (“NDA”) to receive confidential information and other information that is not publicly available.

ii.	Phase II will provide Phase II Parties the opportunity to complete additional due diligence and access to certain confidential information to facilitate preparation of final offers.

iii.

As part of Phase II, Phase II Parties will receive access to confidential information regarding the Restructuring Transactions, financial projections, an independent industry report, access to a virtual dataroom consisting of due diligence materials, and a meeting with management, as well as further information as the Company Parties deem appropriate.

iv.	The Company Parties, in their sole discretion, may encourage multiple Phase II Parties to combine, collaborate, or otherwise work together to develop an Alternative Restructuring Proposal.

v.

The Company Parties will request that Phase II Parties provide a final offer for any Alternative Restructuring Proposals by a date certain (a “Final Offer”), but in all instances prior to the entry of the Confirmation Order as consistent with Section 5.15 of the Investment Agreement. Each Phase II Party which submits a Final Offer shall also provide with such Final Offer additional evidence (in the form of financial disclosure or credit-quality support information) which demonstrates such Phase II Party’s ability to fund and close the proposed transaction.

4.

Conclusion of Marketing Process. Upon conclusion of Phase II of the Marketing Process, which shall occur no later than 90 days after the Petition Date, the Company Parties will evaluate any Alternative Restructuring Proposals and proceed in the manner set forth in Section 5.15 of the Investment Agreement. The Company Parties shall comply in all respects with Section 5.15 and the other provisions of the Investment Agreement.

5.

Modifications. The Company Parties may modify the procedures set forth in this Exhibit C from time to time in their sole discretion after consultation with counsel to the Required Consenting Lenders (which consultation shall not, for the avoidance of doubt, require disclosure of the terms of any Alternative Restructuring Proposals or the identity of the Entities submitting them); provided such modifications shall not be inconsistent with nor impact or modify the obligations of the Company Parties and the rights of the Commitment Parties under the Restructuring Support and Lock-Up Agreement and Investment Agreement.

6.	Weekly Updates. The Company Parties shall perform weekly update calls as described in Section 5.16 of the Investment Agreement and Section 6.01(k) of the Restructuring Support and Lock-Up Agreement.

7.	Disputes. Any dispute regarding the procedures set forth in this Exhibit C, the Marketing Process, or any matter arising therefrom shall be resolved by the Bankruptcy Court.

2

EXHIBIT D

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support and Lock-Up Agreement, dated as of             (the “Agreement”),2 by and among Seadrill Limited (“Seadrill”) and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a [“Consenting Stakeholder”] and a [“Consenting Lender”] [“Consenting Noteholder”] under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Credit Agreement Claims (principal amount)
- $1.35B Credit Facility	US$
- $450M Credit Facility (Eminence)	US$
- $360M Credit Facility	US$
- $400M Credit Facility	US$
- $950M Credit Facility	US$
- $300M Credit Facility	US$
- $1.5B Credit Facility	US$
- $450M Credit Facility (Nordea)	US$
- $2B Credit Facility	US$
- $1.75B Credit Facility	US$

[2]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

- $440M Credit Facility (Telesto)	US$
- $483M Credit Facility (Tellus)	US$
SFL Claims (principal amount)	US$
Unsecured Note Claims (principal amount)
- Seadrill 2017 Notes	US$
- Seadrill 2020 Notes	US$
- NADL 2019 Notes	US$
- Seadrill NOK Notes	NOK
- Seadrill SEK Notes	SEK
- NADL NOK Notes	NOK
Commitment under the Investment Agreement	US$
Equity Interests in Seadrill
Equity Interests in NADL
Equity Interests in any other Company Party other than Seadrill and NADL (please specify)

EXHIBIT E

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support and Lock-Up Agreement, dated as of             (the “Agreement”),1 by and among Seadrill Limited (“Seadrill”) and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders and agrees to be bound by the terms and conditions thereof to the extent the other Parties are thereby bound, and shall be deemed a [“Consenting Stakeholder” and a [“Consenting Lender”] [“Consenting Noteholder”] [“Commitment Party”] [an “Agent”] [a “Trustee”] [a Company Party] under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date hereof and any further date specified in the Agreement.

Date Executed:

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Credit Agreement Claims (principal amount)
- $1.35B Credit Facility	US$
- $450M Credit Facility (Eminence)	US$
- $360M Credit Facility	US$
- $400M Credit Facility	US$
- $950M Credit Facility	US$
- $300M Credit Facility	US$
- $1.5B Credit Facility	US$
- $450M Credit Facility (Nordea)	US$
- $2B Credit Facility	US$
- $1.75B Credit Facility	US$
- $440M Credit Facility (Telesto)	US$

[1]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

- $483M Credit Facility (Tellus)	US$
SFL Claims (principal amount)	US$
Unsecured Note Claims (principal amount)
- Seadrill 2017 Notes	US$
- Seadrill 2020 Notes	US$
- NADL 2019 Notes	US$
- Seadrill NOK Notes	NOK
- Seadrill SEK Notes	SEK
- NADL NOK Notes	NOK
Commitment under the Investment Agreement	US$
Equity Interests in Seadrill
Equity Interests in NADL
Equity Interests in any other Company Party other than Seadrill and NADL (please specify)

Schedule 1

Filing Entities

1.	Eastern Drilling AS

2.	North Atlantic Alpha Ltd.

3.	North Atlantic Crew AS

4.	North Atlantic Crewing Ltd.

5.	North Atlantic Drilling Ltd.

6.	North Atlantic Drilling UK Ltd.

7.	North Atlantic Elara Ltd.

8.	North Atlantic Epsilon Ltd.

9.	North Atlantic Linus Charterer Ltd.

10.	North Atlantic Management AS

11.	North Atlantic Navigator Ltd.

12.	North Atlantic Norway Ltd.

13.	North Atlantic Phoenix Ltd.

14.	North Atlantic Support Services Ltd.

15.	North Atlantic Venture Ltd.

16.	Scorpion Drilling Ltd.

17.	Scorpion Intrepid Ltd.

18.	Scorpion Servicos Offshore Ltda.

19.	Scorpion Vigilant Ltd.

20.	Sea Dragon De Mexico S. De R.L. De C.V

21.	Seadrill Abu Dhabi Operations Limited

22.	Seadrill Americas, Inc.

23.	Seadrill Angola Ltda.

24.	Seadrill Aquila Ltd.

25.	Seadrill Ariel Ltd.

26.	Seadrill Brunei Ltd.

27.	Seadrill Callisto Ltd.

28.	Seadrill Capital Spares Pool AS

29.	Seadrill Carina Ltd.

30.	Seadrill Castor Ltd.

31.	Seadrill Castor Pte Ltd.

32.	Seadrill Cressida Ltd.

33.	Seadrill Deepwater Charterer Ltd.

34.	Seadrill Deepwater Crewing Ltd.

35.	Seadrill Deepwater Units Pte Ltd.

36.	Seadrill Dorado Ltd.

37.	Seadrill Draco Ltd.

38.	Seadrill Eclipse Ltd.

39.	Seadrill Eminence Ltd.

40.	Seadrill Far East Ltd.

41.	Seadrill Freedom Ltd.

42.	Seadrill GCC Operations Ltd.

43.	Seadrill Gemini Ltd.

44.	Seadrill Global Services Ltd.

45.	Seadrill Gulf Operations Neptune LLC

46.	Seadrill Indonesia Ltd.

47.	Seadrill International Resourcing DMCC

48.	Seadrill Jack Up Holding Ltd.

49.	Seadrill Jack Up I BV

50.	Seadrill Jack Up II BV

51.	Seadrill Jupiter Ltd.

52.	Seadrill Labuan Ltd.

53.	Seadrill Libra Ltd.

54.	Seadrill Limited

55.	Seadrill Management (S) Pte Ltd.

56.	Seadrill Management AME Ltd.

57.	Seadrill Management Ltd.

58.	Seadrill Neptune Hungary Kft.

59.	Seadrill Newfoundland Operations Limited

60.	Seadrill Nigeria Operations Ltd.

61.	Seadrill Offshore AS

62.	Seadrill Offshore Malaysia Sdn. Bhd

63.	Seadrill Offshore Nigeria Ltd.

64.	Seadrill Operations de Mexico, S. de R.L. De C.V

65.	Seadrill Orion Ltd.

66.	Seadrill Pegasus Pte. Ltd.

67.	Seadrill Prospero Ltd.

68.	Seadrill Saturn Ltd.

69.	Seadrill Servicos de Petroleo Ltda.

70.	Seadrill Telesto Ltd.

71.	Seadrill Tellus Ltd.

72.	Seadrill Tucana Ltd.

73.	Seadrill UK Ltd.

74.	Sevan Brasil Ltd.

75.	Sevan Driller Ltd.

76.	Sevan Drilling Limited (UK)

77.	Sevan Drilling Ltd. (Bermuda)

78.	Sevan Drilling North America LLC

79.	Sevan Drilling Pte Ltd.

80.	Sevan Drilling Rig II AS

81.	Sevan Drilling Rig II Pte Ltd.

82.	Sevan Drilling Rig V AS

83.	Sevan Drilling Rig V Pte Ltd.

84.	Sevan Drilling Rig VI AS

85.	Sevan Louisiana Hungary Kft.

86.	Sevan Marine Servicos de Perfuracao Ltda

Schedule 2

First Day Pleadings

1.	Cash Collateral

2.	Cash Management

3.	Wages

4.	Utilities

5.	Taxes

6.	Foreign Vendors / Lienholders

7.	Customer Contracts

8.	Insurance

9.	Worldwide Enforcement of Automatic Stay

10.	Joint Administration

11.	Schedules and SOFAs Extension

Schedule 3

Lender Terms

Any amendment or waiver that has the effect of changing or which relates to (in each case relative to what was set out in the Credit Facility Term Sheet, the Cash Pooling Term Sheet and the Intercreditor Term Sheet as at the Agreement Effective Date):

(a) the definition of “Supra Majority Lenders” or the definition of “Required Lenders”, “Majority Lenders” or “Required Majority” (as the case may be) under each Credit Agreement;

(b) an extension of the date of any payment of any amount under any Credit Agreement Finance Document;

(c) a reduction in the margin payable under any Credit Agreement (provided that such consent will only be required by all affected lenders under any Credit Agreement which contains the margin that is to be reduced) or a reduction in the amount of any payment of principal, interest, fees or commission payable under any Credit Agreement Finance Document;

(d) an increase in or extension of any lender’s commitment under any Credit Agreement;

(e) a term of any Credit Agreement Finance Document which expressly requires the consent of all of the lenders under the related Credit Agreement;

(f) a proposed substitution or replacement of any of the obligors under any Credit Agreement;

(g) the release of any obligor under any Credit Agreement Finance Document, the release of any of the guarantees provided by the guarantors under any Credit Agreement, or the release of any guarantee obligations or any security interest under “Security Document” (or equivalent definition) as defined in each Credit Agreement;

(h) any terms relating to sanctions, anti-corruption, money laundering, and any form of compliance with law or regulation under the Credit Finance Documents;

(i) any terms relating to payment of dividends other distributions; and/or

(j) this Schedule 3 or any provision of this Agreement relating to amendments or waivers concerning Lender Terms (including, without limitation, the definition of “Lender Terms” in this Agreement.